AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT – Page 1 13312-781/Pulte Mortgage Warehouse Facility AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT This Amendment No. 4 to Master Repurchase Agreement, dated as of April 7, 2026 (this "Amendment"), is by and between Pulte Mortgage LLC, a Delaware limited liability company (the "Seller"), and JPMorgan Chase Bank, N.A., a national banking association (the "Agent"). RECITALS The parties hereto are parties to that certain Master Repurchase Agreement, dated as of August 16, 2023 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the "Existing Agreement"; and as amended by this Amendment, the "Conformed Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement. The parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon changes. Accordingly, the parties hereto hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows: SECTION 1. Amendment to the Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in (x) the changed pages of the amended text of the Conformed Agreement attached as Exhibit A-1 hereto and (y) the full amended text of the Conformed Agreement attached as Exhibit A-2 hereto. The parties hereto further acknowledge and agree that Exhibit A-2 constitutes the Conformed Agreement. SECTION 2. Conditions Precedent. This Amendment shall be effective as of the date hereof, subject to (a) the delivery of this Amendment, executed and delivered by duly authorized officers of the parties hereto and (b) the delivery of that certain Amendment No. 2 to Side Letter by and between the Seller and the Agent, executed and delivered by duly authorized officers of the parties thereto. SECTION 3. Representations and Warranties. Seller hereby represents and warrants to the Agent that it is in compliance with all the terms and provisions set forth in the Conformed Agreement, on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in the Conformed Agreement. SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which Exhibit 10(d)

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT – Page 2 13312-781/Pulte Mortgage Warehouse Facility taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer's identity and evidence of the signer's agreement to conduct the transaction electronically and of the signer's execution of each electronic signature. SECTION 6. Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment or the Facility Documents, and each Facility Document shall be enforced to the fullest extent permitted by law. SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN. [Signature pages follow.]

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility IN WITNESS WHEREOF, the parties have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written. JPMORGAN CHASE BANK, N.A., a national banking association, as Agent By: Name: Annie Sun Title: Vice President

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility PULTE MORTGAGE LLC, as Seller and Servicer By: Name: Colleen Oxbrough Title: Chief Financial Officer

EXHIBIT A-1, Conformed Agreement (Redline) – Cover Page 13312-781/Pulte Mortgage Warehouse Facility Exhibit A-1 CONFORMED AGREEMENT (Redline) (See attached)

13312-781/Pulte Mortgage Warehouse Facility MASTER REPURCHASE AGREEMENT dated as of August 16, 2023 among JPMORGAN CHASE BANK, N.A., as Lead Arranger and a Buyer, JPMORGAN CHASE BANK, N.A., as Administrative Agent THE OTHER BUYERS PARTY HERETO and PULTE MORTGAGE LLC, as Seller

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 1. Applicability and Defined Terms. 1

1.1. Applicability 1

1.2. Defined Terms 2

1.3. Other Definitional Provisions 34

1.4. Rates 34

Section 2. The Buyers' Commitments. 34

2.1. The Buyers' Commitments to Purchase 34

2.2. Expiration or Termination of the Commitments 35

2.3. Disbursement of Purchase Prices 35

2.4. Swing Line Facility ....~~35~~36

2.5. Swing Line Transactions 36

2.6. Optional Termination, Reduction and Increase of Buyers' Commitments ....~~38~~39

Section 3. Initiation; Termination. ....~~39~~40

3.1. Seller Request; Agent Confirmation ....~~39~~40

3.2. ~~Request/Confirmation~~Entering into Transactions 40

3.3. Transaction Termination; Purchase Price Decrease ....~~40~~41

3.4. Place for Payments of Repurchase Prices 41

3.5. Withdrawals from and Credits to ~~Operating~~Haircut Account 41

3.6. [Reserved] 42

3.7. Disbursements from Repurchase Settlement Account 42

3.8. Delivery of Additional Mortgage Loans 42

3.9. Application of Purchase Price Decreases ....~~42~~43

3.10. Defaulting Buyers 43

3.11. eMortgage Loan Transactions ....~~45~~46

Section 4. Transaction Limits and Sublimits. 47

4.1. Transaction Limits 47

4.2. Transaction Sublimits 48

4.3. Compliance 49

Section 5. Price Differential. 49

5.1. Pricing Rate 49

5.2. Pricing Rate for Default Pricing Rate Purchased Loans 49

5.3. Price Differential Payment Due Dates 49

i

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 33. Intent. 122

33.1. Transactions are Repurchase Agreements and Securities Contracts 122

33.2. Contractual Rights, Etc 122

33.3. FDIA 122

33.4. Master Netting Agreement 122

Section 34. Disclosure Relating to Certain Federal Protections. 123

34.1. Parties not Protected by SIPA or Insured by FDIC or NCUSIF 123

34.2. SIPA Does Not Protect Government Securities Broker or Dealer Counterparty 123

34.3. Transaction Funds Are Not Insured Deposits 123

Section 35. USA Patriot Act Notification 123

Section 36. Waiver of Fees, Costs and Expenses. 123

EXHIBITS AND SCHEDULES

Exhibit A	~~Form of Request/Confirmation~~Transaction Guidelines
Exhibit B	Form of Compliance Certificate
Exhibit C	List of Subsidiaries of the Seller as of the Effective Date
Exhibit D	Form of Corporation Tax Treatment Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Repurchase and Indemnification Report
Exhibit G	Form of Repurchase Settlement Account Disbursement Request
Schedule AI	Approved Investors
Schedule AR	Authorized Seller Representatives List Effective as of August 16, 2023
Schedule BC	Buyers' Committed Sums
Schedule JML	Jumbo Mortgage Loan Criteria
Schedule PLD	List of Primary Loan Documents
Schedule DQ	Disqualifiers
Schedule EL	Eligible Loans
Schedule 1.2	Deposit Accounts
Schedule 15.2(f)	Material Adverse Changes and Contingent Liabilities
Schedule 15.2(g)	Pending Litigation
Schedule 15.2(n)	Existing Liens
Schedule 15.2(s)	Compliance Information
Schedule 15.3	Special Representations and Warranties with Respect to each Purchased Loan
Schedule 23	Buyers' Addresses for Notice as of August 16, 2023

vii

13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 4 13312-781/Pulte Mortgage Warehouse Facility “Agency Mortgage Loan” means a first priority single-family residential Mortgage Loan that fully conforms to all Agency underwriting and other requirements and whose Customer(s) have a FICO score of 620 or higher. The term “Agency Mortgage Loan” does not include Government Mortgage Loans, Jumbo Mortgage Loans, RHS Mortgage Loans or State Bond Mortgage Loans. “Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable. “Agent” is defined in the preamble to this Agreement. “Agent’s Fees” is defined in Section 9.2. “Aggregate Outstanding Purchase Price” means as of any Determination Date, an amount equal to the sum of the Purchase Prices for all Purchased Loans included in all Open Transactions. “Agreement” is defined in the Recitals. “Applicable Floor” means, as such term is used in the definitions of “Daily Simple SOFR” or “Successor Rate” (as defined in Section 6.5), zero percent (0.0%) per annum. “Applicable Margin” is defined in the Pricing Side Letter. “Approved Investor” means Ginnie Mae, Fannie Mae, Freddie Mac and any of the Persons listed on Schedule AI, as it may be supplemented or amended from time to time by agreement of the Seller and the Agent; provided, that (a) persons listed on Schedule AI shall be Approved Investors only with respect to the type(s) of Mortgage Loans for which they are specified as an “Approved Investor” on Schedule AI (including, without limitation, eMortgage Loans), and (b) if the Agent shall give notice to the Seller of the Agent’s reasonable disapproval of any Approved Investor(s) named in the notice, the Approved Investor(s) so named shall no longer be (an) Approved Investor(s) from and after the time when the Agent sends that notice to the Seller or such later date as may be specified by the Agent in its sole discretion. “Approved Investor Agreement” means an agreement, in form and substance acceptable to the Agent, between an Approved Investor and the Seller, pursuant to which such Approved Investor has committed to purchase from the Seller certain of the Purchased Loans, as such agreement may be amended, restated, supplemented or otherwise modified from time to time. If any Approved Investor Agreement is modified in any material respect (other than through ordinary course changes to such Approved Investor’s purchase guidelines), the Seller shall provide the Agent with notice of such material modification (other than through ordinary course changes to such Approved Investor’s purchase guidelines) and the Agent shall have the right to suspend approval of the Approved Investor with respect to Investor Commitments after the effective date thereof until the Agent has received such modification (other than through ordinary course changes to such Approved Investor’s purchase guidelines) and approved it in writing; provided that any such suspension shall be provided in a written notice from Agent to Seller. “Asset Schedule” is defined in the Custody Agreement.

MASTER REPURCHASE AGREEMENT – Page 5 13312-781/Pulte Mortgage Warehouse Facility “Authoritative Copy” means, with respect to an eNote, the single authoritative copy of such eNote within the meaning of 15 U.S.C. § 7021(c) (being Section 7021(c) of E-SIGN) or Section 16(c) of UETA, as applicable, which eNote is within the Control of the Controller. “Authorized Seller Representative” means a representative of the Seller duly designated by all requisite limited liability company action to execute any certificate, schedule or other document contemplated or required by this Agreement or the Custody Agreement on behalf of the Seller and as its act and deed. A list of Authorized Seller Representatives current as of the Effective Date is attached as Schedule AR. The Seller will provide an updated list of Authorized Seller Representatives to the Agent and the Custodian promptly following each addition to or subtraction from such list, and the Agent and the Custodian shall be entitled to rely on each such list until such an updated list is received by the Agent and the Custodian. “Backup Servicer” means any Person designated by the Agent, in its sole discretion, to act as a backup servicer of the Purchased Loans in accordance with Section 19.11. “Bankruptcy Code” is defined in the Recitals. “Benchmark” means the Daily Simple SOFR; provided that if the Daily Simple SOFR or any successor thereof is subsequently replaced by a Successor Rate in accordance with Section 6.5, then “Benchmark” shall mean the applicable Successor Rate then in effect. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended from time to time. “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Agent is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Houston, TexasNew York, New York. “Buyer” means JPMorgan Chase and such other Persons from time-to-time party to this agreement as a “Buyer.” Persons who are currently Buyers on any day shall be listed as Buyers in Schedule BC in effect for that day. “Buyer Affiliate” means (a) with respect to any Buyer, (i) an Affiliate of such Buyer or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements in the ordinary course of its business and is administered or managed by such Buyer or an Affiliate of such Buyer and (b) with respect to any Buyer that is a fund which invests in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements, any other fund that invests in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements and is managed by the same investment advisor as such Buyer or by an Affiliate of such investment advisor.

MASTER REPURCHASE AGREEMENT – Page 14 13312-781/Pulte Mortgage Warehouse Facility “Excluded Taxes” is defined in Section 7.5. “Fannie Mae” means Federal National Mortgage Association and any successor thereto or to the functions thereof. “Federal Funds Effective Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of 1/100th of 1%; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. “Fee Letter” means that certain Fee Letter dated as of August 16, 2023, from the Agent to the Seller. “FHA” means the Federal Housing Administration and any successor. “Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor thereto or to the functions thereof. “FICO” means Fair Isaac Corporation and, where used in this Agreement, refers to the credit scoring system developed by that company or to any other Customer credit scoring system whose use by the Seller (for purposes of this Agreement and the Transactions) has been specifically approved in writing by the Agent. “File” means a file in the possession of the Custodian containing all of the Loan Documents for the relevant type of Mortgage Loan. File is referred to as “Asset File” in the Custody Agreement. “Financial Statements” is defined in Section 15.2(f). “Funding Account” means the Seller’s non-interest-bearing demand deposit account maintained with JPMorgan Chase and described in Schedule 1.2 into which the Agent may transfer funds (funds paid by the Buyers as Purchase Price) and from which the Seller is authorized to disburse funds in accordance with the terms and conditions of this Agreement so long as no Event of Default exists or will result therefrom. After the occurrence and during the continuance of an Event of Default, Seller shall have no further access to the Funding Account, the Funding Account shall be under the exclusive control of the Agent, and the Funding Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers. “Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor thereto or to the functions thereof. “Funding Share” means, for each Buyer, that proportion of the sum of the original

MASTER REPURCHASE AGREEMENT – Page 16 13312-781/Pulte Mortgage Warehouse Facility financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Haircut Account” is defined in the Transaction Guidelines. “Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored in the MERS eRegistry. “Hazard Insurance Policy” means, with respect to each Purchased Loan, the policy of fire and extended coverage insurance required to be maintained for the related Mortgaged Premises’ improvements (and, if the related Mortgaged Premises are located in a federally-designated special flood area, federal flood insurance issued in accordance with the Flood Disaster Protection Act of 1973, as amended from time to time, or, if repealed, any superseding legislation governing similar insurance coverage, or similar coverage against loss sustained by floods or similar hazards that conforms to the flood insurance requirements prescribed by Fannie Mae guidelines, which may be provided under a separate insurance policy), which insurance may be a blanket mortgage impairment policy. “Hedge Agreement” means an Interest Rate Protection Agreement, a Currency Agreement or a forward sales agreement entered into in the ordinary course of the Seller’s or any of its Subsidiaries’ businesses to protect the Seller against changes in interest rates or the market value of assets. “HUD” means the U.S. Department of Housing and Urban Development and any successor. “In Default” means that, as to any Mortgage Loan, any Mortgage Note payment or escrow payment is unpaid for thirty (30) days or more after its due date (whether or not the Seller has allowed any grace period or extended the due date thereof by any means) or another material default has occurred and is continuing, including the commencement of foreclosure or the commencement of a case in bankruptcy for any Customer in respect of such Mortgage Loan. “Income” means, with respect to any Purchased Loan on any day, all payments of principal, interest and other distributions thereon or proceeds thereof paid to the relevant party. “Income Account” means a demand deposit account established by the Seller with JPMorgan Chase and described in Schedule 1.2 under the provisions of Section 8, which shall be subject to the control of the Agent. “Indemnified Liabilities” is defined in Section 20.2. “Indemnified Parties” is defined in Section 20.2. “Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Loans, any short sale of any U.S. Treasury securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange

MASTER REPURCHASE AGREEMENT – Page 19 13312-781/Pulte Mortgage Warehouse Facility “Loan to Value” means, with respect to any Mortgage Loan, a fraction expressed as a percentage, (a) the numerator of which is the outstanding principal amount of such Mortgage Loan encumbering the subject real property, divided by (b) the appraised value of the subject real estate encumbered thereby based on a current appraisal and by an appraiser acceptable to the Agent. “Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry. “Low FICO Loan Sublimit” is defined in the table set forth in Section 4.2(d). “Low FICO Mortgage Loan” means a Mortgage Loan that meets all the requirements to be a Government Mortgage Loan except that the FICO score for the Customer(s) of such Mortgage Loan is 580 or higher but less than 620, and whose underwriting, appraisal and all related documentation that the Agent elects to review are approved by the Agent. “Margin Amount” means at any time with respect to any Purchased Loan, the amount equal to (a) the applicable Margin Percentage for that Purchased Loan at that time multiplied by (b) the Market Value of that Purchased Loan at that time. “Margin Call” is defined in Section 6.1(a). “Margin Deficit” is defined in Section 6.1(a). “Margin Excess” is defined in Section 6.1(b). “Margin Percentage” is defined in the Pricing Side Letter. “Margin Stock” is defined in Regulation U as in effect from time to time. “Market Value” means what the Agent determines as the market value of any Purchased Loan, using a commercially reasonable methodology that is, in its sole discretion, in accordance with standards customarily applicable in the financial industry to third party service providers providing values on comparable assets to be used in connection with the financing of such assets, without reference to Hedge Agreements or Investor Commitments. The Agent’s determination of Market Value hereunder shall be conclusive and binding upon the parties, absent manifest error. “Master Servicer” means, with respect to an eNote, the party that is designated in the MERS® eRegistry as the “Master Servicer”, and that in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller. “Master Servicer Field” means, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry. “Maximum Aggregate Commitment” means the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on any day, being the amount set forth in Schedule BC in effect for that day, as decreased and increased pursuant to Section 2.6 and Schedule BC. If and when some or all of the Buyers then party to this Agreement agree in writing to increase their Committed Sums — or if a new Person joins this Agreement as a

MASTER REPURCHASE AGREEMENT – Page 22 13312-781/Pulte Mortgage Warehouse Facility Subsidiary from such Person in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or by law applicable to such Subsidiary. “Non-Chase Jumbo Loan Sublimit” is defined in Section 4.2(d). “Non-Chase Jumbo Mortgage Loan” means a Jumbo Mortgage Loan that is subject to an Investor Commitment issued by an Approved Investor other than CL. “Non-excluded Taxes” is defined in Section 7.1. “Non-Exempt Buyer” is defined in Section 7.5. “Nonfunding Buyer” is defined in Section 2.1. “Non-QM Mortgage Loan” means a Mortgage Loan that is not a qualified mortgage under 12 CFR 1026.43(e). “Obligations” means all of the Seller’s present and future obligations, liabilities and indebtedness under this Agreement or any of the other Transaction Documents, or in respect of any Products, or any Hedge Agreement entered into with the Agent or any Buyer, whether for Repurchase Price, Price Differential, Margin Call, premium, fees, costs, attorneys’ fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions, modifications and increases of any of them. Notwithstanding the foregoing, the term “Obligations” shall not be deemed to include any Excluded Swap Obligation. “Officer’s Certificate” means a certificate executed on behalf of the Seller or another relevant Person by a Responsible Officer. “Open Transaction” means a Transaction in which the Buyers or the Swing Line Buyer have purchased and paid for the related Purchased Loans but the Seller has not repurchased all of them, such that the remaining Purchased Loans not repurchased by the Seller of the subject Transaction would be an Open Transaction. “Operating Account” means the Seller’s non-interest-bearing demand deposit account maintained with Agent and described on Schedule 1.2, from which the Agent is authorized pursuant to Section 3.5 to withdraw funds on any day in an amount equal to the aggregate Repurchase Prices of all Purchased Loans that are Past Due on that day. “Operating Account” is defined in the Transaction Guidelines. “Organizational Documents” means as to any Person other than a natural Person, its articles or certificate of incorporation, organization, limited partnership or other document filed with a Governmental Authority evidencing the organization of such entity and any bylaws, operating agreement or other governance document governing the rights of the holders of the ownership interests in such Person.

MASTER REPURCHASE AGREEMENT – Page 24 13312-781/Pulte Mortgage Warehouse Facility Transaction and ending on (but excluding) the Determination Date, reduced by any such amount previously paid by the Seller to the Agent (for Pro Rata distribution to the Buyers) with respect to such Transaction. “Pricing Rate” is defined in the Pricing Side Letter. “Pricing Side Letter” means that certain Pricing Side Letter dated as of August 16, 2023, from the Agent and the Buyers to the Seller. “Primary Loan Documents” means all of the Loan Documents that must be delivered to the Custodian (in the case of Dry Loans, prior to the related Purchase Date and, in the case of Wet Loans, on or before the seventh (7th) Business Day after the related Purchase Date), in order for any particular Purchased Loan to continue to have Market Value. Schedule PLD lists the Primary Loan Documents. “Prime Rate” means the per annum interest rate established by the Agent as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by the Agent at any such time. “Prime Referenced Rate” means the per annum rate of interest which is equal to (a) the Applicable Margin, plus (b) the greater of (i) the Prime Rate, or (ii) the Federal Funds Effective Rate plus one percent (1%), but in no event and at no time shall the amount under this clause (b) be less than two and one-half percent (2.50%) per annum. “Prime Referenced Rate Transaction” means any Transaction which bears Price Differential at the Prime Referenced Rate. “Principal Balance” means, for any day, the advanced and unpaid principal balance of a Purchased Loan on that day. “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570 and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time. “Pro Rata” means in accordance with the Buyers’ respective ownership interests in the Purchased Loans. On any day, the Buyers will each own an undivided fractional ownership interest in and to each Purchased Loan: (a) if the Commitments of the Buyers are outstanding on that day, (i) whose numerator is that Buyer’s Committed Sum for that day and (ii) whose denominator is the Maximum Aggregate Commitment for that day; or (b) if the Commitments have expired or have been terminated and have not been reinstated, (i) whose numerator is the aggregate sum of the portions of the Purchase

MASTER REPURCHASE AGREEMENT – Page 25 13312-781/Pulte Mortgage Warehouse Facility Prices paid by that Buyer in all Regular Transactions outstanding on that day plus such Buyer’s Funding Share of the Purchase Prices paid by the Swing Line Buyer in all Swing Line Transactions outstanding on that date and (ii) whose denominator is the aggregate sum of the Purchase Prices paid by all Buyers in all such Transactions (including all Swing Line Transactions) outstanding on the day; subject to adjustment pursuant to Section 3.10. “Products” means any one or more of the following types of services or facilities extended to the Seller by the Agent or any Buyer or any Affiliate of any Buyer: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts. “Prohibited Transaction” is defined in Section 32.1. “Property” means any interest of a Person in any kind of property, whether real, personal or mixed, tangible or intangible, including the Mortgage Loans. “Pulte Repurchase Agreement” means (i) the First Amended and Restated Master Repurchase Agreement dated as of October 1, 2022, between the Seller and Parent, as it may be supplemented, amended or restated from time to time, and (ii) the Master Repurchase Agreement dated September 11, 2023, between the Seller and PulteGroup, Inc. as it may be supplemented, amended or restated from time to time. “Pulte Revolving Credit Facility” means the unsecured revolving credit facility provided to Seller pursuant to that certain Unsecured Line of Credit Agreement, dated as of August 14, 2023, between the Seller and PulteGroup, Inc., as it may be supplemented, amended or restated from time to time. “Purchase Date” means, for any Transaction, the date on which the Seller is to convey the subject Purchased Loans to the Buyers. In the case of any Aged Mortgage Loan, the Purchase Date shall be the Purchase Date for the underlying Mortgage Loan (excluding Jumbo Mortgage Loans) prior to such Mortgage Loan’s inclusion in the Aged Mortgage Loan Sublimit. “Purchase Price” is defined in the Pricing Side Letter. “Purchase Price Decrease” means a reduction in the outstanding Purchase Price for Purchased Loans without a termination of a Transaction or portion thereof as described in Section 3.3(d). “Purchased Loans” means the Eligible Loans sold by the Seller to the Buyers or the Swing Line Buyer in Transactions, and any Eligible Loans substituted therefor in accordance with Section 11. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 3.8 and Section 6.1. “Purchased Loans Support” means all property (real or personal) assigned, hypothecated or securing any Purchased Loans, or otherwise pertaining to any Purchased Loans, including

MASTER REPURCHASE AGREEMENT – Page 28 13312-781/Pulte Mortgage Warehouse Facility Buyers to the Seller upon termination of a Transaction (including Transactions terminable upon demand), which will be determined in each case as the sum of (a) the Purchase Price and (b) the Price Differential as of the date of such determination. “Repurchase Settlement Account” means the Seller’s non-interest bearing demand deposit account to be maintained with JPMorgan Chase and described on Schedule 1.2, to be used for (a) Repurchase Price payments on Purchased Loans as provided in Section 3.4; (b) payments required to be made by Seller to Agent under Section 3.5 or otherwise required to be paid to the Repurchase Settlement Account under Section 24.4; (c) payments from Approved Investors for Purchased Loans for the Seller’s account; (d) intentionally omitted; (e) intentionally omitted; and (f) disbursements or other disposition of funds in the Repurchase Settlement Account as provided in Section 3.7. The Repurchase Settlement Account shall be a blocked account from which the Seller shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent (acting with the requisite consent of the Buyers as provided herein). “Repurchase Settlement Account Disbursement Request” means a certification and request of a Responsible Officer of Seller in the form of Exhibit G. “Request/Confirmation” means letters substantially in the form of Exhibit A, delivered pursuant to Section 3.1 and their related Advance Files. “Required Amount” is defined in Section 9.4. “Required Buyers” means, for any day, Buyers (a) whose Commitments comprise at least fifty-one percent (51%) of the Maximum Aggregate Commitment under this Agreement, or (b) who own at least fifty-one percent (51%) of the Purchased Loans owned by the Buyers on that day if on or before that day the Commitments have expired or have been terminated and have not been reinstated; provided however, that “Required Buyers” shall include at least two (2) Buyers unless all Buyers other than the consenting Buyer are Defaulting Buyers. The Commitments of, and portion of the Obligations attributable to, any Defaulting Buyer shall be excluded for purposes of making a determination of “Required Buyers”; provided that the amount of any participation in any Swing Line Transaction that a Defaulting Buyer has failed to fund that has not been reallocated to and funded by another Buyer shall be deemed to be held by the Buyer that is the Swing Line Buyer in making a determination under this definition. “Responsible Officer” means a duly authorized member, manager or officer of Seller acceptable to Agent. “RHS” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture or any successor. “RHS Loan Sublimit” is defined in the table set forth in Section 4.2(d). “RHS Mortgage Loan” means a Mortgage Loan that conforms to all RHS guidelines and is guaranteed by RHS and whose Customer(s) have a FICO score of 620 or higher. The term “RHS Mortgage Loan” does not include Agency Mortgage Loans, Government Mortgage Loans, Jumbo Mortgage Loans or State Bond Mortgage Loans.

MASTER REPURCHASE AGREEMENT – Page 29 13312-781/Pulte Mortgage Warehouse Facility “Second Mortgage Loan” means a second Lien Mortgage Loan, including a home equity line of credit. “Secondary Loan Documents” means the Loan Documents for a particular Mortgage Loan other than its Primary Loan Documents. “Seller’s Customer” means any natural person who has applied to the Seller for a financial product or service, has obtained any financial product or service from the Seller or has a Mortgage Loan that is serviced or subserviced by the Seller. “Seller’s Customer Information” means any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with the Seller. “Servicer” means, initially the Seller, and upon termination of the Seller’s right to service the Purchased Loans pursuant to the provisions of Section 19.7, the Backup Servicer or such other Person (including the Agent) as the Agent may appoint as Servicer. “Servicing Agent” means, with respect to an eNote, the party designated in the MERS® eRegistry as the “Servicing Agent” (if any), and in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller. “Servicing Agreement” means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which that Person acts as servicer of Mortgage Loans, whether owned by that Person or by others. “Servicing Functions” means, with respect to the servicing of Mortgage Loans, the collection of payments for the reduction of principal and application of interest, collection of amounts held or to be held in escrow for payment of taxes, insurance and other escrow items and payment of such taxes and insurance from amounts so collected, foreclosure services, and all other actions required to conform with Accepted Servicing Practices. “Servicing Records” is defined in Section 19.5. “Servicing Rights” means the rights and obligations to administer and service a Mortgage Loan, including, without limitation, the rights and obligations to: ensure the taxes and insurance are paid, provide foreclosure services, provide full escrow administration and perform any other obligations required by any owner of a Mortgage Loan, collect the payments for the reduction of principal and application of interest, and manage and remit collected payments. “Side Letter” means that certain Side Letter dated as of August 16, 2023, from the Agent and the Buyers to the Seller. “Single-family Loan” means a Mortgage Loan that is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.

MASTER REPURCHASE AGREEMENT – Page 31 13312-781/Pulte Mortgage Warehouse Facility (b) more than ninety percent (90%) of the total assets and more than ninety percent (90%) of the total equity through the ownership of capital stock (which may be non-voting) or a similar device or indicia of equity ownership. “Swing Line” means the short-term revolving discretionary Mortgage Loans purchase facility provided for in Section 2.4 under which JPMorgan Chase may, in its sole discretion, fund (as “Swing Line Purchases”) purchases of Eligible Loans to bridge the Seller’s daily Transactions. “Swing Line Buyer” means JPMorgan Chase in its role as Buyer for Swing Line Transactions. “Swing Line Limit” means One Hundred Million Dollars ($100,000,000). “Swing Line Refunding Due Date” for each Transaction funded under the Swing Line means the Business Day on which the Swing Line Buyer shall elect to have such Swing Line Transaction funded by the Buyers pursuant to Section 2.5, or on the next Business Day thereafter if the Buyers are notified of such request after 3:004:00 p.m. (Houston, TexasNew York City time) on such Business Day, provided that the Swing Line Refunding Due Date shall occur not less frequently than once per week. “Swing Line Transaction” means a Transaction funded by the Swing Line Buyer under the Swing Line. “Tangible Net Worth” means, with respect to any Person on any day, the sum of total shareholders’ or members’ equity in such Person (including capital stock or member interests, additional paid-in capital and retained earnings, but excluding treasury stock, if any), each as determined in accordance with GAAP on a consolidated basis; provided that, for purposes of this definition, there shall be excluded from assets the following: the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, capitalized servicing rights, excess capitalized servicing rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of such Person’s financial statements; advances or loans to shareholders or Affiliates, advances or loans to employees (unless such advances are against future commissions), unconsolidated investments in Affiliates, deferred tax assets, assets pledged to secure any liabilities not included in the Debt of such Person. “Taxes” is defined in Section 7.1. “Termination Date” means the earlier to occur of (a) August 12, 2026 or (b) the date when the Buyer’s Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law. “Third Party Originator” means any Person other than an employee of the Seller who solicits, procures, packages, processes or performs any other origination function with respect to a Mortgage Loan. “TPO Loan” means a Mortgage Loan that has been solicited, procured, packaged, processed or otherwise originated by a Third Party Originator.

MASTER REPURCHASE AGREEMENT – Page 32 13312-781/Pulte Mortgage Warehouse Facility “Transaction” is defined in the Recitals. “Transaction Documents” means and includes this Agreement (and all exhibits and schedules attached hereto), the Pricing Side Letter, the Fee Letter, the Custody Agreement, the Electronic Tracking Agreement, any Subordination Agreement(s), any Subservicer Instruction Letters, each Transaction Request/Confirmation, any financing statements or other papers now or hereafter authorized, executed or issued pursuant to this Agreement, the Approved Investor Agreements, Investor Commitments, Hedge Agreements and all other documents, instruments and agreements at any time evidencing, governing, securing or otherwise relating to any of the Obligations, and any renewal, extension, rearrangement, increase, supplement, modification or restatement of any of them. “Transaction Guidelines” means the Finance Portal Transaction Guidelines setting forth the Agent’s policies, procedures and guidelines, applicable to all Transactions and attached as Exhibit A hereto, which may be amended, restated, supplemented or otherwise modified from time to time by the Agent in its sole discretion as set forth herein. “Transaction Request” is defined in the Transaction Guidelines. “Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote. “Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote. “Transferable Record” means a “transferable record” as defined in Section 16 of UETA or Section 201 of E-SIGN, as applicable that (i) would be a “note” under Article 3 of the UCC if the transferable record were in writing, (ii) the issuer of the electronic record has expressly agreed is a “transferable record”, (iii) bears an “electronic signature” as such term is given meaning under E-SIGN and UETA, and (iv) for purposes of E-SIGN relates to a loan secured by real property. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday and (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “UCC” means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time. “UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999, in the form adopted in the state where the applicable mortgaged property is located, as it may be supplemented, amended or replaced from time to time. “VA” means the Department of Veterans Affairs and any successor. “Wet-Ink Mortgage Loan” means a Mortgage Loan which is not an eMortgage Loan.

MASTER REPURCHASE AGREEMENT – Page 34 13312-781/Pulte Mortgage Warehouse Facility 1.3. Other Definitional Provisions. Accounting terms not otherwise defined shall have the meanings given them under GAAP. (a) Defined terms may be used in the singular or the plural, as the context requires. (b) Except where otherwise specified, all times of day used in the Transaction Documents are local (U.S. CentralEastern Time Zone) times in Houston, TexasNew York, New York. (c) Unless the context plainly otherwise requires (e.g., if preceded by the word “not”), wherever the word “including” or a similar word is used in the Transaction Documents, it shall be read as if it were written, “including by way of example but without in any way limiting the generality of the foregoing concept or description”. (d) Unless the context plainly otherwise requires, wherever the term “Agent” is used in this Agreement (excluding Section 22), it shall be read as if it were written “the Agent (as agent and representative of the Buyers).” 1.4. Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Daily Simple SOFR, or any component definition thereof or any rates referred to in the definition thereof, or any Successor Rate, including whether the composition or characteristics of any such Successor Rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Daily Simple SOFR or any other Successor Rate, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent, the Buyers, and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Daily Simple SOFR, any Successor Rate or any relevant adjustments thereto, in each case, in a manner adverse to any Seller. The Agent may select information sources or services in its reasonable discretion to ascertain the Daily Simple SOFR or any Successor Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller, any Buyer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 2. The Buyers’ Commitments. 2.1. The Buyers’ Commitments to Purchase. Subject to the terms and conditions of this Agreement (including without limitation the terms and conditions set forth in Section 4 and Section 14) and provided no Default or Event of Default has occurred and is continuing that has not been waived by the Buyers or the Required Buyers, as applicable (or, if one has occurred and not been so cured or declared waived, if all of the Buyers, in their sole discretion and with or without waiving such Default or Event of Default, have elected in writing that Transactions under this Agreement shall continue

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

nonetheless), the Buyers agree to make revolving purchases of Eligible Loans on a servicing released basis through but not including the Termination Date, so long as the Aggregate Outstanding Purchase Price does not exceed the Maximum Aggregate Commitment and so long as each Buyer's Committed Sum is not exceeded. The Buyers' respective Committed Sums and the Maximum Aggregate Commitment are set forth on Schedule BC in effect at the relevant time, as it may have been amended or restated pursuant to this Agreement. Upon the joinder of additional Buyer(s), if any, the parties agree to approve in writing revised and updated versions of Schedule BC. The fractions to be applied to determine the respective Funding Shares of the Buyers for any day are their respective Committed Sums divided by the Maximum Aggregate Commitment for that day. Each Buyer shall be obligated to fund only that Buyer's own Funding Share of any Transaction requested, and no Buyer shall be obligated to the Seller or any other Buyer to fund a greater share of any Transaction. No Buyer shall be excused from funding its applicable Funding Share of any Transaction merely because any other Buyer has failed or refused to fund its relevant Funding Share of that or any other Transaction. If any Buyer fails to fund its Funding Share of any Transaction (a "Nonfunding Buyer"), the Agent (in its sole and absolute discretion) may choose to fund the amount that such Nonfunding Buyer failed or refused to fund, or the Agent as a Buyer and the other Buyers who are willing to do so may (in each of their sole and absolute discretion) do so in the proportion that the Committed Sum of each bears to the total Committed Sums of all Buyers that have funded (or are funding) their own Funding Shares of that Transaction and that are willing to fund part of the Funding Share of such Nonfunding Buyer. Should the Agent and/or any other Buyer(s) fund any or all of the Nonfunding Buyer's Funding Share of any Transaction, then the Nonfunding Buyer shall have the obligation to deliver such amount to the Agent (for its own account and/or for distribution to the Buyer(s) who funded it, as the case may be) in immediately available funds on the next Business Day. Regardless of whether the other Buyers fund the Funding Share of the Nonfunding Buyer, the respective ownership interests of the Buyers in the Transaction shall be adjusted as provided in Section 3.10. The obligations of the Buyers hereunder are several and not joint.

2.2. Expiration or Termination of the Commitments. Unless extended in writing or terminated earlier in accordance with this Agreement, the Buyers' Commitments (including JPMorgan Chase's Swing Line Commitment) shall automatically expire at the close of business on the Termination Date, without any requirement for notice or any other action by the Agent, any of the Buyers or any other Person.

2.3. Disbursement of Purchase Prices. Subject to the terms and conditions of this Agreement, the Agent shall ~~deposit the~~disburse Purchase ~~Prices for the Purchased Loans funded with a Transaction under this Agreement into the Funding Account. Seller is authorized to disburse funds from the Funding Account to fund Transactions so long as no Event of Default exists or will result from such disbursement. After the occurrence and during the continuance of an Event of Default, Seller shall have no further access to the Funding Account, and the Funding Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers~~Price as set forth in the Transaction Guidelines.

2.4. Swing Line Facility. In addition to its Commitment under Section 2.1, the Swing Line Buyer may, in its discretion, fund revolving Swing Line Transactions for

MASTER REPURCHASE AGREEMENT – Page 35
13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 36 13312-781/Pulte Mortgage Warehouse Facility aggregate Purchase Prices which do not on any day exceed the Swing Line Limit for the purpose of initially funding requested Transactions. 2.5. Swing Line Transactions. (a) The Seller shall have the right to request a Swing Line Transaction and the Swing Line Buyer may, in its discretion, agree to fund such Swing Line Transaction: (i) only if such Swing Line Transaction fully qualifies in all respects for funding as Regular Transaction under this Agreement; (ii) provided that no Default has occurred that has not been cured before it has become an Event of Default, and no Event of Default has occurred and is continuing that has not been waived by the Buyers or the Required Buyers, as applicable, and all conditions precedent in Section 14.1 (with respect to the initial purchase hereunder) and Section 14.2 have been satisfied; (iii) so long as (A) the Swing Line Limit is not exceeded and (B) such Swing Line Transaction will not cause the sum of JPMorgan Chase’s Funding Share of the Swing Line Transactions plus JPMorgan Chase’s Funding Share of all Open Transactions to exceed JPMorgan Chase’s Commitment; (iv) so long as, after giving effect to the proposed Swing Line Transaction, the Aggregate Outstanding Purchase Price would not exceed the Maximum Aggregate Commitment; (v) provided that a Transaction Request/Confirmation has been received by the Agent and the Swing Line Buyer by no later than 5:006:00 p.m. (Houston, TexasNew York City time) on the Business Day such Transaction is to be funded; (vi) provided that the Agent has received a satisfactory Asset Schedule from the Custodian on such date; and (vii) provided that the Seller is not aware of any reason why the requested Transaction cannot or will not be fully funded by the Buyers on the first Swing Line Refunding Due Date following the Business Day on which the Swing Line Transaction is to be funded. (b) All Swing Line Transactions shall have a Price Differential from the date funded until the date repaid and the Repurchase Price therefor shall be due and payable to JPMorgan Chase at the same rate(s) as would be applicable if such Swing Line Transactions had been funded as Regular Transactions by all Buyers, instead of having been funded by the Swing Line Buyer alone as Swing Line Transactions. (c) On each Swing Line Refunding Due Date, each Swing Line Transaction shall terminate and the Seller shall repurchase all Purchased Loans subject to such

MASTER REPURCHASE AGREEMENT – Page 37 13312-781/Pulte Mortgage Warehouse Facility Swing Line Transaction to the extent such Transaction is not converted to a Regular Transaction pursuant to this Section 2.5. (d) The Swing Line Buyer may at any time in its sole discretion with respect to any outstanding Swing Line Transaction, require each Buyer (including the Swing Line Buyer) to fund such Swing Line Transaction, by delivering notice to each Buyer. Unless an Event of Default under Section 18.1(b) shall have occurred and be continuing on such Swing Line Refunding Due Date (in which event the procedures under clause (e) shall apply), no later than 3:004:00 p.m. (Houston, TexasNew York City time) on such Swing Line Refunding Due Date, each Buyer shall transfer its Funding Share in immediately available funds to the Agent, at the office of the Agent located at 712 Main Street270 Park Avenue, 54th Floor North, Houston, Texas 77002, New York, New York 10017, which shall be paid by the Agent to the Swing Line Buyer for application against the Swing Line Transaction, whereupon the Swing Line Transaction shall be deemed a Regular Transaction. (e) If, on any Swing Line Refunding Due Date, an Event of Default under Section 18.1(b) shall have occurred and be continuing, each Buyer shall, no later than 3:004:00 p.m. (Houston, TexasNew York City time) on such Swing Line Refunding Due Date, purchase a participation in the Swing Line Transaction by immediately transferring to the Agent, for the benefit of the Swing Line Buyer, in immediately available funds, an amount equal to its Funding Share of the Purchase Price of such Swing Line Transaction, and upon its receipt thereof, the Agent shall deliver to such Buyer a certificate evidencing such participation. (f) Unless a Buyer shall have notified the Swing Line Buyer, prior to any Swing Line Transaction, that any applicable condition precedent set forth in Sections 14.1 or 14.2 had not then been satisfied, such Buyer’s obligation to convert the Swing Line Transaction to a Regular Transaction pursuant to clause (d) of this Section 2.5 or to purchase a participation in respect of such Swing Line Transaction pursuant to clause (e) of this Section 2.5 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Buyer may have against the Agent, the Swing Line Buyer or any other Person, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Seller, (iv) the expiration, cancellation or termination, with or without cause of some or all of such Buyers’ Commitments or if such Commitment has been waived, released or excused for any reason whatsoever or (v) any other circumstances, happening or event whatsoever. In the event that any Buyer fails to make payment to the Agent of any amount due under this Section 2.5, the Agent shall be entitled to receive, retain and apply against such obligation the Repurchase Prices (including Price Differential) otherwise payable to such Buyer hereunder until the Agent receives such payment from such Buyer or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Buyer fails to make payment to the Agent of any amount due under this Section 2.5, such Buyer shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Buyer, without recourse or warranty, an undivided

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

without limitation, the terms and conditions set forth in Section 2.1 and Section 14), the Seller may request a Regular Transaction and the Buyers shall fund such Regular Transaction, subject to the following:

(i) Agent~~ and Custodian~~ shall have received a Transaction Request~~/Confirmation~~ in accordance with Section 3.2 hereof, and Custodian shall have received an Asset Schedule and notice of such Transaction Request, in each case by no later than ~~1:00~~2:00 p.m. (~~Houston, Texas~~New York City time) on the proposed Purchase Date;~~ and~~

(ii) ~~Agent shall have received a satisfactory Asset Schedule from the Custodian on the proposed Purchase Date~~reserved;

Provided that if such items are received by the applicable parties on any Business Day, but are not received by the times specified above, the Transaction may be funded on the same day, at the Swing Line Buyer's option, as a Swing Line Transaction (subject to the conditions set forth in Section 2.5 above), or on the next Business Day as a Regular Transaction, subject in each case to the other terms and conditions of this Agreement.

(b) Upon receiving any Transaction Request~~/Confirmation~~ for any Regular Transaction under Section 3.1 hereof, Agent shall promptly notify each Buyer by wire, telex or telephone (confirmed by wire, telecopy or telex). Unless such Buyer's commitment to make purchases hereunder shall have been suspended or terminated in accordance with this Agreement, each such Buyer shall make available the amount of its respective Funding Share of each requested Transaction in immediately available funds to the Agent, at the office of the Agent specified in Section 2.5(d), no later than ~~4:00~~5:00 p.m. (~~Houston, Texas~~New York City time) on the date of such Transaction. Any Buyer that fails to fund its Funding Share of any Transaction shall be deemed to be a Nonfunding Buyer and a Defaulting Buyer under the terms of this Agreement.

~~3.2. Request/Confirmation. Each Request/Confirmation shall identify the Agent and the Seller and set forth:~~

3.2. Entering into Transactions.

(a) ~~the Purchase Date applicable to the relevant Transaction;~~The Transaction Guidelines are incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the Transaction Guidelines as incorporated herein. In the event of a conflict or inconsistency between this Agreement or any other Transaction Document and the Transaction Guidelines, the terms of the Transaction Guidelines shall govern.

(b) ~~for each of the Eligible Loans to be sold, the Purchase Price; and~~All Transactions under this Agreement shall be deemed Direct Disbursement Transactions (as defined in the Transaction Guidelines) and all procedures for initiating and entering into such Transactions, including making of any Transaction Requests and disbursement of Purchase Price, shall be governed by and made in accordance with the Transaction Guidelines.

MASTER REPURCHASE AGREEMENT – Page 40
13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 41 13312-781/Pulte Mortgage Warehouse Facility (c) such other information set forth on the form Request/Confirmation attached as Exhibit A hereto. Each Request/Confirmation shall be binding on the parties, unless written notice of objection is received by the Agent prior to the funding of any related Transaction by any Buyer. In the event of any conflict between the terms of a Request/Confirmation and this Agreement, this Agreement shall prevail. 3.3. Transaction Termination; Purchase Price Decrease. (a) Automatic Termination. Each Transaction, or applicable portion thereof, will automatically terminate on the earlier of (i) the date or dates when the subject Purchased Loans are purchased by Approved Investor(s) and (ii) the Termination Date. Upon any such automatic termination, the Seller shall repurchase all applicable Purchased Loans in accordance with Section 3.3(c). (b) Termination Upon Occurrence of Disqualifier. If any Disqualifier occurs in respect of a Purchased Loan, (i) the Buyers shall reconvey to the Seller or its designee the applicable Purchased Loan, servicing released, and (ii) if and only to the extent of any Margin Deficit that exists as determined in accordance with Section 6.1, the Seller shall immediately pay the Repurchase Price with respect to the applicable Purchased Loan (but only to the extent of the Margin Deficit) in immediately available funds to the account referred to in Section 3.4. (c) How Terminations will be Effected. Termination of a Transaction (or the applicable portion thereof) will be effected by (i) the Buyers’ reconveyance to the Seller or its designee of applicable Purchased Loans, servicing released, and payment of any Income in respect thereof received by the Agent and not previously either paid to the Seller or applied as a credit to the Seller’s Obligations, and (ii) payment of the Repurchase Price with respect to the applicable Purchased Loans in immediately available funds to the account referred to in Section 3.4 on the Repurchase Date, so that the Agent receives the Repurchase Price (for Pro Rata distribution to the Buyers) in immediately available funds on that same Business Day; provided that the portion of the Repurchase Price attributable to accrued and unpaid Price Differential for the repurchased Mortgage Loans shall be due on the next Price Differential payment date in accordance with Section 5.3; provided further that all accrued and unpaid Price Differential shall be due and payable on the Termination Date. Whenever under the Transaction Documents Buyers are required transfer or release Purchased Loans back to Seller or its designee or to deliver (including delivering physical possession or Control of) any Loan Documents or any Loan Files to Seller in connection with a transfer of Purchased Loans back to Seller or its designee, such Loan Documents or Loan Files, as and to the extent applicable, shall be returned by Custodian to the Seller or its designee in accordance with the terms of the Custody Agreement. (d) Purchase Price Decrease. The Seller may effectuate a Purchase Price Decrease on any Business Day by delivery to the Agent in immediately available funds (for Pro Rata distribution to the Buyers) of an amount specified by the Seller as a

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

Purchase Price Decrease on that Business Day. No Purchased Loans shall be, or be deemed to be, repurchased in connection with a Purchase Price Decrease.

3.4. Place for Payments of Repurchase Prices. All Repurchase Price payments shall be paid to the Repurchase Settlement Account.

3.5. Withdrawals from and Credits to ~~Operating~~Haircut Account. If the Seller fails for any reason to repurchase any one or more Purchased Loans on the relevant Repurchase Date, to pay any Price Differential or fees when due or to satisfy any Margin Call in the manner and by the time specified in Sections 3.3 and 3.4, the Agent is hereby specifically and irrevocably authorized to withdraw funds from the ~~Operating~~Haircut Account or any other account of the Seller in an amount equal to the sum of the Repurchase Prices of all Purchased Loans that are Past Due, plus accrued, unpaid Price Differential or fees, plus Margin Deficit (if applicable), on that day and cause application of such funds withdrawn to the payment of the Repurchase Prices of such Purchased Loans, Price Differential or fees, and Margin Deficit (if applicable) in such order and manner as the Agent may elect and, if funds in the ~~Operating~~Haircut Account or any other account of the Seller are insufficient to pay the such amounts, the Seller shall pay the amount due hereunder on demand by wire to the Repurchase Settlement Account. The ~~Operating~~Haircut Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers and, upon the occurrence and during the continuance of an Event of Default, the Agent may also terminate the Seller's right to withdraw, or direct the payment of funds in the ~~Operating~~Haircut Account until the Obligations have been paid in full.

3.6. [Reserved].

3.7. Disbursements from Repurchase Settlement Account. Seller shall furnish to Agent by 3:00 p.m. Central time on each Business Day, a Repurchase Settlement Account Disbursement Request which details the amounts and sources of all funds in the Repurchase Settlement Account, and requests disbursement of such funds. With respect to any Repurchase Settlement Account Disbursement Request furnished by Seller to Agent, if, and only if, (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement), (ii) no Event of Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement), (iii) no Margin Deficit exists that would not be eliminated by disbursements in accordance with such Repurchase Settlement Account Disbursement Request, and (iv) no Default or Event of Default or Margin Deficit will result from the making of the disbursements requested in such Repurchase Settlement Account Disbursement Request, then Agent shall disburse the funds in the Repurchase Settlement Account in accordance with the Repurchase Settlement Account Disbursement Request. After the occurrence and during the continuance of an Event of Default, Seller shall have no further right to request disbursements of funds in the Repurchase Settlement Account, and Agent may at any time and from time to time apply funds in the Repurchase Settlement Account to pay Seller's Obligations whether or not then due.

3.8. Delivery of Additional Mortgage Loans. The Seller may from time to time

MASTER REPURCHASE AGREEMENT – Page 42
13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 49 13312-781/Pulte Mortgage Warehouse Facility Type of Purchased Loan Maximum percentage/amount of Maximum Aggregate Commitment Name of Sublimit Jumbo Mortgage Loans $170,000,000 “Jumbo Loan Sublimit” Non-Chase Jumbo Mortgage Loans $85,000,000 “Non-Chase Jumbo Loan Sublimit State Bond Mortgage Loans 30% “State Bond Loan Sublimit” RHS Mortgage Loans 20% “RHS Loan Sublimit” Investment Property Mortgage Loans 10% “Investment Property Loan Sublimit” Aged Mortgage Loans 5% “Aged Mortgage Loan Sublimit” Low FICO Mortgage Loans 5% “Low FICO Loan Sublimit” 4.3. Compliance. Seller shall immediately repurchase Purchased Loans necessary to comply with all of the requirements of Section 4.1 and Section 4.2 of this Agreement. Section 5. Price Differential. 5.1. Pricing Rate. Except as otherwise provided herein with respect to the Default Pricing Rate, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions shall be as set forth in the Pricing Side Letter. 5.2. Pricing Rate for Default Pricing Rate Purchased Loans. Notwithstanding any contrary or inconsistent provision of this Section 5, the Pricing Rate to be multiplied by the Purchase Prices of all Purchased Loans shall be the Default Pricing Rate from (and including) (a) the day immediately following the Repurchase Date for any Past Due Purchased Loan and until (but excluding) the date on which such Past Due Purchased Loan is repurchased by transfer to the Agent (for Pro Rata distribution to the Buyers) of its full Repurchase Price in immediately available funds; and (b) the date designated by the Agent to the Seller after the occurrence and during the continuance of an Event of Default under Section 18.1.

MASTER REPURCHASE AGREEMENT – Page 50 13312-781/Pulte Mortgage Warehouse Facility 5.3. Price Differential Payment Due Dates. Seller shall pay to Agent for Pro Rata distribution to the Buyers and Swing Line Buyer, as applicable, on each Remittance Date before the Termination Date, Price Differential on each Open Transaction accrued and unpaid to the end of the preceding month, whether or not such Transaction is still an Open Transaction on such payment due date; provided that (a) all accrued and unpaid Price Differential on all Transactions shall be due on the Termination Date, and (b) all Price Differential calculated at the Default Pricing Rate shall be due on demand by Agent in its individual capacity or at the direction of the Required Buyers. Section 6. Margin Maintenance. 6.1. Margin Deficit. (a) If at any time the aggregate Margin Amount of all Purchased Loans subject to all Transactions hereunder is less than the aggregate Repurchase Price (excluding Price Differential), minus, without duplication, cash transfers previously made from the Seller to the Agent in response to previous Margin Calls, if any, for all such Transactions, a margin deficit (a “Margin Deficit”) will exist. If at any time the Margin Deficit exceeds One Million Dollars ($1,000,000), then by notice to the Seller (a “Margin Call”), the Agent shall require the Seller to transfer (for the account of the Buyers) to the Agent (in the case of cash) or the Custodian (in the case of Additional Purchased Loans, as defined below), as appropriate, either (at the Seller’s option) cash, additional Eligible Loans reasonably acceptable to the Agent (“Additional Purchased Loans”), or a combination of cash and Additional Purchased Loans, so that the cash and the aggregate Purchase Price of the Purchased Loans, including any such Additional Purchased Loans, will thereupon at least equal the then aggregate Repurchase Price (excluding Price Differential). (b) On any Business Day on which the aggregate Margin Amount of the Purchased Loans subject to Transactions exceeds the then outstanding aggregate Repurchase Price (excluding Price Differential) of all Transactions (a “Margin Excess”), so long as no Default or Event of Default has occurred and is continuing or will result therefrom, the Agent shall, upon receipt of a written request from the Seller and provided such Margin Excess exceeds One Million Dollars ($1,000,000), remit cash or authorize Custodian to release Purchased Loans, as requested by the Seller, in either case in an amount equal to the lesser of (i) the amount requested by the Seller and (ii) such Margin Excess, subject always to the other limitations of this Agreement. If cash is to be remitted, the Agent shall treat the receipt of the written request of the Seller under this Section 6.1(b) as if it were a request for a Transaction. To the extent the Agent remits cash to the Seller, such cash shall be (A) additional Purchase Price with respect to the Transactions, and (B) subject in all respects to the provisions and limitations of this Agreement. Each Buyer shall fund its Pro Rata share of such additional Purchase Price as if the remission of such Margin Excess were the initiation of a Transaction hereunder. 6.2. Margin Call Deadline. If the Agent delivers a Margin Call to the Seller at or before 10:0011:00 a.m. (Houston, TexasNew York City time) on any Business Day, then

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

the Seller shall transfer cash and/or Additional Purchased Loans as provided in Section 6.1 by ~~5:00~~6:00 p.m. (~~Houston, Texas~~New York City time) on the same Business Day. If the Agent delivers a Margin Call to the Seller after ~~10:00~~11:00 a.m. (~~Houston, Texas~~New York City time) on any Business Day, then the Seller shall transfer cash and/or Additional Purchased Loans by no later than ~~9:30~~10:30 a.m. (~~Houston, Texas~~New York City time) on the next following Business Day.

6.3. Application of Cash. Any cash transferred to the Agent (for Pro Rata distribution to the Buyers) pursuant to this Section 6 shall be applied by the Buyers on receipt from the Agent which shall occur on the date received from the Seller or the next Business Day if received after ~~1:00~~2:00 p.m. (~~Houston, Texas~~New York City time).

6.4. Inability to Determine Rates. Subject to Section 6.5, below, if, on or prior to the first day of any applicable tenor for any Transaction, the Agent shall determine (which determination shall be conclusive and binding absent manifest error) or, in the case of clause (b) below, the Required Buyers shall determine (which determinations shall be conclusive and binding absent manifest error) and notify Agent, that:

(a) the Benchmark (or any component thereof) cannot be determined pursuant to the definition thereof, or

(b) the Benchmark for any applicable interest period or tenor (collectively, the "Affected Tenor") does not adequately and fairly reflect the cost to such Buyers of funding or maintaining such Transaction, or

(c) the making or funding of any Transaction that accrues Price Differential at or by reference to the Benchmark has become impracticable or not administratively feasible,

the Agent will promptly so notify the Seller and each Buyer. Upon notice thereof by the Agent to the Seller, (i) any obligation of the Buyers to make or fund any Transactions that accrue Price Differential at or by reference to such Benchmark, and any right of the Seller to continue Transactions that accrue Price Differential at or by reference to such Benchmark, or to convert Prime Referenced Rate Transactions to Transactions that accrue Price Differential at or by reference to such Benchmark, shall be suspended (in each case, to the extent of the affected Transactions or Affected Tenors) until the Agent (with respect to clause (b) of this Section 6.4, at the instruction of the Required Buyers) revokes such notice, (ii) the Seller may revoke any pending request for a borrowing of, conversion to or continuation of any Transactions that accrue Price Differential at or by reference to such Benchmark or, failing that, the Seller will automatically be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Referenced Rate Transactions in the amount specified therein and (iii) any outstanding affected Transactions will automatically be deemed to have been converted into Prime Referenced Rate Transactions. Upon any such conversion, the Seller shall also pay accrued Price Differential on the amount so converted.

6.5. SOFR Unavailability; Successor Rate Determination.

(a) Notwithstanding anything to the contrary in this Agreement or any

MASTER REPURCHASE AGREEMENT – Page 51
13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 53 13312-781/Pulte Mortgage Warehouse Facility consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmark rate and, in each case, including any mathematical or other adjustments to such benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmark rate, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:006:00 p.m. (Houston, TexasNew York City time) on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Buyers and the Seller unless, prior to such time, Buyers comprising the Required Buyers have delivered to the Agent written notice that such Required Buyers object to such amendment. The Agent will promptly (in one or more notices) notify the Seller and each Buyer of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent. In connection with the implementation of any Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Seller and the Buyers reasonably promptly after such amendment becomes effective. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Applicable Floor, the Successor Rate will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Transaction Documents. 6.6. Illegality. If any Buyer determines (which determination shall be conclusive and binding absent manifest error) that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, it would create safety and soundness risks, or it would not be consistent with sound banking practices, for any Buyer or its applicable lending office to make, maintain or fund Transactions whose Price Differential is determined by reference to the Daily Simple SOFR, or to determine or charge interest rates based upon the Daily Simple SOFR, then, (a) upon notice thereof by such Buyer to the Seller (through the Agent), any obligation of the Buyers to make Daily Simple SOFR Transactions, and any right of the Seller to continue Daily Simple SOFR Transactions or to convert Prime Referenced Rate Transactions to Daily Simple SOFR Transactions, shall be suspended, and (b) the Seller shall, if necessary to avoid such illegality, upon demand from any Buyer (with a copy to the Agent), prepay or, if applicable, convert all Daily Simple SOFR Transactions to Prime Referenced Rate Transactions, if all affected Buyers may lawfully continue to maintain such Daily Simple SOFR Transactions to such day, or immediately, if any Buyer may not

MASTER REPURCHASE AGREEMENT – Page 59 13312-781/Pulte Mortgage Warehouse Facility Section 8. Income and Escrow Payments; Control. 8.1. Income and Escrow Payments. Notwithstanding that the Buyers, the Agent and the Seller intend that the Transactions be sales to the Buyers of the Purchased Loans, where a particular Transaction’s term extends over an Income payment date on the Purchased Loans subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Loans shall be paid directly to the Seller or its designee by the relevant Customer, and the Agent (and the Buyers) shall have no obligation to collect or apply any Income to prevent or reduce any Margin Deficit, unless the Seller (a) arranges for such Income to be paid to the Agent (for Pro Rata distribution to the Buyers), (b) requests that the Agent apply such Income when received against the Seller’s Margin Deficit(s) and (c) concurrently transfers to the Agent either (i) cash or (ii) at the Agent’s option and with the Agent’s written approval, Additional Purchased Loans, sufficient to eliminate such Margin Deficit. Amounts paid to the Seller by the relevant Customer shall be deposited by the Seller into the Income Account within two (2) Business Days of receipt by the Seller and, as to amounts so paid to the Seller for escrow payments, into the Escrow Account. The Income Account and the Escrow Account shall be maintained by the Seller with JPMorgan Chase and shall be subject to the control of the Agent. The Income Account and Escrow Account may be interest bearing accounts if allowed or required by applicable law. At all times, other than during the existence of an Event of Default, the Seller may have full use of all Income and amounts on deposit in the Income Account, subject to the provisions of Section 8.2. 8.2. Income and Escrow Accounts Prior to Event of Default. Other than during the existence of an Event of Default and so long as the Seller is also the Servicer, the Seller shall make payments from the Escrow Account of all appropriate amounts payable with respect to each Purchased Loan for taxes, insurance and other purposes for which the funds are paid into the Escrow Account. Subject to Section 8.3, amounts on deposit in the Income Account shall be used by the Seller to pay its fees as Servicer while it serves in such capacity, and may be used to pay to the Agent amounts due under this Agreement for Margin Deficit or Price Differential and for any other lawful purpose. 8.3. Income and Escrow Accounts after Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Seller shall have no right to direct withdrawal or application of funds in the Income Account and the Escrow Account unless authorized to do so in writing by the Agent. The Agent may cause all amounts on deposit in the Income Account to be paid to it or its designee for application as provided in Section 18.4. The Agent or its designee shall direct payments from the Escrow Account for the purposes for which such funds are deposited into the Escrow Account and shall comply with all Legal Requirements applicable to the operation of the Income Account and the Escrow Account, including any Agency guidelines with respect thereto. Section 9. Buyers’ Fees; Agent’s Fees; Cash Pledge Account. 9.1. Buyers’ Fees. The Seller agrees to pay to the Agent (for distribution to the Buyers in the manner, frequency and amounts set forth in the Pricing Side Letter) the fees set forth in the Pricing Side Letter (the “Buyers’ Fees”).

MASTER REPURCHASE AGREEMENT – Page 62 13312-781/Pulte Mortgage Warehouse Facility receive all insurance proceeds (including, but not limited to, casualty insurance, mortgage insurance, pool insurance and title insurance proceeds) and condemnation awards or payments in lieu of condemnation that may be or become payable in respect of the Mortgaged Premises securing or intended to secure any Purchased Loan, and other personal property of whatever kind relating to any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above, in each case whether now existing or hereafter arising, accruing or acquired; (iii) all security for or claims against others in respect of any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above; and (iv) all proceeds and rights to proceeds of any sale or other disposition of any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above; (d) Repurchase Settlement Account, Haircut Account, Operating Account, Funding Account and other accounts: the Repurchase Settlement Account, the Haircut Account, the Operating Account, the Funding Account, the Cash Pledge Account, the Income Account, the Escrow Account and all cash and all securities and other property from time to time on deposit in each such account; (e) Loan Files: all Loan Files; (f) Other Rights: all rights to have and receive any of the Purchased Loans or MBS described above, all accessions or additions to and substitutions for any of such Purchased Loans or MBS, together with all renewals and replacements of any of such Purchased Loans or MBS, all other rights and interests now owned or hereafter acquired by the Seller in, under or relating to any of such Purchased Loans or MBS or referred to above and all proceeds of any of such Purchased Loans or MBS; (g) Other Property in Possession of Agent: all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable instruments), policies and certificates of insurance, deposit accounts, and money or other property which are now or later in possession of Agent, or as to which Agent now or later controls possession by documents or otherwise; and (h) Proceeds: all replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind, products, proceeds and rights to proceeds with respect to any and all the foregoing. The Seller agrees to do such things as applicable law requires to maintain the security interest of the Agent in all of the Purchased Loans with respect to all such Transactions and all Income and proceeds from the Purchased Loans that are the subject matter of such Transactions and all of the other Collateral as a perfected first priority Lien at all times. The Seller hereby authorizes the Agent to file any financing or continuation statements under the applicable UCC to perfect or continue such security interest in any and all applicable filing offices. The Seller shall pay all customary fees and expenses associated with perfecting such security interest including the

MASTER REPURCHASE AGREEMENT – Page 64 13312-781/Pulte Mortgage Warehouse Facility Section 11. Substitution. 11.1. Seller May Substitute Other Mortgage Loans with Notice to and Approval of Agent. So long as no Event of Default has occurred and is continuing and no Margin Deficit exists or occurs as a consequence thereof, the Seller may request to substitute Mortgage Loans for any substantially similar Purchased Loans by giving notice to the Agent and Custodian on or before 12:00 noon (Houston, Texas1:00 p.m. (New York City time) on a Business Day, and delivering to the Custodian the Advance File with respect to the Mortgage Loans to be substituted and other documents required to be delivered in connection with any new Transaction. Upon receipt of such request, and an updated Asset Schedule from the Custodian that takes into account the requested substitution of Mortgage Loans, the Agent may elect in its sole discretion, by 5:006:00 p.m. (Houston, TexasNew York City time) on the Business Day notice is received or by 5:006:00 p.m. (Houston, TexasNew York City time) on the next Business Day if notice is given after 12:00 noon (Houston, Texas1:00 p.m. (New York City time), to accept such substitution. If such substitution is accepted by the Agent, such substitution shall be made by the Seller’s transfer to the Agent of such other Mortgage Loans on a servicing released basis and the Agent’s transfer to the Seller of the Purchased Loans to be replaced, and after such substitution, the substituted Mortgage Loans shall be deemed to be Purchased Loans. If the Agent elects not to accept such substitution, the Seller shall offer the Agent and the Buyers the right to terminate the related Transaction. If Agent, in its sole discretion, accepts such offer, then the Transaction shall be terminated as if a Disqualifier had occurred with respect to such Transaction in accordance with Section 3.3(b). 11.2. Payment to Accompany Substitution. If a substitution of Mortgage Loans or termination of a Transaction occur under this Section 11, the Seller shall be obligated to pay to the Agent (for Pro Rata distribution to the Buyers) by the close of the Business Day on the date of such substitution or termination, as the case may be, an amount equal to the sum of (a) actual cost (including all customary fees, expenses and commissions) to the Agent and the Buyers of (i) entering into replacement Transactions; (ii) entering into or terminating hedge transactions and/or (iii) terminating Transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (b) to the extent the Agent determines not to enter into replacement Transactions, the loss incurred by the Agent and the Buyers directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by the Agent and the applicable Buyers in good faith. Section 12. Payment and Transfer. 12.1. Immediately Available Funds; Notice to Custodian. All transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans transferred by one party hereto to any other party shall be transferred by notice to the Custodian to the effect that the Custodian is then holding for the benefit of the transferee the related documents and assignment forms delivered to it under the Custody Agreement. 12.2. Payments to the Agent. Except as otherwise specifically provided in this Agreement, all payments required by this Agreement or the other Transaction Documents

MASTER REPURCHASE AGREEMENT – Page 65 13312-781/Pulte Mortgage Warehouse Facility to be made to the Agent shall be paid to the Agent by no later than 1:002:00 p.m. (Houston, TexasNew York City time) on the day when due (funds received after 1:002:00 p.m. (Houston, TexasNew York City time) shall be conclusively deemed to have been paid by the Seller on the next following Business Day unless the Agent shall agree otherwise) and without set-off, counterclaim or deduction, in lawful money of the United States of America in immediately available funds as provided in Section 24.4, or at such other place as the Agent shall designate from time to time. Whenever any payment to be made under this Agreement or any of the other Transaction Documents shall be stated to be due on a day that is not a Business Day, the due date for that payment shall be automatically extended to the next day that is a Business Day, and (if applicable) Price Differential at the applicable rate (determined in accordance with this Agreement) shall continue to accrue during the period of such extension. 12.3. If Payment Not Made When Due. If and to the extent any payment is not made when due under this Agreement or any of the other Transaction Documents, the Seller authorizes the Agent and each Buyer (for the Pro Rata account and benefit of all of the Buyers) then or at any time thereafter to charge any amounts so due and unpaid against any or all of the Seller’s accounts with the Agent or any of the Buyers; provided that such right to charge the Seller’s accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by the Seller on behalf of third party owners of the escrowed funds other than Affiliates of the Seller. The Agent and each Buyer agrees to use reasonable efforts to promptly advise the Seller of any charge made pursuant to this Section 12.3, but the failure to do so will not affect the validity or collectability of such charge. Neither the Agent nor any Buyer shall have any obligation to charge any Seller account, merely the right to do so. 12.4. Payments Valid and Effective. Each payment received by the Agent in accordance with this Agreement is valid and effective to satisfy and discharge the Seller’s liability under the Transaction Documents to the extent of the payment. 12.5. Pro Rata Distribution of Payments. The Agent shall distribute all payments of Repurchase Price (whether voluntary or involuntary and from whatever source) received to the Buyers Pro Rata with their respective ownership interests in the Purchased Loans on the next Swing Line Refunding Due Date. The distribution from the Agent to each Buyer shall be made by the Agent’s initiating a federal funds wire transfer by 3:004:00 p.m. (Houston, TexasNew York City time) on such Swing Line Refunding Due Date, in immediately available funds directly to such Buyer or to such account at another financial institution as is designated from time to time by such Buyer in writing. Section 13. Segregation of Documents Relating to Purchased Loans. All documents relating to Purchased Loans in the possession of the Seller or its designee (including its agent, or any Subservicer) shall be segregated from other documents and securities in its or its designee’s possession and shall be identified as being owned by the Buyers and held by the Agent on behalf of the Buyers (which shall be referenced in the relevant books and records as “JPMorgan Chase Bank, N.A., Agent”) and subject to this Agreement. Segregation may be accomplished by appropriate identification of ownership on the books and records of the holder of

MASTER REPURCHASE AGREEMENT – Page 66 13312-781/Pulte Mortgage Warehouse Facility such documents, including MERS, a documents custodian, a financial or securities intermediary, or a clearing corporation. All of the Seller’s interest in the Purchased Loans shall pass to the Buyers on the Purchase Date and nothing in this Agreement shall preclude the Agent and the Buyers, in each case with the Buyers’ consent, from engaging with others in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, or hypothecating the Purchased Loans, but no such transaction shall relieve the Buyers of their obligations to transfer Purchased Loans to the Seller pursuant to Section 2.6 or 18, or of the Agent’s obligation to credit or pay Income to, or apply Income to the obligations of, the Seller pursuant to Section 8. Section 14. Conditions Precedent. 14.1. Initial Purchase. The obligations of the Buyers (and the Agent on the Buyers’ behalf) to make the initial purchase under this Agreement are subject to the Seller’s fulfillment of the following conditions precedent: (a) the Agent shall have received (or be satisfied that it will receive by such deadline as the Agent shall specify) the following, all of which must be satisfactory in form and content to the Agent: (i) this Agreement, the Pricing Side Letter, the Fee Letter, the Electronic Tracking Agreement, the Custody Agreement, in each case, duly executed by the parties thereto; (ii) a UCC financing statement naming the Seller as debtor and the Agent, on behalf of the Buyers, as secured party and claiming as collateral the Collateral; (iii) a current UCC search report of a UCC filings search in the office of the Secretary of State of the State of Delaware; (iv) (A) the completed Beneficial Ownership Certification from the Seller and (B) all other documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA Patriot Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Seller and any Person who provides guaranty or collateral support for all or any of the Obligations; (v) a copy of the member resolution (or equivalent thereof) of the Seller authorizing the execution, delivery and performance of the Transaction Documents, certified as of the date of this Agreement by a Responsible Officer of the Seller; (vi) an incumbency certificate showing the names and titles and bearing the signatures of the Responsible Officer(s) of the Seller authorized to execute the Transaction Documents, certified as of the date of this Agreement by a Responsible Officer of Seller;

MASTER REPURCHASE AGREEMENT – Page 74 13312-781/Pulte Mortgage Warehouse Facility notify the Agent and each Buyer in writing in the event an ERISA Affiliate adopts an ERISA Plan. The Seller is not an employer under any Multiemployer Plan or any other Plan subject to Title IV of ERISA. (q) Commissions. Neither the Seller nor any of its Affiliates have dealt with any broker, investment banker, agent or other person, except for the Agent and the Buyers, who may be entitled to any commissions or compensation in connection with the sale of Purchased Loans pursuant to this Agreement. (r) Full Disclosure. All information previously furnished by the Seller and its Subsidiaries to the Agent in connection with the Transaction Documents was and all information furnished in the future by the Seller and its Subsidiaries to the Agent or the Buyers will be true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified. To the best knowledge of the Seller, neither the financial statements referred to in Section 15.2(f), nor any Transaction Request/Confirmation, officer’s certificate or any other report or statement delivered by the Seller and its Subsidiaries to the Agent in connection with this Agreement, contains any untrue statement of material fact. (s) Corporate Documents and Corporate Existence. As to the Seller and each Subsidiary of Seller, (i) it is an organization as described on Schedule 15.2(s) hereto and has provided the Agent and the Buyers with complete and correct copies of its articles of organization, operating agreements, and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (ii) as of the Effective Date, its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 15.2(s) hereto. (t) Beneficial Ownership. As of the Effective Date, to the best knowledge of the Seller, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to Agent or any Buyer in connection with this Agreement is true and correct in all respects. 15.3. Special Representations Relating to the Purchased Loans. The representations and warranties concerning each Purchased Loan, as set forth on Schedule 15.3 hereto, are incorporated herein. So long as such Mortgage Loan is subject to an Investor Commitment and is otherwise of a type that is salable to at least one (1) other Approved Investor, Agent may agree, in its sole and absolute discretion, to enter into Transactions involving Mortgage Loans which do not satisfy one or more of the representations and warranties set forth on Schedule 15.3 hereto.

MASTER REPURCHASE AGREEMENT – Page 75 13312-781/Pulte Mortgage Warehouse Facility 15.4. Representations and Warranties Relating to Specific Transactions. At the time each Transaction Request/Confirmation is provided to the Agent, the Buyers and/or the Custodian the following are true with respect to each of the Mortgage Loans listed on the Advance Files attached to such Transaction Request/Confirmation or submitted in connection with such Transaction Request/Confirmation: (a) the Primary Loan Documents have been or will be executed and delivered by all appropriate Persons; (b) the Seller is electronically communicating to the Custodian a complete Advance File, and the information stated for such Mortgage Loan in such standard Advance File is correct and complete in accordance with the Record Layout; (c) such Mortgage Loan has been, or will be concurrent with funding of the Purchase Price for such Mortgage Loan, originated, closed, funded and (if applicable) negotiated and assigned to the Seller; (d) for each such Mortgage Loan being offered as a Dry Loan, the Primary Loan Documents are being concurrently delivered to the Custodian; (e) for each Mortgage Loan being offered as a Wet Loan, the complete File for such Mortgage Loan, including all Primary Loan Documents and all Secondary Loan Documents, is or will be in the possession of either that Mortgage Loan’s closer, or the Seller, its Primary Loan Documents are in the process of being delivered to the Custodian and such Primary Loan Documents will be delivered to the Custodian on or before the expiration of the Wet Loan Period for such Mortgage Loan specified above and without limitation of the foregoing, the Seller will promptly deliver (or cause to be delivered) to the Custodian either the original recordation receipts or the original recorded Mortgage or Mortgage Assignment included in the Purchased Loans showing the recordation data thereon; (f) no Default or Event of Default has occurred and is continuing and there has been no material adverse change in any of the Central Elements in respect of the Seller since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Agent and the Buyers; (g) all items that the Seller is required to furnish to the Buyers, the Agent or the Custodian in connection with the requested Transaction and otherwise have been delivered, or will be delivered before the Purchase Date specified in the applicable Transaction Request/Confirmation, in all respects as required by this Agreement and the other Transaction Documents. All documentation described or referred to in the Advance File submitted to the Agent and the Custodian in connection with the applicable Transaction Request/Confirmation conforms in all respects with all applicable requirements of this Agreement and the other Transaction Documents; and (h) none of the Purchased Loans (including, but not limited to, the Purchased Loans identified in the applicable Transaction Request/Confirmation) has been sold to any Person other than the Buyers (except for Purchased Loans previously

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

If to the Seller:

Pulte Mortgage LLC
6900 E. Layton Avenue, Suite 1500
Denver, Colorado 80237
Attention: Colleen Oxbrough
Telephone: (303) 493-2499
Facsimile: (303) 409-5249
Email: colleen.oxbrough@pulte.com

With a copy to:

Honigman LLP
2290 First National Building
Detroit, Michigan 48226
Attention: Steven J. Migliore
Telephone: (313) 465-7462
Facsimile: (313) 465-7463
Email: smigliore@honigman.com

If to JPMorgan Chase as Agent or as a Buyer, as to all notices hereunder:

JPMorgan Chase Bank, N.A.
~~383 Madison~~270 Park Avenue, ~~8~~4th Floor
New York, New York ~~10179~~10017
Attention: Annie Sun
Telephone: (212) 270-0059
Email: annie.v.sun@jpmorgan.com
cc: rmbs_principal_finance@jpmorgam.com

with a copy to:

JPMorgan Chase Bank, ~~N.A.~~
~~Mortgage Warehouse Finance Operations~~
~~Attn: MWF Operations Team~~
~~TX1-0022~~
~~14800 Frye Road~~National Association
270 Park Avenue, ~~2nd~~4th Floor
~~Fort Worth, Texas 76155~~New York, New York 10017
Attention: ~~Natalie Sheeran~~
~~Telephone: (817) 399-4858~~SPG Legal
Email: ~~natalie.x.sheeran~~cib_legal_RMBS@jpmorgan.com

and:

~~Winstead PC~~
~~1415 Vantage Park Drive, Suite 450~~
~~Charlotte, North Carolina 28203~~

MASTER REPURCHASE AGREEMENT – Page 115
13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 116 13312-781/Pulte Mortgage Warehouse Facility Telephone: (704) 339-1754 Facsimile: (704) 339-1701 Email: jdeese@winstead JPMorgan Chase Bank, National Association 500 Stanton Christiana Road Newark, Delaware 19713 Attention: Michelle Peppel Telephone: (302) 634-1570 Email: michelle.l.peppel@jpmorgan.com cc: spg_mf_team@jpmorgan.com If to the other Buyers, at the addresses shown on Schedule 23. (c) Each of the Agent, the Seller, the Buyers, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Transaction Document and the transactions contemplated therein. The Seller hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. (d) All uses of an E-System shall be governed by and subject to, in addition to this Section 23, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Seller and the Buyers in connection with the use of such E-System. (e) All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Seller and the Buyers agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. Section 24. Miscellaneous. 24.1. Further Assurances. At any time and from time to time, at the sole expense of the Seller, the Seller or the Servicer shall promptly provide such further reasonable assurances, documents and agreements and undertake such actions as the Agent may reasonably request in order to effect the purposes of this Agreement, including the assignment, conveyance and transfer of all right, title and interest of each Purchased Loan

MASTER REPURCHASE AGREEMENT – Page 117 13312-781/Pulte Mortgage Warehouse Facility from the Seller to the Agent, or to otherwise obtain or preserve the benefits or rights granted under this Agreement. In the event the Seller, Servicer or any subservicer, in the performance of the Servicing Functions shall foreclose any Mortgage for which the Agent and the Buyers have not received the Repurchase Price, all such actions shall be taken in the name of the Agent for the benefit of the Buyers and in accordance with Accepted Servicing Practices. 24.2. Agent as Attorney in Fact. The Agent is hereby appointed the attorney-in-fact of the Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments or documents that the Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest, although the Agent agrees not to exercise its rights under this power of attorney unless, in its opinion or the opinion of its legal counsel, an Event of Default has occurred that has not been cured by the Seller or that the Agent has not declared in writing to have been waived in accordance with Section 22. Without limiting the generality of the foregoing, but subject to Section 18.3, the Agent shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse, collect and control all checks or instruments made payable to the order of the Seller and all other forms of payment to the Seller that represent any payment on account of the principal of or interest on or proceeds from any of the Purchased Loans and to give full discharge for the same. 24.3. Wires to Seller. Any amounts to be transferred by the Agent to the Seller hereunder (other than Purchases Prices for the Purchased Loans) shall be sent by journal entry (or wire transfer) in immediately available funds to the OperatingHaircut Account. 24.4. Wires to Agent. Except as may be otherwise expressly provided herein, any amounts to be transferred by the Seller to the Agent hereunder shall be sent by wire transfer in immediately available funds to the Repurchase Settlement Account. 24.5. Receipt; Available Funds. Amounts received after 1:002:00 p.m. (Houston, TexasNew York City time) on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day. All payments and transfers of cash pursuant to this Agreement shall be made (only if the paying and receiving accounts are with the same financial institution) by journal entries, or (otherwise) by wire transfer, of immediately available funds in U.S. dollars. 24.6. Privacy of Customer Information. The Seller’s Customer Information in the possession of the Agent or the Buyers, other than information independently obtained by the Agent or the Buyers and not derived in any manner from or using information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of the Seller. Except in accordance with this Section 24.6, the Agent and the Buyers shall not use any Seller’s Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, Customers, or disclose any Seller’s Customer Information to any Person, including any of the Agent’s or the Buyers’ employees, agents or contractors or any third party not affiliated with the Agent or a Buyer. The Agent and the Buyers may use or disclose the Seller’s

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

EXHIBIT A

FORM OF REQUEST/CONFIRMATION

To: JPMorgan Chase Bank, N.A., Agent 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: Annie Sun Phone: (212) 270-0059 Email: annie.v.sun@jpmorgan.com CC: rmbs_principal_finance@jpmorgan.com	From: Pulte Mortgage LLC 6900 E. Layton Avenue, Suite 1500 Denver, Colorado 80237 Attention:________________ Phone:________________ Fax:________________ Email:________________

And

JPMorgan Chase Bank, N.A.
Mortgage Warehouse Finance Operations
Attn: MWF Operations Team
TX1-0022
14800 Frye Road, 2nd Floor
Fort Worth, Texas 76155
Attention: Natalie Sheeran
Phone: (817) 399-4858
Email: natalie.x.sheeran@jpmorgan.com

Please refer to the Master Repurchase Agreement dated as of August 16, 2023 among Pulte Mortgage LLC (the "Seller"), the buyers from time to time party thereto (the "Buyers") and JPMorgan Chase Bank, N.A., as agent to the Buyers (in such capacity, the "Agent") (as it may have been or may hereafter be supplemented, amended, restated or otherwise modified from time to time, the "Current Repurchase Agreement"). Any term defined in the Current Repurchase Agreement and used in this request shall have the meaning given to it in the Current Repurchase Agreement.

The Seller currently qualifies under the Current Repurchase Agreement for, and hereby requests, purchases of Eligible Loans as set forth below (the "Requested Purchases") to be made on the following Purchase Date: ____________________, 20_____ (which must be a Business Day).

	Regular Transaction	Swing Line Transaction
Previous Day Aggregate Outstanding Purchase Price		
Purchase Price Advanced (Eligible Loans)		

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 1
13312-781/Pulte Mortgage Warehouse Facility

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 2 13312-781/Pulte Mortgage Warehouse Facility Repurchase Price Paid Aggregate Outstanding Purchase Price After giving effect to the Requested Purchases, the Aggregate Outstanding Purchase Price will not exceed the Maximum Aggregate Commitment. The Seller has delivered to the Custodian today multiple Advance Files. All Mortgage Loans listed in such Advance Files and included in the foregoing calculations (the “Purchased Loans”) are Eligible Loans. For each of the Purchased Loans the representations set forth in Section 15.3 and 15.4 of the Current Repurchase Agreement are true and correct. Pursuant to the terms of the Custody Agreement and the Current Repurchase Agreement and acknowledging and agreeing that new value, as that term is used in the Uniform Commercial Code (as such term is defined in the Custody Agreement), has been given in reliance thereon, the Seller hereby sells, negotiates and transfers to the Buyers the Mortgage Loans listed on the attached Schedule of Mortgage Loans. The Seller acknowledges that the Agent and the Buyers will rely on the truth of each statement in this Request/Confirmation and the Advance Files in purchasing the Purchased Loans referred to herein. The Purchase Prices for the Purchased Loans should be deposited in the Funding Account to be accessed and disbursed as provided in, and subject to the terms and conditions of, the Current Repurchase Agreement. No Default has occurred under the Transaction Documents that has not been cured by the Seller or declared in writing by the Agent to have been waived in accordance with Section 22, and no Event of Default has occurred under the Transaction Documents that the Agent has not declared in writing to have been waived (in accordance with Section 22). There has been no material adverse change in any of the Central Elements in respect of the Seller since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Agent and the Buyers. All items that the Seller is required to furnish to the Buyers, the Agent or the Custodian in connection with the Requested Purchases have been delivered in all respects as required by the Current Repurchase Agreement and the other Transaction Documents. All documentation described or referred to in the Advance Files conform in all material respects with all applicable requirements of the Current Repurchase Agreement and the other Transaction Documents. The Seller hereby warrants and represents to the Buyers and the Agent that none of the Purchased Loans has been sold to any Person other than the Buyers (except for Purchased Loans previously sold to the Parent under the Pulte Repurchase Agreement, provided that the Parent Custodian has released all Liens and other right, title and interest in and to said Purchased Loans in connection with such repurchase), is pledged to any Person other than the Agent, for the benefit of itself and the Buyers, or supports any borrowing or repurchase agreement funding other than purchases under the Current Repurchase Agreement.

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 3 13312-781/Pulte Mortgage Warehouse Facility The undersigned Authorized Seller Representative hereby certifies that all of the Seller’s representations and warranties (a) in the Current Repurchase Agreement and all of the other Transaction Documents (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Transaction Documents) and (b) in this request, are true and correct in all material respects on the date of this request; and that conditions to the Requested Purchases set forth in the Current Repurchase Agreement have been or will be satisfied contemporaneously herewith. PULTE MORTGAGE LLC By: Name: Title: TRANSACTION GUIDELINES FINANCE PORTAL TRANSACTION GUIDELINES TO MASTER REPURCHASE AGREEMENT AUGUST 1, 2025 JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, in its capacity as administrative agent (“Administrative Agent”) on behalf of Buyers (collectively, “Buyers” and each, a “Buyer”), may from time to time enter into a repurchase facility with a seller (“Seller”) for the financing of residential mortgage loans, pursuant to a master repurchase agreement or master repurchase agreement and securities contract (the “Agreement”). Section 1. Applicability. These Finance Portal Transaction Guidelines (“Guidelines”) supplement the terms and provisions of the Agreement to the extent expressly incorporated therein by reference. These Guidelines shall govern all Direct Disbursement Transactions (as defined below) requested or entered into under the Agreement after the effective date set forth above. To the extent of any conflict between these Guidelines and the Agreement with respect to the subject matter hereof, the provisions of these Guidelines shall control. From time to time, Administrative Agent may publish updates or revisions to the provisions of these Guidelines (collectively, “Revisions”), with at least five (5) Business Days’ prior notice of the effectiveness of any such changes. Seller’s initiation of a new Transaction after the effective date of the Revisions will be deemed to be Seller’s consent to such terms for all Transactions requested or entered into on or after the effective date of such Revisions. Capitalized terms used herein shall have the meanings assigned to them in the Glossary attached hereto. Any capitalized term used but not defined in

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

these Guidelines shall have the meaning assigned to such term in the Agreement or other applicable Repurchase Document.

Section 2. Initiation And Settlement Of Direct Disbursement Transactions.

(a) Transaction Requests. Subject to the terms and conditions of the Agreement and these Guidelines, Seller may request to enter into Transactions for Eligible Loans from time to time through the Finance Portal. Each Transaction Request shall include an Asset Schedule with respect to the Eligible Loan to be subject to such Transaction, as well as all other supplementary information as Administrative Agent may require. The delivery of each Transaction Request shall constitute the Seller's affirmation of the accuracy (as of the date of such Transaction Request) of the Seller's representations and warranties set forth in the Agreement and the Seller's certification that it is in compliance with all of its covenants under the Agreement.

(b) Transaction Request for Direct Disbursement Transactions. In connection with each Direct Disbursement Transaction, Seller shall deposit the required Haircut Amount for such Transaction in the Haircut Account by no later than 4:00 p.m. (New York time) on the related Purchase Date. In addition, a Finance Portal Approved User of the Seller shall deliver into the Finance Portal the applicable disbursement instructions and all supplemental information required by Administrative Agent, and shall initiate the final Transaction Request via the Finance Portal, by no later than 5:00 p.m. (New York time) on the related Purchase Date. The Finance Portal will remain open until 6:00 p.m. (New York time), but any Transaction Requests completed after 5:00 p.m. (New York time) will be processed by Administrative Agent on a best-efforts basis.

(c) Delivery of Mortgage Documents. Prior to entering into a Transaction for a Mortgage Loan, Seller shall deliver to the Custodian an Asset Schedule and the related Mortgage Documents (with no material exceptions); provided, that with respect to each Wet-Ink Transaction, the Mortgage Documents may be in the possession of a title agent or a closing attorney and shall be delivered to the Custodian after the Purchase Date.

(d) Disbursement of Funds. Subject to the conditions precedent in the Agreement, including these Guidelines, with respect to each Direct Disbursement Transaction, Administrative Agent will make best efforts to (x) transfer the related Haircut Amount from the Haircut Account to the Operating Account, (y) allocate the related Purchase Price on behalf of Buyers for such Transaction to the Operating Account, and (z) disburse the combined related Haircut Amount and Purchase Price from the Operating Account (which for the avoidance of doubt may include funds disbursed via an overdraft from the Operating Account) to the applicable Settlement Party pursuant to payment instructions provided and confirmed by an authorized Finance Portal Approved User via the Finance Portal. Such transfer of funds to the applicable Settlement Party on the Purchase Date for any Direct Disbursement Transaction will constitute full payment by Administrative Agent on behalf of Buyers of the Purchase Price for such Mortgage Loan and will be subject to the Lien of the Administrative Agent created hereby. Seller shall transfer all of Seller's right, title and interest in and to the related Purchased Loans to Administrative Agent against the simultaneous transfer of the Purchase Price for such Purchased Loans by Administrative Agent to Seller or its designee.

(e) Failed Fundings. If any amounts are disbursed by Administrative Agent to a

EXHIBIT A, ~~Form of Request/Confirmation~~Transaction Guidelines – Page 4
13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

Settlement Party in connection with a Direct Disbursement Transaction and the related Mortgage Loan fails to be funded to the related Mortgagor or the origination or acquisition of such Mortgage Loan otherwise fails to close for any reason, Seller shall provide written notice to Administrative Agent of such failure as soon as possible and shall return, or cause the Settlement Party to return, to the Operating Account the amounts disbursed by Administrative Agent in respect of such Mortgage Loan as soon as practicable, and in each case no later than one (1) Business Day following the related Purchase Date. In connection with any such failed Transaction, Price Differential shall accrue on the Purchase Price disbursed to the Settlement Party from the day of such disbursement (or, if Administrative Agent disbursed such amounts to the Settlement Party after 5:30 p.m. (New York time), from the day following such disbursement) until the related Purchase Price is returned to Administrative Agent. Funds returned to the Operating Account after 5:00 p.m. (New York time) shall be deemed to have been received on the next succeeding Business Day. Seller further agrees to indemnify Administrative Agent and Buyers for any loss, cost or expense incurred by Administrative Agent or any Buyer as a result of the failure of any Mortgage Loans to close or to be delivered to Administrative Agent on behalf of Buyers. In connection with a failed Direct Disbursement Transaction, Administrative Agent shall deposit in the Haircut Account, if applicable, the portion of disbursement proceeds allocable to the Haircut Amount returned by a Settlement Party.

Section 3. Administrative Agent's Operating Account.

(a) Administrative Agent shall establish an Operating Account in the name of Administrative Agent for the benefit of Buyers. Except with respect to any amounts required or permitted to be paid to the Haircut Account in this Agreement, or as otherwise mutually agreed in writing, all transfers of funds to be made by Seller to Administrative Agent under this Agreement (including Price Differential, Repurchase Price, amounts in respect of a Margin Deficit, Income and other proceeds as provided herein) shall be remitted in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the Operating Account by not later than 5:00 p.m. (New York time) on the date such payment shall become due, unless otherwise provided herein, and each payment made after such time shall be deemed to have been made on the next succeeding Business Day. Each Seller Party acknowledges that it has no rights of withdrawal from the Operating Account.

Section 4. Haircut Account.

(a) As part of the Purchased Loans securing all of the Obligations, and to facilitate the funding of Transactions hereunder, the Haircut Account shall be established and maintained with Administrative Agent. The Haircut Account and all funds credited to the Haircut Account shall be under the sole dominion and control of Administrative Agent, and shall be and remain pledged to Administrative Agent until all Obligations have been repaid in full and the Agreement has terminated. Amounts on deposit in the Haircut Account will accrue interest at standard deposit rates agreed to by Administrative Agent for the benefit of Seller.

(b) From time to time, Seller shall deposit applicable Haircut Amounts into the Haircut Account in connection with Direct Disbursement Transactions, and may otherwise direct the remittance into the Haircut Account of any excess amounts owed to Seller following Administrative Agent's application of take-out proceeds or other income with respect to a

EXHIBIT A, ~~Form of Request/Confirmation~~Transaction Guidelines – Page 5
13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

Transaction. Seller shall be entitled to withdraw or otherwise direct the disposition of funds, at any time and from time to time (subject to reasonable limitations with respect to advance notice and frequency of withdrawals), and amounts in the Haircut Account, subject to Administrative Agent's rights hereunder and the absence of a Margin Call, Default or Event of Default.

(c) If any Event of Default has occurred and is continuing, or if any Price Differential, amounts in respect of a Margin Deficit or any other amounts are then owing to Administrative Agent or Buyers under this Agreement or another Repurchase Document, Administrative Agent shall be entitled to withdraw any or all amounts on deposit in the Haircut Account to cure such circumstance or otherwise exercise remedies available to Administrative Agent, including the right of setoff, without prior notice to, or consent from, any Seller Party.

Section 5. Reserved.

Section 6. Finance Portal Access.

(a) From time to time, Seller Parties may utilize the Finance Portal to access information and reports related to the Transactions, initiate requests to enter into Transactions and effect repurchases of designated Purchased Loans, provide payment instructions for funding Transactions, and discharge certain reporting and notice obligations to Administrative Agent and Buyers, as contemplated by the Repurchase Documents. All information furnished by Seller to Administrative Agent via the Finance Portal, including without limitation wire and disbursement instructions, Asset Schedules and loan data and all other informational requirements, are required to be in .xls or .csv format.

(b) Seller shall maintain a list of individuals (each, a "Finance Portal Approved User") with authorization to access information and/or administer Transactions through the Finance Portal for or on behalf of any Seller Party including, if applicable, the authorization to provide Settlement Party payment instructions through the Finance Portal in connection with Direct Disbursement Transactions or to approve the funding of Transactions in connection with such payment instructions provided by another Finance Portal Approved User. Seller shall maintain with Administrative Agent a current list of Finance Portal Administrators, in a form to be provided separately by Administrative Agent, and shall revise and update such list as required from time to time. Each Finance Portal Administrator appointed by Seller is authorized, acting singly and at any time, and from time to time, to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User with respect to the Transactions.

(c) Administrative Agent shall not be under any duty or obligation to inspect, review or verify, nor to make any investigation into the accuracy, suitability or due authorization of, any request, instruction, certification or other information (including without limitation any payment or disbursement instructions or repurchase requests) provided by any person duly authorized as a Finance Portal Approved User by a Finance Portal Administrator and acting in accordance with such user's authorized entitlements via the Finance Portal. In the absence of bad faith on the part of Administrative Agent, Administrative Agent may conclusively rely upon any request, instruction, certification or other information furnished by a Finance Portal Approved User via the Finance Portal, and Administrative Agent shall not be liable for any action taken in reliance thereon which is not a result of Administrative Agent's bad faith or willful misconduct.

EXHIBIT A, ~~Form of Request/Confirmation~~Transaction Guidelines – Page 6
13312-781/Pulte Mortgage Warehouse Facility

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 7 13312-781/Pulte Mortgage Warehouse Facility [The remainder of this page is intentionally left blank.]

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 8 13312-781/Pulte Mortgage Warehouse Facility GLOSSARY OF DEFINED TERMS. “Asset Schedule” means, with respect to a Mortgage Loan, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by or on behalf of Seller and delivered to Administrative Agent, in a format acceptable to Administrative Agent. “Direct Disbursement Transaction” means a Transaction requested by Seller using the Finance Portal and with respect to which the Purchase Price is to be funded by Administrative Agent on behalf of Buyers, together with the related Haircut Amount from Seller, directly to the applicable Settlement Party. “Finance Portal” means the website maintained by Administrative Agent and used by Seller and Administrative Agent to administer the Transactions, including the funding of Transactions from time to time, and certain notice and reporting requirements contemplated by the Agreement and other related arrangements. “Finance Portal Administrator” means each individual appointed by Seller with authority to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User on Seller’s behalf. “Finance Portal Approved User” has the meaning set forth in Section 6 of this Exhibit A. “Haircut Account” means a cash deposit account with Administrative Agent on behalf of Buyers which shall be titled as designated by Administrative Agent, to which Administrative Agent shall have exclusive access and control. “Haircut Amount” means, with respect to any Eligible Asset to be purchased by Administrative Agent on behalf of Buyers pursuant to a Direct Disbursement Transaction hereunder, the shortfall between (x) the origination proceeds or acquisition price of such Eligible Asset requested to be disbursed to the related Settlement Party and (y) the Purchase Price to be paid by Administrative Agent on behalf of Buyers. “Operating Account” means Administrative Agent’s account, for the benefit of Buyers, to which Administrative Agent shall have exclusive access and control. “Repurchase Documents” means, collectively, the Agreement, any pricing letter, and all instruments, documents, guarantees and agreements at any time evidencing, governing, securing or otherwise relating to any Transaction. “Seller Party” means each Seller identified in the Agreement, unless otherwise defined therein. “Settlement Party” means, in connection with each Direct Disbursement Transaction, the party identified in the related Transaction Request as the intended recipient of the applicable Purchase Price and Haircut Amount for such Eligible Asset to be disbursed by

EXHIBIT A, Form of Request/ConfirmationTransaction Guidelines – Page 9 13312-781/Pulte Mortgage Warehouse Facility Administrative Agent, which party shall be either (i) with respect to Wet-Ink Transactions, an unaffiliated title company, title insurance agent, escrow company or attorney which is responsible for disbursing the origination proceeds of the Mortgage Loan or an unaffiliated seller of such Mortgage Loan to Seller, as acceptable to Administrative Agent in its sole discretion, or (ii) with respect to all other Transactions, Seller or its designee. “Transaction Request” means a completed request for a Transaction submitted to Administrative Agent in accordance with Administrative Agent’s then-current procedures. “Wet-Ink Transaction” means any Transaction the subject of which is a Wet Loan. [The remainder of this page is intentionally left blank.]

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

EXHIBIT G

FORM OF REPURCHASE SETTLEMENT ACCOUNT DISBURSEMENT REQUEST

To:
JPMorgan Chase Bank, N.A., Agent
~~383 Madison~~270 Park Avenue, ~~8~~4th Floor
New York, New York ~~10179~~10017
Attention: Annie Sun
Phone: (212) 270-0059
Email: annie.v.sun@jpmorgan.com
CC: rmbs_principal_finance@jpmorgan.com

From:
Pulte Mortgage LLC
6900 E. Layton Avenue, Suite 1500
Denver, Colorado 80237
Attention:______________________________
Phone:________________________________
Fax:__________________________________
Email:________________________________

And

JPMorgan Chase Bank, N.A.
~~Mortgage Warehouse Finance Operations~~
~~Attn: MWF Operations Team~~
~~TX1-0022~~
~~14800 Frye Road, 2nd Floor~~
~~Fort Worth, Texas 76155~~
~~Attention: Natalie Sheeran~~
~~Phone: (817) 399-4858~~

500 Stanton Christiana Road
Newark, Delaware 19713
Attention: Michelle Peppel
Telephone: (302) 634-1570
Email: ~~natalie~~michelle.~~x~~l.~~sheeran~~
peppel@jpmorgan.com
cc: spg_mf_team@jpmorgan.com

Please refer to the Master Repurchase Agreement dated as of August 16, 2023 among Pulte Mortgage LLC (the "Seller"), the buyers from time-to-time party thereto (the "Buyers") and JPMorgan Chase Bank, N.A., as agent to the Buyers (in such capacity, the "Agent") (as it may have been or may hereafter be supplemented, amended, restated or otherwise modified from time to time, the "Current Repurchase Agreement"). Any term defined in the Current Repurchase Agreement and used in this request shall have the meaning given to it in the Current Repurchase Agreement.

Seller hereby represents and warrants to Agent that the amounts and sources of the funds currently in the Repurchase Settlement Account are set forth on the spreadsheet attached as Annex 1 hereto.

Pursuant to Section 3.7 of the Current Repurchase Agreement, Seller hereby requests that Agent disburse the funds in the Repurchase Settlement Account in accordance with the

EXHIBIT G, Form of Repurchase Settlement Account Disbursement Request – Page 1
13312-781/Pulte Mortgage Warehouse Facility

SCHEDULE 1.2, Deposit Accounts – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 1.2 DEPOSIT ACCOUNTS Funding Operating Account 253554015 Operating Haircut Account 253554023 Cash Pledge Account 253554031 Repurchase Settlement Account 253554015 Escrow Account 829895199 Income Account 829895199

EXHIBIT A-2, Conformed Agreement (Clean) – Cover Page 13312-781/Pulte Mortgage Warehouse Facility Exhibit A-2 CONFORMED AGREEMENT (Clean) (See attached)

13312-781/Pulte Mortgage Warehouse Facility MASTER REPURCHASE AGREEMENT dated as of August 16, 2023 among JPMORGAN CHASE BANK, N.A., as Lead Arranger and a Buyer, JPMORGAN CHASE BANK, N.A., as Administrative Agent THE OTHER BUYERS PARTY HERETO and PULTE MORTGAGE LLC, as Seller

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 1. Applicability and Defined Terms 1
1.1. Applicability 1
1.2. Defined Terms 2
1.3. Other Definitional Provisions 33
1.4. Rates 34
Section 2. The Buyers' Commitments. 34
2.1. The Buyers' Commitments to Purchase 34
2.2. Expiration or Termination of the Commitments 35
2.3. Disbursement of Purchase Prices 35
2.4. Swing Line Facility 35
2.5. Swing Line Transactions 35
2.6. Optional Termination, Reduction and Increase of Buyers' Commitments 38
Section 3. Initiation; Termination. 39
3.1. Seller Request; Agent Confirmation 39
3.2. Entering into Transactions 40
3.3. Transaction Termination; Purchase Price Decrease 40
3.4. Place for Payments of Repurchase Prices 41
3.5. Withdrawals from and Credits to Haircut Account 41
3.6. [Reserved] 41
3.7. Disbursements from Repurchase Settlement Account 41
3.8. Delivery of Additional Mortgage Loans 42
3.9. Application of Purchase Price Decreases 42
3.10. Defaulting Buyers 42
3.11. eMortgage Loan Transactions 45
Section 4. Transaction Limits and Sublimits. 46
4.1. Transaction Limits 46
4.2. Transaction Sublimits 47
4.3. Compliance 49
Section 5. Price Differential 49
5.1. Pricing Rate 49
5.2. Pricing Rate for Default Pricing Rate Purchased Loans 49
5.3. Price Differential Payment Due Dates 49

i

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 6. Margin Maintenance. 49
6.1. Margin Deficit 49
6.2. Margin Call Deadline 50
6.3. Application of Cash 50
6.4. Inability to Determine Rates 50
6.5. SOFR Unavailability; Successor Rate Determination 51
6.6. Illegality 53
6.7. Increased Costs 53
6.8. Capital Requirements 54
6.9. Certificates for Reimbursement 54
6.10. Market Valuations for Purchase Prices 54
Section 7. Taxes. 55
7.1. Payments to be Free of Taxes; Withholding 55
7.2. Other Taxes 55
7.3. Taxes Indemnity 55
7.4. Receipt 56
7.5. Non-Exempt Buyer 56
7.6. If Buyer Fails to Provide Form 58
7.7. Refunds 58
7.8. Survival 58
Section 8. Income and Escrow Payments; Control. 58
8.1. Income and Escrow Payments 58
8.2. Income and Escrow Accounts Prior to Event of Default 59
8.3. Income and Escrow Accounts after Event of Default 59
Section 9. Buyers' Fees; Agent's Fees; Cash Pledge Account. 59
9.1. Buyers' Fees 59
9.2. Agent's Fees 59
9.3. Custodian's Fees 59
9.4. Cash Pledge Account 59
Section 10. Security Interest; License. 60
10.1. Intent of the Parties 60
10.2. Remedies 62

ii

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 11. Substitution. 63
11.1. Seller May Substitute Other Mortgage Loans with Notice to and Approval of Agent 63
11.2. Payment to Accompany Substitution 64
Section 12. Payment and Transfer. 64
12.1. Immediately Available Funds; Notice to Custodian 64
12.2. Payments to the Agent 64
12.3. If Payment Not Made When Due 64
12.4. Payments Valid and Effective 65
12.5. Pro Rata Distribution of Payments 65
Section 13. Segregation of Documents Relating to Purchased Loans. 65
Section 14. Conditions Precedent. 66
14.1. Initial Purchase 66
14.2. Each Purchase 67
Section 15. Representations, Warranties and Covenants. 69
15.1. Buyers, Agent and Seller Representations 69
15.2. Additional Seller Representations 69
15.3. Special Representations Relating to the Purchased Loans 74
15.4. Representations and Warranties Relating to Specific Transactions 74
15.5. Buyer Representations 75
15.6. Survival 76
Section 16. Affirmative Covenants. 76
16.1. Office of Foreign Assets Control and USA Patriot Act 76
16.2. Financial Statements 76
16.3. Financial Statements Will Be Accurate 78
16.4. Other Reports 78
16.5. Maintain Existence and Statuses; Conduct of Business 79
16.6. Compliance with Applicable Laws 79
16.7. Inspection of Properties and Books; Protection of Seller's Proprietary Information; Buyers' Due Diligence of Seller 79
16.8. Notice of Suits, Etc 81
16.9. Payment of Taxes, Etc 82
16.10. Insurance; Fidelity Bond 82
16.11. eMortgage Loans 83

iii

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

16.12. Subordination of Certain Indebtedness ... 83
16.13. Certain Debt to Remain Unsecured ... 83
16.14. Promptly Correct Escrow Imbalances ... 84
16.15. MERS Covenants ... 84
16.16. Special Affirmative Covenants Concerning Purchased Loans ... 85
16.17. Coordination with Other Lenders/Repo Purchasers and Their Custodians ... 85
16.18. Financial Covenants ... 86
16.19. Underwriting Guidelines ... 86
Section 17. Negative Covenants. ... 87
17.1. No Merger ... 87
17.2. Limitation on Debt and Contingent Indebtedness ... 87
17.3. Business ... 88
17.4. Liquidations, Dispositions of Substantial Assets ... 88
17.5. Loans, Advances, and Investments ... 88
17.6. Use of Proceeds ... 89
17.7. Transactions with Affiliates ... 89
17.8. Liens ... 89
17.9. ERISA Plans ... 89
17.10. Change of Principal Office ... 89
17.11. Distributions ... 89
17.12. Limitations on Payments of Certain Debt ... 89
17.13. No Changes in Accounting Practices or Fiscal Year ... 90
17.14. No Changes to Underwriting Guidelines ... 90
Section 18. Events of Default; Event of Termination. ... 90
18.1. Events of Default ... 90
18.2. Transaction Termination ... 92
18.3. Termination by the Agent ... 93
18.4. Remedies ... 93
18.5. Liability for Expenses and Damages ... 94
18.6. Liability for Interest ... 94
18.7. Other Rights ... 94
18.8. Seller's Repurchase Rights ... 94
18.9. Sale of Purchased Loans ... 94

iv

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

18.10.	Setoff	95
Section 19.	Servicing of the Purchased Loans.	95
19.1.	Servicing Released Basis	95
19.2.	Servicing and Subservicing	95
19.3.	Escrow Payments	96
19.4.	Escrow and Income after Event of Default	96
19.5.	Servicing Records	96
19.6.	Subservicer Instruction Letter	97
19.7.	Termination of Servicing	97
19.8.	Renewal of Interim Servicing Term	97
19.9.	Notice from Seller	98
19.10.	Seller Remains Liable	98
19.11.	Backup Servicer	98
19.12.	Successor Servicer	99
Section 20.	Payment of Expenses; Indemnity	99
20.1.	Expenses	99
20.2.	Indemnity	100
Section 21.	Single Agreement	101
Section 22.	Relationships among the Agent and the Buyers.	101
22.1.	Appointment of Agent	101
22.2.	Scope of Agent's Duties	101
22.3.	Limitation on Duty to Disclose	102
22.4.	Authority of Agent to Enforce this Agreement	103
22.5.	Agent in its Individual Capacity	103
22.6.	Actions Requiring All Buyers' Consent	103
22.7.	Actions Requiring Required Buyers' Consent	104
22.8.	Agent's Discretionary Actions	104
22.9.	Buyers' Cooperation	105
22.10.	Buyers' Sharing Arrangement	105
22.11.	Buyers' Acknowledgment	106
22.12.	Agent Market Value Determinations	107
22.13.	Agent's Duty of Care, Express Negligence Waiver and Release	107
22.14.	Calculations of Shares of Principal and Other Sums	108

v

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

22.15. Successor Agent ... 108
22.16. Merger of the Agent ... 108
22.17. Participation; Assignment by Buyers ... 109
22.18. The Agent and the Buyers are the only Beneficiaries of this Section ... 111
22.19. Knowledge of Default ... 112
22.20. No Reliance on Agent's Customer Identification Program ... 112
22.21. Other Titles ... 112
22.22. Other Agreements ... 113
22.23. Erroneous Payments ... 113
Section 23. Notices and Other Communications; Electronic Transmissions. ... 113
Section 24. Miscellaneous. ... 116
24.1. Further Assurances ... 116
24.2. Agent as Attorney in Fact ... 116
24.3. Wires to Seller ... 116
24.4. Wires to Agent ... 117
24.5. Receipt; Available Funds ... 117
24.6. Privacy of Customer Information ... 117
Section 25. Entire Agreement; Severability ... 118
Section 26. Non-assignability; Termination; Replacement of Buyers ... 118
26.1. Limited Assignment ... 118
26.2. Remedies Exception ... 118
26.3. Agreement Termination ... 118
26.4. Replacement of Buyers ... 118
Section 27. Counterparts. ... 119
Section 28. Governing Law, Jurisdiction and Venue. ... 119
Section 29. Waiver of Jury Trial. ... 120
Section 30. Relationship of the Parties. ... 120
Section 31. No Waivers, Etc. ... 121
Section 32. Use of Employee Plan Assets. ... 121
32.1. Prohibited Transactions ... 121
32.2. Audited Financial Statements Required ... 121
32.3. Representations ... 121

vi

13312-781/Pulte Mortgage Warehouse Facility

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

TABLE OF CONTENTS

Page

Section 33. Intent. 121

33.1. Transactions are Repurchase Agreements and Securities Contracts 121

33.2. Contractual Rights, Etc 122

33.3. FDIA 122

33.4. Master Netting Agreement 122

Section 34. Disclosure Relating to Certain Federal Protections. 122

34.1. Parties not Protected by SIPA or Insured by FDIC or NCUSIF 122

34.2. SIPA Does Not Protect Government Securities Broker or Dealer Counterparty ... 122

34.3. Transaction Funds Are Not Insured Deposits 123

Section 35. USA Patriot Act Notification. 123

Section 36. Waiver of Fees, Costs and Expenses. 123

EXHIBITS AND SCHEDULES

Exhibit A	Transaction Guidelines
Exhibit B	Form of Compliance Certificate
Exhibit C	List of Subsidiaries of the Seller as of the Effective Date
Exhibit D	Form of Corporation Tax Treatment Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Repurchase and Indemnification Report
Exhibit G	Form of Repurchase Settlement Account Disbursement Request
Schedule AI	Approved Investors
Schedule AR	Authorized Seller Representatives List Effective as of August 16, 2023
Schedule BC	Buyers' Committed Sums
Schedule JML	Jumbo Mortgage Loan Criteria
Schedule PLD	List of Primary Loan Documents
Schedule DQ	Disqualifiers
Schedule EL	Eligible Loans
Schedule 1.2	Deposit Accounts
Schedule 15.2(f)	Material Adverse Changes and Contingent Liabilities
Schedule 15.2(g)	Pending Litigation
Schedule 15.2(n)	Existing Liens
Schedule 15.2(s)	Compliance Information
Schedule 15.3	Special Representations and Warranties with Respect to each Purchased Loan
Schedule 23	Buyers' Addresses for Notice as of August 16, 2023

vii

13312-781/Pulte Mortgage Warehouse Facility

MASTER REPURCHASE AGREEMENT – Page 1 13312-781/Pulte Mortgage Warehouse Facility MASTER REPURCHASE AGREEMENT THIS MASTER REPURCHASE AGREEMENT is made and entered into as of August 16, 2023, between and among Pulte Mortgage LLC, a Delaware limited liability company (the “Seller”), and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and representative of itself as a Buyer and the other Buyers (the “Agent” and sometimes “JPMorgan Chase”), and the other Buyers, as defined in Section 1.2. RECITALS Section 1. Applicability and Defined Terms. 1.1. Applicability. From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to the Agent on behalf of the Buyers, Eligible Loans on a servicing released basis against the transfer of funds by the Buyers, with a simultaneous agreement by the Buyers to transfer to the Seller such Eligible Loans at a date certain or on demand in the event of termination pursuant to Section 18.2 hereof, or if no demand is sooner made, on the Termination Date, against the transfer of funds by the Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, as hereinafter defined. JPMorgan Chase has also agreed to provide a separate revolving swing line repurchase facility to initially and temporarily purchase Eligible Loans pending their purchase by all of the Buyers pursuant to this Agreement. The parties hereby specifically declare that it is their intention that this Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement,” which term includes the preamble above) and the purchases of Eligible Loans made pursuant to it (under both its regular and swing line provisions) are to be treated as repurchase transactions under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), including all rights that accrue to the Buyers by virtue of sections 559, 561 and 562 of the Bankruptcy Code. This Agreement also contains lien provisions with respect to the Purchased Loans so that if, contrary to the intent of the parties, any court of competent jurisdiction characterizes any Transaction as a financing, rather than a purchase, under applicable law, including the applicable provisions of the Bankruptcy Code, the Agent is deemed to have a first priority perfected security interest in and to the Purchased Loans to secure the payment and performance of all of the Seller’s Obligations under this Agreement and the other Transaction Documents. The Buyers’ agreement to establish and continue the revolving repurchase facilities, and JPMorgan Chase’s agreement to establish and continue such revolving swing line repurchase facility, are each made upon and subject to the terms and conditions of this Agreement. If there is any conflict or inconsistency between any of the terms or provisions of this Agreement and any of the other Transaction Documents, this Agreement shall govern and control. If there is any conflict between any provision of this Agreement and any later supplement, amendment, restatement or replacement of it, then the latter shall govern and control.

MASTER REPURCHASE AGREEMENT – Page 2 13312-781/Pulte Mortgage Warehouse Facility 1.2. Defined Terms. Except where otherwise specifically stated, capitalized terms used in this Agreement and the other Transaction Documents have the meanings assigned to them below or elsewhere in this Agreement. “Accepted Servicing Practices” means, with respect to any Mortgage Loan, (a) those mortgage loan servicing standards and procedures in accordance with all applicable state, local and federal laws, rules and regulations and (b)(i) the mortgage loan servicing standards and procedures prescribed by Fannie Mae and Freddie Mac, in each case as set forth in the Fannie Mae Servicing Guide or Freddie Mac Servicing Guide, as applicable, and in the directives or applicable publications of such agencies, as such may be amended or supplemented from time to time, or (ii) with respect to any Mortgage Loans and any matters or circumstances as to which no such standard or procedure applies, the servicing standards, procedures and practices the Seller uses with respect to its own assets as of the date of this Agreement, subject to reasonable changes. “Additional Purchased Loans” means Eligible Loans transferred by the Seller to the Buyers pursuant to, and as defined in, Section 6.1(a). “Adjusted Tangible Net Worth” means, with respect to the Seller and its Subsidiaries on a Consolidated basis on any day, an amount equal to: (i) the Tangible Net Worth of the Seller and its Subsidiaries on a consolidated basis on that day; minus (ii) fifty percent (50%) of the book value of REO held by the Seller and its Subsidiaries net of their reserves against REO losses on that day; minus (iii) fifty percent (50%) of the book value of other illiquid investments held by the Seller and its Subsidiaries net of their reserves against other illiquid investments on that day; minus (iv) the book value of Mortgage Loans held by the Seller and its Subsidiaries for investment purposes net of their reserves against Mortgage Loan investment losses on that day; plus (v) the lesser of (x) fifty percent (50%) of the book value of Mortgage Loans held by the Seller and its Subsidiaries for investment purposes net of their reserves against Mortgage Loan investment losses on that day and (y) Twenty Million Dollars ($20,000,000); plus (vi) the lesser of (x) one percent (1%) of the Outstanding Principal Balances of all Mortgage Loans for which the Seller and its Subsidiaries own the Servicing Rights and (y) the capitalized value of the Seller’s and its Subsidiaries’ Servicing Rights, on that day; and plus (vii) the then unpaid principal amount of all Qualified Subordinated Debt of the Seller and its Subsidiaries.

MASTER REPURCHASE AGREEMENT – Page 3 13312-781/Pulte Mortgage Warehouse Facility “Advance File” means a file containing all information concerning each Mortgage Loan required by the “Record Layout,” as defined and provided for in (and attached as an exhibit to) the Custody Agreement, one of which shall be delivered by the Seller to the Custodian for each Purchased Loan on its Purchase Date, both by electronic, computer readable transmission in accordance with such Record Layout and, in the event such electronic transmission is not possible, by faxing a hard copy thereof to the Custodian. “Affected Tenor” is defined in Section 6.4. “Affiliate” means and includes, with respect to a specified Person, any other Person: (a) that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person; (b) that is a director, manager, trustee, general partner, managing or sole member or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person; (c) of which the specified Person is a director, manager, trustee, general partner, managing or sole member or executive officer or with respect to which the specified Person serves in a similar capacity and over whom the specified Person, either alone or together with one or more other Persons similarly situated, has Control; (d) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities — which does not include any MBS — of the specified Person; or (e) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities of the specified Person. For the purposes of this definition only, “Control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “Controlling”, “Controlled by” and “under common Control with” have meanings correlative to the meaning of “Control”. “Aged Mortgage Loan” means, on any day, a Purchased Loan that is not a Jumbo Mortgage Loan and whose Purchase Date was more than sixty (60) days but not more than ninety (90) days prior to that day. “Aged Mortgage Loan Sublimit” is defined in the table set forth in Section 4.2(d). “Agency” (and, with respect to two or more of the following, “Agencies”) means Fannie Mae, FHA, Freddie Mac, Ginnie Mae, RHS or VA. “Agency Guidelines” means those requirements, standards and procedures that may be adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, which requirements govern the Agencies’ willingness to purchase or guaranty such loans.

MASTER REPURCHASE AGREEMENT – Page 4 13312-781/Pulte Mortgage Warehouse Facility “Agency Loan Sublimit” is defined in Section 4.2(a). “Agency Mortgage Loan” means a first priority single-family residential Mortgage Loan that fully conforms to all Agency underwriting and other requirements and whose Customer(s) have a FICO score of 620 or higher. The term “Agency Mortgage Loan” does not include Government Mortgage Loans, Jumbo Mortgage Loans, RHS Mortgage Loans or State Bond Mortgage Loans. “Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable. “Agent” is defined in the preamble to this Agreement. “Agent’s Fees” is defined in Section 9.2. “Aggregate Outstanding Purchase Price” means as of any Determination Date, an amount equal to the sum of the Purchase Prices for all Purchased Loans included in all Open Transactions. “Agreement” is defined in the Recitals. “Applicable Floor” means, as such term is used in the definitions of “Daily Simple SOFR” or “Successor Rate” (as defined in Section 6.5), zero percent (0.0%) per annum. “Applicable Margin” is defined in the Pricing Side Letter. “Approved Investor” means Ginnie Mae, Fannie Mae, Freddie Mac and any of the Persons listed on Schedule AI, as it may be supplemented or amended from time to time by agreement of the Seller and the Agent; provided, that (a) persons listed on Schedule AI shall be Approved Investors only with respect to the type(s) of Mortgage Loans for which they are specified as an “Approved Investor” on Schedule AI (including, without limitation, eMortgage Loans), and (b) if the Agent shall give notice to the Seller of the Agent’s reasonable disapproval of any Approved Investor(s) named in the notice, the Approved Investor(s) so named shall no longer be (an) Approved Investor(s) from and after the time when the Agent sends that notice to the Seller or such later date as may be specified by the Agent in its sole discretion. “Approved Investor Agreement” means an agreement, in form and substance acceptable to the Agent, between an Approved Investor and the Seller, pursuant to which such Approved Investor has committed to purchase from the Seller certain of the Purchased Loans, as such agreement may be amended, restated, supplemented or otherwise modified from time to time. If any Approved Investor Agreement is modified in any material respect (other than through ordinary course changes to such Approved Investor’s purchase guidelines), the Seller shall provide the Agent with notice of such material modification (other than through ordinary course changes to such Approved Investor’s purchase guidelines) and the Agent shall have the right to suspend approval of the Approved Investor with respect to Investor Commitments after the effective date thereof until the Agent has received such modification (other than through ordinary course changes to such Approved Investor’s purchase guidelines) and approved it in writing; provided that any such suspension shall be provided in a written notice from Agent to Seller.

MASTER REPURCHASE AGREEMENT – Page 5 13312-781/Pulte Mortgage Warehouse Facility “Asset Schedule” is defined in the Custody Agreement. “Authoritative Copy” means, with respect to an eNote, the single authoritative copy of such eNote within the meaning of 15 U.S.C. § 7021(c) (being Section 7021(c) of E-SIGN) or Section 16(c) of UETA, as applicable, which eNote is within the Control of the Controller. “Authorized Seller Representative” means a representative of the Seller duly designated by all requisite limited liability company action to execute any certificate, schedule or other document contemplated or required by this Agreement or the Custody Agreement on behalf of the Seller and as its act and deed. A list of Authorized Seller Representatives current as of the Effective Date is attached as Schedule AR. The Seller will provide an updated list of Authorized Seller Representatives to the Agent and the Custodian promptly following each addition to or subtraction from such list, and the Agent and the Custodian shall be entitled to rely on each such list until such an updated list is received by the Agent and the Custodian. “Backup Servicer” means any Person designated by the Agent, in its sole discretion, to act as a backup servicer of the Purchased Loans in accordance with Section 19.11. “Bankruptcy Code” is defined in the Recitals. “Benchmark” means the Daily Simple SOFR; provided that if the Daily Simple SOFR or any successor thereof is subsequently replaced by a Successor Rate in accordance with Section 6.5, then “Benchmark” shall mean the applicable Successor Rate then in effect. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended from time to time. “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Agent is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in New York, New York. “Buyer” means JPMorgan Chase and such other Persons from time-to-time party to this agreement as a “Buyer.” Persons who are currently Buyers on any day shall be listed as Buyers in Schedule BC in effect for that day. “Buyer Affiliate” means (a) with respect to any Buyer, (i) an Affiliate of such Buyer or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements in the ordinary course of its business and is administered or managed by such Buyer or an Affiliate of such Buyer and (b) with respect to any Buyer that is a fund which invests in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements, any other fund that invests in securities and mortgage reverse repurchase agreements, bank loans and similar financial arrangements and is

MASTER REPURCHASE AGREEMENT – Page 6 13312-781/Pulte Mortgage Warehouse Facility managed by the same investment advisor as such Buyer or by an Affiliate of such investment advisor. “Buyers’ Fees” is defined in Section 9.1. “Cash Equivalents” means any of the following: (a) marketable direct obligations and other securities issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one hundred eighty (180) days or less after the date of the applicable financial statement reporting such amounts; (b) certificates of deposit, time and demand deposits or Eurodollar time deposits having maturities of one hundred eighty (180) days or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and rated at least A-2 by Standard & Poor’s Corporation or P-2 by Moody’s Investors Service, Inc.; (c) money market and cash accounts and money market funds which are invested in investments of the types described above or in commercial paper or variable or fixed rate notes maturing no more than one hundred eighty (180) days from the date of the applicable financial statement reporting such amounts and which is rated at least A-2 by Standard & Poor’s Corporation or at least P-2 by Moody’s Investors Service, Inc.; and (d) repurchase agreements with a bank or trust company (including any of the Buyers) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which Seller shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations. “Cash Pledge Account” means the Seller’s non-interest-bearing demand deposit account maintained with Agent and described in Section 9.3 in which the Seller shall maintain the Required Amount of funds for the term of this Agreement. “Central Elements” means and includes the value of a substantial part of the Purchased Loans; the prospects for payment of each portion of the Repurchase Price, both Purchase Price and Price Differential, when due; the validity or enforceability of this Agreement and the other Transaction Documents and, as to any Person referred to in any reference to the Central Elements, such Person’s property, business operations, financial condition and ability to fulfill and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, each taken as a whole, and such Person’s prospects of continuing in business as a going concern. “Certified Copy” means a copy of an original Primary Loan Document or Secondary Loan Document accompanied by (or on which there is stamped) a certification by an officer of either a title insurer or an agent of a title insurer (whether a title agency or a closing attorney) or, except where otherwise specified below, by an Authorized Seller Representative or an officer of the Servicer (if other than the Seller) or subservicer of the relevant Mortgage Loan, that such copy is a true copy of the original and (if applicable) that the original has been sent to the appropriate governmental filing office for recording in the jurisdiction where the related Mortgaged Premises are located. Each such certification shall be conclusively deemed to be a representation and warranty by the certifying officer, agent, Authorized Seller Representative or officer of the relevant

MASTER REPURCHASE AGREEMENT – Page 7 13312-781/Pulte Mortgage Warehouse Facility Servicer or subservicer, as applicable, to the Agent, the Buyers and the Custodian upon which each may rely. “Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or introduction of any applicable Legal Requirement now or hereafter in effect and whether or not applicable to any Buyer or the Agent on such date, (b) any change in any applicable Legal Requirement or in the interpretation or application thereof by any Governmental Authority, or (c) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in any Legal Requirement or in the interpretation, application, administration or implementation thereof, shall include, without limitation, any change made or which becomes effective on the basis of a Legal Requirement or any interpretation, administration or implementation thereof then in force, the effective date of which change is delayed by the terms of such Legal Requirement or interpretation, administration or implementation thereof, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented. “Change of Control” means, in respect of the Seller, the occurrence of the Parent not owning directly, or indirectly, one hundred percent (100%) of the issued and outstanding ownership interests of the Seller. “CL” means JPMorgan Chase, operating through its unincorporated division commonly known as its Correspondent Lending group. “Collateral” is defined in Section 10.1. “Commitment” means, for each Buyer, its commitment under Section 2.1, subject to reduction or increase as described in Section 2.6, to fund its Funding Share of Transactions, limited to such Buyer’s Committed Sum. “Committed Sum” means, for any day, the maximum total amount a Buyer is committed to fund for the purchase from the Seller of Eligible Loans on a revolving basis pursuant to this Agreement, on its terms and subject to its conditions. From the Effective Date of this Agreement through the Termination Date or such other date (if any) when all or any of them is changed by operation of the provisions of any agreement or Legal Requirement, the Committed Sums for the Buyers are as set forth on Schedule BC, as it may be amended and restated from time to time. “Competitor” means an entity which (a) either (i) competes with the Parent or its Affiliates in the home building business, or (ii) is in the business of making, purchasing, holding or otherwise investing in residential Mortgage Loans in the ordinary course of its business, and (b) is not in the

MASTER REPURCHASE AGREEMENT – Page 8 13312-781/Pulte Mortgage Warehouse Facility business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business. “Conforming Changes” means, with respect to either the use or administration of SOFR or the use, administration, adoption or implementation of any Successor Rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of Price Differential, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 6.4 or Section 6.5 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Consolidated” means and refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements refer to the consolidated financial statements of such Person and its properly consolidated subsidiaries. “Contingent Indebtedness” means, with respect to any Person as of a particular date, the sum (without duplication) at such date of (a) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (b) all obligations of such Person under any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any indebtedness or other obligations of any other Person in any matter, whether directly or indirectly, contingently or absolutely, in whole or in part (excluding such Person’s contingent liability as endorser of negotiable instruments for collection in the ordinary course of business), (c) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof and (d) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under any ERISA Plan, in each case excluding any such liabilities or obligations that constitute Debt. “Control” means, with respect to an eNote, “control” of such eNote as such term is defined in 15 U.S.C. § 7021(b) (being Section 7021(c) of E-SIGN) and/or Section 16 of UETA, as applicable, which is established by reference to the MERS eRegistry and any party designated therein as the Controller. “Control Failure” means, with respect to any eMortgage Loan, the occurrence of any event or condition while such eMortgage Loan is subject to a Transaction which results in the Custodian not having Control of the eNote evidencing such eMortgage Loan or the Custodian not being the Controller of such eNote, excluding, however, any Transfer of Control intentionally made by

MASTER REPURCHASE AGREEMENT – Page 9 13312-781/Pulte Mortgage Warehouse Facility Custodian pursuant to this Agreement or any other Transaction Documents, including in conjunction with the sale, conveyance or other disposition of such eMortgage Loan. “Controller” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller,” and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable. “Corporation Tax Treatment Certificate” is defined in Section 7.5(a). “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement for the purpose of hedging the currency risk associated with the Seller’s and its Subsidiaries’ operations and not for speculative purposes. “Custodian” means Truist Bank, as Custodian under the Custody Agreement, or any successor custodian under the Custody Agreement acceptable to the Agent. “Custodian’s Fees” means the fees to be paid by the Seller to the Custodian for its services under the Custody Agreement as provided for in the Custody Agreement or by a separate agreement. Such fees are separate from and in addition to other fees to be paid to the Buyers and the Agent provided for in this Agreement. “Custody Agreement” means the Custody Agreement dated as of August 16, 2023 by and among the Agent, the Seller and the Custodian, as it may be supplemented, amended or restated from time to time. “Customer” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part. “Daily Simple SOFR” means, with respect to each day or any portion thereof (an “Accrual Day”), the SOFR appearing as the rate for the day that is one (1) U.S. Government Securities Business Day prior to (i) if such Accrual Day is a U.S. Government Securities Business Day, such Accrual Day or (ii) if such Accrual Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Accrual Day. If the rate for any such U.S. Government Securities Business Day has not been published by the applicable administrator within two (2) U.S. Government Securities Business Days following such day (and a Successor Rate has not been determined by Administrative Agent as provided herein), then the SOFR for such day will be the last appearing SOFR published prior to such day. Any change in the Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Seller; provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the Daily Simple SOFR would otherwise be less than the Applicable Floor, then the Daily Simple SOFR shall be deemed to be the Applicable Floor for all purposes of this Agreement. “Debt” means, with respect to any Person, on any day, (a) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis)

MASTER REPURCHASE AGREEMENT – Page 10 13312-781/Pulte Mortgage Warehouse Facility that, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and (b) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services; provided that, for purposes of this Agreement, there shall be excluded from Debt on any day loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases and Qualified Subordinated Debt. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means the occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time or both, would constitute an Event of Default. “Default Pricing Rate” means, on any day and with respect to any Transaction, a rate per annum equal to the otherwise applicable Pricing Rate plus two percent (2%) per annum. “Defaulting Buyer” means any Buyer, as determined by the Agent, that has (a) failed to fund any portion of its Transactions (including any Swing Line Transactions syndicated pursuant to Section 2.5) within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Seller, the Agent or any Buyer in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, other mortgage repurchase agreements or any agreements in which it commits to extend credit, (c) failed, within two (2) Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Transactions and participations in then outstanding Swing Line Transactions (provided that such Buyer shall cease to be a Defaulting Buyer pursuant to this clause (c) upon receipt of such written confirmation by the Agent), (d) otherwise failed to pay over to the Agent or any other Buyer any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Buyer shall not be a Defaulting Buyer solely by virtue of the ownership or acquisition of any equity interest in that Buyer or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Buyer with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Buyer (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Buyer. Any determination by the Agent that a Buyer is a Defaulting Buyer under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Buyer shall be deemed to be a Defaulting Buyer upon delivery of written notice of such determination to the Seller, Swing Line Buyer and each Buyer.

MASTER REPURCHASE AGREEMENT – Page 11 13312-781/Pulte Mortgage Warehouse Facility “Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers,” who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location. “Determination Date” means the date as of, or for, which a specified characteristic of a Mortgage Loan or other subject matter is being determined for purposes of a provision of this Agreement or another Transaction Document. “Disqualifier” means any of the circumstances or events affecting Purchased Loans that are described on Schedule DQ. “Dry Loan” means an Eligible Loan originated by the Seller that has been closed, funded and qualifies without exception as an Eligible Loan, including satisfying the requirement that all of its Primary Loan Documents have been delivered to the Custodian. “eClosing System” means the systems and processes used in the origination and closing of an eMortgage Loan and through which the eNote and other Mortgage Loan Documents are accessed, presented and signed electronically. “eClosing Transaction Record” means, for each eMortgage Loan, a record of each eNote and Electronic Record presented and signed using the eClosing System and all actions relating to the creation, execution, and transferring of the eNote, and all other Electronic Records that are required to be maintained pursuant to Agency Guidelines and required to demonstrate compliance with all applicable Legal Requirements. An eClosing Transaction Record shall include systems logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing of each eNote and Electronic Record, together with identifying information that can be used to verify the Electronic Signature and its attribution to the signer's identity, and evidence of the signer's agreement to conduct the transaction electronically and the signer's execution of each electronic signature. “Effective Date” means August 16, 2023. “Electronic Agent” means MERSCORP Holdings, Inc., or its successor in interest or assigns. “Electronic Record” means an “electronic record” as defined in Section 2 of UETA or Section 7006 of E-SIGN, as applicable, and with respect to an eMortgage Loan, the related eNote and all other documents comprising the File electronically created and that are stored in an electronic format and bearing an “electronic signature” as such term is defined in E-SIGN, if any. “Electronic Tracking Agreement” means one (1) or more Electronic Tracking Agreements with respect to (i) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Mortgage Loans held on the MERS System, and (ii) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Seller and Agent, as the same may be amended (including by an Addendum to Electronic Tracking Agreement for eNotes), restated, supplemented or otherwise modified from time to time.

MASTER REPURCHASE AGREEMENT – Page 12 13312-781/Pulte Mortgage Warehouse Facility “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service. “Eligible Assignee” means (a) a Buyer; (b) a Buyer Affiliate; or (c) any other Person (other than a natural person) approved by the (i) Agent and Swing Line Buyer, and (ii) unless an Event of Default has occurred and is continuing, the Seller (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include any natural person, the Seller, or any of the Seller’s Affiliates or Subsidiaries, (y) no assignment shall be made to a Defaulting Buyer (or a Person who would be a Defaulting Buyer if such Person was a Buyer hereunder) without the consent of Agent and Seller; and (z) that notwithstanding clause (c)(ii) of this definition, so long as no Event of Default has occurred and is continuing, no assignment shall be made to a Competitor without the consent of the Seller, which consent may be withheld in its sole discretion. “Eligible Loans” is defined on Schedule EL. “eMortgage Loan” means a Mortgage Loan evidenced by an eNote and as to which some or all of the other documents comprising the related mortgage file may be created electronically and not by traditional paper documentation with a pen and ink signature. “eNote” means, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record. “eNote Custodian” is defined in Section 3.11(b)(ii). “ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute, as amended from time to time, and all rules and regulations promulgated under it. “ERISA Affiliates” means all members of the group of corporations and trades or businesses (whether or not incorporated) that, together with the Seller, are treated as a single employer under Section 414 of the Internal Revenue Code. “ERISA Plan” means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code maintained or contributed to by the Seller or any ERISA Affiliate with respect to which the Seller has a fixed or contingent liability. “Erroneous Payment” is defined in Section 22.23. “Escrow Account” means the Escrow Account established by the Seller with a bank reasonably satisfactory to the Agent under Section 8, and subject to the control of the Agent into which amounts paid for escrow accumulation under Purchased Loans are paid for purposes of paying taxes, insurance and other appropriate escrow charges. “E-SIGN” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq., as supplemented, amended, recodified or replaced from time to time.

MASTER REPURCHASE AGREEMENT – Page 13 13312-781/Pulte Mortgage Warehouse Facility “E-System” means any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system. “eVault” means an electronic repository established and maintained by the eVault Provider for Custodian for delivery and storage of eNotes. “eVault Provider” means such entity agreed upon by Seller, Custodian and Agent. “Event of Default” is defined in Section 18.1. “Event of Insolvency” means, as to any Person: (a) such Person has commenced as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, moratorium, delinquency, arrangement, readjustment of debt, liquidation, dissolution, or similar law of any jurisdiction whether now or hereafter in effect, or consents to the filing of any petition against it under such law, or petitions for, causes or consents to the appointment or election of a receiver, conservator, liquidator, trustee, sequestrator, custodian or similar official for such Person or any substantial part of its property, or an order for relief is entered under the Bankruptcy Code; or any of such Person’s property is sequestered by court or order; or the convening by such Person of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (b) the commencement of any such case or proceeding against such Person, or another Person’s seeking an appointment or election of a receiver, conservator, liquidator, trustee, sequestrator, custodian or similar official for such Person, or any substantial part of its property, or the filing against the such Person of an application for a protective decree under the provisions of SIPA which (i) is consented to or not timely contested by such Person, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree, or the entry of an order having a similar effect or (iii) is not dismissed within sixty (60) days; (c) the making by such Person of a general assignment for the benefit of creditors; or (d) the inability of such Person to, or the admission by such Person of its inability or its intention not to, pay its debts as they become due. “Exception Report” is defined in the Custody Agreement. “Excluded Swap Obligation” means any obligation of Seller to any Buyer with respect to a “swap,” as defined in Section 1a(47) of the Commodity Exchange Act (“CEA”), if and to the extent that Seller’s guaranteeing of, or granting of a security interest or lien to secure, such swap obligation, is or becomes illegal under the CEA, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of Seller’s failure for any reason to constitute an “eligible contract participant,” as defined in Section 1a(18) of the CEA and the regulations thereunder, at the time such guarantee or such

MASTER REPURCHASE AGREEMENT – Page 14 13312-781/Pulte Mortgage Warehouse Facility security interest grant becomes effective with respect to such swap obligation. If any such swap obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall apply only to those swap obligations that are attributable to swaps in respect of which Seller’s guaranteeing of, or granting of a security interest or lien to secure, such swaps is or becomes illegal. “Excluded Taxes” is defined in Section 7.5. “Fannie Mae” means Federal National Mortgage Association and any successor thereto or to the functions thereof. “Federal Funds Effective Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of 1/100th of 1%; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. “Fee Letter” means that certain Fee Letter dated as of August 16, 2023, from the Agent to the Seller. “FHA” means the Federal Housing Administration and any successor. “FICO” means Fair Isaac Corporation and, where used in this Agreement, refers to the credit scoring system developed by that company or to any other Customer credit scoring system whose use by the Seller (for purposes of this Agreement and the Transactions) has been specifically approved in writing by the Agent. “File” means a file in the possession of the Custodian containing all of the Loan Documents for the relevant type of Mortgage Loan. File is referred to as “Asset File” in the Custody Agreement. “Financial Statements” is defined in Section 15.2(f). “Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor thereto or to the functions thereof. “Funding Share” means, for each Buyer, that proportion of the sum of the original Purchase Prices for the Mortgage Loans to be purchased in a Transaction that bears the same ratio to the total amount of such sum as that Buyer’s Committed Sum bears to the Maximum Aggregate Commitment. “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board

MASTER REPURCHASE AGREEMENT – Page 15 13312-781/Pulte Mortgage Warehouse Facility and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day. The requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period shall be comparable in all material respects to those applied in an earlier period, with the exception of changes in application to which the Seller’s independent certified public accountants have agreed and which changes and their effects are summarized in the subject company’s financial statements following such changes. If (a) at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and (b) the Seller or the Required Buyers regard such change(s) as adverse to their respective interests, then upon written notice by the Seller to Agent, or by the Agent or the Required Buyers to the Seller, the parties to this Agreement shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Buyers); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Seller shall provide to the Agent and Buyers Seller’s financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, provided that neither the Agent nor any of the Buyers shall be obligated to commence, continue or conclude any such negotiation or to execute any such supplement or amendment after any Event of Default has occurred (other than an Event of Default caused by such change) that has not been cured by the Seller or that the Agent has not declared in writing to have been waived in accordance with Section 22. “Ginnie Mae” means the Government National Mortgage Association and any successor. “Government Loan Sublimit” is defined in Section 4.2(b). “Government Mortgage Loan” means a first priority single-family residential Mortgage Loan that is FHA insured or VA guaranteed and fully conforms to all Agency underwriting and other requirements and whose Customer(s) have a FICO score of 620 or higher. The term “Government Mortgage Loan” does not include Agency Mortgage Loans, Jumbo Mortgage Loans, RHS Mortgage Loans or State Bond Mortgage Loans. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Haircut Account” is defined in the Transaction Guidelines.

MASTER REPURCHASE AGREEMENT – Page 16 13312-781/Pulte Mortgage Warehouse Facility “Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored in the MERS eRegistry. “Hazard Insurance Policy” means, with respect to each Purchased Loan, the policy of fire and extended coverage insurance required to be maintained for the related Mortgaged Premises’ improvements (and, if the related Mortgaged Premises are located in a federally-designated special flood area, federal flood insurance issued in accordance with the Flood Disaster Protection Act of 1973, as amended from time to time, or, if repealed, any superseding legislation governing similar insurance coverage, or similar coverage against loss sustained by floods or similar hazards that conforms to the flood insurance requirements prescribed by Fannie Mae guidelines, which may be provided under a separate insurance policy), which insurance may be a blanket mortgage impairment policy. “Hedge Agreement” means an Interest Rate Protection Agreement, a Currency Agreement or a forward sales agreement entered into in the ordinary course of the Seller’s or any of its Subsidiaries’ businesses to protect the Seller against changes in interest rates or the market value of assets. “HUD” means the U.S. Department of Housing and Urban Development and any successor. “In Default” means that, as to any Mortgage Loan, any Mortgage Note payment or escrow payment is unpaid for thirty (30) days or more after its due date (whether or not the Seller has allowed any grace period or extended the due date thereof by any means) or another material default has occurred and is continuing, including the commencement of foreclosure or the commencement of a case in bankruptcy for any Customer in respect of such Mortgage Loan. “Income” means, with respect to any Purchased Loan on any day, all payments of principal, interest and other distributions thereon or proceeds thereof paid to the relevant party. “Income Account” means a demand deposit account established by the Seller with JPMorgan Chase and described in Schedule 1.2 under the provisions of Section 8, which shall be subject to the control of the Agent. “Indemnified Liabilities” is defined in Section 20.2. “Indemnified Parties” is defined in Section 20.2. “Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Loans, any short sale of any U.S. Treasury securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, that is entered into by the Seller and a financial institution and is reasonably acceptable to the Agent. “Interim Servicing Term” is defined in Section 19.1.

MASTER REPURCHASE AGREEMENT – Page 17 13312-781/Pulte Mortgage Warehouse Facility “Internal Revenue Code” means the Internal Revenue Code of 1986 or any subsequent federal income tax law or laws, as amended from time to time. “Investment Property Loan Sublimit” is defined in the table set forth in Section 4.2(d). “Investment Property Mortgage Loan” means an Agency Mortgage Loan secured by Mortgaged Premises which are not occupied by the Customer, which has been underwritten by the Approved Investor who issued an Investor Commitment that covers it and whose underwriting, Investor Commitment, appraisal and all related documentation that the Agent elects to review are approved by the Agent. “Investor Commitment” means an unexpired written commitment held by the Seller from an Approved Investor to buy Purchased Loans, and that specifies (a) the type or item(s) of Purchased Loan, (b) a purchase date or purchase deadline date and (c) a purchase price or the criteria by which the purchase price will be determined. “Investor Guidelines” means (i) the eligibility requirements established by the Approved Investor that must be satisfied by a Mortgage Loan originator to sell Mortgage Loans to the Approved Investor and (ii) the specifications that a Mortgage Loan must meet, and the requirements that it must satisfy, to qualify for the Approved Investor’s program of Mortgage Loan purchases, as such requirements and specifications may be revised, supplemented or replaced from time to time. “Jumbo Loan Sublimit” is defined in the table set forth in Section 4.2(d). “Jumbo Mortgage Loan” means a Mortgage Loan that (a) would be an Agency Mortgage Loan except that the original principal amount is more than the maximum Agency loan amount, (b) conforms to the eligibility criteria set forth in Schedule JML, including maximum Loan To Value, maximum original principal balance and minimum Customer FICO score and (c) other than with respect to any Non-Chase Jumbo Mortgage Loan, is subject to an Investor Commitment issued by CL. The term “Jumbo Mortgage Loan” does not include Agency Mortgage Loans, Government Mortgage Loans, RHS Mortgage Loans or State Bond Mortgage Loans. “Legal Requirement” means any law, statute, ordinance, decree, ruling, treaty, requirement, order, judgment, rule or regulation (or interpretation of any of them), including any of the foregoing that relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls, of any (domestic or foreign) court or other Governmental Authority, and the terms of any license, permit, consent or approval issued by any Governmental Authority. “Leverage Ratio” means the ratio of a Person’s Debt (including off balance sheet financings) to its Adjusted Tangible Net Worth. “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

MASTER REPURCHASE AGREEMENT – Page 18 13312-781/Pulte Mortgage Warehouse Facility “Liquidity” means, as of any date of determination, (a) the Seller’s unencumbered and unrestricted cash and Cash Equivalents (including the balance on deposit in the Cash Pledge Account, but excluding any restricted cash or cash pledged to third parties) at such time plus (b) the unused portion of the Pulte Revolving Credit Facility. “Loan Documents” means the Mortgage Note and all of the other papers related to the establishment of a Purchased Loan and the creation, perfection and maintenance of its lien and lien priority for such Purchased Loan, including its Primary Loan Documents and its Secondary Loan Documents and including any papers securing, guaranteeing or otherwise related to or delivered in connection with any Purchased Loan, in a form reasonably acceptable to the Agent (including any guaranties, lien priority agreements, security agreements, mortgages, deeds of trust, collateral assignments of the Seller’s interest in underlying obligations or security, subordination agreements, intercreditor agreements, negative pledge agreements, loan agreements, management agreements, development agreements, design professional agreements, payment, performance or completion bonds, mortgage security and insurance contracts, title, mortgage, pool, casualty, flood and earthquake insurance policies, binders and commitments, FHA insurance and VA guaranties, participation certificates and agreements, financing statements and investor or purchase commitments), as any such Loan Document may be supplemented, amended, restated or replaced from time to time; provided that the “Loan Documents” of an eMortgage Loan include the eMortgage Loan’s related Electronic Records, including the related eNote, rather than their paper equivalents. “Loan Files” means books, records, ledger cards, files, papers, documents, instruments, certificates, appraisal reports, surveys, bonds, journals, reports, correspondence, customer lists, information and data that describes, catalogs or lists such information or data, computer printouts, media (tapes, discs, cards, drives, flash memory or any other kind of physical, electronic or virtual data or information storage media or systems) and related data processing software (subject to any licensing restrictions) and similar items that at any time evidence or contain information relating to any of the Purchased Loans, and other information and data that is used or useful for managing and administering the Purchased Loans, together with the nonexclusive right to use (in common with the Seller and any repurchase agreement counterparty or secured party that has a valid and enforceable interest therein and that agrees that its interest is similarly nonexclusive) the Seller’s operating systems to manage and administer any of the Purchased Loans and any of the related data and information described above, or that otherwise relates to the Purchased Loans, together with the media on which the same are stored to the extent stored with material information or data that relates to property other than the Purchased Loans (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems), and the Seller’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by the Seller’s permittees, and any computer programs that are owned by the Seller (or licensed to the Seller under licenses that may lawfully be transferred or used by the Seller’s permittees) and that are used or useful to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data. “Loan to Value” means, with respect to any Mortgage Loan, a fraction expressed as a percentage, (a) the numerator of which is the outstanding principal amount of such Mortgage Loan encumbering the subject real property, divided by (b) the appraised value of the subject real estate encumbered thereby based on a current appraisal and by an appraiser acceptable to the Agent.

MASTER REPURCHASE AGREEMENT – Page 19 13312-781/Pulte Mortgage Warehouse Facility “Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry. “Low FICO Loan Sublimit” is defined in the table set forth in Section 4.2(d). “Low FICO Mortgage Loan” means a Mortgage Loan that meets all the requirements to be a Government Mortgage Loan except that the FICO score for the Customer(s) of such Mortgage Loan is 580 or higher but less than 620, and whose underwriting, appraisal and all related documentation that the Agent elects to review are approved by the Agent. “Margin Amount” means at any time with respect to any Purchased Loan, the amount equal to (a) the applicable Margin Percentage for that Purchased Loan at that time multiplied by (b) the Market Value of that Purchased Loan at that time. “Margin Call” is defined in Section 6.1(a). “Margin Deficit” is defined in Section 6.1(a). “Margin Excess” is defined in Section 6.1(b). “Margin Percentage” is defined in the Pricing Side Letter. “Margin Stock” is defined in Regulation U as in effect from time to time. “Market Value” means what the Agent determines as the market value of any Purchased Loan, using a commercially reasonable methodology that is, in its sole discretion, in accordance with standards customarily applicable in the financial industry to third party service providers providing values on comparable assets to be used in connection with the financing of such assets, without reference to Hedge Agreements or Investor Commitments. The Agent’s determination of Market Value hereunder shall be conclusive and binding upon the parties, absent manifest error. “Master Servicer” means, with respect to an eNote, the party that is designated in the MERS® eRegistry as the “Master Servicer”, and that in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller. “Master Servicer Field” means, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry. “Maximum Aggregate Commitment” means the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on any day, being the amount set forth in Schedule BC in effect for that day, as decreased and increased pursuant to Section 2.6 and Schedule BC. If and when some or all of the Buyers then party to this Agreement agree in writing to increase their Committed Sums — or if a new Person joins this Agreement as a Buyer in accordance with Section 2.6, or if there is both such an increase and such a joinder — so that the aggregate amount of Committed Sums exceeds the Maximum Aggregate Commitment then in effect, Schedule BC shall be deemed automatically amended and restated to reflect the new Maximum Aggregate Commitment (as an amount equal to the new aggregate amount of Committed Sums) and the Agent shall deliver same to the Seller and the Buyers.

MASTER REPURCHASE AGREEMENT – Page 20 13312-781/Pulte Mortgage Warehouse Facility “MBS” means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (a) is based on and backed by an underlying pool of Mortgage Loans and (b) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for all prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by Ginnie Mae, Fannie Mae, Freddie Mac, an insurance company, a private issuer or any other investor. “MERS” means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or its successors or assigns. “MERS Agreements” means the documents, instruments and agreements referred to as the “Governing Documents” in the MERS Procedures Manual, including, without limitation, the MERS Procedures Manual, the MERS® System Rules of Membership, a MERS member’s membership application and any other legal services agreement a MERS member elects to execute that collectively govern the relationship between such MERS member and MERS with respect to the MERS System. “MERS Designated Mortgage Loan” means a Purchased Loan registered to the Seller on the MERS® System. “MERS eDelivery” means the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry. “MERS eRegistry” means the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee, Location, Master Servicer and Subservicer of the Authoritative Copy of registered eNotes. “MERS Org ID” means a number assigned by the Electronic Agent that uniquely identifies MERS members. “MERS Procedures Manual” means the MERS Procedures Manual, as it may be amended from time to time. “MERS® System” means the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership. “Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the relevant real property is located to create and constitute a valid and enforceable first priority Lien or, in the case of a Second Mortgage Loan, second priority Lien, in each case subject only to Permitted Encumbrances, on the fee simple estate in improved real property. “Mortgage Assignment” means an assignment of a Mortgage, in form sufficient under the Legal Requirements of the U.S. jurisdiction where the real property covered by such Mortgage is

MASTER REPURCHASE AGREEMENT – Page 21 13312-781/Pulte Mortgage Warehouse Facility located to give record notice of the assignment of such Mortgage, perfect the assignment and establish its priority relative to other transactions in respect of the Mortgage assigned (no Mortgage Assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System). “Mortgage Loan” means a one-to-four family, residential real estate loan (including an eMortgage Loan) evidenced by a Mortgage Note (including, with respect to any eMortgage Loan, the related eNote) and secured by a Mortgage encumbering a fee simple interest in real property, together with all improvements thereon, located in the United States; including without limitation, the Mortgage Note evidencing the indebtedness of Customer(s) thereon, whether on paper or electronically created, the Mortgage securing, guaranteeing or otherwise relating thereto, all rights to payment thereunder, all rights in the real property, improvements and other tangible and intangible property and rights securing payment of the indebtedness of the Customer(s) thereon, or that are the subject of such Mortgage Loan, all rights under Loan Documents, Loan Files, and other documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, binders and commitments, fire and extended coverage insurance policies (including the right to any return premiums) and, if applicable, flood and earthquake insurance policies, participation certificates or agreements, FHA insurance and VA guaranties, all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof; provided that in no event shall a Mortgage Loan include a loan with respect to a cooperative housing apartment or unit, all Servicing Rights related to such loan, and all other rights, interests, benefits, security, proceeds, remedies and claims (including, without limitation, REO) in favor or for the benefit of the lender or mortgagee arising out of or in connection with such loan. “Mortgage Note” means a valid and binding note, bond or other evidence of indebtedness (including, with respect to any eMortgage Loan, the related eNote) evidencing a Mortgage Loan and secured by a Mortgage, including, but not limited to, a note, bond or other evidence of indebtedness which is electronically created. “Mortgaged Premises” means the Property securing a Mortgage Loan. “Multiemployer Plan” means any “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, which is maintained for employees of the Seller or any of the Seller’s Subsidiaries. “Net Income” means for any period, the net income (or loss) of the Seller and the Subsidiaries, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Seller or any Subsidiary, (b) the income (or deficit) of any Person in which any Person (other than the Seller and any Subsidiaries) has a joint interest, except to the extent that any such income is actually received by the Seller or any Subsidiary from such Person in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or by law applicable to such Subsidiary. “Non-Chase Jumbo Loan Sublimit” is defined in Section 4.2(d).

MASTER REPURCHASE AGREEMENT – Page 22 13312-781/Pulte Mortgage Warehouse Facility “Non-Chase Jumbo Mortgage Loan” means a Jumbo Mortgage Loan that is subject to an Investor Commitment issued by an Approved Investor other than CL. “Non-excluded Taxes” is defined in Section 7.1. “Non-Exempt Buyer” is defined in Section 7.5. “Nonfunding Buyer” is defined in Section 2.1. “Non-QM Mortgage Loan” means a Mortgage Loan that is not a qualified mortgage under 12 CFR 1026.43(e). “Obligations” means all of the Seller’s present and future obligations, liabilities and indebtedness under this Agreement or any of the other Transaction Documents, or in respect of any Products, or any Hedge Agreement entered into with the Agent or any Buyer, whether for Repurchase Price, Price Differential, Margin Call, premium, fees, costs, attorneys’ fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions, modifications and increases of any of them. Notwithstanding the foregoing, the term “Obligations” shall not be deemed to include any Excluded Swap Obligation. “Officer’s Certificate” means a certificate executed on behalf of the Seller or another relevant Person by a Responsible Officer. “Open Transaction” means a Transaction in which the Buyers or the Swing Line Buyer have purchased and paid for the related Purchased Loans but the Seller has not repurchased all of them, such that the remaining Purchased Loans not repurchased by the Seller of the subject Transaction would be an Open Transaction. “Operating Account” is defined in the Transaction Guidelines. “Organizational Documents” means as to any Person other than a natural Person, its articles or certificate of incorporation, organization, limited partnership or other document filed with a Governmental Authority evidencing the organization of such entity and any bylaws, operating agreement or other governance document governing the rights of the holders of the ownership interests in such Person. “Other Taxes” is defined in Section 7.2. “Outstanding Principal Balance” means, with respect to any Mortgage Loan as of any date of determination, the then unpaid outstanding principal balance of such Mortgage Loan. “Paper Record” means with respect to a Mortgage Loan, the related Mortgage Note and all other documents comprising the Loan Documents that are in paper format, either as a copy or an original document, and are not held electronically or as an Electronic Record. “Parent” means PulteGroup, Inc., a Michigan corporation. “Parent Custodian” means Truist Bank.

MASTER REPURCHASE AGREEMENT – Page 23 13312-781/Pulte Mortgage Warehouse Facility “Past Due” means that the Seller has not repurchased the subject Purchased Loan on or before its Repurchase Date. “Permitted Encumbrances” means, in respect of the Mortgaged Premises securing a Purchased Loan, (a) tax Liens for real property taxes and government-improvement assessments that are not delinquent; (b) easements and restrictions that do not materially and adversely affect the title to, marketability of or value of such Mortgaged Premises or prohibit or interfere with the use of such Mortgaged Premises as a one-to-four family residential dwelling; (c) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other material improvements on or near the surface of such Mortgaged Premises or to mine or drill on the surface thereof or otherwise enter the surface for purposes of mining, drilling or exploring for, or producing, transporting or otherwise handling oil, gas or other minerals of any kind; (d) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence Liens on such Mortgaged Premises or authorize or permit any Person to file or acquire claims of Liens against such Mortgaged Premises; and (e) such other exceptions (if any) as are acceptable under relevant Agency guidelines; provided that any encumbrance that is not permitted pursuant to the standards of any relevant Investor Commitment by which the subject Purchased Loan is covered shall not be a Permitted Encumbrance. “Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, registered limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of them. “Plan” means an employee pension benefit plan of a type described in Section 3(2) of ERISA and that is subject to Title IV of ERISA in respect of which the Seller is an “employer” as defined in Section 3(5) of ERISA. “Plan Party” is defined in Section 32.1. “Price Differential” means, with respect to any Transaction hereunder for any day, the aggregate amount obtained by multiplication of the Pricing Rate for each day by the Purchase Price for such Transaction, based on a three hundred sixty (360) day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Determination Date, reduced by any such amount previously paid by the Seller to the Agent (for Pro Rata distribution to the Buyers) with respect to such Transaction. “Pricing Rate” is defined in the Pricing Side Letter. “Pricing Side Letter” means that certain Pricing Side Letter dated as of August 16, 2023, from the Agent and the Buyers to the Seller. “Primary Loan Documents” means all of the Loan Documents that must be delivered to the Custodian (in the case of Dry Loans, prior to the related Purchase Date and, in the case of Wet Loans, on or before the seventh (7th) Business Day after the related Purchase Date), in order for

MASTER REPURCHASE AGREEMENT – Page 24 13312-781/Pulte Mortgage Warehouse Facility any particular Purchased Loan to continue to have Market Value. Schedule PLD lists the Primary Loan Documents. “Prime Rate” means the per annum interest rate established by the Agent as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by the Agent at any such time. “Prime Referenced Rate” means the per annum rate of interest which is equal to (a) the Applicable Margin, plus (b) the greater of (i) the Prime Rate, or (ii) the Federal Funds Effective Rate plus one percent (1%), but in no event and at no time shall the amount under this clause (b) be less than two and one-half percent (2.50%) per annum. “Prime Referenced Rate Transaction” means any Transaction which bears Price Differential at the Prime Referenced Rate. “Principal Balance” means, for any day, the advanced and unpaid principal balance of a Purchased Loan on that day. “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570 and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time. “Pro Rata” means in accordance with the Buyers’ respective ownership interests in the Purchased Loans. On any day, the Buyers will each own an undivided fractional ownership interest in and to each Purchased Loan: (a) if the Commitments of the Buyers are outstanding on that day, (i) whose numerator is that Buyer’s Committed Sum for that day and (ii) whose denominator is the Maximum Aggregate Commitment for that day; or (b) if the Commitments have expired or have been terminated and have not been reinstated, (i) whose numerator is the aggregate sum of the portions of the Purchase Prices paid by that Buyer in all Regular Transactions outstanding on that day plus such Buyer’s Funding Share of the Purchase Prices paid by the Swing Line Buyer in all Swing Line Transactions outstanding on that date and (ii) whose denominator is the aggregate sum of the Purchase Prices paid by all Buyers in all such Transactions (including all Swing Line Transactions) outstanding on the day; subject to adjustment pursuant to Section 3.10. “Products” means any one or more of the following types of services or facilities extended to the Seller by the Agent or any Buyer or any Affiliate of any Buyer: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House

MASTER REPURCHASE AGREEMENT – Page 25 13312-781/Pulte Mortgage Warehouse Facility (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts. “Prohibited Transaction” is defined in Section 32.1. “Property” means any interest of a Person in any kind of property, whether real, personal or mixed, tangible or intangible, including the Mortgage Loans. “Pulte Repurchase Agreement” means (i) the First Amended and Restated Master Repurchase Agreement dated as of October 1, 2022, between the Seller and Parent, as it may be supplemented, amended or restated from time to time, and (ii) the Master Repurchase Agreement dated September 11, 2023, between the Seller and PulteGroup, Inc. as it may be supplemented, amended or restated from time to time. “Pulte Revolving Credit Facility” means the unsecured revolving credit facility provided to Seller pursuant to that certain Unsecured Line of Credit Agreement, dated as of August 14, 2023, between the Seller and PulteGroup, Inc., as it may be supplemented, amended or restated from time to time. “Purchase Date” means, for any Transaction, the date on which the Seller is to convey the subject Purchased Loans to the Buyers. In the case of any Aged Mortgage Loan, the Purchase Date shall be the Purchase Date for the underlying Mortgage Loan (excluding Jumbo Mortgage Loans) prior to such Mortgage Loan’s inclusion in the Aged Mortgage Loan Sublimit. “Purchase Price” is defined in the Pricing Side Letter. “Purchase Price Decrease” means a reduction in the outstanding Purchase Price for Purchased Loans without a termination of a Transaction or portion thereof as described in Section 3.3(d). “Purchased Loans” means the Eligible Loans sold by the Seller to the Buyers or the Swing Line Buyer in Transactions, and any Eligible Loans substituted therefor in accordance with Section 11. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 3.8 and Section 6.1. “Purchased Loans Support” means all property (real or personal) assigned, hypothecated or securing any Purchased Loans, or otherwise pertaining to any Purchased Loans, including without limitation: (1) all Loan Documents, whether now owned or hereafter acquired, related to, and all private mortgage insurance on, any Purchased Loans, and all renewals, extensions, modifications and replacements of any of them; (2) all rights, liens, security interests, guarantees, insurance agreements and assignments accruing or to accrue to the benefit of the Seller in respect of any Purchased Loan;

MASTER REPURCHASE AGREEMENT – Page 26 13312-781/Pulte Mortgage Warehouse Facility (3) all of the Seller’s rights (including but not limited to rights to payment), powers, privileges, benefits and remedies under each and every paper now or hereafter securing, insuring, guaranteeing or otherwise relating to or delivered in connection with any Purchased Loan, including all Loan Documents and Loan Files; (4) all of the Seller’s rights, to the extent assignable, in, to and under all Investor Commitments and any and all other commitments issued by (i) Ginnie Mae, Fannie Mae, Freddie Mac, another mortgage company or any other investor or any Buyer or securities issuer to guarantee, purchase or invest in any of the Purchased Loans or any MBS based on or backed by any of them or (ii) any broker or investor to purchase any MBS, whether evidenced by book entry or certificate, representing or secured by any interest in any of the Purchased Loans, together with the proceeds arising from or pursuant to any and all such commitments; and all rights to deliver Purchased Loans to investors or purchasers, and all rights to proceeds resulting from the disposition of such Purchased Loans; (5) all rights under every Hazard Insurance Policy relating to real estate securing a Purchased Loan for the benefit of the creditor of such Purchased Loan, the proceeds of all errors and omissions insurance policies and all rights under any blanket hazard insurance policies to the extent they relate to any Purchased Loan or its security and all hazard insurance or condemnation proceeds paid or payable with respect to any of the Purchased Loans and/or any of the property securing payment of any of the Purchased Loans or covered by any related instrument; (6) all present and future claims and rights of the Seller to have, demand, receive, recover, obtain and retain payments from, and all proceeds of any nature paid or payable by, any governmental, quasi-governmental or private mortgage guarantor or insurer (including VA, FHA or any other Person) with respect to any of the Purchased Loans; (7) all tax, insurance, maintenance fee and other escrow deposits or payments made by the Customers under such Purchased Loans (the Buyers’ Agent and the Buyers acknowledge that the Seller’s rights in such deposits are limited to the rights of an escrow agent and such other rights, if any, in and to such deposits as are accorded by the Purchased Loans and related papers); and (8) all monies, accounts, deposit accounts, payment intangibles and general intangibles, however designated or maintained, constituting or representing so-called “completion escrow” funds or “holdbacks,” and being Purchased Loans’ proceeds recorded as disbursed but that have not been paid over to the seller of the subject Mortgaged Premises (the purchase of which is financed by such Purchased Loan), but that are instead being held by the Seller or by a third party escrow agent pending completion of specified improvements or landscaping requirements for such Mortgaged Premises. “Qualified Subordinated Debt” means unsecured Debt of the Seller to any Person as to which (a) the papers evidencing, securing, governing or otherwise related to such Debt are reasonably satisfactory in form and substance to the Agent and the Required Buyers and (b) that is subordinated to the Obligations pursuant to a currently effective and irrevocable Subordination

MASTER REPURCHASE AGREEMENT – Page 27 13312-781/Pulte Mortgage Warehouse Facility Agreement, including standstill and blockage provisions, reasonably approved by the Agent and the Required Buyers. “Recipient” means (a) the Agent, and (b) any Buyer. “Register” is defined in Section 22.17(d). “Regular Transaction” means a Transaction funded by all Buyers, rather than by JPMorgan Chase under the Swing Line. “Regulation T” means Regulation T promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 220, or any other regulation when promulgated to replace the prior Regulation T and having substantially the same function. “Regulation U” means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function. “Regulation X” means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation when promulgated to replace the prior Regulation X and having substantially the same function. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Remittance Date” means the fifteenth (15th) day of each month, or if such day is not a Business Day, the next succeeding Business Day. “REO” means real property improved by a one-through four-family residence owned following judicial or nonjudicial foreclosure (or conveyance by deed in lieu of foreclosure) of a Mortgage securing a Single-family Loan. “Repurchase Date” means the date on which the Seller is to repurchase Purchased Loans from the Buyers, being the earlier of (a) the date when the Approved Investor is to purchase such Purchased Loans and (b) any date determined by application of the provisions of Section 3.3 or 18. “Repurchase Price” means the price at which Purchased Loans are to be resold by the Buyers to the Seller upon termination of a Transaction (including Transactions terminable upon demand), which will be determined in each case as the sum of (a) the Purchase Price and (b) the Price Differential as of the date of such determination. “Repurchase Settlement Account” means the Seller’s non-interest bearing demand deposit account to be maintained with JPMorgan Chase and described on Schedule 1.2, to be used for (a) Repurchase Price payments on Purchased Loans as provided in Section 3.4; (b) payments required to be made by Seller to Agent under Section 3.5 or otherwise required to be paid to the Repurchase Settlement Account under Section 24.4; (c) payments from Approved Investors for

MASTER REPURCHASE AGREEMENT – Page 28 13312-781/Pulte Mortgage Warehouse Facility Purchased Loans for the Seller’s account; (d) intentionally omitted; (e) intentionally omitted; and (f) disbursements or other disposition of funds in the Repurchase Settlement Account as provided in Section 3.7. The Repurchase Settlement Account shall be a blocked account from which the Seller shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent (acting with the requisite consent of the Buyers as provided herein). “Repurchase Settlement Account Disbursement Request” means a certification and request of a Responsible Officer of Seller in the form of Exhibit G. “Required Amount” is defined in Section 9.4. “Required Buyers” means, for any day, Buyers (a) whose Commitments comprise at least fifty-one percent (51%) of the Maximum Aggregate Commitment under this Agreement, or (b) who own at least fifty-one percent (51%) of the Purchased Loans owned by the Buyers on that day if on or before that day the Commitments have expired or have been terminated and have not been reinstated; provided however, that “Required Buyers” shall include at least two (2) Buyers unless all Buyers other than the consenting Buyer are Defaulting Buyers. The Commitments of, and portion of the Obligations attributable to, any Defaulting Buyer shall be excluded for purposes of making a determination of “Required Buyers”; provided that the amount of any participation in any Swing Line Transaction that a Defaulting Buyer has failed to fund that has not been reallocated to and funded by another Buyer shall be deemed to be held by the Buyer that is the Swing Line Buyer in making a determination under this definition. “Responsible Officer” means a duly authorized member, manager or officer of Seller acceptable to Agent. “RHS” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture or any successor. “RHS Loan Sublimit” is defined in the table set forth in Section 4.2(d). “RHS Mortgage Loan” means a Mortgage Loan that conforms to all RHS guidelines and is guaranteed by RHS and whose Customer(s) have a FICO score of 620 or higher. The term “RHS Mortgage Loan” does not include Agency Mortgage Loans, Government Mortgage Loans, Jumbo Mortgage Loans or State Bond Mortgage Loans. “Second Mortgage Loan” means a second Lien Mortgage Loan, including a home equity line of credit. “Secondary Loan Documents” means the Loan Documents for a particular Mortgage Loan other than its Primary Loan Documents. “Seller’s Customer” means any natural person who has applied to the Seller for a financial product or service, has obtained any financial product or service from the Seller or has a Mortgage Loan that is serviced or subserviced by the Seller.

MASTER REPURCHASE AGREEMENT – Page 29 13312-781/Pulte Mortgage Warehouse Facility “Seller’s Customer Information” means any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with the Seller. “Servicer” means, initially the Seller, and upon termination of the Seller’s right to service the Purchased Loans pursuant to the provisions of Section 19.7, the Backup Servicer or such other Person (including the Agent) as the Agent may appoint as Servicer. “Servicing Agent” means, with respect to an eNote, the party designated in the MERS® eRegistry as the “Servicing Agent” (if any), and in such capacity is authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller. “Servicing Agreement” means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which that Person acts as servicer of Mortgage Loans, whether owned by that Person or by others. “Servicing Functions” means, with respect to the servicing of Mortgage Loans, the collection of payments for the reduction of principal and application of interest, collection of amounts held or to be held in escrow for payment of taxes, insurance and other escrow items and payment of such taxes and insurance from amounts so collected, foreclosure services, and all other actions required to conform with Accepted Servicing Practices. “Servicing Records” is defined in Section 19.5. “Servicing Rights” means the rights and obligations to administer and service a Mortgage Loan, including, without limitation, the rights and obligations to: ensure the taxes and insurance are paid, provide foreclosure services, provide full escrow administration and perform any other obligations required by any owner of a Mortgage Loan, collect the payments for the reduction of principal and application of interest, and manage and remit collected payments. “Single-family Loan” means a Mortgage Loan that is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence. “SIPA” means the Securities Investors Protection Act of 1970, 15 U.S.C. § 78a et seq., as amended. “SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website. “Solvent” means, for any Person, that (a) the fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its business. “State Bond Loan Sublimit” is defined in the table set forth in Section 4.2(d).

MASTER REPURCHASE AGREEMENT – Page 30 13312-781/Pulte Mortgage Warehouse Facility “State Bond Mortgage Loan” means a Mortgage Loan that is originated under a U.S. State or local government housing authority mortgage program and satisfies the eligibility criteria set forth by such housing authority for such mortgage program. The term “State Bond Mortgage Loan” does not include Agency Mortgage Loans, Government Mortgage Loans, Jumbo Mortgage Loans or RHS Mortgage Loans. “Statement Date” means December 31, 2022. “Statement Date Financial Statements” is defined in Section 15.2(f). “Sublimit” means one or more (as the context requires) of the sublimits described in Section 4.2. “Subordination Agreement” means a written subordination agreement in form and substance satisfactory to and approved by the Agent that subordinates (a) all present and future debts and obligations owing by the Seller to the Person signing such subordination agreement to (b) the Obligations, in both right of payment and lien priority, including standstill and blockage provisions approved by the Agent and Required Buyers. “Subservicer” means any entity permitted by the Agent to act as a subservicer of the Servicer (which permission shall not be unreasonably withheld) who shall perform Servicing Functions under a Subservicer Instruction Letter. “Subservicer Field” means, with respect to an eNote, the field entitled, “Subservicer” in the MERS eRegistry. “Subservicer Instruction Letter” means an instruction letter to a Subservicer in form and substance reasonably agreed to by the Seller and the Agent. “Subsidiary” means any corporation, association or other business entity (including a trust) in which any Person (directly or through one or more other Subsidiaries or other types of intermediaries), owns or controls: (a) more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of its directors, managers or trustees; or (b) more than ninety percent (90%) of the total assets and more than ninety percent (90%) of the total equity through the ownership of capital stock (which may be non-voting) or a similar device or indicia of equity ownership. “Swing Line” means the short-term revolving discretionary Mortgage Loans purchase facility provided for in Section 2.4 under which JPMorgan Chase may, in its sole discretion, fund (as “Swing Line Purchases”) purchases of Eligible Loans to bridge the Seller’s daily Transactions. “Swing Line Buyer” means JPMorgan Chase in its role as Buyer for Swing Line Transactions. “Swing Line Limit” means One Hundred Million Dollars ($100,000,000).

MASTER REPURCHASE AGREEMENT – Page 31 13312-781/Pulte Mortgage Warehouse Facility “Swing Line Refunding Due Date” for each Transaction funded under the Swing Line means the Business Day on which the Swing Line Buyer shall elect to have such Swing Line Transaction funded by the Buyers pursuant to Section 2.5, or on the next Business Day thereafter if the Buyers are notified of such request after 4:00 p.m. (New York City time) on such Business Day, provided that the Swing Line Refunding Due Date shall occur not less frequently than once per week. “Swing Line Transaction” means a Transaction funded by the Swing Line Buyer under the Swing Line. “Tangible Net Worth” means, with respect to any Person on any day, the sum of total shareholders’ or members’ equity in such Person (including capital stock or member interests, additional paid-in capital and retained earnings, but excluding treasury stock, if any), each as determined in accordance with GAAP on a consolidated basis; provided that, for purposes of this definition, there shall be excluded from assets the following: the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, capitalized servicing rights, excess capitalized servicing rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of such Person’s financial statements; advances or loans to shareholders or Affiliates, advances or loans to employees (unless such advances are against future commissions), unconsolidated investments in Affiliates, deferred tax assets, assets pledged to secure any liabilities not included in the Debt of such Person. “Taxes” is defined in Section 7.1. “Termination Date” means the earlier to occur of (a) August 12, 2026 or (b) the date when the Buyer’s Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law. “Third Party Originator” means any Person other than an employee of the Seller who solicits, procures, packages, processes or performs any other origination function with respect to a Mortgage Loan. “TPO Loan” means a Mortgage Loan that has been solicited, procured, packaged, processed or otherwise originated by a Third Party Originator. “Transaction” is defined in the Recitals. “Transaction Documents” means and includes this Agreement (and all exhibits and schedules attached hereto), the Pricing Side Letter, the Fee Letter, the Custody Agreement, the Electronic Tracking Agreement, any Subordination Agreement(s), any Subservicer Instruction Letters, each Transaction Request, any financing statements or other papers now or hereafter authorized, executed or issued pursuant to this Agreement, the Approved Investor Agreements, Investor Commitments, Hedge Agreements and all other documents, instruments and agreements at any time evidencing, governing, securing or otherwise relating to any of the Obligations, and any renewal, extension, rearrangement, increase, supplement, modification or restatement of any of them.

MASTER REPURCHASE AGREEMENT – Page 32 13312-781/Pulte Mortgage Warehouse Facility “Transaction Guidelines” means the Finance Portal Transaction Guidelines setting forth the Agent’s policies, procedures and guidelines, applicable to all Transactions and attached as Exhibit A hereto, which may be amended, restated, supplemented or otherwise modified from time to time by the Agent in its sole discretion as set forth herein. “Transaction Request” is defined in the Transaction Guidelines. “Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote. “Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote. “Transferable Record” means a “transferable record” as defined in Section 16 of UETA or Section 201 of E-SIGN, as applicable that (i) would be a “note” under Article 3 of the UCC if the transferable record were in writing, (ii) the issuer of the electronic record has expressly agreed is a “transferable record”, (iii) bears an “electronic signature” as such term is given meaning under E-SIGN and UETA, and (iv) for purposes of E-SIGN relates to a loan secured by real property. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday and (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “UCC” means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time. “UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999, in the form adopted in the state where the applicable mortgaged property is located, as it may be supplemented, amended or replaced from time to time. “VA” means the Department of Veterans Affairs and any successor. “Wet-Ink Mortgage Loan” means a Mortgage Loan which is not an eMortgage Loan. “Wet Loan” means a Purchased Loan originated and owned by the Seller immediately prior to being purchased by the Buyers: (a) that has been closed on or prior to the Business Day on which the Purchase Price is paid therefor, by a title agency or closing attorney, and that would qualify as an Eligible Loan except that some or all of its Primary Loan Documents are in transit to, but have not yet been received by, the Custodian so as to satisfy all requirements to permit the Seller to sell it pursuant to this Agreement without restriction; (b) that will fully qualify as an Eligible Loan when the original Primary Loan Documents have been received by the Custodian;

MASTER REPURCHASE AGREEMENT – Page 33 13312-781/Pulte Mortgage Warehouse Facility (c) as to which such full qualification can and will be achieved on or before the Wet Loan Period for such Purchased Loan; and (d) for which the Seller has delivered to the Custodian an Advance File on or before the Purchase Date, submission of which to the Custodian shall constitute the Seller’s certification to the Custodian, the Buyers and the Agent that a complete File as to such Purchased Loan, including the Primary Loan Documents, exists and that such File is in the possession of either the title agent or closing attorney that closed such Purchased Loan, the Seller or that such File has been or will be shipped to the Custodian. Each Wet Loan that satisfies the foregoing requirements shall be an Eligible Loan subject to the condition subsequent of delivery of its Mortgage Note, Mortgage and all other Primary Loan Documents, to the Custodian on or before the expiration of the Wet Loan Period for such Purchased Loan. Each Wet Loan sold by the Seller shall be irrevocably deemed purchased by the Buyers and shall automatically become a Purchased Loan effective on the date of the related Transaction, and the Seller shall take all steps necessary or appropriate to cause the sale to the Buyers and delivery to the Custodian of such Wet Loan and its Primary Loan Documents to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such Purchased Loan to be delivered to the Custodian within the Wet Loan Period for such Purchased Loan, and, if requested by the Agent, to give written notice to any title agent, closing attorney or other Person in possession or having Control of the Primary Loan Documents for such Purchased Loan of the Buyers’ purchase of such Purchased Loan. Upon the Custodian’s receipt and review of the Primary Loan Documents relative to a Wet Loan such Purchased Loan shall no longer be considered a Wet Loan. “Wet Loan Period” means, for any applicable Purchased Loan (a) in the case of a Wet-Ink Mortgage Loan, seven (7) Business Days from and after the Purchase Date for such Purchased Loan, and (b) in the case of an eMortgage Loan, one (1) Business Day from and after the Purchase Date for such Purchased Loan. “Wet Loans Sublimit” is defined in Section 4.2(c). “Whole Loan” means a Mortgage Loan sold in the form of a whole loan, as opposed to a Mortgage Loan that has been pooled for the purpose of comprising an MBS or other type of security. 1.3. Other Definitional Provisions. Accounting terms not otherwise defined shall have the meanings given them under GAAP. (a) Defined terms may be used in the singular or the plural, as the context requires. (b) Except where otherwise specified, all times of day used in the Transaction Documents are local (U.S. Eastern Time Zone) times in New York, New York. (c) Unless the context plainly otherwise requires (e.g., if preceded by the word “not”), wherever the word “including” or a similar word is used in the Transaction

MASTER REPURCHASE AGREEMENT – Page 34 13312-781/Pulte Mortgage Warehouse Facility Documents, it shall be read as if it were written, “including by way of example but without in any way limiting the generality of the foregoing concept or description”. (d) Unless the context plainly otherwise requires, wherever the term “Agent” is used in this Agreement (excluding Section 22), it shall be read as if it were written “the Agent (as agent and representative of the Buyers).” 1.4. Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Daily Simple SOFR, or any component definition thereof or any rates referred to in the definition thereof, or any Successor Rate, including whether the composition or characteristics of any such Successor Rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Daily Simple SOFR or any other Successor Rate, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent, the Buyers, and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Daily Simple SOFR, any Successor Rate or any relevant adjustments thereto, in each case, in a manner adverse to any Seller. The Agent may select information sources or services in its reasonable discretion to ascertain the Daily Simple SOFR or any Successor Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller, any Buyer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 2. The Buyers’ Commitments. 2.1. The Buyers’ Commitments to Purchase. Subject to the terms and conditions of this Agreement (including without limitation the terms and conditions set forth in Section 4 and Section 14) and provided no Default or Event of Default has occurred and is continuing that has not been waived by the Buyers or the Required Buyers, as applicable (or, if one has occurred and not been so cured or declared waived, if all of the Buyers, in their sole discretion and with or without waiving such Default or Event of Default, have elected in writing that Transactions under this Agreement shall continue nonetheless), the Buyers agree to make revolving purchases of Eligible Loans on a servicing released basis through but not including the Termination Date, so long as the Aggregate Outstanding Purchase Price does not exceed the Maximum Aggregate Commitment and so long as each Buyer’s Committed Sum is not exceeded. The Buyers’ respective Committed Sums and the Maximum Aggregate Commitment are set forth on Schedule BC in effect at the relevant time, as it may have been amended or restated pursuant to this Agreement. Upon the joinder of additional Buyer(s), if any, the parties agree to approve in writing revised and updated versions of Schedule BC. The fractions to be applied to determine the respective Funding Shares of the Buyers for any day are their respective Committed Sums divided by the Maximum Aggregate Commitment for that day. Each Buyer shall be obligated to fund only that Buyer’s own Funding Share of any Transaction requested, and

MASTER REPURCHASE AGREEMENT – Page 35 13312-781/Pulte Mortgage Warehouse Facility no Buyer shall be obligated to the Seller or any other Buyer to fund a greater share of any Transaction. No Buyer shall be excused from funding its applicable Funding Share of any Transaction merely because any other Buyer has failed or refused to fund its relevant Funding Share of that or any other Transaction. If any Buyer fails to fund its Funding Share of any Transaction (a “Nonfunding Buyer”), the Agent (in its sole and absolute discretion) may choose to fund the amount that such Nonfunding Buyer failed or refused to fund, or the Agent as a Buyer and the other Buyers who are willing to do so may (in each of their sole and absolute discretion) do so in the proportion that the Committed Sum of each bears to the total Committed Sums of all Buyers that have funded (or are funding) their own Funding Shares of that Transaction and that are willing to fund part of the Funding Share of such Nonfunding Buyer. Should the Agent and/or any other Buyer(s) fund any or all of the Nonfunding Buyer’s Funding Share of any Transaction, then the Nonfunding Buyer shall have the obligation to deliver such amount to the Agent (for its own account and/or for distribution to the Buyer(s) who funded it, as the case may be) in immediately available funds on the next Business Day. Regardless of whether the other Buyers fund the Funding Share of the Nonfunding Buyer, the respective ownership interests of the Buyers in the Transaction shall be adjusted as provided in Section 3.10. The obligations of the Buyers hereunder are several and not joint. 2.2. Expiration or Termination of the Commitments. Unless extended in writing or terminated earlier in accordance with this Agreement, the Buyers’ Commitments (including JPMorgan Chase’s Swing Line Commitment) shall automatically expire at the close of business on the Termination Date, without any requirement for notice or any other action by the Agent, any of the Buyers or any other Person. 2.3. Disbursement of Purchase Prices. Subject to the terms and conditions of this Agreement, the Agent shall disburse Purchase Price as set forth in the Transaction Guidelines. 2.4. Swing Line Facility. In addition to its Commitment under Section 2.1, the Swing Line Buyer may, in its discretion, fund revolving Swing Line Transactions for aggregate Purchase Prices which do not on any day exceed the Swing Line Limit for the purpose of initially funding requested Transactions. 2.5. Swing Line Transactions. (a) The Seller shall have the right to request a Swing Line Transaction and the Swing Line Buyer may, in its discretion, agree to fund such Swing Line Transaction: (i) only if such Swing Line Transaction fully qualifies in all respects for funding as Regular Transaction under this Agreement; (ii) provided that no Default has occurred that has not been cured before it has become an Event of Default, and no Event of Default has occurred and is continuing that has not been waived by the Buyers or the Required

MASTER REPURCHASE AGREEMENT – Page 36 13312-781/Pulte Mortgage Warehouse Facility Buyers, as applicable, and all conditions precedent in Section 14.1 (with respect to the initial purchase hereunder) and Section 14.2 have been satisfied; (iii) so long as (A) the Swing Line Limit is not exceeded and (B) such Swing Line Transaction will not cause the sum of JPMorgan Chase’s Funding Share of the Swing Line Transactions plus JPMorgan Chase’s Funding Share of all Open Transactions to exceed JPMorgan Chase’s Commitment; (iv) so long as, after giving effect to the proposed Swing Line Transaction, the Aggregate Outstanding Purchase Price would not exceed the Maximum Aggregate Commitment; (v) provided that a Transaction Request has been received by the Agent and the Swing Line Buyer by no later than 6:00 p.m. (New York City time) on the Business Day such Transaction is to be funded; (vi) provided that the Agent has received a satisfactory Asset Schedule from the Custodian on such date; and (vii) provided that the Seller is not aware of any reason why the requested Transaction cannot or will not be fully funded by the Buyers on the first Swing Line Refunding Due Date following the Business Day on which the Swing Line Transaction is to be funded. (b) All Swing Line Transactions shall have a Price Differential from the date funded until the date repaid and the Repurchase Price therefor shall be due and payable to JPMorgan Chase at the same rate(s) as would be applicable if such Swing Line Transactions had been funded as Regular Transactions by all Buyers, instead of having been funded by the Swing Line Buyer alone as Swing Line Transactions. (c) On each Swing Line Refunding Due Date, each Swing Line Transaction shall terminate and the Seller shall repurchase all Purchased Loans subject to such Swing Line Transaction to the extent such Transaction is not converted to a Regular Transaction pursuant to this Section 2.5. (d) The Swing Line Buyer may at any time in its sole discretion with respect to any outstanding Swing Line Transaction, require each Buyer (including the Swing Line Buyer) to fund such Swing Line Transaction, by delivering notice to each Buyer. Unless an Event of Default under Section 18.1(b) shall have occurred and be continuing on such Swing Line Refunding Due Date (in which event the procedures under clause (e) shall apply), no later than 4:00 p.m. (New York City time) on such Swing Line Refunding Due Date, each Buyer shall transfer its Funding Share in immediately available funds to the Agent, at the office of the Agent located at 270 Park Avenue, 4th Floor, New York, New York 10017, which shall be paid by the Agent to the Swing Line Buyer for application against the Swing Line Transaction, whereupon the Swing Line Transaction shall be deemed a Regular Transaction.

MASTER REPURCHASE AGREEMENT – Page 37 13312-781/Pulte Mortgage Warehouse Facility (e) If, on any Swing Line Refunding Due Date, an Event of Default under Section 18.1(b) shall have occurred and be continuing, each Buyer shall, no later than 4:00 p.m. (New York City time) on such Swing Line Refunding Due Date, purchase a participation in the Swing Line Transaction by immediately transferring to the Agent, for the benefit of the Swing Line Buyer, in immediately available funds, an amount equal to its Funding Share of the Purchase Price of such Swing Line Transaction, and upon its receipt thereof, the Agent shall deliver to such Buyer a certificate evidencing such participation. (f) Unless a Buyer shall have notified the Swing Line Buyer, prior to any Swing Line Transaction, that any applicable condition precedent set forth in Sections 14.1 or 14.2 had not then been satisfied, such Buyer’s obligation to convert the Swing Line Transaction to a Regular Transaction pursuant to clause (d) of this Section 2.5 or to purchase a participation in respect of such Swing Line Transaction pursuant to clause (e) of this Section 2.5 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Buyer may have against the Agent, the Swing Line Buyer or any other Person, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Seller, (iv) the expiration, cancellation or termination, with or without cause of some or all of such Buyers’ Commitments or if such Commitment has been waived, released or excused for any reason whatsoever or (v) any other circumstances, happening or event whatsoever. In the event that any Buyer fails to make payment to the Agent of any amount due under this Section 2.5, the Agent shall be entitled to receive, retain and apply against such obligation the Repurchase Prices (including Price Differential) otherwise payable to such Buyer hereunder until the Agent receives such payment from such Buyer or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Buyer fails to make payment to the Agent of any amount due under this Section 2.5, such Buyer shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Buyer, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Transaction in the amount of such Buyer’s Funding Share of that Transaction, and such interest and participation may be recovered from such Buyer together with interest thereon at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (plus any administrative, processing or similar fees assessed by Agent in connection with the foregoing) for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Seller shall repurchase all Purchased Loans then subject to a Swing Line Transaction. (g) The Agent shall disburse to the Swing Line Buyer an amount equal to the sum of the Funding Shares funded by all of the other Buyers in respect of the refunding of any Swing Line Transaction; provided that if a Buyer other than the Swing Line Buyer advises the Agent by telephone and confirms the advice by email or fax that such Buyer has placed all of its Funding Share on the federal funds wire to the Agent, the Agent shall continue to keep the Swing Line Transaction outstanding to the

MASTER REPURCHASE AGREEMENT – Page 38 13312-781/Pulte Mortgage Warehouse Facility extent of that Buyer’s Funding Share so wired until such Buyer’s Funding Share is received by the Agent, and the Agent shall then repay the Swing Line Buyer that still- outstanding portion of the Swing Line Transaction from such funds wired to and received by the Agent, and the Price Differential accrued at the Pricing Rate(s) applicable to the Transaction on that Funding Share for the period from (and including) the relevant Swing Line Refunding Due Date to (but excluding) the date such Buyer’s Funding Share is received by the Agent shall belong to the Swing Line Buyer. If any Buyer fails to fund its Funding Share to fund a Swing Line Transaction in accordance with clause (d) of this Section 2.5, or fails to fund its Funding Share to purchase a participation in a Swing Line Transaction in accordance with clause (e) of this Section 2.5, then that Buyer shall also be obligated to pay to the Swing Line Buyer interest on the Funding Share so due from such Buyer to the Swing Line Buyer at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (plus any administrative, processing or similar fees assessed by Agent in connection with the foregoing) from (and including) such Swing Line Refunding Due Date to (but excluding) the date of payment of such required amount. (h) All accrued Price Differential on Swing Line Transactions shall be due and payable by the Seller to the Agent (for distribution to the Swing Line Buyer) on the Price Differential payment due date (determined under Section 5) next following the date of the Swing Line Transaction. All Price Differential accrued on Swing Line Transactions through the applicable Swing Line Refunding Due Date shall be due and payable by the Seller to the Agent (for distribution to the Swing Line Buyer) no later than two (2) Business Days after the applicable Swing Line Refunding Due Date, but in no than event later the Termination Date. 2.6. Optional Termination, Reduction and Increase of Buyers’ Commitments. (a) The Seller may, at any time, without premium or penalty, upon not less than five (5) Business Days prior written notice to the Agent, terminate the Maximum Aggregate Commitment thereby terminating the Buyers’ Commitments in full. Upon termination in full of the Buyers’ Commitments pursuant to this Section 2.6, the Seller shall pay to the Agent for the ratable benefit of the Buyers the full amount of all outstanding Obligations under the Transaction Documents. (b) If the Seller shall request in writing to the Agent a temporary increase in the Maximum Aggregate Commitment, the Agent, at its discretion, shall endeavor to obtain increased Committed Sums from existing Buyers, new Commitments from prospective new Buyers or such combination thereof as the Agent shall elect, to achieve such requested increase; provided that (i) after giving effect to such increases, the Maximum Aggregate Commitment shall not increase the then-current Maximum Aggregate Commitment by more than Fifty Million Dollars ($50,000,000), (ii) no Buyer shall have an obligation to increase its Committed Sum, (iii) such written request by the Seller is delivered to the Agent at least thirty (30) days (or such shorter period of time as agreed to by Agent) before the requested effective date of the increase, (iv) no Default and no Event of Default has occurred and is continuing and (v) such

MASTER REPURCHASE AGREEMENT – Page 39 13312-781/Pulte Mortgage Warehouse Facility increase shall only be in effect from the date of such increase until the first date thereafter that the Maximum Aggregate Commitment increases or decreases in accordance with Schedule BC (each, a “Temporary Increase Period”). Neither the Agent nor any Buyer shall be liable to the Seller or to any other Person in the event that the Agent determines not to endeavor to obtain, or endeavors to obtain but fails to obtain, increased Committed Sums from existing Buyers, new Commitments from prospective new Buyers, or any combination thereof. In connection with any increase in the Maximum Aggregate Commitment under this paragraph, Agent may require that this Agreement be amended to effectuate such increase. (c) If an increase in the Maximum Aggregate Commitment is achieved pursuant to clause (b) above, then (i) the Pro Rata ownership interest in the Purchased Loans of each Buyer shall, following funding by the new or increasing Buyers and for the duration of the applicable Temporary Increase Period, be appropriately adjusted following the funding of new and increasing Buyers and application of such amounts received to the other Buyers who did not increase their Committed Sums, (ii) each new Buyer shall execute and deliver to the Agent a joinder to this Agreement in a form acceptable to the Agent, and if requested by the Agent, an administrative questionnaire in a form acceptable to the Agent, (iii) Schedule BC shall be updated and the updates executed and delivered by the Agent to the Seller and each of the Buyers and, effective as of the date specified on such updates, shall each automatically supersede and replace the then-existing corresponding schedule for all purposes and (iv) such amendments, acknowledgments, consents, instruments and other documents shall have been executed and delivered and/or obtained by Seller and/or the Buyers providing the applicable increase as required by the Agent, in its discretion. Section 3. Initiation; Termination. 3.1. Seller Request; Agent Confirmation. (a) Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth in Section 2.1 and Section 14), the Seller may request a Regular Transaction and the Buyers shall fund such Regular Transaction, subject to the following: (i) Agent shall have received a Transaction Request in accordance with Section 3.2 hereof, and Custodian shall have received an Asset Schedule and notice of such Transaction Request, in each case by no later than 2:00 p.m. (New York City time) on the proposed Purchase Date; (ii) reserved; Provided that if such items are received by the applicable parties on any Business Day, but are not received by the times specified above, the Transaction may be funded on the same day, at the Swing Line Buyer’s option, as a Swing Line Transaction (subject to the conditions set forth in Section 2.5 above), or on the next Business Day as a Regular Transaction, subject in each case to the other terms and conditions of this Agreement.

MASTER REPURCHASE AGREEMENT – Page 40 13312-781/Pulte Mortgage Warehouse Facility (b) Upon receiving any Transaction Request for any Regular Transaction under Section 3.1 hereof, Agent shall promptly notify each Buyer by wire, telex or telephone (confirmed by wire, telecopy or telex). Unless such Buyer’s commitment to make purchases hereunder shall have been suspended or terminated in accordance with this Agreement, each such Buyer shall make available the amount of its respective Funding Share of each requested Transaction in immediately available funds to the Agent, at the office of the Agent specified in Section 2.5(d), no later than 5:00 p.m. (New York City time) on the date of such Transaction. Any Buyer that fails to fund its Funding Share of any Transaction shall be deemed to be a Nonfunding Buyer and a Defaulting Buyer under the terms of this Agreement. 3.2. Entering into Transactions. (a) The Transaction Guidelines are incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the Transaction Guidelines as incorporated herein. In the event of a conflict or inconsistency between this Agreement or any other Transaction Document and the Transaction Guidelines, the terms of the Transaction Guidelines shall govern. (b) All Transactions under this Agreement shall be deemed Direct Disbursement Transactions (as defined in the Transaction Guidelines) and all procedures for initiating and entering into such Transactions, including making of any Transaction Requests and disbursement of Purchase Price, shall be governed by and made in accordance with the Transaction Guidelines. 3.3. Transaction Termination; Purchase Price Decrease. (a) Automatic Termination. Each Transaction, or applicable portion thereof, will automatically terminate on the earlier of (i) the date or dates when the subject Purchased Loans are purchased by Approved Investor(s) and (ii) the Termination Date. Upon any such automatic termination, the Seller shall repurchase all applicable Purchased Loans in accordance with Section 3.3(c). (b) Termination Upon Occurrence of Disqualifier. If any Disqualifier occurs in respect of a Purchased Loan, (i) the Buyers shall reconvey to the Seller or its designee the applicable Purchased Loan, servicing released, and (ii) if and only to the extent of any Margin Deficit that exists as determined in accordance with Section 6.1, the Seller shall immediately pay the Repurchase Price with respect to the applicable Purchased Loan (but only to the extent of the Margin Deficit) in immediately available funds to the account referred to in Section 3.4. (c) How Terminations will be Effected. Termination of a Transaction (or the applicable portion thereof) will be effected by (i) the Buyers’ reconveyance to the Seller or its designee of applicable Purchased Loans, servicing released, and payment of any Income in respect thereof received by the Agent and not previously either paid to the Seller or applied as a credit to the Seller’s Obligations, and (ii) payment of the Repurchase Price with respect to the applicable Purchased Loans in immediately

MASTER REPURCHASE AGREEMENT – Page 41 13312-781/Pulte Mortgage Warehouse Facility available funds to the account referred to in Section 3.4 on the Repurchase Date, so that the Agent receives the Repurchase Price (for Pro Rata distribution to the Buyers) in immediately available funds on that same Business Day; provided that the portion of the Repurchase Price attributable to accrued and unpaid Price Differential for the repurchased Mortgage Loans shall be due on the next Price Differential payment date in accordance with Section 5.3; provided further that all accrued and unpaid Price Differential shall be due and payable on the Termination Date. Whenever under the Transaction Documents Buyers are required transfer or release Purchased Loans back to Seller or its designee or to deliver (including delivering physical possession or Control of) any Loan Documents or any Loan Files to Seller in connection with a transfer of Purchased Loans back to Seller or its designee, such Loan Documents or Loan Files, as and to the extent applicable, shall be returned by Custodian to the Seller or its designee in accordance with the terms of the Custody Agreement. (d) Purchase Price Decrease. The Seller may effectuate a Purchase Price Decrease on any Business Day by delivery to the Agent in immediately available funds (for Pro Rata distribution to the Buyers) of an amount specified by the Seller as a Purchase Price Decrease on that Business Day. No Purchased Loans shall be, or be deemed to be, repurchased in connection with a Purchase Price Decrease. 3.4. Place for Payments of Repurchase Prices. All Repurchase Price payments shall be paid to the Repurchase Settlement Account. 3.5. Withdrawals from and Credits to Haircut Account. If the Seller fails for any reason to repurchase any one or more Purchased Loans on the relevant Repurchase Date, to pay any Price Differential or fees when due or to satisfy any Margin Call in the manner and by the time specified in Sections 3.3 and 3.4, the Agent is hereby specifically and irrevocably authorized to withdraw funds from the Haircut Account or any other account of the Seller in an amount equal to the sum of the Repurchase Prices of all Purchased Loans that are Past Due, plus accrued, unpaid Price Differential or fees, plus Margin Deficit (if applicable), on that day and cause application of such funds withdrawn to the payment of the Repurchase Prices of such Purchased Loans, Price Differential or fees, and Margin Deficit (if applicable) in such order and manner as the Agent may elect and, if funds in the Haircut Account or any other account of the Seller are insufficient to pay the such amounts, the Seller shall pay the amount due hereunder on demand by wire to the Repurchase Settlement Account. The Haircut Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers and, upon the occurrence and during the continuance of an Event of Default, the Agent may also terminate the Seller’s right to withdraw, or direct the payment of funds in the Haircut Account until the Obligations have been paid in full. 3.6. [Reserved]. 3.7. Disbursements from Repurchase Settlement Account. Seller shall furnish to Agent by 3:00 p.m. Central time on each Business Day, a Repurchase Settlement Account Disbursement Request which details the amounts and sources of all funds in the Repurchase Settlement Account, and requests disbursement of such funds. With respect

MASTER REPURCHASE AGREEMENT – Page 42 13312-781/Pulte Mortgage Warehouse Facility to any Repurchase Settlement Account Disbursement Request furnished by Seller to Agent, if, and only if, (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement), (ii) no Event of Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement), (iii) no Margin Deficit exists that would not be eliminated by disbursements in accordance with such Repurchase Settlement Account Disbursement Request, and (iv) no Default or Event of Default or Margin Deficit will result from the making of the disbursements requested in such Repurchase Settlement Account Disbursement Request, then Agent shall disburse the funds in the Repurchase Settlement Account in accordance with the Repurchase Settlement Account Disbursement Request. After the occurrence and during the continuance of an Event of Default, Seller shall have no further right to request disbursements of funds in the Repurchase Settlement Account, and Agent may at any time and from time to time apply funds in the Repurchase Settlement Account to pay Seller’s Obligations whether or not then due. 3.8. Delivery of Additional Mortgage Loans. The Seller may from time to time deliver to the Custodian for and on behalf of Agent Mortgage Loans that are also Eligible Loans without entering into a new Transaction by providing to the Custodian the documents required under Section 3.1(a) with respect to such Mortgage Loans. The Seller and the Buyers agree that such Mortgage Loans delivered pursuant to this Section 3.8 shall be treated as Purchased Loans subject to the existing Transactions hereunder from the date of such delivery. 3.9. Application of Purchase Price Decreases. Upon receipt by the Agent of amounts paid or prepaid as Purchase Price Decreases (except upon the exercise of remedies provided in Section 18), the Agent shall apply amounts so received to outstanding Purchase Price. 3.10. Defaulting Buyers. (a) Notwithstanding any provision of this Agreement to the contrary, if any Buyer becomes a Defaulting Buyer, then the following provisions shall apply for so long as such Buyer is a Defaulting Buyer: (i) The applicable fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Buyer pursuant to Section 9.1; (ii) The Commitment of and the outstanding Purchase Prices paid by such Defaulting Buyer shall not be included in determining whether all Buyers or the Required Buyers have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 22), provided that (a) the Committed Sum of any Defaulting Buyer may not be increased or extended without the consent of such Buyer, and (b) any amendment, waiver, consent or other action or inaction requiring the consent of all Buyers or each affected Buyer that by its terms affects any Defaulting Buyer

MASTER REPURCHASE AGREEMENT – Page 43 13312-781/Pulte Mortgage Warehouse Facility more adversely than the other affected Buyers shall require the consent of such Defaulting Buyer; (iii) If any Swing Line Transactions shall exist at the time a Buyer becomes a Defaulting Buyer, then the Seller shall within one Business Day following notice by the Agent repurchase the Purchased Loans subject to such Swing Line Transaction. (b) Notwithstanding any provision of this Agreement to the contrary, if the Defaulting Buyer is a Nonfunding Buyer, and the Agent or the other Buyer(s) (electively, in accordance with Section 2.1) fund or pay any other amounts required to be paid by it hereunder which the Nonfunding Buyer failed to fund or pay (the “Unfunded Amount”), then (i) the respective ownership interests of both (A) the Nonfunding Buyer and (B) Agent or the Buyer (or Buyers) that funded or paid the Unfunded Amount, shall be proportionately decreased and increased, respectively, to the same extent as if their respective Committed Sums were changed in direct proportion to the unreimbursed balance outstanding from time to time thereafter of the amount so funded or paid; (ii) the Nonfunding Buyer’s share of all subsequent distributions of Repurchase Prices and other realizations on the Purchased Loans received shall be paid to the Agent and/or other Buyer(s) that so funded the Unfunded Amount until the Agent and/or such other Buyer(s) have been fully repaid the amount so funded or paid; and (iii) such adjustment shall remain in effect until such time as the Agent and/or other Buyer(s) that funded or paid the Unfunded Amount have been so fully repaid. (c) If no other Buyer funds or pays any of the Unfunded Amount, then the Pro Rata ownership interests of the Buyers in the Purchased Loans shall be changed so that each Buyer’s Pro Rata ownership interest in the Purchased Loans is equal to the ratio of (i) the sum of the portions of the Purchase Prices paid by that Buyer in all Open Transactions on that day, together with all other unreimbursed amounts paid by that Buyer under this Agreement or the other Transaction Documents (including, without limitation, in respect of Swing Line Transactions and under Sections 22.10(d) hereof) as of such day to (ii) the total of the Purchase Prices paid by all Buyers in all Open Transactions on that day, together with all other unreimbursed amounts paid by all Buyers under this Agreement or the other Transaction Documents (including, without limitation, in respect of Swing Line Transactions and under Section 22.10(d) hereof) as of such day. The Nonfunding Buyer’s share of all subsequent distributions of any Repurchase Price, Margin Deficit payments and other realizations on the Purchased Loans received shall be paid to the other Buyers, pro rata among them in the ratio that the Pro Rata ownership interest in the Purchased Loans owned by each bears to the aggregate Pro Rata ownership interests in the Purchased Loans of all such other Buyers,

MASTER REPURCHASE AGREEMENT – Page 44 13312-781/Pulte Mortgage Warehouse Facility and the Buyers’ respective Pro Rata ownership interests in the Purchased Loans shall be readjusted after each such payment, until their Pro Rata ownership interests are restored to what they were before any Nonfunding Buyer failed to fund or pay the Unfunded Amount. Notwithstanding any such changes in the Buyers’ Pro Rata ownership interests in any Purchased Loan due to Nonfunding Buyer’s failure to fund or pay an Unfunded Amount, such failure to fund shall not diminish any Buyer’s Funding Share(s) for subsequent Transactions. (d) Without limiting the foregoing, in the event that a Buyer becomes a Nonfunding Buyer, such Nonfunding Buyer shall have no right to receive any amounts owing to such Nonfunding Buyer under this Agreement or the other Transaction Documents until such Buyer ceases to be a Nonfunding Buyer, which shall occur: (i) in the event that the Agent or any other Buyer(s) fund or pay the Unfunded Amount (as described in Section 3.10(c)), at the time the Agent and/or such other Buyer(s) have been fully repaid the amount so funded or paid; and (ii) in the event that neither the Agent nor any other Buyer funds or pays any of the Unfunded Amount (as described in Section 3.10(c), at the time the Buyers’ Pro Rata ownership interests are restored to what they were before such Nonfunding Buyer failed to fund or pay the Unfunded Amount. (e) For so long as such Buyer is a Nonfunding Buyer, all of the following shall apply: (i) The amounts owing by such Nonfunding Buyer under this Agreement and the other Transaction Documents shall be deducted from and set off against the amounts otherwise owing to such Nonfunding Buyer under this Agreement and the other Transaction Documents. (ii) Such Nonfunding Buyer shall immediately pay to the Agent all sums of any kind paid to or received by such Nonfunding Buyer from the Seller or otherwise with respect to a Transaction, whether pursuant to the terms of this Agreement or the other Transaction Documents or in connection with the realization of the security therefor. Notwithstanding the fact that such Nonfunding Buyer may temporarily hold such sums, such Nonfunding Buyer shall be deemed to hold the same as a trustee and for the benefit of the Agent, it being the express intention of the Buyers that the Agent shall distribute such sums in accordance with the terms of this Agreement. (f) Notwithstanding anything contained herein to the contrary, if a Buyer becomes a Defaulting Buyer hereunder, then, upon notice to such Buyer, until such Buyer ceases to be a Defaulting Buyer, the Agent shall have the right, in its sole and absolute discretion and at such time or times that the Agent shall determine, to apply amounts which otherwise would be owing to such Defaulting Buyer under this Agreement and the other Transaction Documents to a deposit account, to be held in such account and released as appropriate to satisfy such Defaulting Buyer’s potential future funding obligations with respect to Transactions (including Swing Line Transactions) under this Agreement.

MASTER REPURCHASE AGREEMENT – Page 45 13312-781/Pulte Mortgage Warehouse Facility (g) If any Buyer becomes a Defaulting Buyer hereunder, then the Seller may, at its sole expense and effort, upon notice to such Buyer and the Agent, require such Buyer to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 22.17) all its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Buyer) that shall assume such obligations, all in accordance with the procedures and conditions set forth in Section 26.4 hereof. (h) In the event that the Agent, the Seller and the Swing Line Buyer each agrees that a Defaulting Buyer has adequately remedied all matters that caused such Buyer to be a Defaulting Buyer (“Redeemed Buyer”), then the Swing Line Exposure of the other Buyers shall be readjusted to reflect the inclusion of such Redeemed Buyer’s Commitment and on such date such Redeemed Buyer shall purchase from the other Buyers at par a portion of the Open Transactions and take such other actions as the Agent shall determine may be necessary in order for such Redeemed Buyer to participate in such Open Transactions in accordance with its Pro Rata share, at which point the Redeemed Buyer shall cease to be a Defaulting Buyer. For purposes of this Section 3.10, “Swing Line Exposure” means, with respect to any Buyer at any time, such Buyer’s Pro Rata share of the aggregate Purchase Prices of all Swing Line Transactions outstanding at such time. (i) Nothing contained in the foregoing shall be deemed to constitute a waiver by the Seller of any of its rights or remedies (whether in equity or law) against any Buyer which fails to fund any Transaction hereunder at the time or in the amount required to be funded under the terms of this Agreement. 3.11. eMortgage Loan Transactions. Notwithstanding anything in this Agreement to the contrary, (a) Seller expressly acknowledges that Custodian is not prepared to accept or Control eNotes or related Loan Documents evidencing eMortgage Loans for and on behalf of the Buyers and the Custody Agreement does not contemplate such acceptance or Control, and (b) in no event shall an eMortgage Loan constitute an Eligible Loan under this Agreement and Seller shall not sell to Buyers and Buyers shall not purchase from Seller any eMortgage Loan, unless and until, provided no Event of Default or Default is continuing, either: (i) if Custodian in its sole discretion (without being under any obligation to do so) agrees to accept and Control eNotes and related Loan Documents evidencing eMortgage Loans for and on behalf of the Buyers, (A) Agent, Custodian and Seller shall have entered in to an amended and restated Custody Agreement in form and substance satisfactory to Agent (and in such event any reference to Custody Agreement in this Agreement shall mean and refer to such amended and restated Custody Agreement, as it may be further supplemented, amended or restated from time to time), which amended and restated Custody Agreement shall, without limitation, provide for the Custodian’s acceptance and Control of eNotes and related Loan Documents evidencing eMortgage Loans which are Purchased Loans for and on behalf of Buyers, (B) if required by Agent in its sole discretion after Agent reviews the

MASTER REPURCHASE AGREEMENT – Page 46 13312-781/Pulte Mortgage Warehouse Facility amended and restated Custody Agreement, Agent, Seller and Buyers shall have entered in to an amendment to this Agreement in form and substance satisfactory to Agent to address, without limitation, any conflicts or other issues pertaining to the provisions of the amended and restated Custody Agreement and this Agreement pertaining to eMortgage Loans, and (C) Agent shall have received all other information and documents which the Agent may reasonably have requested in connection with the transactions contemplated by this paragraph; or (ii) if Custodian elects in its sole discretion not to accept and Control eNotes and related Loan Documents evidencing eMortgage Loans for and on behalf of the Buyers, and Agent and Seller agree to use another custodian to serve as co-Custodian under this Agreement to accept and Control eNotes and related Loan Documents evidencing eMortgage Loans for and on behalf of the Buyers (the “eNote Custodian”), which eNote Custodian must be acceptable to Agent, and which eNote Custodian may be JPMorgan Chase if JPMorgan Chase in its sole discretion agrees to serve as eNote Custodian, although nothing in this Agreement shall obligate JPMorgan Chase to agree to serve as the eNote Custodian, (A) if the eNote Custodian is not JPMorgan Chase, Agent, eNote Custodian and Seller shall have entered in to a custody agreement in form and substance satisfactory to Agent (the “eNote Custody Agreement”), which eNote Custody Agreement shall, without limitation, provide for the eNote Custodian’s acceptance and Control of eNotes and related Loan Documents evidencing eMortgage Loans which are Purchased Loans for and on behalf of Buyers, (B) Agent, Seller and Buyers shall have entered in to an amendment to this Agreement in form and substance satisfactory to Agent which shall, without limitation, (i) if JPMorgan Chase is the eNote Custodian, provide for acceptance and Control by JPMorgan Chase, as Agent, of eNotes and related Loan Documents evidencing eMortgage Loans which are Purchased Loans for and on behalf of the Buyers, and (ii) if JPMorgan Chase is not the eNote Custodian, address any conflicts or other issues pertaining to the provisions of the eNote Custody Agreement and this Agreement pertaining to eMortgage Loans, and (C) receipt by the Agent of all other information and documents which the Agent may reasonably have requested in connection with the transactions contemplated by this paragraph. Section 4. Transaction Limits and Sublimits. 4.1. Transaction Limits. Each Transaction shall be subject to the limitation that no purchase will be made if at the time of or after such purchase, the Aggregate Outstanding Purchase Price exceeds or would exceed the lesser of: (a) the Maximum Aggregate Commitment; or

MASTER REPURCHASE AGREEMENT – Page 47 13312-781/Pulte Mortgage Warehouse Facility (b) the sum of the following, without duplication: (i) For Purchased Loans which are Agency Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Agency Mortgage Loans, or (B) the Agency Loan Sublimit, plus (ii) For Purchased Loans which are Government Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Government Mortgage Loans, or (B) the Government Loan Sublimit, plus (iii) For Purchased Loans which are Wet Loans, the lesser of (A) the aggregate Purchase Price of all such Wet Loans, or (B) the Wet Loan Sublimit, plus (iv) For Purchased Loans which are Jumbo Mortgage Loans (including those which are Non-Chase Jumbo Mortgage Loans), the lesser of (A) the aggregate Purchase Price of all such Jumbo Mortgage Loans, or (B) the Jumbo Loan Sublimit, plus (v) For Purchased Loans which are Non-Chase Jumbo Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Non-Chase Jumbo Mortgage Loans, or (B) the Non-Chase Jumbo Loan Sublimit, plus (vi) For Purchased Loans which are State Bond Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such State Bond Mortgage Loans, or (B) the State Bond Loan Sublimit, plus (vii) For Purchased Loans which are RHS Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such RHS Mortgage Loans, or (B) the RHS Loan Sublimit, plus (viii) For Purchased Loans which are Investment Property Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Investment Property Mortgage Loans, or (B) the Investment Property Loan Sublimit, plus (ix) For Purchased Loans which are Aged Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Aged Mortgage Loans, or (B) the Aged Mortgage Loan Sublimit, plus (x) For Purchased Loans which are Low FICO Mortgage Loans, the lesser of (A) the aggregate Purchase Price of all such Low FICO Mortgage Loans, or (B) the Low FICO Loan Sublimit. 4.2. Transaction Sublimits. The following sublimits shall be applicable to the Transactions hereunder such that after giving effect to any proposed Transaction and after

MASTER REPURCHASE AGREEMENT – Page 48 13312-781/Pulte Mortgage Warehouse Facility giving effect to any repurchase, addition or substitution of any Mortgage Loan hereunder, the following shall be true: (a) The Aggregate Outstanding Purchase Price of Agency Mortgage Loans may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment (the “Agency Loan Sublimit”). (b) The Aggregate Outstanding Purchase Price of Government Mortgage Loans may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment (the “Government Loan Sublimit”). (c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) sixty percent (60%) of the Maximum Aggregate Commitment on any of the first five (5) and last five (5) Business Days of any calendar quarter, (y) fifty percent (50%) of the Maximum Aggregate Commitment on any of the first five (5) and last five (5) Business Days of any other month, or (z) thirty-five percent (35%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”). (d) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment or amount listed in the second column of the table (the name of that Sublimit is set forth in the third column of the table). Type of Purchased Loan Maximum percentage/amount of Maximum Aggregate Commitment Name of Sublimit Jumbo Mortgage Loans $170,000,000 “Jumbo Loan Sublimit” Non-Chase Jumbo Mortgage Loans $85,000,000 “Non-Chase Jumbo Loan Sublimit State Bond Mortgage Loans 30% “State Bond Loan Sublimit” RHS Mortgage Loans 20% “RHS Loan Sublimit” Investment Property Mortgage Loans 10% “Investment Property Loan Sublimit”

MASTER REPURCHASE AGREEMENT – Page 49 13312-781/Pulte Mortgage Warehouse Facility Aged Mortgage Loans 5% “Aged Mortgage Loan Sublimit” Low FICO Mortgage Loans 5% “Low FICO Loan Sublimit” 4.3. Compliance. Seller shall immediately repurchase Purchased Loans necessary to comply with all of the requirements of Section 4.1 and Section 4.2 of this Agreement. Section 5. Price Differential. 5.1. Pricing Rate. Except as otherwise provided herein with respect to the Default Pricing Rate, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions shall be as set forth in the Pricing Side Letter. 5.2. Pricing Rate for Default Pricing Rate Purchased Loans. Notwithstanding any contrary or inconsistent provision of this Section 5, the Pricing Rate to be multiplied by the Purchase Prices of all Purchased Loans shall be the Default Pricing Rate from (and including) (a) the day immediately following the Repurchase Date for any Past Due Purchased Loan and until (but excluding) the date on which such Past Due Purchased Loan is repurchased by transfer to the Agent (for Pro Rata distribution to the Buyers) of its full Repurchase Price in immediately available funds; and (b) the date designated by the Agent to the Seller after the occurrence and during the continuance of an Event of Default under Section 18.1. 5.3. Price Differential Payment Due Dates. Seller shall pay to Agent for Pro Rata distribution to the Buyers and Swing Line Buyer, as applicable, on each Remittance Date before the Termination Date, Price Differential on each Open Transaction accrued and unpaid to the end of the preceding month, whether or not such Transaction is still an Open Transaction on such payment due date; provided that (a) all accrued and unpaid Price Differential on all Transactions shall be due on the Termination Date, and (b) all Price Differential calculated at the Default Pricing Rate shall be due on demand by Agent in its individual capacity or at the direction of the Required Buyers. Section 6. Margin Maintenance. 6.1. Margin Deficit. (a) If at any time the aggregate Margin Amount of all Purchased Loans subject to all Transactions hereunder is less than the aggregate Repurchase Price (excluding Price Differential), minus, without duplication, cash transfers previously made from the Seller to the Agent in response to previous Margin Calls, if any, for all such Transactions, a margin deficit (a “Margin Deficit”) will exist. If at any time the Margin Deficit exceeds One Million Dollars ($1,000,000), then by notice to the Seller (a “Margin Call”), the Agent shall require the Seller to transfer (for the account of the

MASTER REPURCHASE AGREEMENT – Page 50 13312-781/Pulte Mortgage Warehouse Facility Buyers) to the Agent (in the case of cash) or the Custodian (in the case of Additional Purchased Loans, as defined below), as appropriate, either (at the Seller’s option) cash, additional Eligible Loans reasonably acceptable to the Agent (“Additional Purchased Loans”), or a combination of cash and Additional Purchased Loans, so that the cash and the aggregate Purchase Price of the Purchased Loans, including any such Additional Purchased Loans, will thereupon at least equal the then aggregate Repurchase Price (excluding Price Differential). (b) On any Business Day on which the aggregate Margin Amount of the Purchased Loans subject to Transactions exceeds the then outstanding aggregate Repurchase Price (excluding Price Differential) of all Transactions (a “Margin Excess”), so long as no Default or Event of Default has occurred and is continuing or will result therefrom, the Agent shall, upon receipt of a written request from the Seller and provided such Margin Excess exceeds One Million Dollars ($1,000,000), remit cash or authorize Custodian to release Purchased Loans, as requested by the Seller, in either case in an amount equal to the lesser of (i) the amount requested by the Seller and (ii) such Margin Excess, subject always to the other limitations of this Agreement. If cash is to be remitted, the Agent shall treat the receipt of the written request of the Seller under this Section 6.1(b) as if it were a request for a Transaction. To the extent the Agent remits cash to the Seller, such cash shall be (A) additional Purchase Price with respect to the Transactions, and (B) subject in all respects to the provisions and limitations of this Agreement. Each Buyer shall fund its Pro Rata share of such additional Purchase Price as if the remission of such Margin Excess were the initiation of a Transaction hereunder. 6.2. Margin Call Deadline. If the Agent delivers a Margin Call to the Seller at or before 11:00 a.m. (New York City time) on any Business Day, then the Seller shall transfer cash and/or Additional Purchased Loans as provided in Section 6.1 by 6:00 p.m. (New York City time) on the same Business Day. If the Agent delivers a Margin Call to the Seller after 11:00 a.m. (New York City time) on any Business Day, then the Seller shall transfer cash and/or Additional Purchased Loans by no later than 10:30 a.m. (New York City time) on the next following Business Day. 6.3. Application of Cash. Any cash transferred to the Agent (for Pro Rata distribution to the Buyers) pursuant to this Section 6 shall be applied by the Buyers on receipt from the Agent which shall occur on the date received from the Seller or the next Business Day if received after 2:00 p.m. (New York City time). 6.4. Inability to Determine Rates. Subject to Section 6.5, below, if, on or prior to the first day of any applicable tenor for any Transaction, the Agent shall determine (which determination shall be conclusive and binding absent manifest error) or, in the case of clause (b) below, the Required Buyers shall determine (which determinations shall be conclusive and binding absent manifest error) and notify Agent, that: (a) the Benchmark (or any component thereof) cannot be determined pursuant to the definition thereof, or

MASTER REPURCHASE AGREEMENT – Page 51 13312-781/Pulte Mortgage Warehouse Facility (b) the Benchmark for any applicable interest period or tenor (collectively, the “Affected Tenor”) does not adequately and fairly reflect the cost to such Buyers of funding or maintaining such Transaction, or (c) the making or funding of any Transaction that accrues Price Differential at or by reference to the Benchmark has become impracticable or not administratively feasible, the Agent will promptly so notify the Seller and each Buyer. Upon notice thereof by the Agent to the Seller, (i) any obligation of the Buyers to make or fund any Transactions that accrue Price Differential at or by reference to such Benchmark, and any right of the Seller to continue Transactions that accrue Price Differential at or by reference to such Benchmark, or to convert Prime Referenced Rate Transactions to Transactions that accrue Price Differential at or by reference to such Benchmark, shall be suspended (in each case, to the extent of the affected Transactions or Affected Tenors) until the Agent (with respect to clause (b) of this Section 6.4, at the instruction of the Required Buyers) revokes such notice, (ii) the Seller may revoke any pending request for a borrowing of, conversion to or continuation of any Transactions that accrue Price Differential at or by reference to such Benchmark or, failing that, the Seller will automatically be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Referenced Rate Transactions in the amount specified therein and (iii) any outstanding affected Transactions will automatically be deemed to have been converted into Prime Referenced Rate Transactions. Upon any such conversion, the Seller shall also pay accrued Price Differential on the amount so converted. 6.5. SOFR Unavailability; Successor Rate Determination. (a) Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, but without limiting Section 6.4 above, if: (i) adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR (or any component thereof), and such circumstances are unlikely to be temporary, as determined by the Agent (which determination shall be conclusive and binding absent manifest error), or Required Buyers pursuant to, in the case of the Required Buyers, delivery of notice to the Agent with a copy to the Seller that Required Buyers have so determined (which determination likewise shall be conclusive and binding absent manifest error); or (ii) the administrator of the applicable Benchmark or a Governmental Authority having or purporting to have jurisdiction over the Agent or the administrator of the applicable Benchmark with respect to its publication of the Daily Simple SOFR, in each case acting in such capacity, has made a public statement (A) identifying a specific date after which the Daily Simple SOFR shall or will no longer be representative or made available, or used or permitted to be used for determining the interest rate of Dollar- denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is

MASTER REPURCHASE AGREEMENT – Page 52 13312-781/Pulte Mortgage Warehouse Facility satisfactory to the Agent, that will continue to provide the Daily Simple SOFR (or any component thereof) after the latest date on which the Daily Simple SOFR (or any component thereof) is no longer representative or available permanently or indefinitely, or (B) that the Daily Simple SOFR (or any component thereof) fails to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; then, on a date and time determined by the Agent (any such date, a “Replacement Date”), which date shall be on the relevant Price Differential payment date, as applicable, for Price Differential calculated and, solely with respect to clause (ii) above, no later than the latest date determined under clause (ii), the Daily Simple SOFR will be replaced hereunder and under any Transaction Document with the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) and (ii) zero, in lieu of the then-applicable Benchmark, for any payment period for Price Differential calculated that can be determined by the Agent, in its sole discretion, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document (such rate, and any subsequent successor rate so determined, the “Successor Rate”, in which event, all Price Differential payments will be payable on a monthly basis. (b) Notwithstanding anything to the contrary herein, (i) if the Agent determines that the Successor Rate is not available on or prior to the Replacement Date or (ii) if events or circumstances comparable to those described in Section 6.5(a)(i) or Section 6.5(a)(ii) have occurred with respect to the Successor Rate, then in each case, the Agent and the Seller may amend this Agreement solely for purpose of replacing the Daily Simple SOFR or the Successor Rate in accordance with this Section 6.5 at the end of any relevant Price Differential payment date or payment period for Price Differential calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmark rate and, in each case, including any mathematical or other adjustments to such benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmark rate, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 6:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Buyers and the Seller unless, prior to such time, Buyers comprising the Required Buyers have delivered to the Agent written notice that such Required Buyers object to such amendment. The Agent will promptly (in one or more notices) notify the Seller and each Buyer of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent. In connection with the implementation of any Successor Rate, the Agent

MASTER REPURCHASE AGREEMENT – Page 53 13312-781/Pulte Mortgage Warehouse Facility will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Seller and the Buyers reasonably promptly after such amendment becomes effective. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Applicable Floor, the Successor Rate will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Transaction Documents. 6.6. Illegality. If any Buyer determines (which determination shall be conclusive and binding absent manifest error) that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, it would create safety and soundness risks, or it would not be consistent with sound banking practices, for any Buyer or its applicable lending office to make, maintain or fund Transactions whose Price Differential is determined by reference to the Daily Simple SOFR, or to determine or charge interest rates based upon the Daily Simple SOFR, then, (a) upon notice thereof by such Buyer to the Seller (through the Agent), any obligation of the Buyers to make Daily Simple SOFR Transactions, and any right of the Seller to continue Daily Simple SOFR Transactions or to convert Prime Referenced Rate Transactions to Daily Simple SOFR Transactions, shall be suspended, and (b) the Seller shall, if necessary to avoid such illegality, upon demand from any Buyer (with a copy to the Agent), prepay or, if applicable, convert all Daily Simple SOFR Transactions to Prime Referenced Rate Transactions, if all affected Buyers may lawfully continue to maintain such Daily Simple SOFR Transactions to such day, or immediately, if any Buyer may not lawfully continue to maintain such Daily Simple SOFR Transactions to such day. 6.7. Increased Costs. If any Change in Law shall: (a) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirements (including any emergency, special, supplemental or other marginal reserve requirement), special deposit, compulsory loan, insurance charge or any similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Buyer; (b) subject any Buyer to any tax, duty or other charge with respect to any Transaction or shall change the basis of taxation of payments to any of the Buyers on any Transaction or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Buyers); or (c) impose on any Buyer any other condition, cost or expense (other than Taxes) affecting this Agreement or Transactions made by such Buyer;

MASTER REPURCHASE AGREEMENT – Page 54 13312-781/Pulte Mortgage Warehouse Facility and the result of any of the foregoing shall be to increase the cost to such Buyer of making, converting to, continuing or maintaining any Transaction or of maintaining its obligation to make any such Transaction, or to increase the cost to such Buyer, or to reduce the amount of any sum received or receivable by such Buyer hereunder, then, upon request of such Buyer or other Recipient, the Seller will pay to such Buyer, as the case may be, such additional amount or amounts as will compensate such Buyer, as the case may be, for such additional costs incurred or reduction suffered. 6.8. Capital Requirements. If any Buyer determines that any Change in Law affecting such Buyer or any lending office of such Buyer or such Buyer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Buyer’s capital or on the capital of such Buyer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Buyer its obligations hereunder or the maintaining of any Transactions made by such Buyer to a level below that which such Buyer or such Buyer’s holding company could have achieved but for such Change in Law (taking into consideration such Buyer’s policies and the policies of such Buyer’s holding company with respect to capital adequacy and liquidity), then from time to time the Seller will pay to such Buyer such additional amount or amounts as will compensate such Buyer or such Buyer’s holding company for any such reduction suffered. 6.9. Certificates for Reimbursement. (a) A certificate of a Buyer, prepared in good faith and in reasonable detail, setting forth the amount or amounts necessary to compensate such Buyer or its holding company, as the case may be, as specified in Section 6.7 or 6.8, as well as the basis for determining such amounts, and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall pay such Buyer the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof. (b) Notwithstanding the foregoing, however, Seller shall not be required to pay any increased costs under Sections 6.7 or 6.8 for any period ending prior to the date that is one hundred eighty (180) days prior to the making of a Buyer’s initial request for such additional amounts unless the applicable Change in Law or other event resulting in such increased costs is effective retroactively to a date more than one hundred eighty (180) days prior to the date of such request, in which case a Buyer’s request for such additional amounts relating to the period more than one hundred eighty (180) days prior to the making of the request must be given not more than one hundred eighty (180) days after such Buyer becomes aware of the applicable Change in Law or other event resulting in such increased costs. 6.10. Market Valuations for Purchase Prices. In the discretion of the Agent or Required Buyers if it or they reasonably determine that market conditions warrant (except that the Agent shall have no obligation to make such determination more frequently than once per day), the Agent may (a) notify Custodian that Agent desires to re-calculate the Purchase Prices of all or a portion of the Purchased Loans using the Market Values of such Purchased Loans, which notice shall include the Market Values determined by Agent for

MASTER REPURCHASE AGREEMENT – Page 55 13312-781/Pulte Mortgage Warehouse Facility such Purchased Loans, and (b) obtain from Custodian and/or eNote Custodian an updated Asset Schedule taking into account such Market Values. Section 7. Taxes. 7.1. Payments to be Free of Taxes; Withholding. Any and all payments by the Seller under or in respect of this Agreement or any other Transaction Documents to which the Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by any Legal Requirement. If the Seller shall be required under any applicable Legal Requirement to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to the Agent (for the account of the Buyers), (a) the Seller shall make all such deductions and withholdings in respect of Taxes, (b) the Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Legal Requirement and (c) the sum payable by the Seller shall be increased as may be necessary so that after the Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) each Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-excluded Taxes. For purposes of this Agreement the term “Non-excluded Taxes” means Taxes other than, in the case of any Person, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Person is organized or of its applicable lending office, or any political subdivision thereof. 7.2. Other Taxes. In addition, the Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies (including any interest or penalties arising in connection therewith) that arise from any payment made under or in respect of this Agreement or any other Transaction Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Transaction Documents (collectively, “Other Taxes”). 7.3. Taxes Indemnity. The Seller hereby agrees to indemnify the Buyers and the Agent for, and to hold each of them harmless against, the full amount of Non-excluded Taxes and Other Taxes, and the full amount of Taxes (other than Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Person is organized or of its applicable lending office, or any political subdivision thereof) of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by the Buyers or the Agent and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Seller provided for in this Section 7.3 shall apply and be made whether or not the Non-excluded Taxes or Other Taxes for which

MASTER REPURCHASE AGREEMENT – Page 56 13312-781/Pulte Mortgage Warehouse Facility indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Seller under the indemnity set forth in this Section 7.3 shall be paid within fifteen (15) days from the date on which the Agent or any Buyer makes written demand therefor. 7.4. Receipt. Within thirty (30) days after the date of any payment of Taxes, the Seller (or any Person making such payment on behalf of the Seller) shall furnish to the Agent for each Buyer’s account a certified copy of the original official receipt evidencing payment thereof. 7.5. Non-Exempt Buyer. For purposes of this Section 7.5, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including, for avoidance of doubt, any assignee, successor or participant) that either (x) is not incorporated under the laws of the United States, any State thereof or the District of Columbia or (y) whose name does not include “Incorporated”, “Inc.”, “Corporation”, “Corp.”, “P.C.”, “insurance company” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to the Agent two originals of each of the following properly completed and duly executed documents: (a) in the case of a Non-Exempt Buyer that is not a United States person, (i) a complete and executed (A) U.S. Internal Revenue Form W-8BEN with Part II completed in which the Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (B) U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto) and (ii) if such Non-Exempt Buyer is treated as a corporation for United States federal tax purposes, a certificate substantially in the form of Exhibit D (a “Corporation Tax Treatment Certificate”); or (b) in the case of an individual, (i) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Corporation Tax Treatment Certificate or (ii) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or (c) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, (i) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments, and (ii) if such Non-Exempt Buyer is treated as a corporation for United States federal tax purposes, a Corporation Tax Treatment Certificate; or (d) in the case of a Non-Exempt Buyer that (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (ii) is treated as a corporation for U. S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Corporation Tax Treatment Certificate; or

MASTER REPURCHASE AGREEMENT – Page 57 13312-781/Pulte Mortgage Warehouse Facility (e) in the case of a Non-Exempt Buyer that (i) is treated for U.S. federal income tax purposes as a partnership or other non-corporate entity, and (ii) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (A) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (B) a Corporation Tax Treatment Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “Beneficial Owners”), the documents that would be required by this Section 7.5 with respect to each such Beneficial Owner if such Beneficial Owner were a Buyer, provided that no such documents will be required with respect to a Beneficial Owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its Beneficial Owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this Section 7.5 are otherwise determined to be unnecessary, all such determinations under this Section 7.5 to be made in the sole discretion of the Seller, provided that each such Buyer shall be provided an opportunity to establish such compliance as reasonable; or (f) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by this Section 7.5 with respect to its Beneficial Owner if such Beneficial Owner were a Buyer; or (g) in the case of a Non-Exempt Buyer that (i) is not a United States person and (ii) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury regulations), (A)(1) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (2) a Corporation Tax Treatment Certificate, and (B) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by this Section 7.5 with respect to each such person if each such person were a Buyer. If the forms referred to in this Section 7.5 that are provided by a Buyer at the time such Buyer first becomes a party to this Agreement, a successor to a Buyer or, with respect to a permitted assignment of or a grant of a participation in the interests of a Buyer hereunder, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than Non-excluded Taxes (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, the Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then the Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Buyer transferor was entitled to such indemnification or additional amounts for Non-excluded Taxes, and the Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-excluded Taxes.

MASTER REPURCHASE AGREEMENT – Page 58 13312-781/Pulte Mortgage Warehouse Facility 7.6. If Buyer Fails to Provide Form. For any period with respect to which a Buyer required to do so has failed to provide the Seller with the appropriate form, certificate or other document described in Section 7.5 (other than (a) if such failure is due to a change in any applicable Legal Requirement, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (b) if such form, certificate or other document otherwise is not required under Section 7.5 or (c) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document), such Buyer shall not be entitled to indemnification or additional amounts under Section 7.2 or Section 7.3 with respect to Non-excluded Taxes imposed by the United States by reason of such failure; provided that should a Buyer become subject to Non-excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-excluded Taxes. 7.7. Refunds. If the Agent or any Buyer, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Seller pursuant to this Section, it shall promptly remit such refund, net of all reasonable out of pocket costs and expenses, to the Seller; provided, that the Seller agrees to promptly return any such refund to the Agent or such Buyer, as applicable, if such person is required to repay such refund to the relevant taxing authority. Nothing contained herein shall impose an obligation on the Agent or any Buyer to apply for any such refund. 7.8. Survival. Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require the Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary. Section 8. Income and Escrow Payments; Control. 8.1. Income and Escrow Payments. Notwithstanding that the Buyers, the Agent and the Seller intend that the Transactions be sales to the Buyers of the Purchased Loans, where a particular Transaction’s term extends over an Income payment date on the Purchased Loans subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Loans shall be paid directly to the Seller or its designee by the relevant Customer, and the Agent (and the Buyers) shall have no obligation to collect or apply any Income to prevent or reduce any Margin Deficit, unless the Seller (a) arranges for such Income to be paid to the Agent (for Pro Rata distribution to the Buyers), (b) requests that the Agent apply such Income when received against the Seller’s Margin Deficit(s) and (c) concurrently transfers to the Agent either (i) cash or (ii) at the Agent’s option and with the Agent’s written approval, Additional Purchased Loans, sufficient to eliminate such Margin Deficit. Amounts paid to the Seller by the relevant Customer shall be deposited by the Seller into the Income Account within two (2) Business Days of receipt by the Seller and, as to amounts so paid to the Seller for escrow payments, into the Escrow Account. The Income Account and the Escrow Account

MASTER REPURCHASE AGREEMENT – Page 59 13312-781/Pulte Mortgage Warehouse Facility shall be maintained by the Seller with JPMorgan Chase and shall be subject to the control of the Agent. The Income Account and Escrow Account may be interest bearing accounts if allowed or required by applicable law. At all times, other than during the existence of an Event of Default, the Seller may have full use of all Income and amounts on deposit in the Income Account, subject to the provisions of Section 8.2. 8.2. Income and Escrow Accounts Prior to Event of Default. Other than during the existence of an Event of Default and so long as the Seller is also the Servicer, the Seller shall make payments from the Escrow Account of all appropriate amounts payable with respect to each Purchased Loan for taxes, insurance and other purposes for which the funds are paid into the Escrow Account. Subject to Section 8.3, amounts on deposit in the Income Account shall be used by the Seller to pay its fees as Servicer while it serves in such capacity, and may be used to pay to the Agent amounts due under this Agreement for Margin Deficit or Price Differential and for any other lawful purpose. 8.3. Income and Escrow Accounts after Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Seller shall have no right to direct withdrawal or application of funds in the Income Account and the Escrow Account unless authorized to do so in writing by the Agent. The Agent may cause all amounts on deposit in the Income Account to be paid to it or its designee for application as provided in Section 18.4. The Agent or its designee shall direct payments from the Escrow Account for the purposes for which such funds are deposited into the Escrow Account and shall comply with all Legal Requirements applicable to the operation of the Income Account and the Escrow Account, including any Agency guidelines with respect thereto. Section 9. Buyers’ Fees; Agent’s Fees; Cash Pledge Account. 9.1. Buyers’ Fees. The Seller agrees to pay to the Agent (for distribution to the Buyers in the manner, frequency and amounts set forth in the Pricing Side Letter) the fees set forth in the Pricing Side Letter (the “Buyers’ Fees”). 9.2. Agent’s Fees. The Seller agrees to pay to the Agent the fees set forth in the Fee Letter (the “Agent’s Fees”). 9.3. Custodian’s Fees. The Seller agrees to pay to the Custodian the fees set forth in the Custody Agreement. 9.4. Cash Pledge Account. The Seller shall deposit an amount equal to one hundred basis points (1.00%) of the Maximum Aggregate Commitment (the “Required Amount”) into the Cash Pledge Account on the date hereof. The Seller shall cause an amount not less than the Required Amount to be on deposit in the Cash Pledge Account at all times. If on any Remittance Date, the amount on deposit in the Cash Pledge Account is greater than the Required Amount, provided that no Default or Event of Default has occurred and is continuing, upon the Seller’s request such excess will be disbursed to the Seller on such Remittance Date after application by the Agent to the payment of any amounts owing by the Seller to the Buyers on such date. Upon the occurrence and during the continuation of an Event of Default, the Seller shall have no right to direct withdrawal

MASTER REPURCHASE AGREEMENT – Page 60 13312-781/Pulte Mortgage Warehouse Facility or application of funds in the Cash Pledge Account unless authorized to do so in writing by the Agent. The Agent may cause all amounts on deposit in the Cash Pledge Account to be paid to it or its designee for application as provided in Section 18.4. Section 10. Security Interest; License. 10.1. Intent of the Parties. The parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans; nonetheless, as a security agreement under the UCC and as a security agreement or other arrangement or other credit enhancement related to this Agreement and transactions hereunder as provided for in Section 101(47)(A)(v) of the Bankruptcy Code, the Seller hereby pledges to the Agent for the benefit of the Buyers as security for the performance by the Seller of the Obligations and hereby grants, assigns and pledges to the Agent for the benefit of the Buyers a fully perfected first priority security interest in all of the following, whether now owned or hereafter acquired, wherever located (the “Collateral”): (a) Purchased Loans: All of the Purchased Loans and all Income and proceeds from the Purchased Loans, including all of the property, rights and other items described in the definition of “Mortgage Loan” in Section 1.2 for each such Purchased Loan and all rights to have, receive and retain the return or refund of funds transferred from any account with the Agent to any title company, title agent, escrow agent or other Person for the purpose of originating or funding a Mortgage Loan that did not close (for any reason) and that would have been a Purchased Loan if it had closed (all funds so transferred continuously remain the property of the Agent and the Buyers until disbursed by such agent to or for the account of the related Customer upon the closing of his or her Mortgage Loan); (b) With respect to the Purchased Loans: (i) all Purchased Loans Support; (ii) all of the Seller’s right, title and interest in all Mortgaged Premises related to the Purchased Loans; (iii) all rights to deliver Purchased Loans to investors and other purchasers and all proceeds resulting from the disposition of Purchased Loans pursuant thereto, including the Seller’s right and entitlement to receive the entire purchase price paid for Purchased Loans sold; (iv) all Hedge Agreements relating to or constituting any and all of the foregoing or relating to the Obligations, including all rights to payment arising under such Hedge Agreements; (v) all Servicing Rights and Servicing Records in respect of any of the Purchased Loans; and (vi) all of the Seller’s rights now or hereafter existing in, to or under any MBS secured by, created from or representing any interest in any of the

MASTER REPURCHASE AGREEMENT – Page 61 13312-781/Pulte Mortgage Warehouse Facility Purchased Loans, whether now owned or hereafter acquired by the Seller, and whether such MBS are evidenced by book entry or certificate (the Agent’s ownership interest and security interest in each MBS created from, based on or backed by Purchased Loans shall automatically exist in, attach to, cover and affect all of the Seller’s right, title and interest in that MBS when issued and its proceeds and the Agent’s ownership interest and security interest in the Purchased Loans from which such MBS was so created shall automatically terminate and be released when such MBS is issued, subject to automatic reinstatement if such issuance is voided or set aside by any court of competent jurisdiction), all right to the payment of monies and non-cash distributions on account of any of such MBS and all new, substituted and additional securities at any time issued with respect thereto; (c) Related Accounts, Payment Intangibles, General Intangibles: (i) all accounts, payment intangibles, general intangibles, documents (including documents of title), chattel paper (including without limit electronic chattel paper and tangible chattel paper), contract rights and proceeds, whether now or hereafter existing (including all of the Seller’s present and future rights to have and receive interest and other compensation, whether or not yet accrued, earned, due or payable, and all other rights to payment), under or arising out of or relating to any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above; (ii) all instruments, documents or writings evidencing any such accounts, payment intangibles, general intangibles, instruments, chattel paper, contract rights or proceeds or evidencing any monetary obligation under, or security interest in, any of the Purchased Loans, all other papers delivered to the Agent or the Custodian and all other rights transferred to the Agent, in respect of any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above, including, without limitation, the right to collect, have and receive all insurance proceeds (including, but not limited to, casualty insurance, mortgage insurance, pool insurance and title insurance proceeds) and condemnation awards or payments in lieu of condemnation that may be or become payable in respect of the Mortgaged Premises securing or intended to secure any Purchased Loan, and other personal property of whatever kind relating to any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above, in each case whether now existing or hereafter arising, accruing or acquired; (iii) all security for or claims against others in respect of any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above; and (iv) all proceeds and rights to proceeds of any sale or other disposition of any of the Purchased Loans or any of the MBS described in Section 10.1(b)(vi) above;

MASTER REPURCHASE AGREEMENT – Page 62 13312-781/Pulte Mortgage Warehouse Facility (d) Repurchase Settlement Account, Haircut Account, Operating Account and other accounts: the Repurchase Settlement Account, the Haircut Account, the Operating Account, the Cash Pledge Account, the Income Account, the Escrow Account and all cash and all securities and other property from time to time on deposit in each such account; (e) Loan Files: all Loan Files; (f) Other Rights: all rights to have and receive any of the Purchased Loans or MBS described above, all accessions or additions to and substitutions for any of such Purchased Loans or MBS, together with all renewals and replacements of any of such Purchased Loans or MBS, all other rights and interests now owned or hereafter acquired by the Seller in, under or relating to any of such Purchased Loans or MBS or referred to above and all proceeds of any of such Purchased Loans or MBS; (g) Other Property in Possession of Agent: all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable instruments), policies and certificates of insurance, deposit accounts, and money or other property which are now or later in possession of Agent, or as to which Agent now or later controls possession by documents or otherwise; and (h) Proceeds: all replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind, products, proceeds and rights to proceeds with respect to any and all the foregoing. The Seller agrees to do such things as applicable law requires to maintain the security interest of the Agent in all of the Purchased Loans with respect to all such Transactions and all Income and proceeds from the Purchased Loans that are the subject matter of such Transactions and all of the other Collateral as a perfected first priority Lien at all times. The Seller hereby authorizes the Agent to file any financing or continuation statements under the applicable UCC to perfect or continue such security interest in any and all applicable filing offices. The Seller shall pay all customary fees and expenses associated with perfecting such security interest including the costs of filing financing and continuation statements under the UCC and recording assignments of Mortgages as and when required by the Agent in its reasonable discretion. 10.2. Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies (in addition to the other rights and remedies under in this Agreement or any other Transaction Document or applicable law): (a) all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified herein or required by applicable law, sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law; collect, receive or take possession of the Collateral or any part thereof, and the

MASTER REPURCHASE AGREEMENT – Page 63 13312-781/Pulte Mortgage Warehouse Facility Agent and, subject to the terms of this Agreement, each of the Buyers shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Seller, which right of redemption is hereby expressly waived and released by the Seller to the extent permitted by applicable law. The Seller agrees that, in the event that applicable law requires such notice, the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Obligations as set forth in Section 18.4; (b) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees. (c) The Agent may exercise any and all rights and remedies of the Seller under or in respect of the Collateral, including, without limitation, any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral. (d) The Agent may direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct. Section 11. Substitution. 11.1. Seller May Substitute Other Mortgage Loans with Notice to and Approval of Agent. So long as no Event of Default has occurred and is continuing and no Margin Deficit exists or occurs as a consequence thereof, the Seller may request to substitute Mortgage Loans for any substantially similar Purchased Loans by giving notice to the Agent and Custodian on or before 1:00 p.m. (New York City time) on a Business Day, and delivering to the Custodian the Advance File with respect to the Mortgage Loans to be substituted and other documents required to be delivered in connection with any new Transaction. Upon receipt of such request, and an updated Asset Schedule from the Custodian that takes into account the requested substitution of Mortgage Loans, the Agent may elect in its sole discretion, by 6:00 p.m. (New York City time) on the Business Day notice is received or by 6:00 p.m. (New York City time) on the next Business Day if notice is given after 1:00 p.m. (New York City time), to accept such substitution. If such

MASTER REPURCHASE AGREEMENT – Page 64 13312-781/Pulte Mortgage Warehouse Facility substitution is accepted by the Agent, such substitution shall be made by the Seller’s transfer to the Agent of such other Mortgage Loans on a servicing released basis and the Agent’s transfer to the Seller of the Purchased Loans to be replaced, and after such substitution, the substituted Mortgage Loans shall be deemed to be Purchased Loans. If the Agent elects not to accept such substitution, the Seller shall offer the Agent and the Buyers the right to terminate the related Transaction. If Agent, in its sole discretion, accepts such offer, then the Transaction shall be terminated as if a Disqualifier had occurred with respect to such Transaction in accordance with Section 3.3(b). 11.2. Payment to Accompany Substitution. If a substitution of Mortgage Loans or termination of a Transaction occur under this Section 11, the Seller shall be obligated to pay to the Agent (for Pro Rata distribution to the Buyers) by the close of the Business Day on the date of such substitution or termination, as the case may be, an amount equal to the sum of (a) actual cost (including all customary fees, expenses and commissions) to the Agent and the Buyers of (i) entering into replacement Transactions; (ii) entering into or terminating hedge transactions and/or (iii) terminating Transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (b) to the extent the Agent determines not to enter into replacement Transactions, the loss incurred by the Agent and the Buyers directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by the Agent and the applicable Buyers in good faith. Section 12. Payment and Transfer. 12.1. Immediately Available Funds; Notice to Custodian. All transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans transferred by one party hereto to any other party shall be transferred by notice to the Custodian to the effect that the Custodian is then holding for the benefit of the transferee the related documents and assignment forms delivered to it under the Custody Agreement. 12.2. Payments to the Agent. Except as otherwise specifically provided in this Agreement, all payments required by this Agreement or the other Transaction Documents to be made to the Agent shall be paid to the Agent by no later than 2:00 p.m. (New York City time) on the day when due (funds received after 2:00 p.m. (New York City time) shall be conclusively deemed to have been paid by the Seller on the next following Business Day unless the Agent shall agree otherwise) and without set-off, counterclaim or deduction, in lawful money of the United States of America in immediately available funds as provided in Section 24.4, or at such other place as the Agent shall designate from time to time. Whenever any payment to be made under this Agreement or any of the other Transaction Documents shall be stated to be due on a day that is not a Business Day, the due date for that payment shall be automatically extended to the next day that is a Business Day, and (if applicable) Price Differential at the applicable rate (determined in accordance with this Agreement) shall continue to accrue during the period of such extension. 12.3. If Payment Not Made When Due. If and to the extent any payment is not made when due under this Agreement or any of the other Transaction Documents, the Seller authorizes the Agent and each Buyer (for the Pro Rata account and benefit of all of

MASTER REPURCHASE AGREEMENT – Page 65 13312-781/Pulte Mortgage Warehouse Facility the Buyers) then or at any time thereafter to charge any amounts so due and unpaid against any or all of the Seller’s accounts with the Agent or any of the Buyers; provided that such right to charge the Seller’s accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by the Seller on behalf of third party owners of the escrowed funds other than Affiliates of the Seller. The Agent and each Buyer agrees to use reasonable efforts to promptly advise the Seller of any charge made pursuant to this Section 12.3, but the failure to do so will not affect the validity or collectability of such charge. Neither the Agent nor any Buyer shall have any obligation to charge any Seller account, merely the right to do so. 12.4. Payments Valid and Effective. Each payment received by the Agent in accordance with this Agreement is valid and effective to satisfy and discharge the Seller’s liability under the Transaction Documents to the extent of the payment. 12.5. Pro Rata Distribution of Payments. The Agent shall distribute all payments of Repurchase Price (whether voluntary or involuntary and from whatever source) received to the Buyers Pro Rata with their respective ownership interests in the Purchased Loans on the next Swing Line Refunding Due Date. The distribution from the Agent to each Buyer shall be made by the Agent’s initiating a federal funds wire transfer by 4:00 p.m. (New York City time) on such Swing Line Refunding Due Date, in immediately available funds directly to such Buyer or to such account at another financial institution as is designated from time to time by such Buyer in writing. Section 13. Segregation of Documents Relating to Purchased Loans. All documents relating to Purchased Loans in the possession of the Seller or its designee (including its agent, or any Subservicer) shall be segregated from other documents and securities in its or its designee’s possession and shall be identified as being owned by the Buyers and held by the Agent on behalf of the Buyers (which shall be referenced in the relevant books and records as “JPMorgan Chase Bank, N.A., Agent”) and subject to this Agreement. Segregation may be accomplished by appropriate identification of ownership on the books and records of the holder of such documents, including MERS, a documents custodian, a financial or securities intermediary, or a clearing corporation. All of the Seller’s interest in the Purchased Loans shall pass to the Buyers on the Purchase Date and nothing in this Agreement shall preclude the Agent and the Buyers, in each case with the Buyers’ consent, from engaging with others in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, or hypothecating the Purchased Loans, but no such transaction shall relieve the Buyers of their obligations to transfer Purchased Loans to the Seller pursuant to Section 2.6 or 18, or of the Agent’s obligation to credit or pay Income to, or apply Income to the obligations of, the Seller pursuant to Section 8.

MASTER REPURCHASE AGREEMENT – Page 66 13312-781/Pulte Mortgage Warehouse Facility Section 14. Conditions Precedent. 14.1. Initial Purchase. The obligations of the Buyers (and the Agent on the Buyers’ behalf) to make the initial purchase under this Agreement are subject to the Seller’s fulfillment of the following conditions precedent: (a) the Agent shall have received (or be satisfied that it will receive by such deadline as the Agent shall specify) the following, all of which must be satisfactory in form and content to the Agent: (i) this Agreement, the Pricing Side Letter, the Fee Letter, the Electronic Tracking Agreement, the Custody Agreement, in each case, duly executed by the parties thereto; (ii) a UCC financing statement naming the Seller as debtor and the Agent, on behalf of the Buyers, as secured party and claiming as collateral the Collateral; (iii) a current UCC search report of a UCC filings search in the office of the Secretary of State of the State of Delaware; (iv) (A) the completed Beneficial Ownership Certification from the Seller and (B) all other documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA Patriot Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Seller and any Person who provides guaranty or collateral support for all or any of the Obligations; (v) a copy of the member resolution (or equivalent thereof) of the Seller authorizing the execution, delivery and performance of the Transaction Documents, certified as of the date of this Agreement by a Responsible Officer of the Seller; (vi) an incumbency certificate showing the names and titles and bearing the signatures of the Responsible Officer(s) of the Seller authorized to execute the Transaction Documents, certified as of the date of this Agreement by a Responsible Officer of Seller; (vii) a copy of the Operating Agreement of the Seller, certified as of the date of this Agreement by the Secretary or an Assistant Secretary of the Seller; (viii) a copy of the Articles of Organization of the Seller with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Agent in its sole discretion;

MASTER REPURCHASE AGREEMENT – Page 67 13312-781/Pulte Mortgage Warehouse Facility (ix) a certificate of good standing (or the equivalent thereof) for the Seller in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date acceptable to the Agent in its sole discretion; (x) evidence reasonably satisfactory to the Agent (i) as to the due filing and recording in all appropriate offices of all financing statements, (ii) if there are any Purchased Loans that require the Buyers’ interest to be noted by book entry, that such book entry has been duly made and (iii) if there is any “investment property” under the UCC of the State of Texas or other applicable law, that such instruments as are necessary to give the Agent “control” of such investment property have been duly executed by the Seller and the relevant securities intermediary; (xi) copies of an errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, providing such insurance coverage as is customary for members of the Seller’s industry; (xii) payment to the Agent of the Buyers’ Fees and the Agent’s Fee, payment to the Custodian the Custodian’s Fees and all other fees and expenses (including the disbursements and reasonable fees of the Agent’s attorneys) of the Agent and the Buyers payable by the Seller pursuant to Section 9 accrued and billed for to the date of the Seller’s execution and delivery of this Agreement; and (xiii) delivery of such legal opinions relating to the Seller, the Transaction Documents and the Transactions hereunder as the Agent may reasonably require, each in form and substance reasonably acceptable to the Agent. (b) Except with respect to (i) any mortgage warehouse loans from or repurchase transactions with Parent permitted pursuant to Section 17.2(c) and (ii) obligations to remit loan proceeds to Parent or its Affiliates arising out of a sale of homes by Parent or such Affiliate financed by the Seller, all members and managers of the Seller and all Affiliates of the Seller, to whom or which the Seller is indebted as of the date of this Agreement in excess of One Million Dollars ($1,000,000), either for borrowed money or for any other obligation, excluding salary, bonus or other compensation obligations, shall have caused such Debt to be Qualified Subordinated Debt, by executing and causing to be delivered to the Agent a Subordination Agreement and taking all other steps, if any, required to cause such Debt to be Qualified Subordinated Debt, and a Responsible Officer of the Seller shall have certified each such Subordination Agreement executed to satisfy the requirements of this Section 14.1(b) to be true, complete and in full force and effect as of the date of the initial purchase. 14.2. Each Purchase. The obligations of the Buyers (and the Agent on the Buyers’ behalf) to make any purchase (including the initial purchase) under this Agreement

MASTER REPURCHASE AGREEMENT – Page 68 13312-781/Pulte Mortgage Warehouse Facility are also subject to the satisfaction, as of each Purchase Date, of the following additional conditions precedent: (a) The Seller shall have delivered to the Agent and the Custodian the related Advance Files for the new Mortgage Loans to be purchased. (b) Unless the requested Transaction is for the purchase of only Wet Loans, the Custodian shall have issued its Exception Report relating to the Purchased Loans then owned by the Buyers. (c) The representations and warranties of the Seller contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects as if made on and as of each Purchase Date unless specifically stated to relate to an earlier date. (d) The Seller shall have performed all agreements to be performed by it under this Agreement, the Custody Agreement and all other Transaction Documents, as well as under all Investor Commitments that the Seller has represented to the Agent and the Buyers cover any of the Purchased Loans, and after the requested Transaction shall have been executed, no Default or Event of Default has occurred and is continuing that has not been waived by the Buyers or the Required Buyers, as applicable, nor will any default exist under any such Investor Commitments. (e) The Seller shall not have incurred any liabilities (whether or not in the ordinary course of business) that adversely and materially affect any of the Central Elements in respect of the Seller or any of its Subsidiaries since the dates of the Seller’s Financial Statements most recently theretofore delivered to the Buyers. (f) The Seller shall have paid the Buyers’ Fees then due and payable in accordance with Section 9.1. (g) Prior to the execution of the requested Transaction, no Default or Event of Default shall have occurred and be continuing, or will occur after giving effect to such Transaction, that has not been waived by the Buyers or the Required Buyers, as applicable. (h) The requested Transaction will not result in the violation of any applicable Legal Requirement. (i) The Agent, the Custodian and each Buyer shall have received such other documents, if any, as shall be specified by the Agent, the Custodian or any Buyer, including, without limitation, the related Investor Commitment(s) or Hedge Agreement(s) with respect to any Eligible Loan proposed to be sold in a Transaction. (j) No Margin Deficit exists or will exist after giving effect to such Transaction. (k) The Termination Date shall not have occurred.

MASTER REPURCHASE AGREEMENT – Page 69 13312-781/Pulte Mortgage Warehouse Facility (l) After giving effect to such Transaction, none of the Sublimits set forth in Section 4.2 shall be exceeded. Section 15. Representations, Warranties and Covenants. 15.1. Buyers, Agent and Seller Representations. The Buyers, the Agent and the Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the others that: (a) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (b) it will engage in such Transactions as principal (or, in the case of the Agent, and in respect of any other party if agreed in writing in advance of any Transaction by the other parties hereto, as agent for a disclosed principal); (c) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (d) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions and such authorizations are in full force and effect; and (e) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. 15.2. Additional Seller Representations. With regard to: (i) Purchased Loans, on and as of the Purchase Date of any Transaction; (ii) Eligible Loans substituted pursuant to Section 11, on and as of the date of their substitution; and (iii) Additional Purchased Loans submitted pursuant to Section 6.1, on and as of the date of their transfer to the Custodian. the Seller hereby represents and warrants to the Buyers and the Agent as follows: (a) Documents Genuine. The documents delivered or disclosed by the Seller to the Agent or the Buyers pursuant to this Agreement or the Custody Agreement are (i) in the case of Wet-Ink Mortgage Loans, either original documents or genuine and true copies thereof or (ii) in the case of an eMortgage Loan the copy of the related eNote transmitted to the eVault is the single Authoritative Copy thereof.

MASTER REPURCHASE AGREEMENT – Page 70 13312-781/Pulte Mortgage Warehouse Facility (b) No Securities to be Acquired with Purchased Loan Sale Proceeds. None of the Purchase Price for any Eligible Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T, and the Seller has not taken any action that might cause any Transaction to violate Regulation T, Regulation U or Regulation X. (c) Organization; Good Standing; Subsidiaries. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Seller’s Subsidiaries is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Seller has furnished to the Agent a true and complete copy of its Organizational Documents as in effect as of the date of this Agreement, including all amendments thereto, and agrees to furnish to the Agent a true and complete copy of any amendment adopted after the Effective Date promptly after it is adopted. The Seller and its Subsidiaries each has the requisite limited liability company or corporate power and authority to own its properties and to carry on its business as currently conducted and each is duly qualified to do business as a foreign corporation or a limited liability company and in good standing in each jurisdiction in which the ownership of its property or the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be qualified, licensed or in good standing could not reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. The Seller does not have any Subsidiaries as of the Effective Date except as set forth on Exhibit C or as have been disclosed by the Seller to the Agent in writing after the Effective Date. Exhibit C states the name of each such Subsidiary as of the Effective Date, place of organization, each state in which it is qualified as a foreign entity and the percentage ownership of the capital stock or other indicia of equity of each such Subsidiary by the Seller. (d) Authorization and Enforceability. The Seller has the requisite limited liability company power and authority to execute, deliver and perform this Agreement, the Custody Agreement and all other Transaction Documents to which it is a party or in which it joins or has joined. The execution, delivery and performance by the Seller of this Agreement, the Custody Agreement and all other Transaction Documents to which it is a party have each been duly and validly authorized by all necessary limited liability company action on the part of the Seller (none of which has been modified or rescinded, and all of which are in full force and effect) and do not and will not (i) conflict with or violate any Legal Requirement, (ii) conflict with or violate the Organizational Documents of the Seller, (iii) conflict with or result in a breach of or constitute a default under any agreement, instrument or indenture binding on the Seller or (iv) require any consent under any such agreement, instrument or indenture, where the conflict, violation, breach, default or nonconsent could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller, or result in the creation of any Lien upon any property or assets of the Seller, or result in or permit the acceleration of any debt of the Seller pursuant to any agreement, instrument or indenture to which the Seller is a party or by which the Seller or its property may be bound or affected. This Agreement, the Custody Agreement and all

MASTER REPURCHASE AGREEMENT – Page 71 13312-781/Pulte Mortgage Warehouse Facility other Transaction Documents constitute the legal, valid, and binding obligations of the Seller enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights generally, and subject to the general principles of equity. (e) Approvals. Neither the execution and delivery of this Agreement, the Custody Agreement and all other Transaction Documents nor the performance of the Seller’s obligations under such Transaction Documents requires any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than (i) those that have been obtained or will be obtained by the time required and that remain in full force and effect, (ii) those for which the Seller’s failure to obtain them could not reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller and (iii) the filing of any financing statements. (f) Financial Condition. The Consolidated balance sheet of the Seller (and, to the extent applicable, the Seller’s Consolidated Subsidiaries) and the related statements of income, changes in stockholders’ equity, cash flows and Mortgage Loan production (“Financial Statements”) for the fiscal year ended on the Statement Date (the “Statement Date Financial Statements”), heretofore furnished to the Agent and the Buyers, fairly present the financial condition of the Seller (and the Seller’s Consolidated Subsidiaries) as of the Statement Date and the results of their operations for the fiscal period ended on the Statement Date. On the Statement Date, the Seller did not have either any known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, other than the contingent liabilities (if any) set forth on Schedule 15.2(f) and contingent liability on endorsements of negotiable instruments for deposit or collection in the ordinary course of business, or any known material liabilities for sales, long-term leases or unusual forward or long-term commitments, which are not disclosed by the Statement Date Financial Statements or reserved against in them or that have not been otherwise disclosed to the Buyers in writing. Each of the Seller and each of its Subsidiaries is Solvent, and since the Statement Date, (i) there has been no material adverse change in any of the Central Elements in respect of the Seller, nor is the Seller aware of any state of facts which (with or without notice, the lapse of time or both) would or could reasonably be expected to result in any such material adverse change, and (ii) there have been no unrealized or anticipated losses from any loans, advances or other commitments of the Seller that have resulted in a material adverse change in the Central Elements in respect of the Seller, except for the material adverse changes and losses (if any) that are summarized in Schedule 15.2(f). (g) Litigation. Except as disclosed on Schedule 15.2(g) or except as disclosed in the Statement Date Financial Statements or the most recent Financial Statements furnished to the Agent and the Buyers (whichever is more current), there are no actions, claims, suits or proceedings pending, or to the knowledge of the Seller, threatened in writing against the Seller or any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum that could reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Seller.

MASTER REPURCHASE AGREEMENT – Page 72 13312-781/Pulte Mortgage Warehouse Facility (h) Licensing. The Seller and any subservicer of its Mortgage Loans are duly registered as mortgage lenders, bankers or servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Seller or such subservicer. (i) Compliance with Applicable Laws. Neither the Seller nor any of its Subsidiaries is in violation of any Legal Requirement, or any judgment, award, rule, regulation, order, decree, writ or injunction of any court, other Governmental Authority or public regulatory body that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. (j) Regulation U. The Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Transactions directly or indirectly made available to or received by the Seller or for its account will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt that was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or that would constitute this transaction a “purpose credit” within the meaning of Regulation U, as now or hereafter in effect. (k) Investment Company Act. The Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. (l) Payment of Taxes. All material tax returns required to be filed by the Seller and each Subsidiary in any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon the Seller and each Subsidiary or upon any of its properties, income or franchises shown to be due thereon have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of the Seller or such Subsidiary. Neither the Seller nor any Subsidiary has any knowledge of any proposed tax assessment against the Seller or any Subsidiary. (m) Agreements. Neither the Seller nor any of its Subsidiaries is a party to any agreement, instrument or indenture or subject to any restriction, in each case materially and adversely affecting any of the Central Elements in respect of the Seller except as disclosed in (i) the Statement Date Financial Statements, or (ii) Schedule 15.2(f). Neither the Seller nor any Subsidiary is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement, instrument or indenture that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. No holder of the Seller’s or any such Subsidiary’s debt or other

MASTER REPURCHASE AGREEMENT – Page 73 13312-781/Pulte Mortgage Warehouse Facility obligations has given written notice of any default that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. No liquidation or dissolution of the Seller is pending or, to the Seller’s knowledge, threatened and no liquidation or dissolution of any Subsidiary is pending or threatened that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Seller or any of its properties is pending, or to the Seller’s knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Subsidiary of the Seller or any of its properties is pending, or to the Seller’s knowledge, threatened that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller. (n) Title to Properties. The Seller and each of its Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to all of its material Properties and assets (whether real or personal, tangible or intangible) that are reflected on or referred to in the Statement Date Financial Statements or in the more current Financial Statements (if any) most recently furnished to the Buyer after the Effective Date, except for such properties and assets as have been disposed of since the date of such current Financial Statements either in the ordinary course of business or because they were no longer used or useful in the conduct of its business, and all such Properties and assets are free and clear of all Liens except for (i) the lien of current (nondelinquent) real and personal property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used and (iii) such other Liens, if any, that are permitted pursuant to Section 17.8. (o) The Seller’s Address. The Seller’s chief executive office and principal place of business are at 6900 E. Layton Avenue, Suite 1500, Denver, Colorado 80237, or at such other address as shall have been set forth in a written notice to the Agent given subsequent to the Effective Date and at least ten (10) Business Days before such notice’s effective date. (p) ERISA. The Seller does not maintain any ERISA Plans and shall not adopt or agree to maintain or contribute to an ERISA Plan. The Seller shall promptly notify the Agent and each Buyer in writing in the event an ERISA Affiliate adopts an ERISA Plan. The Seller is not an employer under any Multiemployer Plan or any other Plan subject to Title IV of ERISA. (q) Commissions. Neither the Seller nor any of its Affiliates have dealt with any broker, investment banker, agent or other person, except for the Agent and the Buyers, who may be entitled to any commissions or compensation in connection with the sale of Purchased Loans pursuant to this Agreement. (r) Full Disclosure. All information previously furnished by the Seller and its Subsidiaries to the Agent in connection with the Transaction Documents was and

MASTER REPURCHASE AGREEMENT – Page 74 13312-781/Pulte Mortgage Warehouse Facility all information furnished in the future by the Seller and its Subsidiaries to the Agent or the Buyers will be true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified. To the best knowledge of the Seller, neither the financial statements referred to in Section 15.2(f), nor any Transaction Request, officer’s certificate or any other report or statement delivered by the Seller and its Subsidiaries to the Agent in connection with this Agreement, contains any untrue statement of material fact. (s) Corporate Documents and Corporate Existence. As to the Seller and each Subsidiary of Seller, (i) it is an organization as described on Schedule 15.2(s) hereto and has provided the Agent and the Buyers with complete and correct copies of its articles of organization, operating agreements, and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (ii) as of the Effective Date, its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 15.2(s) hereto. (t) Beneficial Ownership. As of the Effective Date, to the best knowledge of the Seller, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to Agent or any Buyer in connection with this Agreement is true and correct in all respects. 15.3. Special Representations Relating to the Purchased Loans. The representations and warranties concerning each Purchased Loan, as set forth on Schedule 15.3 hereto, are incorporated herein. So long as such Mortgage Loan is subject to an Investor Commitment and is otherwise of a type that is salable to at least one (1) other Approved Investor, Agent may agree, in its sole and absolute discretion, to enter into Transactions involving Mortgage Loans which do not satisfy one or more of the representations and warranties set forth on Schedule 15.3 hereto. 15.4. Representations and Warranties Relating to Specific Transactions. At the time each Transaction Request is provided to the Agent, the Buyers and/or the Custodian the following are true with respect to each of the Mortgage Loans listed on the Advance Files attached to such Transaction Request or submitted in connection with such Transaction Request: (a) the Primary Loan Documents have been or will be executed and delivered by all appropriate Persons; (b) the Seller is electronically communicating to the Custodian a complete Advance File, and the information stated for such Mortgage Loan in such standard Advance File is correct and complete in accordance with the Record Layout; (c) such Mortgage Loan has been, or will be concurrent with funding of the Purchase Price for such Mortgage Loan, originated, closed, funded and (if applicable) negotiated and assigned to the Seller;

MASTER REPURCHASE AGREEMENT – Page 75 13312-781/Pulte Mortgage Warehouse Facility (d) for each such Mortgage Loan being offered as a Dry Loan, the Primary Loan Documents are being concurrently delivered to the Custodian; (e) for each Mortgage Loan being offered as a Wet Loan, the complete File for such Mortgage Loan, including all Primary Loan Documents and all Secondary Loan Documents, is or will be in the possession of either that Mortgage Loan’s closer, or the Seller, its Primary Loan Documents are in the process of being delivered to the Custodian and such Primary Loan Documents will be delivered to the Custodian on or before the expiration of the Wet Loan Period for such Mortgage Loan specified above and without limitation of the foregoing, the Seller will promptly deliver (or cause to be delivered) to the Custodian either the original recordation receipts or the original recorded Mortgage or Mortgage Assignment included in the Purchased Loans showing the recordation data thereon; (f) no Default or Event of Default has occurred and is continuing and there has been no material adverse change in any of the Central Elements in respect of the Seller since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Agent and the Buyers; (g) all items that the Seller is required to furnish to the Buyers, the Agent or the Custodian in connection with the requested Transaction and otherwise have been delivered, or will be delivered before the Purchase Date specified in the applicable Transaction Request, in all respects as required by this Agreement and the other Transaction Documents. All documentation described or referred to in the Advance File submitted to the Agent and the Custodian in connection with the applicable Transaction Request conforms in all respects with all applicable requirements of this Agreement and the other Transaction Documents; and (h) none of the Purchased Loans (including, but not limited to, the Purchased Loans identified in the applicable Transaction Request) has been sold to any Person other than the Buyers (except for Purchased Loans previously sold to the Parent under the Pulte Repurchase Agreement, provided that the Parent Custodian has released all Liens and other right, title and interest in and to said Purchased Loans in connection with such Repurchase), is pledged to any Person other than the Agent, for the benefit of itself and the Buyers, or supports any borrowing or repurchase agreement funding other than purchases under this Agreement. 15.5. Buyer Representations. (a) Each Buyer represents and warrants that (i) the Transaction Documents set forth the terms of a commercial repurchase facility and (ii) it is engaged in providing facilities of the type set forth herein in the ordinary course and is entering into this Agreement as a Buyer for the purpose of providing such facilities as set forth herein as may be applicable to such Buyer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Buyer agrees not to assert a claim in contravention of the foregoing.

MASTER REPURCHASE AGREEMENT – Page 76 13312-781/Pulte Mortgage Warehouse Facility (b) Each Buyer represents and warrants that it is sophisticated with respect to decisions to provide facilities of the type set forth herein, as may be applicable to such Buyer, and either it, or the Person exercising discretion in providing such facilities, is experienced in providing such facilities. 15.6. Survival. All representations and warranties by the Seller shall survive delivery of the Transaction Documents and the sales of the Purchased Loans, and any investigation at any time made by or on behalf of the Buyers or the Agent shall not diminish any Buyer’s or the Agent’s right to rely on them. Section 16. Affirmative Covenants. The Seller agrees that, until all of Seller’s Obligations (other than contingent reimbursement and indemnification obligations as to which no claim has been asserted) have been paid or performed in full, all Purchased Loans have been repurchased and the Agent and the Buyers have no further Commitments or other obligations under this Agreement or the other Transaction Documents: 16.1. Office of Foreign Assets Control and USA Patriot Act. (a) The Seller will not knowingly directly or indirectly use any of the proceeds from the sale of the Purchased Loans, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Department of the Treasury, including those implemented by regulations codified in Subtitle B, Chapter V, of Title 31, Code of Federal Regulations. (b) The Seller will not (i) be or become subject at any time to any law, regulation or list of any government agency (including the U.S. Office of Foreign Asset Control list) that prohibits or limits the Buyers or the Agent from entering into any Transaction with the Seller or from otherwise conducting business with the Seller, or (ii) fail to provide documentary and other evidence of the Seller’s identity as may be requested by the Agent or any Buyer at any time to enable the Agent and the Buyers to verify the Seller’s identity or to comply with any applicable law or regulation, including Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. 16.2. Financial Statements. The Seller will deliver to the Agent, and Agent shall promptly after receipt thereof make available to Buyers by electronic communication (including email and Internet or intranet websites) pursuant to procedures determined by Agent: (a) As soon as available and in any event within forty-five (45) days after the end of each calendar month, Financial Statements for the Seller and its Subsidiaries for the month just ended, all in reasonable detail, and certified by a Responsible Officer of the Seller that such Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the Seller’s and its Consolidated Subsidiaries’ financial condition as of the date thereof and the results of their operations for the

MASTER REPURCHASE AGREEMENT – Page 77 13312-781/Pulte Mortgage Warehouse Facility period covered, subject, however, to normal year-end audit adjustments and the omission of notes and schedules to the Financial Statements. (b) As soon as available and in any event within one hundred twenty (120) days after the close of each of the Seller’s fiscal years, audited Consolidated Financial Statements for the Seller and its Consolidated Subsidiaries, for such year, and the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and with all notes, and accompanied by: (i) a report and unqualified opinion of a firm of independent certified public accountants of recognized standing selected by the Seller and reasonably acceptable to the Agent (as of the Effective Date, Ernst & Young LLP is acceptable to the Agent), stating that such accountants have audited such Financial Statements in accordance with generally accepted auditing standards and that, in their opinion, such Financial Statements present fairly, in all material respects, the Consolidated financial condition of the Seller and its Consolidated Subsidiaries, as of the date thereof and the Consolidated results of its operations and cash flows for the periods covered thereby in conformity with GAAP; and (ii) a certificate signed by a Responsible Officer of the Seller stating that said Financial Statements fairly present the Consolidated financial condition and results of operations (for the Seller and its Consolidated Subsidiaries) as at the end of, and for, such year. The Seller also agrees to provide to the Agent and the Buyers such other information related to such annual reports or concerning the Seller’s finances or operations as the Agent or any Buyer may from time-to-time reasonably request. (c) Responsible Officer’s Certificate. Together with each of the monthly and annual Financial Statements required by Sections 16.2(a), and (b) above, a certificate of a Responsible Officer of Seller in the form of Exhibit B, among other things, (i) setting forth in reasonable detail all calculations necessary to show whether the Seller is in compliance with the requirements of Sections 16.18 of this Agreement or, if the Seller is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Seller proposes to take with respect thereto and (ii) stating that the terms of this Agreement have been reviewed by such Responsible Officer or under his or her supervision, and that he or she has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Seller during the accounting period covered by such Financial Statements and that such review does not disclose the existence during or at the end of such accounting period and that such Responsible Officer does not have knowledge of the existence as of the date of the Officer’s Certificate of any Event of Default or Default or, if any Event of Default or Default

MASTER REPURCHASE AGREEMENT – Page 78 13312-781/Pulte Mortgage Warehouse Facility existed or exists, specifying the nature and period of its existence and what action the Seller has taken, is taking and proposes to take with respect to it. 16.3. Financial Statements Will Be Accurate. The Seller agrees that all Financial Statements and reports of auditors furnished to the Agent and the Buyers will be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the Statement Date Financial Statements as at the date thereof and for the period then-ended, subject, however for Financial Statements other than year-end statements to year-end audit adjustments and the omission of footnotes and schedules. 16.4. Other Reports. The Seller will promptly furnish to the Agent from time to time information regarding the business and affairs of the Seller (and, upon the written request of any Buyer, such information reasonably requested by such Buyer), including the following and such other information as the Agent may from time to time reasonably request (each report required must be signed by a Responsible Officer of the Seller, and the Agent and the Buyers will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signer): (a) Such reports by the Seller in respect of the Purchased Loans, in such detail and at such times as the Agent or any Buyer in its reasonable discretion may request at any time or from time to time. (b) Within thirty (30) days after request by the Agent, but no sooner than ninety (90) days after the beginning of each fiscal year of the Seller, projected financial information for such fiscal year consisting of income statements and loan production estimates for each month in such fiscal year and a projected balance sheet of the Seller as at the end of each month, together with supporting assumptions, all in reasonable detail and reasonably satisfactory in scope to the Agent. (c) Promptly provide Agent and the Buyers with any information and documentation reasonably requested by the Agent or any Buyer for purposes of compliance with applicable “know your customer” anti-money laundering rules and regulations, including under the USA Patriot Act and any the Beneficial Ownership Regulation. (d) As soon as available and in any event within forty-five (45) days after the end of each calendar month, a monthly report detailing compliance with the transaction limits and transaction sublimits set forth in Section 4.1 and Section 4.2, in form and detail reasonably satisfactory to Agent. (e) Within fifteen (15) days after request by the Agent, a copy of each agency audit, including audits of HUD, any Agency and any other Approved Investors, and copies of Seller’s responses within fifteen (15) days of filing or submission. (f) As soon as available and in any event within forty-five (45) days after and as of the end of each calendar month, commencing with the month ending August 31, 2023, a repurchase, settlement and indemnification report in the form attached as Exhibit F;

MASTER REPURCHASE AGREEMENT – Page 79 13312-781/Pulte Mortgage Warehouse Facility (g) As soon as available, and in any event within forty-five (45) days after and as of the end of each calendar month, commencing with the month ending August 31, 2023, a secondary marketing report (including a monthly pipeline position report) in form and detail reasonably satisfactory to Agent; (h) as soon as available, and in any event within forty-five (45) days after and as of the end of each calendar month, commencing with the month ending August 31, 2023, a loan production report in form and detail reasonably satisfactory to Agent. 16.5. Maintain Existence and Statuses; Conduct of Business. The Seller agrees to preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to maintain such rights, privileges, licenses or franchises could not reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller, and the Seller will continue in the residential mortgage lending business as its principal and core business. 16.6. Compliance with Applicable Laws. The Seller and its Subsidiaries will comply with all applicable Legal Requirements, the breach of which could reasonably be expected to materially adversely affect any of the Central Elements with respect to the Seller and its Subsidiaries, taken as a whole, except where contested in good faith. 16.7. Inspection of Properties and Books; Protection of Seller’s Proprietary Information; Buyers’ Due Diligence of Seller. (a) The Seller agrees to permit the Agent and the Buyers, subject to the provisions of Section 24.6, to perform continuing loan level due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made in this Agreement or otherwise, and the Seller agrees that upon three (3) Business Days prior notice to the Seller, the Agent, any Buyer or their authorized representatives will be permitted timely and reasonable access to examine, inspect, and make copies and extracts of the related mortgage loan files and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of the Seller, any Servicer or the Custodian. The Seller also shall make available to the Agent and the Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the mortgage loan files and the Purchased Loans. Without limiting the generality of the foregoing, the Seller acknowledges that the Buyers may purchase Eligible Loans from the Seller based solely upon the information provided by the Seller to the Agent in the Advance File and the representations, warranties and covenants contained in this Agreement, and that the Agent and the Buyers, at their option, have the right at any time upon three (3) Business Days prior notice to the Seller to conduct a partial or complete due diligence review on some or all of the Purchased Loans prior to or following their purchase in a Transaction, including ordering new credit reports and new appraisals on any property securing any Purchased Loan and otherwise re-generating the information used to originate such

MASTER REPURCHASE AGREEMENT – Page 80 13312-781/Pulte Mortgage Warehouse Facility Purchased Loan. Notwithstanding any provision to the contrary herein regarding three (3) Business Days prior notice to the Seller, if an Event of Default shall have occurred and be continuing, then the Agent, upon notice to the Seller, shall have the right to immediate access and review of the Seller and the loan information contemplated in this Section 16.7(a), provided that to the extent that the Seller does not have possession of such loan information, the Seller shall cause the applicable Servicer or Subservicer to provide the Agent and the Buyers with access and review of such loan information within a reasonable period of time, but not to exceed any prior notification time provided under the related Servicing Agreement with such Servicer or Subservicer. The Agent may conduct the due diligence review of such Purchased Loans itself or engage a third-party underwriter selected by the Agent to perform such review. The Seller agrees to, and to cause any relevant Servicer and its Subservicer to, reasonably cooperate with the Agent and any third-party underwriter in connection with such due diligence review, including providing the Agent and any third-party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of the Seller, such Servicer and such Subservicer. The Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with up to two (2) inspections, visits and reviews under this Section 16.7(a) per calendar year, unless a Default or Event of Default has occurred and is continuing, in which case all such costs and expenses of the Agent and any Buyer incurred in the exercise of their rights pursuant to this Section 16.7(a) shall be paid by the Seller. Such visits shall be coordinated by the Agent. (b) The Seller agrees to permit authorized representatives of the Agent and each Buyer to discuss onsite the business, operations, assets and financial condition of the Seller and its Subsidiaries with their respective officers, employees and independent accountants and to examine their books of account and make copies or extracts of them, all at such reasonable times, and upon three (3) Business Days prior notice (or, if an Event of Default shall have occurred and be continuing, immediately following notice to the Seller) as the Agent or any Buyer may request, for any or all of the purposes of ordinary diligence, performing the Buyers’ duties (and any of the Seller’s duties that the Seller has not performed) and enforcing the Buyers’ and the Agent’s rights under this Agreement. The Agent or the Buyer acting will notify the Seller before contacting the Seller’s accountants and the Seller may have its representatives in attendance at any meetings between the officers or other representatives of the Agent or any Buyer and such accountants held in accordance with this authorization. The Agent and each Buyer agrees that it will prevent disclosure by itself or its authorized representatives to third parties of any proprietary information it has received pursuant to this Agreement and will maintain the confidential nature of such material; provided that this restriction shall not apply to information that (i) at the time in question has already entered the public domain, (ii) is required to be disclosed by any Legal Requirement (including pursuant to any examination, inspection or investigation by any Governmental Authority having regulatory jurisdiction over any Buyer or the Agent), (iii) that is furnished by the Agent or any Buyer to purchasers or prospective purchasers of participations or interests in the Purchased Loans so long as such purchasers and prospective purchasers have agreed to be subject to restrictions substantially identical to those contained in this

MASTER REPURCHASE AGREEMENT – Page 81 13312-781/Pulte Mortgage Warehouse Facility sentence, (iv) the disclosure of which the Agent and the Buyers deem necessary to market or sell Purchased Loans or to enforce or exercise their rights under any Transaction Document as long as any recipients have agreed to be subject to restrictions substantially similar to those in this sentence, or (v) is disclosed by any Buyer to its attorneys, employees, agents and auditors during the performance of their respective duties, subject to the restrictions set forth in this sentence. (c) All reasonable out-of-pocket costs and expenses of any on-site inspections or examinations conducted by the Agent in accordance with the terms of this Section 16.7 shall be borne by the Seller; provided that the Seller shall only be required to pay for one such on-site examination in any period of two (2) consecutive calendar years unless an Event of Default has occurred and is continuing, in which case the Agent may undertake all such inspections and examinations as it may reasonably require and all out-of-pocket costs and expenses associated therewith shall be borne by the Seller. 16.8. Notice of Suits, Etc. The Seller will, as soon as reasonably practical and in any case no later than three (3) Business Days next following the day when the Seller first learns of it, give written notice to the Agent and the Buyers of: (a) any material action, suit or proceeding instituted by or against the Seller or any of its Subsidiaries in any federal or state court or before any commission, regulatory body or Governmental Authority, or if any such proceedings are threatened against the Seller or any of its Subsidiaries, in a writing containing the applicable details; (b) the filing, recording or assessment of any material federal, state or local tax lien against the Seller or any of its Subsidiaries or any assets of any of them; (c) the occurrence of any Event of Default; (d) the occurrence of any Default; (e) the termination of, or the occurrence of any event that, with or without notice or lapse of time or both, would constitute a default under the Custody Agreement; (f) any material adverse finding under any agency audit, including audits of HUD, any Agency and any other Approved Investors, conducted with respect to the Seller and/or any of its assets; (g) the occurrence of: (i) any event that, with or without notice or lapse of time or both, would constitute a default under, or permit the acceleration or termination of, any other agreement, instrument or indenture to which the Seller or any of its Subsidiaries is a party or to which any of them or any of their properties or assets may be subject if either (A) the effect of any such default is or if uncured

MASTER REPURCHASE AGREEMENT – Page 82 13312-781/Pulte Mortgage Warehouse Facility and unwaived after notice, the lapse of time or both, would be to cause, or to permit any other party to such agreement, instrument or indenture (or a trustee on behalf of such a party) to cause, Debt for borrowed money (including, but not limited to, Debt under a repurchase agreement, reverse repurchase agreement, mortgage warehouse line of credit, sale/buy-back agreement or like arrangement) of the Seller or any of its Subsidiaries in excess of One Million Dollars ($1,000,000) in the aggregate, and/or other Debt of the Seller or any of its Subsidiaries in excess of Two Million Dollars ($2,000,000) in the aggregate to become or be declared due before its stated maturity or (B) such default, if uncured and unwaived after any relevant notice, the lapse of time or both, could reasonably be expected to result in a material adverse effect on any of the Central Elements in respect of the Seller; (ii) any other action, event or condition of any nature (excluding general economic conditions) that, if unremedied after any relevant notice, lapse of time or both, could reasonably be expected to result in either (A) the Seller’s being in breach of or out of compliance with any provision of Section 16.18 (Financial Covenants) or (B) a material adverse effect on any of the Central Elements in respect of the Seller; or (iii) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action the Seller proposes to take with respect to it. 16.9. Payment of Taxes, Etc. The Seller will, and will cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or its Subsidiaries or upon their respective income, receipts or properties before they become past due, as well as all lawful claims for labor, materials and supplies or other things that, if unpaid, could reasonably be expected to become (or result in the placement of) a Lien or charge upon any part of such properties; provided that it and its affected Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies that are being contested in good faith and by proper proceedings being reasonably and diligently pursued, execution or enforcement of which has been effectively stayed (by the posting of a bond or other security sufficient to achieve that result, or by any other fully effective means), and for which reserves determined to be adequate (in accordance with GAAP in all material respects) have been set aside on its books. 16.10. Insurance; Fidelity Bond. The Seller will, and will cause each of its Subsidiaries to: (a) maintain liability insurance protecting the Seller and its Subsidiaries against fire and other hazard insurance on its respective properties from which it conducts its business, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Copies of such policies shall be furnished to the Agent and the Buyers without charge upon the Agent’s or any Buyer’s request made from time to time; and

MASTER REPURCHASE AGREEMENT – Page 83 13312-781/Pulte Mortgage Warehouse Facility (b) obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an errors and omissions insurance policy covering the Seller's officers and employees and other persons acting on behalf of the Seller. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Seller if the Seller were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Seller shall obtain a comparable replacement bond or policy, as the case may be, meeting the requirements of this Section 16.10(b). Coverage of the Seller under any policy or bond obtained by an Affiliate of the Seller and providing the coverage required by this Section 16.10(b) shall satisfy the requirements of this Section 16.10(b). Such bond and insurance policies shall name Agent as an additional insured and loss payee. Upon the request of the Agent, the Seller shall cause to be delivered to the Agent and the Buyers evidence of such fidelity bond and insurance policies. 16.11. eMortgage Loans. Seller shall (i) at all times, maintain its status as a member of and participant in the MERS eRegistry in good standing, (ii) at all times remain in compliance in all material respects with all terms and conditions of membership in MERS eRegistry including, but not limited to, the MERS Procedures Manual and the MERS eRegistry procedures, (iii) not cause or permit the Location status, Controller status, Secured Party status, Secured Party Delegatee status, Delegatee status, Master Servicer Field or Subservicer Field on the MERS eRegistry of any eNote pledged or sold to Agent or any Buyer to be other than as required by paragraphs (16) and (24) of the definition of Eligible Loan, or cause or permit a Control Failure to occur with respect to any such eNote, or paper-out any such eNote. 16.12. Subordination of Certain Indebtedness. The Seller will cause any and all debt and obligations of the Seller to any Affiliate or any member, manager, stockholder, director or officer of the Seller or any Affiliate in excess of One Million Dollars ($1,000,000) (excluding (x) debt for directors’ or officers’ salary, bonuses, directors’ fees or other compensation for service, (y) any mortgage warehouse loans from or repurchase transactions with Parent permitted pursuant to Section 17.2(c) and (z) obligations to remit loan proceeds to Parent or its Affiliates arising out of a sale of homes by Parent or such Affiliate financed by the Seller) to be Qualified Subordinated Debt by the execution and delivery by such Affiliate or member, manager, stockholder, director or officer, as applicable, to the Agent of a Subordination Agreement and the taking of all other steps (if any) required to cause such Debt to be Qualified Subordinated Debt and deliver to the Agent an executed copy of that Subordination Agreement, certified by the corporate secretary or assistant secretary of the Seller to be true and complete and in full force and effect, as to all such present and future debts and obligations of the Seller. 16.13. Certain Debt to Remain Unsecured. Except for obligations of Seller to Parent under the Pulte Repurchase Agreement with respect to Mortgage Loans (other than Purchased Loans) purchased by Parent from Seller, the Seller will cause any and all obligations of the Seller to any shareholder, officer or Affiliate of the Seller, whether such debt exists as of the Effective Date or is incurred in the future, to remain at all times unsecured.

MASTER REPURCHASE AGREEMENT – Page 84 13312-781/Pulte Mortgage Warehouse Facility 16.14. Promptly Correct Escrow Imbalances. By no later than seven (7) Business Days after learning (from any source) of any material imbalance in any escrow account(s) maintained by the Seller (or any Subservicer for it), the Seller will fully and completely correct and eliminate such imbalance. 16.15. MERS Covenants. The Seller will: (a) be a “Member” (as defined in the MERS Agreements) of MERSCORP; (b) maintain the Electronic Tracking Agreement in full force and effect and timely perform in all material respects all of its obligations thereunder; (c) provide the Agent with copies of any new MERS Agreement or any amendment, supplement or other modification of any MERS Agreement (other than the Electronic Tracking Agreement); (d) not amend, terminate or revoke, or enter into any agreement that is inconsistent with or contradicts any provision of the Electronic Tracking Agreement; (e) identify to the Agent each Purchased Loan that is registered in the MERS System, at the earlier of the time it is so registered or the time it is purchased or deemed purchased hereunder, as so registered; (f) at the request of the Agent, take such actions as may be requested by the Agent to: (i) transfer beneficial ownership of any Purchased Loan to the Agent on behalf of the Buyers on the MERS System; or (ii) de-register or re-register any Purchased Loan on, or withdraw any Purchased Loan from, the MERS System; (g) provide the Agent with copies of any or all of the following reports with respect to the Purchased Loans registered on the MERS System at the request of the Agent: (i) Change Notification Report (VB); (ii) MIN Milestones Report (VA); and (iii) such other reports as the Agent may reasonably request to verify the status of any Purchased Loan on the MERS System; (h) notify the Agent of any withdrawal or deemed withdrawal of the Seller’s membership in the MERS System or any deregistration of any Purchased Loan previously registered on the MERS System; and

MASTER REPURCHASE AGREEMENT – Page 85 13312-781/Pulte Mortgage Warehouse Facility (i) obtain the prior written consent of the Agent before entering into an electronic tracking agreement (other than the Electronic Tracking Agreement) with any other Person. 16.16. Special Affirmative Covenants Concerning Purchased Loans. (a) Until both (i) all of the Purchased Loans shall have been repurchased by the Seller and (ii) the Buyers have no obligation to purchase any additional Mortgage Loans hereunder or provide any other financial accommodations to the Seller under or otherwise in respect of this Agreement, the Seller warrants and will defend the right, title and interest of the Buyers and the Agent in and to the Purchased Loans against the claims and demands of all persons whomsoever. (b) The Seller shall maintain, at its principal office or in a regional office reasonably approved by the Agent, or in the office of a computer service bureau engaged by the Seller and reasonably approved by the Agent, and upon request shall make available to the Agent and the Custodian the originals of all Loan Documents and related instruments (except that with respect to eMortgage Loans, the single Authoritative Copy of the related eNote shall be maintained in the eVault), and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Purchased Loans that are held by or under the direction or control of the Seller or any of its Affiliates and that have not already been provided to the Agent or the Custodian. (c) The Seller shall ensure that, if a Mortgage Loan that is to be funded and sold to the Buyers as a Wet Loan does not close on the proposed Purchase Date, all amounts remitted by the Agent for the payment of the Purchase Price shall be returned promptly within two (2) Business Days to the Agent for the benefit of the Buyers and if such funds are not so returned, the Seller shall pay promptly within two (2) Business Days a like amount to the Agent for the benefit of the Buyers plus any accrued Price Differential. The Seller acknowledges that until such time as the Mortgage Loan is deemed to have been sold to the Buyers, the Seller has no interest in, nor any claim to such amounts and shall, if it receives such amounts, hold such amounts in trust for the Buyers and shall promptly remit such funds to the Agent for disbursement to the Buyers. 16.17. Coordination with Other Lenders/Repo Purchasers and Their Custodians. The Seller will provide to the Agent the current name, address and contact information concerning each of the Seller’s other mortgage warehouse credit and repurchase facilities, will update such information provided to the Agent as changes to the facilities or such name, address or contact information occurs, and will cooperate and assist the Agent in exchanging information with such others (and their document custodians or trustees) to prevent conflicting claims to and interests in Purchased Loans between or among repurchase facilities counterparties or lenders, and promptly correct such conflicting claims as may arise from time to time. The Seller will execute and deliver to the Agent any intercreditor agreement the Agent may require pursuant to Section 17.8.

MASTER REPURCHASE AGREEMENT – Page 86 13312-781/Pulte Mortgage Warehouse Facility 16.18. Financial Covenants. Seller shall: (a) Adjusted Tangible Net Worth. Maintain at all times, Seller’s Adjusted Tangible Net Worth in an amount no less than Seventy Million Dollars ($70,000,000). (b) Leverage Ratio. Maintain at all times, a Leverage Ratio of not greater than 10.0 to 1.0. (c) Liquidity. Maintain at all times, Liquidity of not less than Fifty Million Dollars ($50,000,000). (d) Net Income. Maintain as of the last day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2023, the Seller’s Net Income for the period of four (4) fiscal quarters then ended, of not less than One Dollar ($1). (e) Seller Cure Right. If the Seller fails to comply with Section 16.18(d) of this Agreement for any fiscal quarter, then, until the expiration of the period (the “Cure Period”) commencing on the last day of the related calendar month and ending on the date occurring on the thirtieth (30th) day (the “Cure Date”) subsequent to the earlier of (x) the date that the compliance certificate for such calendar month is required to be delivered pursuant to Section 16.2(c) hereof and (y) the date that such compliance certificate for such calendar month is actually delivered to the Agent, it shall not be deemed to be a Default or Event of Default hereunder if the Seller provides notice (the “Cure Notice”) to the Agent on a date (the “Cure Notification Date”) occurring within three (3) Business Days of the earlier of the dates described in clauses (x) and (y) above (the “Cure Notification Period”) that it intends to exercise the cure right under this Section 16.18(e) (the “Cure Right”) and the Seller receives from Parent an amount not less than the difference between the actual amount of the Seller’s Net Income for such four (4) consecutive fiscal quarter period and the amount of Net Income the Seller was required to have for such four (4) fiscal quarter period under Section 16.18(d), plus $1.00 (the “Contribution Amount”) on or prior to the Cure Date; provided that the Seller may exercise the Cure Right only one (1) time during the then- current term of this Agreement. For purposes of any fiscal quarter as to which the Seller exercised a cure right under this Section 16.18(e), the Contribution Amount shall be reflected in the determination of the Seller’s Net Income for such fiscal quarter. Notwithstanding anything in this Agreement to the contrary, any noncompliance with Section 16.18(d) of this Agreement shall not constitute a Default or an Event of Default until the earlier of (A) the day after the Cure Notification Date, if no Cure Notice has been delivered within the Cure Notification Period, and (B) the Cure Date, if the Contribution Amount has not been applied on or prior to the Cure Date as described above; provided further that, during the Cure Notification Period, and during the Cure Period if a Cure Notice has been delivered within the Cure Notification Period, the Seller shall not be permitted to request any Transactions. 16.19. Underwriting Guidelines. The Seller will underwrite Eligible Loans in compliance with its underwriting guidelines and applicable product profiles.

MASTER REPURCHASE AGREEMENT – Page 87 13312-781/Pulte Mortgage Warehouse Facility Section 17. Negative Covenants. The Seller agrees that, until all of Seller’s Obligations (other than contingent reimbursement or indemnification obligations as to which no claim has been asserted) have been paid or performed in full, all Purchased Loans have been repurchased and the Agent and the Buyers have no further Commitments or other obligations under this Agreement or the other Transaction Documents, the Seller shall not, and shall not permit any Subsidiary to, either directly or indirectly, do any of the following, without the prior written consent of the Required Buyers: 17.1. No Merger. Merge or consolidate with or into any Person unless the Seller is the surviving entity and any of the Seller’s Subsidiaries may merge with or into the Seller or another Subsidiary of the Seller. 17.2. Limitation on Debt and Contingent Indebtedness. At no time shall the Seller or any Subsidiary incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Debt or Contingent Indebtedness except: (a) the Obligations; (b) trade debt (including, without limitation, trade debt for services provided by an Affiliate), equipment leases, loans for the purchase of equipment used in the ordinary course of the Seller’s business and other accounts payable and accruals arising in the ordinary course of the Seller’s business and indebtedness for taxes and assessments not yet due and payable owed in the ordinary course of business; (c) Debt under the Pulte Repurchase Agreement and the Pulte Revolving Credit Facility; (d) if the Seller gives the Agent at least ten (10) Business Days prior written notice of the initial incurrence thereof, Debt under mortgage warehousing facilities, mortgage repurchase facilities or off-balance sheet indebtedness under other financing arrangements (other than the Pulte Repurchase Agreement or this Agreement); (e) liabilities to its Affiliates (including without limitation obligations to remit loan proceeds to the Parent or its Affiliates arising out of a sale of homes by Parent or such Affiliate financed by the Seller) incurred in the ordinary course of business as currently conducted; (f) Debt in respect of any exchange traded or over the counter derivative transaction or any Hedge Agreement entered into in the ordinary course of business and not for speculative purposes; (g) contingent repurchase obligations arising out of loan sale representations and warranties; and (h) guaranties by Seller of Debts of any other Person not in excess of Ten Million Dollars ($10,000,000); provided that Seller may incur (i) guaranties the Debts

MASTER REPURCHASE AGREEMENT – Page 88 13312-781/Pulte Mortgage Warehouse Facility of any other Person in excess of Ten Million Dollars ($10,000,000) with the Agent’s prior written consent and (ii) Contingent Indebtedness of any amount with respect to Debts or Contingent Indebtedness of Seller’s Subsidiaries or Affiliates or the Affiliates of Seller’s Subsidiaries which relate to residential mortgage warehouse or repurchase facilities or other, similar short-term secondary residential mortgage finance lines of credit extended to or guaranteed by those Subsidiaries, Affiliates or Subsidiaries’ Affiliates. 17.3. Business. The Seller shall not, directly or indirectly, engage in any businesses that differ materially from those currently engaged in by the Seller or any other businesses customarily engaged in by other Persons in the mortgage banking business. 17.4. Liquidations, Dispositions of Substantial Assets. Except as expressly provided below in this Section 17.4, neither the Seller nor any Subsidiary shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business. Except as provided herein for the Purchased Loans, the Seller and the Subsidiaries may sell other Mortgage Loans and the right to service such other Mortgage Loans in the ordinary course of their business pursuant, if applicable, to other repurchase facilities or mortgage warehousing facilities allowed hereunder, any Subsidiary may sell its property, assets or business to the Seller or another Subsidiary, and any Subsidiary may liquidate or dissolve if at the time thereof and immediately thereafter, the Seller and the Subsidiaries are in compliance with all covenants set forth in the Transaction Documents and no Default or Event of Default shall have occurred and be continuing. 17.5. Loans, Advances, and Investments. Neither the Seller nor any Subsidiary shall make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, ownership interests, or evidences of indebtedness of, any Person (collectively, “Investment”), or otherwise acquire any interest in, or control of, another Person, except for the following: (a) Cash Equivalents; (b) Any acquisition of securities or evidences of indebtedness of others when acquired by the Seller in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of the Seller; (c) Mortgage Loans acquired in the ordinary course of the Seller’s business; (d) Investment in any existing Subsidiary; provided that at the time any such investment is made and immediately thereafter, the Seller and the Subsidiaries are in compliance with all covenants set forth in the Transaction Documents and no Default or Event of Default shall have occurred and be continuing; (e) Investments in Affiliates incurred in the ordinary course of business as currently conducted; and

MASTER REPURCHASE AGREEMENT – Page 89 13312-781/Pulte Mortgage Warehouse Facility (f) Investments arising in connection with the Hedge Agreements entered into in the ordinary course of business and not for speculative purposes. 17.6. Use of Proceeds. The Seller shall not, directly or indirectly, use any of the proceeds of the Transactions for the purpose, whether immediate, incidental or ultimate, of buying any “margin stock” or of maintaining, reducing or retiring any Debt or Contingent Indebtedness originally incurred to purchase a stock that is currently any “margin stock”, or for any other purpose that might constitute this transaction a “purpose credit”, in each case within the meaning of Regulation U or otherwise take or permit to be taken any action that would involve a violation of Regulation U, Regulation T or Regulation X. 17.7. Transactions with Affiliates. The Seller shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement (including, without limitation, the transactions permitted under Section 17.2 or Section 17.5) and are in the ordinary course of the Seller’s business. 17.8. Liens. The Seller shall not grant, create, incur, assume, permit or suffer to exist any Lien upon any of its Mortgage Loans or any other property related thereto, including but not limited to the related Mortgage Notes and the Mortgages securing such Mortgage Notes and the proceeds of such Mortgage Notes, including without limitation, any of the Collateral under Section 10, other than (a) Liens granted to the Agent for the benefit of the Buyers under this Agreement and (b) except with respect to any Collateral, Liens under warehouse or repurchase facilities permitted under Section 17.2(c) or Section 17.2(d). 17.9. ERISA Plans. Neither the Seller nor any Subsidiary shall adopt or agree to maintain or contribute to an ERISA Plan. The Seller shall promptly notify the Agent and each Buyer in writing in the event an ERISA Affiliate adopts an ERISA Plan. 17.10. Change of Principal Office. The Seller shall not change its jurisdiction of organization. The Seller shall not change its legal name or move its principal office, executive office or principal place of business from any address set forth in this Agreement, without prior written notice to the Agent and each Buyer. 17.11. Distributions. The Seller shall make no payment of dividends or distributions to its shareholders if either before or after giving effect thereto a Default or an Event of Default exists or shall be caused thereby. 17.12. Limitations on Payments of Certain Debt. Make any prepayment, repurchase, redemption, defeasance or any other payment in respect of any Debt of the Seller owing to any members and managers of the Seller and all Affiliates of the Seller, including Parent (except with respect to (i) any mortgage warehouse loans from or repurchase transactions with Parent permitted pursuant to Section 17.2(c) and (ii) obligations to remit loan proceeds to Parent or its Affiliates arising out of a sale of homes by Parent or such Affiliate financed by the Seller), to whom or which the Seller is indebted as of the date of this Agreement in excess of One Million Dollars ($1,000,000),

MASTER REPURCHASE AGREEMENT – Page 90 13312-781/Pulte Mortgage Warehouse Facility either for borrowed money or for any other obligation, excluding salary, bonus or other compensation obligations, if, at the time of such prepayment, repurchase, redemption, defeasance or any other payment a Default or Event of Default exists or would result from such payment, except to the extent permitted under the terms of any applicable Subordination Agreement, or, if no Subordination Agreement exists, if permitted by the Required Buyers. 17.13. No Changes in Accounting Practices or Fiscal Year. The Seller shall not make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year. 17.14. No Changes to Underwriting Guidelines. The Seller will not change its underwriting guidelines in any material respect that would be adverse to Buyers without providing the Agent with prior written notice thereof except as may be required from time to time to comply with Agency guidelines. Section 18. Events of Default; Event of Termination. 18.1. Events of Default. The following events shall constitute events of default (each an “Event of Default”) hereunder: (a) The Seller shall default in the payment of (i) the Repurchase Price for any Purchased Loans on the applicable Repurchase Date, (ii) any Price Differential, Buyers’ Fees, Agent’s Fees, Custodian’s Fees when due and fail to cure such default within one (1) Business Day, (iii) any amount required to be paid or transferred or paid to eliminate any Margin Deficit within the time period specified in Section 6.2 or (iv) any other Obligation, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise, and the Seller fails to pay any such other Obligation within three (3) Business Days of the due date therefor. (b) An Event of Insolvency occurs with respect to (i) the Parent, (ii) the Seller or (iii) a Subsidiary, but only if the Event of Insolvency as to such Subsidiary causes a material adverse effect on the Central Elements of the Seller. (c) Any representation or warranty made by the Seller under any Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, provided that, notwithstanding the foregoing, solely with respect to a breach of the representations or warranties in Section 15.3 hereunder which was not willful or fraudulent, such breach shall not constitute a Default or Event of Default hereunder if such breach does not result in a Margin Deficit under Section 6 hereof, or if such breach does result in a Margin Deficit under Section 6 hereof, Seller performs its obligations under Section 6 hereof with respect to the resulting Margin Call in accordance with the provisions thereof. (d) Any covenant contained in Sections 16.1, 16.2, 16.3, 16.4, 16.8, 16.9, 16.10, 16.11, 16.12, 16.14, 16.15, 16.16, 16.18 or 17 (except for the covenants contained in Sections 17.10 and 17.13) or, to the extent any other Event of Default

MASTER REPURCHASE AGREEMENT – Page 91 13312-781/Pulte Mortgage Warehouse Facility hereunder shall have occurred and is continuing, Section 16.7, shall have been breached and, solely in the case of breach of the covenant contained in Section 16.18(d), expiration of the Cure Right under Section 16.18(e) to the extent applicable under the terms thereof without cure by Seller. (e) Any covenant contained in Sections 16, 17.10 or 17.13 (except for the covenants contained in Sections 16.1, 16.2, 16.3, 16.4, 16.8, 16.9, 16.10, 16.11, 16.12, 16.14, 16.15, 16.16 and 16.18 or, to the extent any other Event of Default hereunder shall have occurred and is continuing, Section 16.7) shall have been breached or any other covenant or agreement contained in any Transaction Document is breached, and in each case, such breach is not cured within thirty (30) calendar days of the earlier of the Seller’s knowledge of such breach or the Seller’s receipt of notice of such breach from any source. (f) Failure of the Seller or any of its Subsidiaries to pay any other Debt in an aggregate amount in excess of Two Million Dollars ($2,000,000) when due, or any default in the payment when due of any principal or interest on any other Debt or in the payment when due of any such Debt, or any breach or default with respect to any other material term of any such Debt, if the effect of any such failure, default, breach or event referred to in this Section 18.1(f) is to cause, or to permit, with or without the giving of notice or lapse of time or both, the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such Debt to become or be declared due before its stated maturity. (g) A Change of Control shall occur. (h) A material adverse change shall occur in any of the Central Elements relative to the Seller. (i) The Seller shall repudiate or purport to disavow its obligations under any of the Transaction Documents or shall contest their validity or enforceability. (j) This Agreement or any other Transaction Document shall cease to be in full force and effect or its enforceability is disputed or challenged by the Seller or any Event of Default shall have occurred under this Agreement or default or event of default (however denominated) shall have occurred under any other Transaction Document. (k) The Seller shall take or omit to take any action (i) that would result in the suspension or loss of any of its statuses, once achieved or any of such statuses of any of its Subservicers, if any, of any Ginnie Mae, Fannie Mae or Freddie Mac Mortgage Loans pools for which the Seller is Servicer as an FHA- and VA-approved lender and mortgagee and a Ginnie Mae-, Fannie Mae- and Freddie Mac-approved issuer and servicer, or (ii) after which the Seller or any such relevant Subservicer would no longer be in good standing as such, or (iii) after which the Seller or any such relevant Subservicer would no longer currently satisfy all applicable Ginnie Mae, Fannie Mae and Freddie Mac net worth requirements, if all of the material effects of such act or

MASTER REPURCHASE AGREEMENT – Page 92 13312-781/Pulte Mortgage Warehouse Facility omission shall have not been cured by the Seller or waived by the relevant Person (Ginnie Mae, Fannie Mae or Freddie Mac) before termination of such status. (l) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) (in excess of relevant insurance coverage reasonably satisfactory to the Agent in its discretion) shall be entered or filed against the Seller or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days before the date of any proposed sale thereunder (unless, in respect of any such case, the judgment debtor or the subject of the writ or warrant of attachment or similar process is one of the Seller’s Subsidiaries or such Subsidiary’s property, and such order, case commencement, consent, assignment, inability or failure or admission could not reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Seller or any of its Subsidiaries). (m) The Seller shall have failed to comply in any material respect with its obligations under the Custody Agreement; provided, that in the case of any such failure affecting particular Purchased Loans, such failure shall not constitute an Event of Default if, after determining the Market Value of the Purchased Loans without taking into account the Purchased Loans with respect to which the failure occurred, no other Event of Default shall have occurred and be continuing. (n) The Seller, as Servicer, shall fail to service the Purchased Loans in conformance in all material respects with Accepted Servicing Practices. (o) Any audited financial statement of the Parent or the Seller is issued subject to any “going concern” or like qualification or exception. (p) Without the Agent’s prior written consent, Eric Hart shall cease for any reason whatsoever, including death or disability, to be, and to continuously perform the duties of, chief executive officer of the Seller and no successor satisfactory to the Agent, in its reasonable judgment, shall have become, and shall have commenced to perform the duties of chief executive officer of the Seller within ninety (90) days after such cessation; provided that if any such satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, then the name of such successor or successors shall be deemed to have been inserted in place of Eric Hart in this Section 18.1(p). 18.2. Transaction Termination. If an Event of Default shall have occurred and be continuing, then, at the option of the Agent (which option shall be deemed to have been exercised, even if no notice has been given, upon the occurrence of an Event of Default under Section 18.1(b)), the Agent may, or at the direction of the Required Buyers shall, declare the Repurchase Date for any or all Transactions hereunder to be deemed immediately to occur.

MASTER REPURCHASE AGREEMENT – Page 93 13312-781/Pulte Mortgage Warehouse Facility 18.3. Termination by the Agent. If the Agent has exercised or is deemed to have exercised the option to terminate any Transactions pursuant to Section 18.2, (a) the Seller’s obligations hereunder to repurchase all Purchased Loans in such Transactions shall thereupon become immediately due and payable, (b) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily multiplication of (i) the Default Pricing Rate by (ii) the Purchase Price for such Transaction as of the Repurchase Date as declared by Agent pursuant to Section 18.2 (decreased as of any day by (A) any amounts retained by the Buyers with respect to such Purchase Price pursuant to clause (c) of this Section 18.3, (B) any proceeds from the sale of Purchased Loans pursuant to clause (a) of Section 18.4, and (C) any amounts credited to the account of the Seller pursuant to clause (b) of Section 18.4) on a three hundred sixty (360) day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (c) all Income paid after such exercise or deemed exercise shall be payable to and retained by the Agent and applied to the aggregate unpaid Repurchase Prices owed by the Seller and (d) the Seller shall immediately deliver or cause the Custodian to deliver to the Agent any documents relating to Purchased Loans subject to such Transactions then in the Custodian’s, the Seller’s, its Servicer’s or its Subservicer’s possession. 18.4. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent, without prior notice to the Seller, may (and, at the direction of the Required Buyers, shall) (a) immediately sell, in a recognized market at such price or prices as the Agent may deem satisfactory, any or all Purchased Loans subject to such Transactions on a servicing released or servicing retained basis and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder, (b) in lieu of selling all or a portion of such Purchased Loans, give the Seller credit for such Purchased Loans in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder, (c) terminate and replace the Seller as Servicer (or any other Servicer or Subservicer) at the cost and expense of the Seller, (d) exercise its rights under Section 8 regarding the Income Account and Escrow Account, (e) by notice to the Seller, declare the Termination Date to have occurred, except that in the case of any event described in Section 18.1(b), the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event, and (f) deliver a “Notice of Default” (as defined in the Electronic Tracking Agreement) to MERS and the Electronic Agent and exercise any rights as a result thereof. The proceeds of any disposition in clause (a) or (b) above shall be applied first to the reasonable out-of-pocket costs and expenses incurred by the Agent to the extent reimbursable by the Seller hereunder; second to the reasonable out-of-pocket costs and expenses incurred by the Buyers in connection with or as a result of an Event of Default (including legal fees, consulting fees, accounting fees, file transfer fees, inventory fees and costs and expenses incurred in respect of a transfer of the servicing of the Purchased Loans and costs and expenses of disposition of such Purchased Loans); third to the aggregate Price Differential owed hereunder (after taking into account any adjustments to the Price Differential made in accordance with Section 5.4); fourth to the remaining aggregate Repurchase Prices owed hereunder; fifth to any other accrued and unpaid Obligations (other than in respect of any Hedge Agreements or Products of the Buyers or

MASTER REPURCHASE AGREEMENT – Page 94 13312-781/Pulte Mortgage Warehouse Facility Affiliates of the Buyers) of the Seller hereunder and under the other Transaction Documents (after taking into account any waiver or reduction in any fees or other amount owing by Seller made in accordance with Section 36); sixth to any Servicer or Subservicer (other than the Seller) for payment of any servicing fees due and payable as of such date; seventh to the net obligations of the Seller under any Hedge Agreements related to the Purchased Loans; eighth to the obligations of the Seller under any Products; and ninth any remaining proceeds to the Seller. 18.5. Liability for Expenses and Damages. The Seller shall be liable to the Buyers for (a) the amount of all reasonable out-of-pocket legal or other expenses incurred by the Buyers in connection with or as a result of an Event of Default, including such legal and other expenses of in-house or outside counsel, (b) damages in an amount equal to the reasonable out-of-pocket cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default and (c) any other reasonable loss, damage, out-of-pocket cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a defaulting party. 18.6. Liability for Interest. To the extent permitted by applicable law, the Seller shall be liable to the Buyers for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (a) paid in full by the Seller or (b) satisfied in full by the exercise of the Buyers’ rights hereunder. Interest on any sum payable by the Seller under this Section 18.6 shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Referenced Rate. 18.7. Other Rights. In addition to its rights hereunder, the Buyers shall have any rights otherwise available to them under any other agreement or applicable law. 18.8. Seller’s Repurchase Rights. For avoidance of doubt, subject to the terms and conditions of this Agreement, the Seller may repurchase Purchased Loans, on a servicing released basis, and resell such Purchased Loans; provided that upon the occurrence and during the continuance of an Event of Default, the Seller may repurchase Purchased Loans by payment of the Repurchase Price therefor only upon approval of the Agent in its discretion exercised in accordance with the provisions of Section 22. 18.9. Sale of Purchased Loans. The parties acknowledge and agree that (a) the Purchased Loans subject to any Transaction hereunder are instruments traded in a recognized market, (b) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Loans, the Agent may establish the source therefor, (c) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Loans) and (d) in soliciting price, bid and offer quotations for any Purchased Loan, it is reasonable for the Agent to use only the information provided by the Seller pursuant to Section 16.4(d). The parties further recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid at

MASTER REPURCHASE AGREEMENT – Page 95 13312-781/Pulte Mortgage Warehouse Facility such time. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Agent may elect the time and manner of liquidating any Purchased Loan and nothing contained herein shall obligate the Agent to liquidate any Purchased Loan on the occurrence of an Event of Default or to liquidate all Purchased Loans in the same manner or on the same Business Day and no such exercise of any right or remedy shall constitute a waiver of any other right or remedy of the Agent or the Buyers. 18.10. Setoff. Each of the Agent and any Buyer may set off against the Obligations any funds or debts owing to the Seller by the Agent or such Buyer, as applicable, including, but not limited to, any funds in any deposit account, savings certificate or other instrument now or hereafter maintained by, and for the sole benefit of, the Seller with the Agent or such Buyer, or any of the Agent’s or such Buyer’s Affiliates. The Seller hereby confirms the Agent’s and each Buyer’s right of lien and setoff and nothing in this Agreement shall be deemed to constitute any waiver or prohibition thereof. Notwithstanding the foregoing, in the event that a Defaulting Buyer shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.10 and, pending such payment, shall be segregated by such Defaulting Buyer from its other funds and deemed held in trust for the benefit of the Agent, the Swing Line Buyer and the other Buyers, and (b) such Defaulting Buyer shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Buyer as to which it exercised such right of setoff. Section 19. Servicing of the Purchased Loans. 19.1. Servicing Released Basis. Consistent with the Buyers’ purchase of the Purchased Loans on a servicing-released basis, the Seller shall have no ownership right whatsoever as to any of the Purchased Loans or the servicing rights related thereto, unless and until such Purchased Loans are repurchased by the Seller. Rather, the Seller shall have only servicing responsibilities with respect to the Purchased Loans for a term (the “Interim Servicing Term”) commencing on the Purchase Date of such Purchased Loan and ending on the first Remittance Date thereafter, as such term may be renewed from time to time as provided in Section 19.8, on the following terms and conditions, which responsibilities are subject to termination in accordance with Section 19.7. The Seller and the Buyers hereby acknowledge and agree that the provisions contained in this Section 19 are intended to be for the benefit of the Buyers and are an essential part of this Agreement, and that the nature and purpose of the purchase and sale obligations and the servicing obligations hereunder are interrelated. The Seller acknowledges that if an Event of Default has occurred and is continuing, the Agent for the benefit of the Buyers may, upon written notice to the Seller, without payment of any termination fee or other amount to the Seller, sell any or all of the Purchased Loans on a servicing-released basis at the cost and expense of the Seller. 19.2. Servicing and Subservicing. The Seller hereby agrees, for the benefit of the Buyers, to service or contract with Subservicers to service the Purchased Loans in accordance with this Agreement and Accepted Servicing Practices. The Seller’s fees for

MASTER REPURCHASE AGREEMENT – Page 96 13312-781/Pulte Mortgage Warehouse Facility its duties as Servicer, until terminated under Section 19.7, shall be twenty-five (25) basis points per annum on the unpaid principal balance of each Purchased Loan, payable from Income in accordance with the provisions of Section 8.2. The Servicer shall, and shall cause each Subservicer to, (a) comply with all applicable Federal, State and local laws and regulations in all material respects, (b) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (c) not impair the rights of the Buyers in any Purchased Loans or any payment thereunder. The Agent may terminate the servicing of any Purchased Loan with the then existing Servicer in accordance with Section 19.7. The Seller shall not be entitled to any servicing fee or other compensation in connection with its performance of the servicing responsibilities with respect to the Purchased Loans except to the extent that the Seller is Servicer. Nothing in this Section 19.2 shall be deemed to impair the rights of any Subservicer to fees and other compensation to which it is entitled under the applicable Servicing Agreement. 19.3. Escrow Payments. The Seller shall cause Servicer and any Subservicers to hold or cause to be held all escrow payments collected by the Seller with respect to any Purchased Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. 19.4. Escrow and Income after Event of Default. After the occurrence and during the continuance of an Event of Default, (a) all funds received on or in connection with a Purchased Loan shall be received and held by the Seller, Servicer and each Subservicer in trust for the benefit of the Agent on behalf of the Buyers as owner of the Purchased Loans, and (b) neither the Seller nor Servicer shall be deemed to have any rights or ownership interest in such funds prior to their being remitted to the Agent on behalf of the Buyers. 19.5. Servicing Records. The Seller agrees that the Agent, on behalf of the Buyers, is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance or guaranty coverage, insurance or guaranty policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the “Servicing Records”). The Servicing Records of an eMortgage Loan specifically include, without limitation, such eMortgage Loan’s related Electronic Records. The Servicing Records are and shall be held in trust by the Seller, Servicer and each Subservicer for the benefit of the Agent as the owner thereof on behalf of the Buyers. Upon notice from the Agent after the occurrence and during the continuance of an Event of Default, the Seller will cause Servicer and each Subservicer to (a) designate the Buyers as the owner of each Purchased Loan in its collateral tracking system, (b) segregate such Servicing Records from any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of assets that are not Purchased Loans, (c) safeguard such Servicing Records and (d) deliver them promptly to the Agent or its designee (including the Custodian) at the Agent’s request.

MASTER REPURCHASE AGREEMENT – Page 97 13312-781/Pulte Mortgage Warehouse Facility 19.6. Subservicer Instruction Letter. The Seller shall, prior to the initial Purchase Date of Purchased Loans serviced by any Subservicer, provide to the Buyers a Subservicer Instruction Letter addressed to and agreed to by such Subservicer of the related Purchased Loans. 19.7. Termination of Servicing. At any time during the existence of a Default or an Event of Default in the Agent’s sole discretion, the Agent may, and at the direction of the Required Buyers, shall (a) terminate the Seller’s rights as Servicer, and any Subservicer’s rights, if any, and obligations with respect to servicing of the Purchased Loans without payment of any penalty or termination fee (i) immediately with respect to the Seller and (ii) with respect to any Servicer (other than the Seller) or Subservicer, as promptly as possible subject to the terms and conditions of the applicable Servicing Agreement and Subservicer Instruction Letter; provided that any such termination shall be deemed to have occurred automatically upon the occurrence of an Event of Default set forth in Section 18.1(b), (b) require the Seller to enforce its rights and remedies, as agent for and for the benefit of the Buyers in accordance with the Agent’s commercially reasonable instructions, with respect to any Purchased Loans under any Servicing Agreement, and (c) succeed to the rights and remedies of the Seller with respect to any Purchased Loans under any Servicing Agreement to the extent permitted by, and subject to, the terms of such Servicing Agreement (but not the obligations or liabilities of the Seller incurred prior to the date of such succession) and related Subservicer Instruction Letter. Upon any such termination, the Seller shall, and shall cause each Subservicer to, (A) perform the servicing responsibilities with respect to the Purchased Loans in accordance with the terms of this Agreement until the transfer of servicing responsibilities is effectuated and (B) cooperate, at the Seller’s expense, in transferring such servicing responsibilities with respect to the Purchased Loans to a successor Servicer appointed by the Agent in its sole discretion. Upon termination of the Seller as Servicer and without limiting the generality of the foregoing, the Seller shall, in the manner and at such times as the successor servicer or the Agent shall request, (1) promptly transfer all data in the Servicing Records relating to the Purchased Loans to the successor servicer in such electronic format as the successor servicer may reasonably request, (2) promptly transfer to the successor servicer, the Agent or its designee, all other files, records correspondence and documents relating to the Purchased Loans and (3) use commercially reasonable efforts to cooperate and coordinate with the successor servicer and the Agent to comply with any applicable so-called “goodbye” letter requirements or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable legal or regulatory requirement associated with the transfer of the servicing of the Purchased Loans. Servicer acknowledges and agrees that if it fails to cooperate with the Agent or any successor servicer in effecting the termination of the Seller as Servicer of any Purchased Loan or the transfer of all authority to service such Purchased Loan to such successor servicer in accordance with the terms hereof, the Agent and the Buyers will be irreparably harmed and entitled to injunctive relief. 19.8. Renewal of Interim Servicing Term. The Interim Servicing Term will be deemed renewed (when it would otherwise expire) on each Remittance Date following the second (2nd) Remittance Date after the related Purchase Date for a renewal term extending to the next succeeding Remittance Date unless (i) Seller has sooner been terminated as

MASTER REPURCHASE AGREEMENT – Page 98 13312-781/Pulte Mortgage Warehouse Facility interim servicer of all of the Purchased Loans pursuant to Section 19.7, or (ii) an Event of Default has occurred and is continuing, in which latter event the Interim Servicing Term will expire on the earlier of (x) the termination date specified in an Agent’s notice to Seller terminating the Interim Servicing Term or (y) such Remittance Date unless Agent gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term. 19.9. Notice from Seller. If the Seller should discover that, for any reason whatsoever, any entity responsible to the Seller by contract for managing or servicing any Purchased Loan has failed to perform in any material respects the Seller’s obligations under the Transaction Documents or any of the material obligations of such entities with respect to the Purchased Loans, the Seller shall promptly notify the Agent. 19.10. Seller Remains Liable. Notwithstanding any Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Seller and a Subservicer or reference to actions taken through a Subservicer or otherwise, and unless the Agent has terminated the Seller’s rights pursuant to Section 19.7, the Seller shall remain obligated and primarily liable to the Buyers for servicing and administering of the Purchased Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Seller alone were servicing and administering the Purchased Loans. All actions of each Subservicer performed pursuant to the related Servicing Agreement shall be performed as an agent of the Seller with the same force and effect as if performed directly by the Seller and the Buyers shall have no obligations, duties or liabilities with respect to any Subservicer including no obligation, duty or liability of the Buyers to pay any Subservicer’s fees and expenses, provided, however, that each Subservicer may retain any amounts collected by it that it is entitled to retain pursuant to the applicable Servicing Agreement or Subservicer Instruction Letter. The Seller shall be entitled to enter into any agreement with each Subservicer for indemnification of the Seller by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. 19.11. Backup Servicer. The Agent shall have the right, in its sole discretion, to appoint a Backup Servicer that will (a) serve as a backup servicer of the Purchased Loans until such time as the Agent shall appoint a successor servicer of the Purchased Loans and (b) become the successor servicer of the Purchased Loans at the Agent’s option. In connection with the appointment of a Backup Servicer as provided in the preceding sentence, the Agent may make such arrangements for the compensation of the Backup Servicer out of Income on the Mortgage Loans or otherwise as the Agent, the Buyers and such Backup Servicer shall agree. The Seller shall provide Backup Servicer with such data, files and information, in form, format and content as the Backup Servicer may request, in order to permit the Backup Servicer to service the Mortgage Loans in accordance with Accepted Servicing Practices; all such data, files and information shall be updated by the Seller on a monthly basis as required by the Backup Servicer.

MASTER REPURCHASE AGREEMENT – Page 99 13312-781/Pulte Mortgage Warehouse Facility 19.12. Successor Servicer. If the Backup Servicer or any other Person is appointed by the Agent to act as a successor servicer of the Purchased Loans pursuant to the preceding section, the Seller (in its capacity as Servicer hereunder) shall, and shall cause each Subservicer to, subject to such Subservicer’s rights under any applicable Servicing Agreement, and Subservicer Instruction Letter, discharge its servicing duties and responsibilities during the period from the date it acquires knowledge of such transfer of servicing until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the successor Servicer. Within five (5) Business Days of the appointment of a successor Servicer of the Purchased Loans, the Seller shall, and shall cause each Subservicer to, prepare, execute and deliver to such successor Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Records, and do or cause to be done all other acts or things necessary or appropriate to effect the transfer of servicing to the successor Servicer, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of assignments of Mortgage. The Seller shall (and shall cause each Subservicer to) cooperate with the Agent and the successor Servicer in effecting the transfer of servicing responsibilities to the Backup Servicer, including execution and delivery of servicing transfer notices to Customers, MERS (if applicable), taxing authorities and insurance companies, the transfer to the Backup Servicer or successor Servicer for administration by it of all Income with respect to the Purchased Loans that shall at the time be held or received by the Seller or any Subservicer. The Seller shall deliver immediately to the successor Servicer all Loan Documents for Purchased Loans and other related documents and statements held by it or any Subservicer hereunder and the Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor Servicer all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer of the Purchased Loans. Section 20. Payment of Expenses; Indemnity. 20.1. Expenses. (a) The Seller shall pay on demand all of the Agent’s reasonable out-of- pocket fees and expenses (including the fees and expenses for legal services of in-house or outside counsel) incurred by the Agent, the Custodian in connection with this Agreement, the Custody Agreement and the Transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including the reasonable out-of-pocket fees and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement, the Custody Agreement and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements, (ii) any Transaction under this Agreement, (iii) the administration and syndication of this Agreement and of any Transaction and (iv) any amendments and waivers regarding any of the foregoing. The obligation of the Seller to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement shall survive the termination of this Agreement.

MASTER REPURCHASE AGREEMENT – Page 100 13312-781/Pulte Mortgage Warehouse Facility (b) The Seller shall pay all of the Agent’s and each Buyer’s reasonable out- of-pocket costs and expenses, including attorneys’ fees of in-house or outside counsel, after the occurrence of any Default or Event of Default in connection with the enforcement of this Agreement, the Custody Agreement and the other Transaction Documents, including in connection with any (i) bankruptcy, (ii) other insolvency proceeding, or (iii) any workout or consultation involving the Buyers’ rights and remedies, the purchase and repurchase of the Purchased Loans and the payment of Price Differential in connection therewith. (c) The Seller shall pay, and hold the Agent, the Buyers and any other owners or holders of any of the Obligations harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. (d) The Seller shall pay all of the Buyer’s Fees, Agent’s Fees, Custodian’s Fees and any other fees payable by the Seller under this Agreement and the other Transaction Documents. 20.2. Indemnity. The Seller shall pay, and indemnify, defend and hold harmless the Agent, the Buyers and any of their respective officers, directors, employees, agents, advisors and Affiliates (collectively “Indemnified Parties” and each an “Indemnified Party”) from and against, the “Indemnified Liabilities”, which means any and all claims, liabilities, obligations, losses, damages, penalties, judgments, suits, disbursements and reasonable out-of-pocket costs and expenses (including attorneys’ fees and disbursements of in-house or outside counsel) of any kind whatsoever that may be imposed upon, incurred by or asserted against any of the Indemnified Parties in any way relating to or arising out of any of the Transaction Documents or any of the transactions contemplated thereby or the use of proceeds or proposed use of proceeds thereof, including, but not limited to, (a) Seller’s failure to comply with, or breach of, any provision of any of the Transaction Documents, (b) the failure of Seller, any Indemnified Party or any Purchased Loan to comply with, observe or perform any Legal Requirement with respect to any Purchased Loan and (c) the use of telephone or Electronic Transmissions or E- Systems under or in connection with this Agreement or any of the other Transaction Documents; provided, however, that to the extent, if any, that any Indemnified Liabilities are caused by any Indemnified Party’s gross negligence or willful misconduct, the indemnity payable to that Indemnified Party shall be equitably and proportionately reduced, although (i) to the full extent permitted under applicable law, such indemnity shall not be reduced on account of such claims, liabilities, etc. to any extent (x) owed, in whole or in part, under any claim or theory of strict liability, or (y) caused or contributed to by any Indemnified Party’s sole or concurrent ordinary negligence that does not amount to gross negligence or willful misconduct, it being the Seller’s intention to hereby indemnify the Indemnified Parties against their own strict liability and their own sole or concurrent ordinary negligence, and (ii) such gross negligence and willful misconduct exception to the foregoing indemnity shall, in the case of any failure under paragraph (b) above, only be applicable to a failure which first occurs subsequent to termination by Agent of Seller’s rights as Servicer under Section 19.7 hereof.

MASTER REPURCHASE AGREEMENT – Page 101 13312-781/Pulte Mortgage Warehouse Facility Section 21. Single Agreement. The Buyers, the Agent and the Seller acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of the Agent, the Buyers and the Seller agrees (a) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (b) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (c) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. Section 22. Relationships among the Agent and the Buyers. 22.1. Appointment of Agent. Each Buyer irrevocably appoints and authorizes the Agent to act on behalf of such Buyer or holder under this Agreement and the other Transaction Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Buyers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Seller or any other Person. 22.2. Scope of Agent’s Duties. (a) The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Buyer (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Buyer for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Required Buyers (or all of the Buyers for those acts requiring consent of all of the Buyers) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (A) any recitals or warranties made by the Seller or any Affiliate of the Seller, or any officer thereof contained herein or therein, (B) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (C) the performance by the Seller of its obligations hereunder or thereunder, or (D) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any

MASTER REPURCHASE AGREEMENT – Page 102 13312-781/Pulte Mortgage Warehouse Facility Transaction. The Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Buyers (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. (b) Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Buyers to give any approval or consent, or to make any request, or to take any other action on behalf of the Buyers (including without limitation the exercise of any right or remedy hereunder or under the other Transaction Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Required Buyers or the Buyers, as applicable hereunder. Action that may be taken by the Required Buyers, any other specified Percentage of the Buyers or all of the Buyers, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Buyers as required hereunder at a meeting (which may be held by telephone conference call), provided that Agent exercises good faith, diligent efforts to give all of the Buyers reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Buyers as required hereunder, provided that all of the Buyers are given reasonable advance notice of the requests for such consent. (c) Except as otherwise expressly provided under this Agreement or in any of the other Transaction Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Transaction Documents as the Required Buyers or all of the Buyers, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Transaction Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Transaction Documents, no Buyer (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Transaction Documents. 22.3. Limitation on Duty to Disclose. Except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Seller or any of its Subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.

MASTER REPURCHASE AGREEMENT – Page 103 13312-781/Pulte Mortgage Warehouse Facility 22.4. Authority of Agent to Enforce this Agreement. Each Buyer, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Debt outstanding under this Agreement or any other Transaction Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Buyers allowed in any proceeding relative to the Seller, or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of this Agreement or the other Transaction Documents. 22.5. Agent in its Individual Capacity. JPMorgan Chase and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Buyer and may exercise or refrain from exercising the same as though such Buyer were not the Agent. JPMorgan Chase and its Affiliates may (without having to account therefor to any Buyer) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Seller as if such Buyer were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Buyers. 22.6. Actions Requiring All Buyers’ Consent. No amendment or waiver of, or any action with respect to, any provision of this Agreement or any of the Transaction Documents shall in any event be effective unless the same shall be in writing signed by all the Buyers with respect to any amendment or waiver or any action that: (a) Increases the Maximum Aggregate Commitment or increases any Buyer’s Commitment (it being understood that, for the purposes of this Section 22.6(a), the Buyers’ execution of this Agreement evidences such Buyers’ consent to increasing the Maximum Aggregate Commitment and Buyer’s Commitment in accordance with the provisions of Section 2.6 hereof). (b) Agrees to any reduction in any Pricing Rate, Repurchase Price or fee provisions of this Agreement or other amounts owed hereunder, excluding the provisions relating to the Agent’s Fee and other fees owing to the Agent only. (c) Acknowledges termination of the Buyers’ ownership interest in the Purchased Loans or releases all or a material portion of the Liens held under the Transaction Documents other than in accordance with the Transaction Documents. (d) Changes any Buyer’s Pro Rata share of ownership of the Purchased Loans other than in accordance with the express provisions of the Transaction Documents. (e) Agrees to any change in the nature of the Buyers’ respective Commitments from several to joint, in whole or in part. (f) Agrees to any change to the definition of “Required Buyers” or to any provisions of this Agreement or any of the other Transaction Documents that requires the consent, approval or satisfaction of all of the Buyers or each of the Buyers.

MASTER REPURCHASE AGREEMENT – Page 104 13312-781/Pulte Mortgage Warehouse Facility (g) Extends the Termination Date or the due date of any required payment other than in accordance with the express provisions of the Transaction Documents. (h) Agrees to any change in this Section 22.6. (i) Agrees to any change in the Margin Percentage rates. (j) Releases the Seller from any of its obligations other than in accordance with the express conditions of the Transaction Documents. (k) Modifies the sharing provisions of Section 22.10. (l) Modifies Section 4.1, Section 4.2, Schedule EL, Schedule DQ or Schedule 15.3. In the event of any conflict between the provisions of this Section 22.6 and any other provisions of this Agreement or the other Transaction Documents, this Section 22.6 shall govern. 22.7. Actions Requiring Required Buyers’ Consent. All amendments hereto, waivers or actions taken hereunder that are not described in Section 6 and Section 22.8 require the written consent or ratification of the Required Buyers except for actions that are specifically reserved to the Agent under Sections 6.1 and 6.6 or elsewhere in this Agreement or the other Transaction Documents; provided that no amendments, waivers or actions taken hereunder that relate to the rights or obligations of the Agent shall be effective without the prior written consent of the Agent. The Agent will, at the direction of the Required Buyers, take any enforcement action or exercise any remedies under this Agreement and the Transaction Documents that arise after the occurrence of an Event of Default. 22.8. Agent’s Discretionary Actions. Subject to the limitations of Sections 22.6 and 22.7, in its capacity as Agent and without seeking or obtaining the consent of any of the other Buyers (although it may elect to obtain such consent before acting it if deems that desirable), the Agent may: (a) reconvey, or exchange, in whole or in part, any Purchased Loans that are required to be reconveyed, or exchanged in accordance with the Transaction Documents; (b) approve any new Approved Investor proposed by the Seller (and the Agent will promptly provide to any Buyer that requests it a current list of Approved Investors); and (c) do or perform any act or thing that, in the Agent’s reasonable judgment, is necessary or appropriate to enable the Agent to properly discharge and perform its duties under this Agreement, the Custody Agreement or that in its reasonable judgment is necessary or appropriate to preserve or protect the validity, integrity or enforceability of the Purchased Loans and/or the Transaction Documents, the Buyers’ Pro Rata undivided ownership interests in and to the Purchased Loans, the Lien created by this

MASTER REPURCHASE AGREEMENT – Page 105 13312-781/Pulte Mortgage Warehouse Facility Agreement and its priority, or any of the Central Elements in respect of the Seller or any of its Subsidiaries, or to preserve and protect the interest of the Buyers in any of the foregoing. Notwithstanding anything to the contrary in this Agreement (i) the Agent may, with the consent of the Seller only, amend, modify or supplement this Agreement or any of the other Transaction Documents to cure any ambiguity, omission, mistake, defect or inconsistency and (ii) (A) the Agent may determine a Successor Rate and the Agent may make Conforming Changes from time to time, in each case, in accordance with Section 6.5; and (B) in connection with the use or administration of SOFR, the Agent will have the right to make Conforming Changes from time to time, and in each case any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document (provided that the Agent will promptly notify the Seller and the Buyers of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR). 22.9. Buyers’ Cooperation. The Buyers agree to cooperate among themselves and with the Agent and from time to time upon the Agent’s request, to execute and deliver such papers as may be reasonably necessary to enable the Agent, in its capacity as Agent, to effectively administer this Agreement and the other Transaction Documents, the Purchased Loans and each Buyer’s Pro Rata undivided ownership interest in the Purchased Loans in the manner contemplated by this Agreement. 22.10. Buyers’ Sharing Arrangement. (a) Each of the Buyers agrees that if it should receive any amount (whether by voluntary payment, realization upon security, the exercise of the right of set-off, or otherwise) that is applicable to the payment of Repurchase Price, Margin Deficit, Price Differential or any fees, that with respect to the related sum or sums received (or receivable) by the other Buyers is in greater proportion than that Buyer’s Pro Rata ownership of the Purchased Loans (after taking into account any waiver or adjustments in the Price Differential or fee owing to such Buyer in accordance with Sections 5.4 and 36 of this Agreement), then such Buyer receiving such excess amount shall purchase from the other Buyers a participation interest in the Purchased Loans in such amount as shall result in Pro Rata participation and ownership by all of the Buyers in such excess amount; provided that if all or any portion of such excess amount is thereafter recovered from such Buyer, such purchase shall be rescinded and the purchase price restored to the extent of such recovery; and provided further that the provisions of this Section 22.10 shall not apply to any fees that the Agent may be entitled to from time to time or to any fees that the Custodian or any successor custodian might be paid pursuant to the Custody Agreement. (b) To the extent that the Seller fails to pay any amount required to be paid to the Agent under Section 20, each Buyer severally agrees to pay to the Agent such Buyer's Funding Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed

MASTER REPURCHASE AGREEMENT – Page 106 13312-781/Pulte Mortgage Warehouse Facility expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such. 22.11. Buyers’ Acknowledgment. (a) Each Buyer other than JPMorgan Chase hereby acknowledges that JPMorgan Chase has made no representations or warranties with respect to any Purchased Loan other than as expressly set forth in this Agreement and that JPMorgan Chase shall have no responsibility (in its capacity as a Buyer, the Agent, or any other capacity or role) for: (i) the marketability or collectability of the Purchased Loans; (ii) the genuineness, validity, likelihood of performance as and when due or enforceability of any Investor Commitment or the solvency or performance record of any Approved Investor; (iii) the validity, enforceability or any legal effect of any of the Transaction Documents, any Loan Documents or any insurance, bond or similar device purportedly protecting any obligation to the Buyers or any Purchased Loans; or (iv) the financial condition of the Seller or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repurchase of the Purchased Loans, the genuineness, validity or enforceability of any warehousing facility or repurchase agreement between the Seller and any other lender or repurchase agreement counterparty, the value of any Purchased Loans, the effectiveness of any of the provisions of the Transaction Documents (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses or the accuracy of any information supplied by or to be supplied in connection with any of the Seller or any of its Subsidiaries or Affiliates, or otherwise with respect to this Agreement, any Purchased Loans or any source of equity or other financing for any of the Seller, any of its Affiliates or any other warehouse lender or repurchase agreement counterparty. (b) Each Buyer acknowledges that it has, independently of Agent and each other Buyer and based on the financial statements of Seller and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Buyer also acknowledges that it will, independently of Agent and each other Buyer and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Transaction Document or any other document executed pursuant hereto.

MASTER REPURCHASE AGREEMENT – Page 107 13312-781/Pulte Mortgage Warehouse Facility 22.12. Agent Market Value Determinations. The parties hereto agree and acknowledge that, in determining the Market Value of the Purchased Loans, the Agent (a) shall determine Market Value as a third party service provider, in accordance with standards customarily applicable in the financial industry to third party service providers providing values on comparable assets to be used in connection with the financing of such assets, and (b) shall not be obligated to do that same or similar amount of work or analysis as if it were valuing its own assets, or as if it were valuing such assets for the purchase or sale thereof by it or any other party. The parties hereto agree and acknowledge that any asset valuation information produced by the Agent is intended to be and should be used solely for the limited uses specified in this Agreement and the other Transaction Documents, and is not intended to be and should not be used by any Person for any other purpose. The parties hereto further agree and acknowledge that the Agent may elect to determine the Market Value for any Purchased Loan by determining the market bid price for a portfolio containing all Purchased Loans and allocating such portfolio market bid price among each individual Purchased Loan. 22.13. Agent’s Duty of Care, Express Negligence Waiver and Release. At all times until all Purchased Loans have all been repurchased by the Seller and the Buyers have no further commitments or other obligations under this Agreement and the other Transaction Documents, the Agent shall exercise the same degree of care in handling the Purchased Loans as JPMorgan Chase exercises with respect to loans that are held solely by JPMorgan Chase for its own account, and the Agent, in its capacity as Agent shall have no responsibility to the Buyers other than to exercise such standard of care and, in any event, JPMorgan Chase shall have no liability with respect to any other Buyer’s Pro Rata interest in the Purchased Loans except for JPMorgan Chase’s own fraud, gross negligence or willful misconduct. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Agent, any Buyer, nor any of their officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Custody Agreement or any of the other Transaction Documents reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Transaction Documents or be responsible for consequences of any error of judgment, the Buyers expressly intending to hereby waive and release all present and future claims and rights against the Agent (a) owed, in whole or in part, under any claim or theory of strict liability or (b) for damages or injuries caused or contributed to by any Indemnified Party’s sole or concurrent ordinary negligence that does not amount to gross negligence or willful misconduct. Except as otherwise specifically and expressly set forth in this Agreement, the Agent shall not be responsible in any manner to anyone for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement, any supplement, amendment or restatement of it or of any other Transaction Documents or for any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with this Agreement or any of the other Transaction Documents or be under any obligation to anyone to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or of the other Transaction Documents on the part of the Seller or anyone else. Without limiting the generality of the foregoing provisions of this Section 22.13, the Agent, in its capacity as Agent, may seek and rely upon the advice of legal counsel in taking or refraining to take any action under any of the Transaction Documents or otherwise in respect of any

MASTER REPURCHASE AGREEMENT – Page 108 13312-781/Pulte Mortgage Warehouse Facility Purchased Loans, this Agreement and its parties, and shall be fully protected in relying upon such advice. 22.14. Calculations of Shares of Principal and Other Sums. Except as provided to the contrary in Section 6.7 (“Increased Cost”), Section 6.8 (“Capital Requirements”), Section 7.1 (“Payments to be free of Taxes; Withholding”), Section 7.3 (“Taxes Indemnity”), Section 9.2 (“Agent’s Fee”), and Section 20 (“Payment of Expenses; Indemnity”), JPMorgan Chase’s and each other Buyer’s respective shares of Repurchase Prices and other sums received by the Agent on account of the Purchased Loans or with respect to them shall be calculated on the basis of each Buyer’s (including JPMorgan Chase’s) respective Pro Rata ownership interests in the Purchased Loans from time to time. 22.15. Successor Agent. Agent may resign as such at any time upon at least thirty (30) days prior notice to the Seller and each of the Buyers. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Required Buyers shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Required Buyers and, so long as no Default or Event of Default has occurred and is continuing, approved by the Seller (which approval shall not be unreasonably withheld or delayed). Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and Agent shall deliver or cause to be delivered to any Successor Agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Required Buyers and, if applicable, the Seller, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Agent, the Required Buyers shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Required Buyers and, if applicable, the Seller, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Section 22 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent. 22.16. Merger of the Agent. Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Agent shall be a party or any Person succeeding to the commercial banking business of the Agent shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.

MASTER REPURCHASE AGREEMENT – Page 109 13312-781/Pulte Mortgage Warehouse Facility 22.17. Participation; Assignment by Buyers. (a) Assignments. Any Buyer may at any time assign such Buyer’s rights and obligations hereunder and under the other Transaction Documents by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section 22.17 only after obtaining the prior written consent of the Seller (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Seller’s consent shall not be required to the extent (i) the proposed Eligible Assignee is an Affiliate of the assigning Buyer or (ii) a Default or Event of Default shall have occurred and be continuing. Any other attempted assignment or transfer by any Buyer shall be deemed to be null and void. Each assignment by a Buyer of all or any portion of its rights and obligations hereunder and under the other Transaction Documents, shall be subject to the following terms and conditions: (A) each such assignment shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Seller shall consent to (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) the entire remaining amount of assigning Buyer’s Committed Sum; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Buyer’s rights and obligations under this Agreement, and (C) the parties to any assignment shall execute and deliver to Agent an Assignment and Assumption substantially (as determined by Agent) in the form attached hereto as Exhibit E (with appropriate insertions acceptable to Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment and Assumption. Until the Assignment and Assumption becomes effective in accordance with its terms, and Agent has confirmed that the assignment satisfies the requirements of this Section 22.17, the Seller and the Agent shall be entitled to continue to deal solely and directly with the assigning Buyer in connection with the interest so assigned. From and after the effective date of each Assignment and Assumption that satisfies the requirements of this Section 22.17, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Buyer under this Agreement and the other Transaction Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Buyer shall relinquish its rights and be released from its obligations under this Agreement and the other Transaction Documents. Upon request, the Seller shall execute and deliver to the Agent, documents reasonably necessary to such assignment process; (b) Participations. The Seller and the Agent acknowledge that each of the Buyers may at any time and from time to time, subject to the terms and conditions hereof, sell participations in all or any part of such Buyer’s Commitment and Pro Rata ownership share of the Purchased Loans to any Person (other than a natural person or to the Seller or any of the Seller’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions: (i) such Buyer shall remain the holder of the notes issued hereunder, if any, notwithstanding any such participation;

MASTER REPURCHASE AGREEMENT – Page 110 13312-781/Pulte Mortgage Warehouse Facility (ii) a participant shall not reassign or transfer, or grant any sub- participations in its participation interest hereunder or any part thereof; and (iii) such Buyer shall retain the sole right and responsibility to enforce the obligations of the Seller relating to this Agreement and the other Transaction Documents or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is a Buyer Affiliate), except to the extent such amendment, modification or waiver requires the consent of all Buyers under Section 22.6. In those cases (if any) where a Buyer grants rights to any of its participants to approve amendments, modifications or waivers of any Transaction Documents pursuant to the immediately preceding sentence, such Buyer must include a voting mechanism as to all such approval rights in the relevant participation agreement(s) whereby a readily-determinable fraction of such Buyer’s portion of the Purchased Loans (whether held by such Buyer or participated) shall control the vote for all of such Buyer’s portion of the Purchased Loans; provided that if no such voting mechanism is provided for or is fully and immediately effective, then the vote of such Buyer itself shall be the vote for all of such Buyer’s portion of the Purchased Loans; and provided further that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Buyer, and the Seller, Agent and the other Buyers may continue to deal directly with such Buyer in connection with such Buyer’s rights and duties hereunder. Notwithstanding the foregoing, however, in the case of any participation granted by any Buyer hereunder, the participant shall not have any rights under this Agreement or any of the other Transaction Documents against the Agent, any other Buyer or the Seller; provided, however that the participant may have rights against such Buyer in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Seller hereunder shall be determined as if such Buyer had not sold such participation. Each such participant shall be entitled to the benefits of Sections 6.4, 6.5, and 7.1 of this Agreement to the same extent as if it were a Buyer and had acquired its interest by assignment pursuant to clause (a) of this Section 22.17, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Sections 6.4, 6.5 and 7.1 than the issuing Buyer would have been entitled to receive in respect of the amount of the participation transferred by such issuing Buyer to such participant had no such transfer occurred and each such participant shall also be entitled to the same rights of set-off as though it were a Buyer, provided that such participant agrees to be subject to Section 22.10 hereof as though it were a Buyer. (c) Other Permitted Transfers. Any Buyer may at any time pledge, collaterally assign or grant a security interest in any or all of its interests under this Agreement and in the Purchased Loans to any Federal Reserve Bank or to any other Person to secure obligations of such Buyer, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or

MASTER REPURCHASE AGREEMENT – Page 111 13312-781/Pulte Mortgage Warehouse Facility assignment shall release such Buyer from any of its obligations hereunder or substitute any such pledge or assignee for such Buyer as a party hereto. (d) Register. The Agent shall maintain at its principal office a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Buyers and the Committed Sum of, and amount owing to, each Buyer. The entries in the Register shall be conclusive evidence, absent manifest error, and the Seller, the Agent, and the Buyers may treat each Person whose name is recorded in the Register as the owner of the advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Buyer (but only with respect to any entry relating to such Buyer’s Committed Sum) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Seller of the making of any entry in the Register or any change in such entry. (e) Disclosure of Seller Information. The Seller authorizes each Buyer to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Buyer’s possession concerning the Seller which has been delivered to such Buyer pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 24.6 hereof or shall otherwise agree to be bound by the terms thereof. (f) Nothing in this Agreement or the other Transaction Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the other Transaction Documents. (g) If any interest in this Agreement is so transferred to any Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, the transferor Buyer shall cause such Person, concurrently with the effectiveness of such transfer, to comply with the relevant provisions of Section 7.5. (h) The Seller shall not be required to incur any cost or expense incident to any sale to a Person of any interest in the Transaction Documents and the Purchased Loans pursuant to this Section 22.17 and all such costs and expenses shall be for the account of the Buyer selling its rights in the Purchased Loans to such Person. 22.18. The Agent and the Buyers are the only Beneficiaries of this Section. Other than the provisions of Section 22.15 and Section 22.17, this Section 22 is intended to bind and benefit only JPMorgan Chase and the other Buyers, and does not benefit and shall not be enforceable by the Seller or any other Person whatsoever.

MASTER REPURCHASE AGREEMENT – Page 112 13312-781/Pulte Mortgage Warehouse Facility 22.19. Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Buyer or the Seller specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Buyer of such Default or Event of Default and provide each Buyer with a copy of such notice and shall endeavor to provide such notice to the Buyers within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish each Buyer, promptly upon receipt, with copies of all other notices or other information required to be provided by the Seller hereunder. 22.20. No Reliance on Agent’s Customer Identification Program. (a) Each Buyer acknowledges and agrees that neither such Buyer, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Buyer’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-money laundering rules and regulations, including the Beneficial Ownership Regulation and any programs involving any of the following items relating to or in connection with Seller or any of its Subsidiaries, any of their respective Affiliates or agents, the Transaction Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws. (b) Each Buyer or assignee or participant of a Buyer that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Buyer is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within ten (10) days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act. 22.21. Other Titles. Any Buyer identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Buyers as such. Without limiting the foregoing, the Buyers so identified shall not have or be deemed to have any fiduciary relationship with any Buyer as a result of such title. Each Buyer

MASTER REPURCHASE AGREEMENT – Page 113 13312-781/Pulte Mortgage Warehouse Facility acknowledges that it has not relied, and will not rely, on the Buyer so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. 22.22. Other Agreements. Each Buyer hereby irrevocably appoints, designates and authorizes Agent to enter into any Subordination Agreement, the Custody Agreement and the Electronic Tracking Agreement, on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Buyer further agrees to be bound by the terms and conditions of each such Subordination Agreement, Custody Agreement and Electronic Tracking Agreement. 22.23. Erroneous Payments. (a) If the Agent determines (which determination shall be conclusive and binding, absent manifest error) that the Agent or any of its Affiliates has erroneously, mistakenly or inadvertently transmitted any funds to any Buyer (whether or not such transmittal was known by such Buyer) (any such funds, whether received as a payment, prepayment, or repayment of Purchase Price, Price Differential, fees, distributions, or otherwise, individually and collectively, an “Erroneous Payment”) and the Agent subsequently demands the return of such Erroneous Payment (or any portion thereof), then such Buyer shall promptly, but in no event later than two (2) Business Days after such demand, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such demand was made by the Agent, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such amount was received by such Buyer to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (plus any administrative, processing or similar fees assessed by Agent in connection with the foregoing). (b) To the extent permitted by applicable law, each Buyer agrees not to assert any right or claim to any Erroneous Payment (or any portion thereof) and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment (or any portion thereof) (including, without limitation, any defense based on “discharge for value” or any similar doctrine). (c) This Section 22.23 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Buyer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document. Section 23. Notices and Other Communications; Electronic Transmissions. (a) Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Transaction Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier

MASTER REPURCHASE AGREEMENT – Page 114 13312-781/Pulte Mortgage Warehouse Facility or by facsimile and addressed or delivered to it at its address set forth below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 23 or posted to an E-System set up by or at the direction of Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. (b) Notices and other communications provided to the Agent and the Buyers party hereto under this Agreement or any other Transaction Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Seller may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the intended recipient’s receipt of such notice or other communication and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore. If to the Seller: Pulte Mortgage LLC 6900 E. Layton Avenue, Suite 1500 Denver, Colorado 80237 Attention: Colleen Oxbrough Telephone: (303) 493-2499 Facsimile: (303) 409-5249 Email: colleen.oxbrough@pulte.com With a copy to: Honigman LLP 2290 First National Building Detroit, Michigan 48226

MASTER REPURCHASE AGREEMENT – Page 115 13312-781/Pulte Mortgage Warehouse Facility Attention: Steven J. Migliore Telephone: (313) 465-7462 Facsimile: (313) 465-7463 Email: smigliore@honigman.com If to JPMorgan Chase as Agent or as a Buyer, as to all notices hereunder: JPMorgan Chase Bank, N.A. 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Annie Sun Telephone: (212) 270-0059 Email: annie.v.sun@jpmorgan.com cc: rmbs_principal_finance@jpmorgam.com with a copy to: JPMorgan Chase Bank, National Association 270 Park Avenue, 4th Floor New York, New York 10017 Attention: SPG Legal Email: cib_legal_RMBS@jpmorgan.com and: JPMorgan Chase Bank, National Association 500 Stanton Christiana Road Newark, Delaware 19713 Attention: Michelle Peppel Telephone: (302) 634-1570 Email: michelle.l.peppel@jpmorgan.com cc: spg_mf_team@jpmorgan.com If to the other Buyers, at the addresses shown on Schedule 23. (c) Each of the Agent, the Seller, the Buyers, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Transaction Document and the transactions contemplated therein. The Seller hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. (d) All uses of an E-System shall be governed by and subject to, in addition to this Section 23, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Seller and the Buyers in connection with the use of such E-System.

MASTER REPURCHASE AGREEMENT – Page 116 13312-781/Pulte Mortgage Warehouse Facility (e) All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Seller and the Buyers agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. Section 24. Miscellaneous. 24.1. Further Assurances. At any time and from time to time, at the sole expense of the Seller, the Seller or the Servicer shall promptly provide such further reasonable assurances, documents and agreements and undertake such actions as the Agent may reasonably request in order to effect the purposes of this Agreement, including the assignment, conveyance and transfer of all right, title and interest of each Purchased Loan from the Seller to the Agent, or to otherwise obtain or preserve the benefits or rights granted under this Agreement. In the event the Seller, Servicer or any subservicer, in the performance of the Servicing Functions shall foreclose any Mortgage for which the Agent and the Buyers have not received the Repurchase Price, all such actions shall be taken in the name of the Agent for the benefit of the Buyers and in accordance with Accepted Servicing Practices. 24.2. Agent as Attorney in Fact. The Agent is hereby appointed the attorney-in- fact of the Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments or documents that the Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest, although the Agent agrees not to exercise its rights under this power of attorney unless, in its opinion or the opinion of its legal counsel, an Event of Default has occurred that has not been cured by the Seller or that the Agent has not declared in writing to have been waived in accordance with Section 22. Without limiting the generality of the foregoing, but subject to Section 18.3, the Agent shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse, collect and control all checks or instruments made payable to the order of the Seller and all other forms of payment to the Seller that represent any payment on account of the principal of or interest on or proceeds from any of the Purchased Loans and to give full discharge for the same. 24.3. Wires to Seller. Any amounts to be transferred by the Agent to the Seller hereunder (other than Purchases Prices for the Purchased Loans) shall be sent by journal entry (or wire transfer) in immediately available funds to the Haircut Account.

MASTER REPURCHASE AGREEMENT – Page 117 13312-781/Pulte Mortgage Warehouse Facility 24.4. Wires to Agent. Except as may be otherwise expressly provided herein, any amounts to be transferred by the Seller to the Agent hereunder shall be sent by wire transfer in immediately available funds to the Repurchase Settlement Account. 24.5. Receipt; Available Funds. Amounts received after 2:00 p.m. (New York City time) on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day. All payments and transfers of cash pursuant to this Agreement shall be made (only if the paying and receiving accounts are with the same financial institution) by journal entries, or (otherwise) by wire transfer, of immediately available funds in U.S. dollars. 24.6. Privacy of Customer Information. The Seller’s Customer Information in the possession of the Agent or the Buyers, other than information independently obtained by the Agent or the Buyers and not derived in any manner from or using information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of the Seller. Except in accordance with this Section 24.6, the Agent and the Buyers shall not use any Seller’s Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, Customers, or disclose any Seller’s Customer Information to any Person, including any of the Agent’s or the Buyers’ employees, agents or contractors or any third party not affiliated with the Agent or a Buyer. The Agent and the Buyers may use or disclose the Seller’s Customer Information only to the extent necessary (a) for examination and audit of the Agent’s or the Buyers’ respective activities, books and records by their regulatory authorities, (b) to market or sell Purchased Loans or to enforce or exercise their rights under any Transaction Document, (c) to carry out the Agent’s, the Buyers’, the Custodian’s express rights and obligations under this Agreement and the other Transaction Documents (including providing the Seller’s Customer Information to Approved Investors), or (d) in connection with an assignment or participation as authorized by Section 22 or in connection with any hedging transaction related to the Purchased Loans and for no other purpose; provided that the Agent and the Buyers may also use and disclose the Seller’s Customer Information as expressly permitted by the Seller in writing, to the extent that such express permission is in accordance with the Privacy Requirements. The Agent and the Buyers shall ensure that each Person to which the Agent or a Buyer intends to disclose Seller’s Customer Information, before any such disclosure of information, agrees to keep confidential any such Seller’s Customer Information and to use or disclose such Seller’s Customer Information only to the extent necessary to protect or exercise the Agent’s, the Buyers’, the Custodian’s rights and privileges, or to carry out the Agent’s, the Buyers’, the Custodian’s express obligations under this Agreement and the other Transaction Documents (including providing the Seller’s Customer Information to Approved Investors). The Agent agrees to maintain an information security program and to assess, manage and control risks relating to the security and confidentiality of the Seller’s Customer Information pursuant to such program in the same manner as the Agent does in respect of its own customers’ information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Safeguarding Company Customer Information set forth in 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Without limiting the scope of the foregoing sentence, the Agent and the Buyers shall use at least the same physical and other security measures to

MASTER REPURCHASE AGREEMENT – Page 118 13312-781/Pulte Mortgage Warehouse Facility protect all of the Seller’s Customer Information in their possession or control as each of them uses for its own customers’ confidential and proprietary information. Section 25. Entire Agreement; Severability. This Agreement supersedes any existing agreements between the parties containing general terms and conditions for repurchase transactions. This Agreement may not be amended, modified or supplemented except in accordance with the provisions of Section 22 and such amendment, modification or supplement must be set forth in a writing signed by the parties required to do so in accordance with Section 22. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Section 26. Non-assignability; Termination; Replacement of Buyers. 26.1. Limited Assignment. Except with respect to any repurchase transaction, sale, transfer, pledge or hypothecation by the Agent or any Buyer pursuant to Section 22.17, the rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any party without the prior written consent of the other parties and any such assignment without the prior written consent of the other parties shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall bind and benefit the parties and their respective successors and assigns. 26.2. Remedies Exception. Section 26.1 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Section 18. 26.3. Agreement Termination. This Agreement shall terminate, automatically and without any requirement for notice, on the date after the Termination Date on which all Obligations (other than contingent reimbursement or indemnification obligations as to which no claim has been asserted) have been indefeasibly paid in full, provided, that the provisions of Sections 6.7, 6.8, 7 and 20 shall survive the termination of this Agreement, provided further, that this Agreement and any Open Transactions may be extended by mutual agreement of the Buyers, the Agent and the Seller; and provided further, that no such party shall be obligated to agree to such an extension. 26.4. Replacement of Buyers. (a) If any Buyer becomes a Defaulting Buyer hereunder, or any Buyer does not consent to a modification or waiver of the terms of this Agreement or the other Transaction Documents requested by the Agent, or otherwise fails to give its consent to an action requested by the Seller hereunder and, in each case, the Required Buyers have given their consent then, provided no Default or Event of Default has occurred and is continuing, the Seller may, at its sole expense and effort, upon notice to such Buyer and the Agent, require such Buyer to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 22.17) all its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Buyer) that shall assume such obligations; provided, that (x) the Seller

MASTER REPURCHASE AGREEMENT – Page 119 13312-781/Pulte Mortgage Warehouse Facility shall have received the prior written consent of the Agent, which consent shall not be unreasonably withheld and (y) such Buyer shall have received payment of an amount equal to the Repurchase Price of all Transactions funded by it together with accrued Fees and all other amounts payable to it hereunder, from the assignee (in the case of such Repurchase Price and Fees) and from the Seller (in the case of all other amounts). A Buyer shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or otherwise, the circumstances entitling the Seller to require such assignment and delegation cease to apply. (b) The Agent shall reasonably cooperate in effectuating the replacement of any Buyer under this Section 26.4 but at no time shall the Agent be obligated to initiate any such replacement. Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Section 28. Governing Law, Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE SELLER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SPECIFIED IN THE AGREEMENT.

MASTER REPURCHASE AGREEMENT – Page 120 13312-781/Pulte Mortgage Warehouse Facility Section 29. Waiver of Jury Trial. EACH OF THE SELLER (IN ITS CAPACITY AS SELLER AND SERVICER), THE BUYERS AND THE AGENT HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF THE SELLER, THE BUYERS AND THE AGENT, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE AGENT IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE SELLER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BUYERS OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY STOCKHOLDER, DIRECTOR, OFFICER, AGENT OR REPRESENTATIVE OF THE SELLER THAT THE BUYERS OR THE AGENT WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. Section 30. Relationship of the Parties. This Agreement provides for the sale by the Seller and the purchase by the Buyers (acting through their agent and representative, the Agent) of Eligible Loans and the obligation of the Seller to repurchase them upon termination of each Transaction. The relationship between the Seller and the Buyers (and the Agent) is limited to that of seller and repurchaser on the one hand and buyers and resellers (and the Agent as the Buyers’ agent and representative) on the other. The provisions in this Agreement and the other Transaction Documents for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Buyers and the Agent, to protect the interests of the Buyers as buyers, including the Buyers’ and the Agent’s interest in assuring repurchase of Purchased Loans at the termination of each Transaction, and nothing contained in this Agreement or any of the other Transaction Documents shall be construed as permitting or obligating any Buyer or the Agent to act as a financial or business advisor or consultant to the Seller, as permitting or obligating any Buyer or the Agent to control the Seller or to conduct the Seller’s operations, as creating any fiduciary obligation on the part of the Buyers or the Agent to the Seller, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Seller acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Transaction Documents and to obtain the advice of such counsel with respect to all matters contained in the Transaction Documents including the provision for waiver of trial by jury. The Seller further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Buyers and the Agent to enter into this Agreement, and to execute and deliver this Agreement and the other Transaction Documents.

MASTER REPURCHASE AGREEMENT – Page 121 13312-781/Pulte Mortgage Warehouse Facility Section 31. No Waivers, Etc. No express or implied waiver of any Event of Default by any party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by the Seller and the parties required to do so pursuant to Section 23. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 23 will not constitute a waiver of any right to do so at a later date. The rights and remedies of the Buyers hereunder shall be cumulative and not exclusive of any rights and remedies that the Buyers would otherwise have. No failure or delay on the part of the Buyers in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 32. Use of Employee Plan Assets. 32.1. Prohibited Transactions. If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by any party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other parties prior to the Transaction. The Plan Party shall represent in writing to the other parties that the Transaction does not constitute a prohibited transaction under ERISA (each, a “Prohibited Transaction”) or is otherwise exempt therefrom, and the other parties may proceed in reliance thereon but shall not be required so to proceed. 32.2. Audited Financial Statements Required. Subject to the last sentence of Section 32.1, any such Transaction shall proceed only if the Seller furnishes or has furnished to the Agent its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition. 32.3. Representations. By entering into a Transaction pursuant to this Section 32, the Seller shall be deemed (a) to represent to the Buyers and the Agent that since the date of the Seller’s latest such financial statements, there has been no material adverse change in the Seller’s financial condition that the Seller has not disclosed to the Agent, and (b) to agree to provide the Agent with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any Open Transaction involving a Plan Party. Section 33. Intent. 33.1. Transactions are Repurchase Agreements and Securities Contracts. The parties intend and acknowledge that each Transaction is a “repurchase agreement” and a “master netting agreement” as such terms are defined in Section 101 of the Bankruptcy Code (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). This

MASTER REPURCHASE AGREEMENT – Page 122 13312-781/Pulte Mortgage Warehouse Facility Agreement also constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as any or all of the parties is not a “financial institution” as that term is defined in FDICIA). The Seller hereby agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, or as a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code in any dispute or proceeding. 33.2. Contractual Rights, Etc. Any party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 18 is a contractual right to liquidate, terminate or accelerate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code. 33.3. FDIA. If a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). 33.4. Master Netting Agreement. It is understood and agreed that this Agreement constitutes a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code, and that a party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction as described in Section 561 of the Bankruptcy Code. Section 34. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that: 34.1. Parties not Protected by SIPA or Insured by FDIC or NCUSIF. In the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of SIPA do not protect the other party with respect to any Transaction hereunder. 34.2. SIPA Does Not Protect Government Securities Broker or Dealer Counterparty. In the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under

MASTER REPURCHASE AGREEMENT – Page 123 13312-781/Pulte Mortgage Warehouse Facility Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder. 34.3. Transaction Funds Are Not Insured Deposits. In the case of Transactions in which one of the parties is a financial institution, funds held by such financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation (through either the Bank Insurance Fund or the Savings Association Insurance Fund) or the National Credit Union Share Insurance Fund, as applicable. Section 35. USA Patriot Act Notification. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Buyers hereby notify the Seller that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Buyer, the Agent or the applicable Buyer will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Buyer to comply with the USA Patriot Act. Section 36. Waiver of Fees, Costs and Expenses. Agent, Custodian and each Buyer shall have the right, in their sole discretion, at any time and from time to time, to waive or reduce (but not increase) any fees (including the Buyers’ Fees, the Agent’s Fee, and Custodian’s Fees) owing to it by the Seller, and/or any costs and expenses (including without limitation attorney's fees and third party audit fees) incurred by Agent, Custodian or such Buyer for which the Seller is obligated to reimburse Agent, Custodian or such Buyer. Custodian and each Buyer shall promptly inform the Agent of any waiver of all or any portion of the Buyers’ Fees, Custodian’s Fees, account-related charges or fees, or any other fees, costs or expenses (including without limitation attorney's fees and third-party audit fees) owing by Seller to such Buyer, Custodian under this Agreement. Such Buyer shall notify Seller and Agent of any waiver or reduction in the amount of the Buyers’ Fees or other costs and expenses payable by the Seller to such Buyer. The waivers and adjustments identified in such notice shall become effective on a date determined by Agent (but in any event shall not become effective prior to the date such notice is received). The Seller hereby acknowledges and agrees that nothing in this Section 36 shall obligate any Buyer to grant any such waiver or reduction. [The remainder of this page is intentionally blank; signature pages follow.]

MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility EXECUTED as of the Effective Date. PULTE MORTGAGE LLC, a Delaware limited liability company, as Seller and Servicer By: Name: Colleen Oxbrough Title: Chief Financial Officer

MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility JPMORGAN CHASE BANK, N.A., a national banking association, as Agent, Lead Arranger and a Buyer By: Name: Title:

MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility TEXAS CAPITAL BANK, as a Buyer By: Name: Lakeisha Binns-Willis Title: Vice President

MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility TRUIST BANK, as a Buyer By: Name: Title:

MASTER REPURCHASE AGREEMENT – Signature Page 13312-781/Pulte Mortgage Warehouse Facility EVERBANK, N.A., a national banking association, as a Buyer By: Name: Elizabeth Moore Title: Vice President

EXHIBIT A, Transaction Guidelines – Page 1 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT A TRANSACTION GUIDELINES FINANCE PORTAL TRANSACTION GUIDELINES TO MASTER REPURCHASE AGREEMENT AUGUST 1, 2025 JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, in its capacity as administrative agent (“Administrative Agent”) on behalf of Buyers (collectively, “Buyers” and each, a “Buyer”), may from time to time enter into a repurchase facility with a seller (“Seller”) for the financing of residential mortgage loans, pursuant to a master repurchase agreement or master repurchase agreement and securities contract (the “Agreement”). Section 1. Applicability. These Finance Portal Transaction Guidelines (“Guidelines”) supplement the terms and provisions of the Agreement to the extent expressly incorporated therein by reference. These Guidelines shall govern all Direct Disbursement Transactions (as defined below) requested or entered into under the Agreement after the effective date set forth above. To the extent of any conflict between these Guidelines and the Agreement with respect to the subject matter hereof, the provisions of these Guidelines shall control. From time to time, Administrative Agent may publish updates or revisions to the provisions of these Guidelines (collectively, “Revisions”), with at least five (5) Business Days’ prior notice of the effectiveness of any such changes. Seller’s initiation of a new Transaction after the effective date of the Revisions will be deemed to be Seller’s consent to such terms for all Transactions requested or entered into on or after the effective date of such Revisions. Capitalized terms used herein shall have the meanings assigned to them in the Glossary attached hereto. Any capitalized term used but not defined in these Guidelines shall have the meaning assigned to such term in the Agreement or other applicable Repurchase Document. Section 2. Initiation And Settlement Of Direct Disbursement Transactions. (a) Transaction Requests. Subject to the terms and conditions of the Agreement and these Guidelines, Seller may request to enter into Transactions for Eligible Loans from time to time through the Finance Portal. Each Transaction Request shall include an Asset Schedule with respect to the Eligible Loan to be subject to such Transaction, as well as all other supplementary information as Administrative Agent may require. The delivery of each Transaction Request shall constitute the Seller’s affirmation of the accuracy (as of the date of such Transaction Request) of the Seller’s representations and warranties set forth in the Agreement and the Seller’s certification that it is in compliance with all of its covenants under the Agreement. (b) Transaction Request for Direct Disbursement Transactions. In connection with each Direct Disbursement Transaction, Seller shall deposit the required Haircut Amount for such

EXHIBIT A, Transaction Guidelines – Page 2 13312-781/Pulte Mortgage Warehouse Facility Transaction in the Haircut Account by no later than 4:00 p.m. (New York time) on the related Purchase Date. In addition, a Finance Portal Approved User of the Seller shall deliver into the Finance Portal the applicable disbursement instructions and all supplemental information required by Administrative Agent, and shall initiate the final Transaction Request via the Finance Portal, by no later than 5:00 p.m. (New York time) on the related Purchase Date. The Finance Portal will remain open until 6:00 p.m. (New York time), but any Transaction Requests completed after 5:00 p.m. (New York time) will be processed by Administrative Agent on a best-efforts basis. (c) Delivery of Mortgage Documents. Prior to entering into a Transaction for a Mortgage Loan, Seller shall deliver to the Custodian an Asset Schedule and the related Mortgage Documents (with no material exceptions); provided, that with respect to each Wet-Ink Transaction, the Mortgage Documents may be in the possession of a title agent or a closing attorney and shall be delivered to the Custodian after the Purchase Date. (d) Disbursement of Funds. Subject to the conditions precedent in the Agreement, including these Guidelines, with respect to each Direct Disbursement Transaction, Administrative Agent will make best efforts to (x) transfer the related Haircut Amount from the Haircut Account to the Operating Account, (y) allocate the related Purchase Price on behalf of Buyers for such Transaction to the Operating Account, and (z) disburse the combined related Haircut Amount and Purchase Price from the Operating Account (which for the avoidance of doubt may include funds disbursed via an overdraft from the Operating Account) to the applicable Settlement Party pursuant to payment instructions provided and confirmed by an authorized Finance Portal Approved User via the Finance Portal. Such transfer of funds to the applicable Settlement Party on the Purchase Date for any Direct Disbursement Transaction will constitute full payment by Administrative Agent on behalf of Buyers of the Purchase Price for such Mortgage Loan and will be subject to the Lien of the Administrative Agent created hereby. Seller shall transfer all of Seller’s right, title and interest in and to the related Purchased Loans to Administrative Agent against the simultaneous transfer of the Purchase Price for such Purchased Loans by Administrative Agent to Seller or its designee. (e) Failed Fundings. If any amounts are disbursed by Administrative Agent to a Settlement Party in connection with a Direct Disbursement Transaction and the related Mortgage Loan fails to be funded to the related Mortgagor or the origination or acquisition of such Mortgage Loan otherwise fails to close for any reason, Seller shall provide written notice to Administrative Agent of such failure as soon as possible and shall return, or cause the Settlement Party to return, to the Operating Account the amounts disbursed by Administrative Agent in respect of such Mortgage Loan as soon as practicable, and in each case no later than one (1) Business Day following the related Purchase Date. In connection with any such failed Transaction, Price Differential shall accrue on the Purchase Price disbursed to the Settlement Party from the day of such disbursement (or, if Administrative Agent disbursed such amounts to the Settlement Party after 5:30 p.m. (New York time), from the day following such disbursement) until the related Purchase Price is returned to Administrative Agent. Funds returned to the Operating Account after 5:00 p.m. (New York time) shall be deemed to have been received on the next succeeding Business Day. Seller further agrees to indemnify Administrative Agent and Buyers for any loss, cost or expense incurred by Administrative Agent or any Buyer as a result of the failure of any Mortgage Loans to close or to be delivered to Administrative Agent on behalf of Buyers. In connection with a failed Direct Disbursement Transaction, Administrative Agent shall deposit in the Haircut

EXHIBIT A, Transaction Guidelines – Page 3 13312-781/Pulte Mortgage Warehouse Facility Account, if applicable, the portion of disbursement proceeds allocable to the Haircut Amount returned by a Settlement Party. Section 3. Administrative Agent’s Operating Account. (a) Administrative Agent shall establish an Operating Account in the name of Administrative Agent for the benefit of Buyers. Except with respect to any amounts required or permitted to be paid to the Haircut Account in this Agreement, or as otherwise mutually agreed in writing, all transfers of funds to be made by Seller to Administrative Agent under this Agreement (including Price Differential, Repurchase Price, amounts in respect of a Margin Deficit, Income and other proceeds as provided herein) shall be remitted in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the Operating Account by not later than 5:00 p.m. (New York time) on the date such payment shall become due, unless otherwise provided herein, and each payment made after such time shall be deemed to have been made on the next succeeding Business Day. Each Seller Party acknowledges that it has no rights of withdrawal from the Operating Account. Section 4. Haircut Account. (a) As part of the Purchased Loans securing all of the Obligations, and to facilitate the funding of Transactions hereunder, the Haircut Account shall be established and maintained with Administrative Agent. The Haircut Account and all funds credited to the Haircut Account shall be under the sole dominion and control of Administrative Agent, and shall be and remain pledged to Administrative Agent until all Obligations have been repaid in full and the Agreement has terminated. Amounts on deposit in the Haircut Account will accrue interest at standard deposit rates agreed to by Administrative Agent for the benefit of Seller. (b) From time to time, Seller shall deposit applicable Haircut Amounts into the Haircut Account in connection with Direct Disbursement Transactions, and may otherwise direct the remittance into the Haircut Account of any excess amounts owed to Seller following Administrative Agent’s application of take-out proceeds or other income with respect to a Transaction. Seller shall be entitled to withdraw or otherwise direct the disposition of funds, at any time and from time to time (subject to reasonable limitations with respect to advance notice and frequency of withdrawals), and amounts in the Haircut Account, subject to Administrative Agent’s rights hereunder and the absence of a Margin Call, Default or Event of Default. (c) If any Event of Default has occurred and is continuing, or if any Price Differential, amounts in respect of a Margin Deficit or any other amounts are then owing to Administrative Agent or Buyers under this Agreement or another Repurchase Document, Administrative Agent shall be entitled to withdraw any or all amounts on deposit in the Haircut Account to cure such circumstance or otherwise exercise remedies available to Administrative Agent, including the right of setoff, without prior notice to, or consent from, any Seller Party. Section 5. Reserved.

EXHIBIT A, Transaction Guidelines – Page 4 13312-781/Pulte Mortgage Warehouse Facility Section 6. Finance Portal Access. (a) From time to time, Seller Parties may utilize the Finance Portal to access information and reports related to the Transactions, initiate requests to enter into Transactions and effect repurchases of designated Purchased Loans, provide payment instructions for funding Transactions, and discharge certain reporting and notice obligations to Administrative Agent and Buyers, as contemplated by the Repurchase Documents. All information furnished by Seller to Administrative Agent via the Finance Portal, including without limitation wire and disbursement instructions, Asset Schedules and loan data and all other informational requirements, are required to be in .xls or .csv format. (b) Seller shall maintain a list of individuals (each, a “Finance Portal Approved User”) with authorization to access information and/or administer Transactions through the Finance Portal for or on behalf of any Seller Party including, if applicable, the authorization to provide Settlement Party payment instructions through the Finance Portal in connection with Direct Disbursement Transactions or to approve the funding of Transactions in connection with such payment instructions provided by another Finance Portal Approved User. Seller shall maintain with Administrative Agent a current list of Finance Portal Administrators, in a form to be provided separately by Administrative Agent, and shall revise and update such list as required from time to time. Each Finance Portal Administrator appointed by Seller is authorized, acting singly and at any time, and from time to time, to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User with respect to the Transactions. (c) Administrative Agent shall not be under any duty or obligation to inspect, review or verify, nor to make any investigation into the accuracy, suitability or due authorization of, any request, instruction, certification or other information (including without limitation any payment or disbursement instructions or repurchase requests) provided by any person duly authorized as a Finance Portal Approved User by a Finance Portal Administrator and acting in accordance with such user’s authorized entitlements via the Finance Portal. In the absence of bad faith on the part of Administrative Agent, Administrative Agent may conclusively rely upon any request, instruction, certification or other information furnished by a Finance Portal Approved User via the Finance Portal, and Administrative Agent shall not be liable for any action taken in reliance thereon which is not a result of Administrative Agent’s bad faith or willful misconduct. [The remainder of this page is intentionally left blank.]

EXHIBIT A, Transaction Guidelines – Page 5 13312-781/Pulte Mortgage Warehouse Facility GLOSSARY OF DEFINED TERMS. “Asset Schedule” means, with respect to a Mortgage Loan, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by or on behalf of Seller and delivered to Administrative Agent, in a format acceptable to Administrative Agent. “Direct Disbursement Transaction” means a Transaction requested by Seller using the Finance Portal and with respect to which the Purchase Price is to be funded by Administrative Agent on behalf of Buyers, together with the related Haircut Amount from Seller, directly to the applicable Settlement Party. “Finance Portal” means the website maintained by Administrative Agent and used by Seller and Administrative Agent to administer the Transactions, including the funding of Transactions from time to time, and certain notice and reporting requirements contemplated by the Agreement and other related arrangements. “Finance Portal Administrator” means each individual appointed by Seller with authority to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User on Seller’s behalf. “Finance Portal Approved User” has the meaning set forth in Section 6 of this Exhibit A. “Haircut Account” means a cash deposit account with Administrative Agent on behalf of Buyers which shall be titled as designated by Administrative Agent, to which Administrative Agent shall have exclusive access and control. “Haircut Amount” means, with respect to any Eligible Asset to be purchased by Administrative Agent on behalf of Buyers pursuant to a Direct Disbursement Transaction hereunder, the shortfall between (x) the origination proceeds or acquisition price of such Eligible Asset requested to be disbursed to the related Settlement Party and (y) the Purchase Price to be paid by Administrative Agent on behalf of Buyers. “Operating Account” means Administrative Agent’s account, for the benefit of Buyers, to which Administrative Agent shall have exclusive access and control. “Repurchase Documents” means, collectively, the Agreement, any pricing letter, and all instruments, documents, guarantees and agreements at any time evidencing, governing, securing or otherwise relating to any Transaction. “Seller Party” means each Seller identified in the Agreement, unless otherwise defined therein. “Settlement Party” means, in connection with each Direct Disbursement Transaction, the party identified in the related Transaction Request as the intended recipient of the applicable Purchase Price and Haircut Amount for such Eligible Asset to be disbursed by Administrative Agent, which party shall be either (i) with respect to Wet-Ink Transactions, an unaffiliated title company, title insurance agent, escrow company or attorney which is responsible

EXHIBIT A, Transaction Guidelines – Page 6 13312-781/Pulte Mortgage Warehouse Facility for disbursing the origination proceeds of the Mortgage Loan or an unaffiliated seller of such Mortgage Loan to Seller, as acceptable to Administrative Agent in its sole discretion, or (ii) with respect to all other Transactions, Seller or its designee. “Transaction Request” means a completed request for a Transaction submitted to Administrative Agent in accordance with Administrative Agent’s then-current procedures. “Wet-Ink Transaction” means any Transaction the subject of which is a Wet Loan. [The remainder of this page is intentionally left blank.]

EXHIBIT B, Form of Compliance Certificate – Page 1 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT B FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH CERTAIN FINANCIAL COVENANTS OFFICER’S CERTIFICATE AGENT: JPMorgan Chase Bank, N.A. SELLER: Pulte Mortgage LLC SUBJECT PERIOD: ______________ ended _____________, 20____ DATE: _________________, 20____ This certificate is delivered to the Agent and the Buyers under the Master Repurchase Agreement dated as of August 16, 2023 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent and the Buyers from time-to- time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there. The undersigned officer of the Seller certifies to the Agent that on the date of this certificate that: 1. The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below. 2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim (i.e., other than annual) Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly and in all material respects the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date. 3. The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following: (a) except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Transaction Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A; (b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller; (c) the Seller has complied with all of its obligations under the Transaction Documents, other than the deviations, if any, described on the attached Annex A;

EXHIBIT B, Form of Compliance Certificate – Page 2 13312-781/Pulte Mortgage Warehouse Facility (d) no Default or Event of Default has occurred and is continuing, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; (e) compliance by the Seller with the financial covenants in Section 16.18, of the Current Repurchase Agreement is accurately calculated on the attached Annex A; (f) the Seller has not changed its name, chief executive office, principal place of business or entity type without giving the Agent and each Buyer the notice required by Sections 17.10 of the Current Repurchase Agreement; and (g) the Seller was, as of the end of the Subject Period, in compliance with the applicable net worth requirements of, and in good standing with, CL, Fannie Mae, Ginnie Mae, Freddie Mac and HUD. PULTE MORTGAGE LLC By: Name: Title:

EXHIBIT B, Form of Compliance Certificate – Page 3 13312-781/Pulte Mortgage Warehouse Facility ANNEX A TO OFFICER’S CERTIFICATE 1. Describe changes from representations and warranties, if any — clause 3(a) of attached Officer’s Certificate — if none, so state: 2. Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state: 3. Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state: 4. Calculate compliance with covenants in Section 16.18 of Current Repurchase Agreement: (a) Adjusted Tangible Net Worth. The Seller’s Adjusted Tangible Net Worth as of the last day of the month ended ______________, 20___ is $____________________ (the minimum under Section 16.18(a) is $70,000,000). Tangible Net Worth: Shareholder’s equity: $ _________________ Minus intangible assets – goodwill, intellectual property: $ _________________ Minus capitalized Servicing Rights: $ _________________ Minus advances or loans to shareholders, employees (other than against future commissions) or Affiliates: $ _________________ Minus unconsolidated investments in Affiliates: $ _________________ Minus deferred tax assets: $ _________________ Minus assets pledged to secure liabilities not included in Debt: $ _________________ TANGIBLE NET WORTH: $ _________________

EXHIBIT B, Form of Compliance Certificate – Page 4 13312-781/Pulte Mortgage Warehouse Facility Adjusted Tangible Net Worth: Tangible Net Worth (from above): $ _________________ Plus the lesser of (x) 1.00% times the Outstanding Principal Balances of the Seller’s Mortgage Loans with Servicing Rights and (y) capitalized value of Seller’s and its Subsidiaries’ Servicing Rights: $ _________________ Plus unpaid principal of Qualified Subordinated Debt of the Seller and its Subsidiaries: $ _________________ Plus the lesser of (x) 50 of the book value of Seller’s Mortgage Loans held for investment purposes net of their reserves against Mortgage Loan investment losses on that day and (y) Twenty Million Dollars ($20,000,000): $ _________________ Minus 50% of book value, net of related reserves, of Mortgage Loans held for investment and REO: $ _________________ Minus 50% of book value, net of related reserve, of other illiquid investments of the Seller and its Subsidiaries: $ _________________ Minus the book value of Seller’s Mortgage Loans held for investment purposes net of their reserves against Mortgage Loan investment losses on that day: $ _________________ ADJUSTED TANGIBLE NET WORTH: $ _________________

EXHIBIT B, Form of Compliance Certificate – Page 5 13312-781/Pulte Mortgage Warehouse Facility (b) Leverage Ratio. The Leverage Ratio as of the last day of the month ended ________________________ is ___ to 1.0 (the maximum ratio under Section 16.18(b) is 10.0 : 1.0). Total Liabilities: $ _________________ Plus off balance sheet debt: $ _________________ Minus loan loss reserves (if included in liabilities): $ _________________ Minus deferred taxes arising from capitalizing excess servicing fees: $ _________________ Minus operating leases: $ _________________ Minus Qualified Subordinated Debt: DEBT: $ _________________ Debt (from above): $ _________________ Adjusted Tangible Net Worth (from above): $ _________________ LEVERAGE RATIO: _______ : 1.00 (c) Liquidity. The Seller’s Liquidity, as of the last day of the month ended __________________, 20___ was $_____________ (the minimum under Section 16.18(c) is $50,000,000). Liquidity Cash (including Cash Pledge Account balance but excluding other pledged cash to third parties and restricted cash): $ _________________ Plus Cash Equivalents: $ _________________ Plus available capacity (i.e., the unused portion) under Pulte Revolving Credit Facility: $ _________________ LIQUIDITY: $ _________________ (d) Net Income. As of the last day of the fiscal quarter ended ______________, 20____, the Seller’s Net Income for the period of four (4) consecutive fiscal quarters then ended was $______________ (the minimum under Section 16.18(d) is $1).

EXHIBIT C, List of Subsidiaries of the Seller as of the Effective Date – Solo Page 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT C LIST OF SUBSIDIARIES OF THE SELLER AS OF THE EFFECTIVE DATE Subsidiary Place of organization States where qualified as a foreign organization The Seller’s percentage of capital stock or equity ownership Pulte Insurance Agency, Inc. Delaware Arizona California Massachusetts Michigan Minnesota Nevada New Jersey New York Ohio Texas Virginia 100%

EXHIBIT D, Form of Corporation Tax Treatment Certificate – Solo Page 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT D FORM OF CORPORATION TAX TREATMENT CERTIFICATE Reference is hereby made to the Master Repurchase Agreement dated as of August 16, 2023 (as supplemented, amended or restated, supplemented from time to time, the “Agreement”), among Pulte Mortgage LLC (the “Seller”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as a buyer and as agent for the other buyers party thereto from time to time (the “Agent”) and such other buyers (collectively with JPMorgan Chase, the “Buyers”). Pursuant to the provisions of Article 7 of the Agreement, the undersigned hereby certifies that: 1. It is (one must be checked) ___ a natural individual person ___ treated as a corporation for U.S. federal income tax purposes ___ disregarded for federal income tax purposes (in which case a copy of this Corporation Tax Treatment Certificate is attached in respect of its sole beneficial owner) ___ treated as a partnership for U.S. federal income tax purposes. 2. It is the beneficial owner of amounts received pursuant to the Agreement. 3. It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). 4. It is not a ten percent (10%) stockholder of the Seller within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Internal Revenue Code. 5. It is not a controlled foreign corporation that is related to the Seller within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code. 6. Amounts paid to it under the Transaction Documents are not effectively connected with its conduct of a trade or business in the United States. By: Name: Title: Date: _________________

EXHIBIT E, Form of Assignment and Assumption – Page 1 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT E FORM OF ASSIGNMENT AND ASSUMPTION ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Master Repurchase Agreement identified below (as amended, the “Repurchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Repurchase Agreement, as of the Effective Date inserted by the Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Buyer under the Repurchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Swing Line Transactions included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Buyer) against any Person, whether known or unknown, arising under or in connection with the Repurchase Agreement, any other documents or instruments delivered pursuant thereto or the Transactions governed thereby or in any way based on or related to any of the foregoing, including Purchased Loans, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the undivided ownership interest in Purchased Loans and the other rights and obligations sold and assigned pursuant to clause (i) above (the undivided ownership interest in Purchased Loans and all other rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: 2. Assignee: [and is a Buyer Affiliate of [identify Buyer]] 3. Seller: 4. Agent: JPMorgan Chase Bank, N.A., as the agent and representative of the Buyers under the Repurchase Agreement.

EXHIBIT E, Form of Assignment and Assumption – Page 2 13312-781/Pulte Mortgage Warehouse Facility 5. Repurchase Agreement: The Master Repurchase Agreement dated as of August 16, 2023 among Pulte Mortgage LLC and its affiliates (collectively, the “Seller”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as a buyer and as agent for the other buyers party thereto from time to time (the “Agent”) and such other buyers (collectively with JPMorgan Chase, the “Buyers”). 6. Assigned Interest: Aggregate Amount of Commitment/Transactions for all Buyers Amount of Commitment/Transactions Assigned Percentage Assigned of Commitment/Transactions $ $ $ Effective Date: ___________________, 20____ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: _____________________________ Title: _____________________________ ASSIGNEE [NAME OF ASSIGNEE] By: _____________________________ Title: _____________________________

EXHIBIT E, Form of Assignment and Assumption – Page 3 13312-781/Pulte Mortgage Warehouse Facility [Consented to and] Accepted: JPMorgan Chase Bank, N.A., as Agent By: Title: [Consented to:] [NAME OF RELEVANT PARTY] By: Title:

EXHIBIT E, Form of Assignment and Assumption – Page 4 13312-781/Pulte Mortgage Warehouse Facility ANNEX 1 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim other than Seller’s obligation to repurchase the relevant Purchased Loans and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Repurchase Agreement or any other Transaction Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any Transactions thereunder, (iii) the financial condition of the Seller, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Documents or (iv) the performance or observance by the Seller, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Buyer under the Repurchase Agreement, (ii) it satisfies the requirements, if any, specified in the Repurchase Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Buyer, (iii) from and after the Effective Date, it shall be bound by the provisions of the Repurchase Agreement as a Buyer thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Buyer thereunder, (iv) it has received a copy of the Repurchase Agreement, together with copies of the most recent financial statements referred to in Section 15.2(f) thereof or delivered pursuant to Section 16.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent, the assignor or any other Buyer, and (v) if it is a Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Repurchase Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Transaction Documents are required to be performed by it as a Buyer.

EXHIBIT E, Form of Assignment and Assumption – Page 5 13312-781/Pulte Mortgage Warehouse Facility 2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of Repurchase Price, Price Differential, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F, Form of Repurchase and Indemnification Report – Page 1 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT F REPURCHASE / INDEMNIFICATION REPORT COMPANY NAME: Pulte Mortgage LLC DATE: ___________________, 20___ I. Repurchase / Indemnification Issues Exposure with All Investors: Repurchases UPB # of Loans Actual or Estimated Losses Open repurchase requests as of now Open repurchases that are being contested Repurchases settled in 20___ Repurchases settled YTD in 20___ Loan Loss Reserve balance as of period PRIOR to date of Financial Statements Provision (from P & L) for loan losses for period of Financial Statements Loan Loss Reserve settlements and transfers for the period of Financial Statements Loan Loss Reserve balance as of period of Financial Statements II. Loans Held for Investment Portfolio Detail as of: _________________ LHFI Unpaid Principal Balance Allowances for Loan Losses Net Book Value 1st Lien Performing 2nd Lien Performing 1st Lien Delinquent 2nd Lien Delinquent Total Portfolio III. REO Portfolio as of: _________________ # of Properties Cost Basis Reserves / Write Downs Net Book Value

EXHIBIT F, Form of Repurchase and Indemnification Report – Page 2 13312-781/Pulte Mortgage Warehouse Facility IN WITNESS WHEREOF, the undersigned has hereunto signed his/her name on _____________________, 20____. PULTE MORTGAGE LLC By: Name: Its:

EXHIBIT G, Form of Repurchase Settlement Account Disbursement Request – Page 1 13312-781/Pulte Mortgage Warehouse Facility EXHIBIT G FORM OF REPURCHASE SETTLEMENT ACCOUNT DISBURSEMENT REQUEST To: JPMorgan Chase Bank, N.A., Agent 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Annie Sun Phone: (212) 270-0059 Email: annie.v.sun@jpmorgan.com CC: rmbs_principal_finance@jpmorgan.com And JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road Newark, Delaware 19713 Attention: Michelle Peppel Telephone: (302) 634-1570 Email: michelle.l.peppel@jpmorgan.com cc: spg_mf_team@jpmorgan.com From: Pulte Mortgage LLC 6900 E. Layton Avenue, Suite 1500 Denver, Colorado 80237 Attention: Phone: Fax: Email: Please refer to the Master Repurchase Agreement dated as of August 16, 2023 among Pulte Mortgage LLC (the “Seller”), the buyers from time-to-time party thereto (the “Buyers”) and JPMorgan Chase Bank, N.A., as agent to the Buyers (in such capacity, the “Agent”) (as it may have been or may hereafter be supplemented, amended, restated or otherwise modified from time to time, the “Current Repurchase Agreement”). Any term defined in the Current Repurchase Agreement and used in this request shall have the meaning given to it in the Current Repurchase Agreement. Seller hereby represents and warrants to Agent that the amounts and sources of the funds currently in the Repurchase Settlement Account are set forth on the spreadsheet attached as Annex 1 hereto. Pursuant to Section 3.7 of the Current Repurchase Agreement, Seller hereby requests that Agent disburse the funds in the Repurchase Settlement Account in accordance with the instructions attached as Annex 2 hereto. Seller represents and warrants to Agent that all of the conditions to disbursement set forth in Section 3.7 of the Current Repurchase Agreement have been satisfied for this Repurchase Settlement Account Disbursement Request. Without limiting the foregoing, (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement), (ii) no Event of Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as

EXHIBIT G, Form of Repurchase Settlement Account Disbursement Request – Page 2 13312-781/Pulte Mortgage Warehouse Facility provided in this Agreement), (iii) no Margin Deficit exists that would not be eliminated by disbursements in accordance with such Repurchase Settlement Account Disbursement Request, and (iv) no Default or Event of Default or Margin Deficit will result from the making of the disbursements requested in such Repurchase Settlement Account Disbursement Request. There has been no material adverse change in any of the Central Elements in respect of the Seller since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Agent and the Buyers. The undersigned Authorized Seller Representative hereby certifies that all of the Seller’s representations and warranties (a) in the Current Repurchase Agreement and all of the other Transaction Documents (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Transaction Documents) and (b) in this request, are true and correct in all material respects on the date of this request. PULTE MORTGAGE LLC By: Name: Title:

EXHIBIT G, Form of Repurchase Settlement Account Disbursement Request – Page 3 13312-781/Pulte Mortgage Warehouse Facility ANNEX 1 AMOUNTS AND SOURCES OF FUNDS

EXHIBIT G, Form of Repurchase Settlement Account Disbursement Request – Page 4 13312-781/Pulte Mortgage Warehouse Facility ANNEX 2 DISBURSEMENT INSTRUCTIONS

Docusign Envelope ID: 9604FBE1-E9AA-4B57-A271-C25166CAAA53

SCHEDULE AI

APPROVED INVESTORS LIST

FHLMC – Federal Home Loan Mortgage Corporation (Freddie Mac)
FNMA – Federal National Mortgage Association (Fannie Mae)
GNMA – Government National Mortgage Association (Ginnie Mae) – Current Investor
GNMA – Government National Mortgage Association (Ginnie Mae) – Old Citicorp Pools

	Parent
Alliant Credit Union	
Ally Bank	Ally Financial Inc.
Bank of America Correspondent Lending Division	Bank of America Corporation
Bank of America Mortgage	Bank of America Corporation
Bank of New York Mellon	Bank of New York Mellon Corp.
Bank of Montreal Capital Markets (Dealer)	
Truist	Truist Financial Corporation
Carrington Mortgage Services	
JPMorgan Chase Bank (Dealer)	JPMorgan Chase & Co.
Chase Manhattan Mortgage Corporation	JPMorgan Chase & Co.
CMG Mortgage Inc.	
Citicorp Mortgage, Inc. (Dealer)	Citigroup Inc.
Fidelity Bankshares, Inc.	PNC Financial Services Group, Inc.
Fifth Third Bank	
Flagstar	
Lakeview Loan Servicing LLC	
Morgan Stanley (Dealer)	
Mr. Cooper	Mr. Cooper Group, Inc.
NASA Federal Credit Union	
Northpointe Bank	Northpointe Bancshares, Inc.
PennyMac Mortgage Investment Trust	PennyMac Financial Services, Inc.
Planet Home Lending, LLC	
Provident Credit Union	
PulteGroup, Inc.	
Redwood Trust	Redwood Trust, Inc.
US Bank	U.S. Bancorp
Wells Fargo Home Mortgage, Inc. (Dealer)	Wells Fargo & Company
Click n Close Inc.	
Dollar Bank	
MAXEX	
Chenoa/CBC Mortgage Agency	
Silver Hill Capital	
The Money Source	
Amerihome	

SCHEDULE AI, Approved Investors – Page 1
13312-781/Pulte Mortgage Warehouse Facility

SCHEDULE AI, Approved Investors – Page 2 13312-781/Pulte Mortgage Warehouse Facility Newrez Freedom Mortgage PHH Housing Bond Programs Industrial Development Authority of Arizona Sold servicing released to The Money Source Industrial Development Authority of Pima/Tucson Sold servicing released to US Bank Minnesota Housing Finance Authority Sold servicing released to US Bank Nevada Housing Division (NHD) Servicing released to US Bank Nevada Rural Housing Authority Servicing released to US Bank Texas Department of Housing and Community affairs (TDHCA) Sold servicing released to The Money Source Washington State Housing Finance (WSHFC) Sold servicing released to Idaho Housing Illinois Housing Development Authority IHDA Sold servicing released to U.S. Bank South Carolina Development Authority SCSHFDA Sold servicing released to Lakeview Georgia Housing and Finance Authority GHFA Sold directly to GHFA Texas State Affordable Housing Corporation TSAHC Sold servicing released to Lakeview CRHMFA Home Buyers Fund Orange County Housing Finance Authority (Florida) Sold servicing released to US Bank Arizona Housing Finance Authority (AZHFA) Sold servicing released to US Bank

SCHEDULE AI, Approved Investors – Page 3 13312-781/Pulte Mortgage Warehouse Facility Industrial Development Authority County of Maricopa (IDACM) Sold servicing released to Lakeview OHFA - Ohio Housing Finance Agency Sold servicing released to US Bank CalHFA - California Housing Finance Agency Sold servicing released to Lakeview Golden State Finance Authority (California) Sold servicing released to US Bank Florida Housing Finance Corporation Servicing released to Lakeview Lee County (Florida) Servicing released to US Bank Maricopa County (AZMP) Servicing released to US Bank Southeast Texas Housing Finance Corporation 5 Star (SETH) Servicing released to US Bank Southeast Texas Housing Finance Corporation Gold Star (SETH) Servicing released to Gateway New Mexico Mortgage Finance Authority Sold servicing released to Idaho Housing TCHFC – Travis County Housing Finance Corp. Servicing released to US Bank TVLB – Texas Veterans Land Board Servicing released to Gateway

SCHEDULE AR, Authorized Seller Representatives List Effective as of July 28, 2022 – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE AR AUTHORIZED SELLER REPRESENTATIVES (LIST EFFECTIVE AS OF AUGUST 16, 2023) John D'Agostino Mark Hultgren Kim Jach Steffani Rink

SCHEDULE BC, Buyers’ Committed Sums – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE BC BUYERS’ COMMITTED SUMS (in dollars) From August 13, 2025 until the Termination Date Buyer Committed Sum JPMorgan Chase $165,000,000 Texas Capital Bank $160,000,000 Truist Bank $150,000,000 EverBank $150,000,000 Maximum Aggregate Commitment: $625,000,000

SCHEDULE JML, Jumbo Mortgage Loan Criteria – Cover Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE JML JUMBO MORTGAGE LOAN CRITERIA [see one (1) page attached hereto]

SCHEDULE PLD, List of Primary Loan Documents – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE PLD LIST OF PRIMARY LOAN DOCUMENTS The following are the Primary Loan Documents for Purchased Loans: (a) (i) if the applicable Mortgage Loan is a Wet-Ink Mortgage Loan, the original Mortgage Note, bearing all intervening endorsements to negotiate it from the original payee named therein to the Seller and endorsed by the Seller as follows: Pay To The Order Of Without Recourse ____________________ ________________________ [signature] [name, title] (ii) If the applicable Mortgage Loan is an eMortgage Loan, the eNote evidencing such eMortgage Loan, which eNote shall satisfy all requirements of paragraphs (16) and (24) of the definition of Eligible Loan. (b) the recorded original or a Certified Copy of the power of attorney for each maker of the Mortgage Note who (if any) did not personally execute the Mortgage Note and for whom the Mortgage Note was executed by an attorney-in-fact; (c) the recorded original or a Certified Copy of the Mortgage securing such Mortgage Note; (d) originals or Certified Copies of all intervening assignments (if any) reflecting a complete chain of assignment of such Mortgage from the original mortgagee to the Seller; provided that intervening assignments are not required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System; and (e) the signed original of a Mortgage Assignment assigning the Mortgage in blank in a form that is complete so as to be recordable in the jurisdiction where the Mortgaged Premises are located without the need for completion of any blanks or supplying of any other information; provided that no Mortgage Assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System with JPMorgan Chase as “Gestation- Warehouse Lender”.

SCHEDULE DQ, Disqualifiers – Page 1 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE DQ DISQUALIFIERS “Disqualifier” means any of the following events; after the occurrence of any Disqualifier, unless it shall have been waived or cured in writing in accordance with the terms of the Agreement, the Market Value of the affected Purchased Loan shall be deemed to be zero, and the Agent shall be deemed to have marked such Purchased Loan to market: 1. Any event occurs, or is discovered to have occurred, after which the affected Purchased Loan fails to satisfy any element of the definition of “Eligible Loan”. 2. In respect of any Purchased Loan, for any reason whatsoever any of the Seller’s special representations concerning Purchased Loans set forth in Section 15.3 applicable to that type of Purchased Loan shall become untrue, or shall be discovered to be untrue, in any respect. 3. Any Purchased Loan shall become In Default or with respect to which the Customer has made a formal written request for, and/or the Seller has granted, forbearance of some or all of Customer’s payment obligations thereunder. 4. The Wet Loan Period for such Purchased Loan shall have elapsed after the Purchase Date upon which a Wet Loan has been sold to the Buyers without all of the Wet Loan’s Primary Loan Documents having been received by the Custodian. 5. For any Purchased Loan, any Primary Loan Document shall have been sent to the Seller or its designee for correction, collection or other action and shall not have been returned to the Custodian on or before twenty-one (21) days after it was so sent to the Seller. 6. Any Purchased Loan shall be assumed by (or otherwise become the liability of), or the real property securing it shall become owned by, any corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless payment in full of such Purchased Loan is guaranteed by a natural person. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian. 7. Any Purchased Loan shall be assumed by (or otherwise become the liability of), or the real property securing it shall become owned by, an Affiliate of the Seller or any of the Seller’s or its Affiliates’ directors, members or appointed officers, provided, however, nothing herein shall be deemed to disqualify any Purchased Loans made to an employee or officer of Seller in the ordinary course of Seller’s business. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

SCHEDULE DQ, Disqualifiers – Page 2 13312-781/Pulte Mortgage Warehouse Facility 8. Any Purchased Loan shipped to an Approved Investor shall not be paid for or returned to the Custodian or the Agent (whichever shipped it) on or before forty-five (45) days after it is shipped. 9. More than sixty (60) days shall have elapsed since the Purchase Date of any Purchased Loan which is not an Aged Mortgage Loan or more than ninety (90) days shall have elapsed since the Purchase Date of any Aged Mortgage Loan. 10. Any Purchased Loan that is shipped to the Seller for correction of one or more Primary Loan Documents when the Market Value of all Purchased Loans so shipped to the Seller exceeds five percent (5%) of the Maximum Aggregate Commitment (or such greater amount as approved by the Agent in its sole discretion). 11. The terms and conditions of any Purchased Loan has been amended, modified or waived (except to correct errors or omissions in Loan Documents), or any claim in respect of any Purchased Loan has been settled or compromised, or Seller has accepted other than cash or the exchange of comparable Purchased Loans (which is concurrently sold by the Seller to the Buyers) in liquidation of any Purchased Loan, in each case without the written consent of the Agent given on a case-by-case basis.

SCHEDULE EL, Eligible Loans – Page 1 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE EL ELIGIBLE LOANS “Eligible Loans” means Single-family Loans that are amortizing Agency Mortgage Loans, Government Mortgage Loans, Jumbo Mortgage Loans, Non-Chase Jumbo Mortgage Loans, State Bond Mortgage Loans, RHS Mortgage Loans, Investment Property Mortgage Loans, Aged Mortgage Loans, Low FICO Mortgage Loans, and Wet Loans of a type previously listed, in each case, that satisfy all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time: (1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit. (2) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its Customer(s) of any transfer of it or of its servicing or administration), either absolutely or as security. (3) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person. (4) If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller’s or any such Affiliate’s directors, members or appointed officers; provided, however, nothing herein shall be deemed to disqualify any Purchased Loans made to an employee or officer of the Seller in the ordinary course of the Seller’s business. (5) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy. (6) That is a construction, rehabilitation or commercial loan. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan. (7) Where the Mortgage Note evidencing such Mortgage Loan (i) was not executed by a bona fide third person who had capacity to contract, or (ii) matures more than thirty (30) years from the date thereof. (8) That was originated more than thirty (30) days before its Purchase Date. (9) That is In Default or ever was In Default. (10) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such

SCHEDULE EL, Eligible Loans – Page 2 13312-781/Pulte Mortgage Warehouse Facility Mortgage Loan is deemed to be an “option ARM”, “reverse mortgage”, “negative amortization” or “graduated payment” loan. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time. (11) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased. (12) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Legal Requirement relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (a) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (b) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (c) by the terms of such Legal Requirement exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan. (13) That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person, except for Purchased Loans previously sold to the Parent under the Pulte Repurchase Agreement; provided that the Parent Custodian has released all Liens and other right, title and interest in and to said Purchased Loans in connection with such repurchase. The Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan. (14) That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person. (15) That has a Loan to Value ratio in excess of (a) one hundred five percent (105%) in the case of an Agency Mortgage Loan, a Government Mortgage Loan or a State Bond Mortgage Loan; (b) one hundred two and forty-one thousandths percent (102.041%) in the case of an RHS Mortgage Loan or (c) in the case of a Jumbo Mortgage Loan the applicable maximum Loan to Value specified on Schedule JML (or, in each case, such other percentage determined by the Agent in its sole discretion and specified in a written notice from the Agent to the Seller from time to time); (16) In the case of an eMortgage Loan, unless Seller shall have caused (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Custodian, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to remain blank, in each case using MERS eDelivery and the MERS eRegistry, (v) the Master

SCHEDULE EL, Eligible Loans – Page 3 13312-781/Pulte Mortgage Warehouse Facility Servicer Field of the related eNote to remain blank until being changed to Seller or other servicer approved by Agent in connection with a Transfer of Control of the eNote to an Approved Investor, and (vi) the Subservicer Field of the related eNote to remain blank. (17) Unless all of the Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller’s right to repurchase the Purchased Loan hereunder and other Permitted Encumbrances. (18) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.3, are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date through the applicable Repurchase Date. (19) That is not covered by an Investor Commitment or Hedge Agreement. (20) That has an original term to stated maturity of more than thirty (30) years. (21) As to which any Disqualifier applies. (22) That was previously a Purchased Loan (except as a Wet Loan or as any type of Mortgage Loan that can, with seasoning, become an Aged Mortgage Loan in accordance with the terms hereof). (23) A Second Mortgage Loan, a Non-QM Mortgage Loan or a TPO Loan, a subprime Mortgage Loan or alt-A Mortgage Loan or an “Expanded Approval” loan or a similar loan such as is described in the applicable Agency’s eligibility certification. (24) In the case of an eMortgage Loan, unless (i) the related eNote contains the Agency- Required eNote Legend; (ii) the eNote bears a digital or electronic signature; (iii) the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault; (iv) there is a single Authoritative Copy of the eNote and such single Authoritative Copy is held in the eVault; (v) the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian; (vi) the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian; (vii) the Secured Party status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian or is blank and the Secured Party Delegatee status of the eNote on the MERS eRegistry is blank; (viii) the Delegatee status of the eNote on the MERS eRegistry is blank; (ix) the Master Servicer Field of the related eNote on the MERS eRegistry is blank until being changed to Seller or other servicer approved by Agent in connection with a Transfer of Control of the eNote to an Approved Investor, and the Subservicer Field of the related eNote is blank; (x) no Control Failure has occurred or exists with respect to such eNote; (xi) the eNote is a valid and enforceable Transferable Record; (xii) Custodian has Control of the eNote evidencing such eMortgage Loan, and there is no defect with respect to the eNote that would result in Custodian having less than full rights, benefits and defenses of Control of the eNote; (xiii) the single Authoritative Copy of the eNote is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote; and (xiv) Custodian shall have entered into an Approved Investor Agreement with the Approved Investor that will purchase such eNote, and such Approved Investor Agreement shall be in full force and effect.

SCHEDULE EL, Eligible Loans – Page 4 13312-781/Pulte Mortgage Warehouse Facility (25) Any Mortgage Loan with respect to which the Customer has made a formal written request for, and/or the Seller has granted, forbearance of some or all of Customer’s payment obligations thereunder.

SCHEDULE 1.2, Deposit Accounts – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 1.2 DEPOSIT ACCOUNTS Operating Account 253554015 Haircut Account 253554023 Cash Pledge Account 253554031 Repurchase Settlement Account 253554015 Escrow Account 829895199 Income Account 829895199

SCHEDULE 15.2(f), Material Adverse Changes and Contingent Liabilities – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 15.2(f) MATERIAL ADVERSE CHANGES AND CONTINGENT LIABILITIES None.

SCHEDULE 15.2(g), Pending Litigation – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 15.2(g) LITIGATION None.

SCHEDULE 15.2(n), Existing Liens – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 15.2(n) EXISTING LIENS None.

SCHEDULE 15.2(s), Compliance Information – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 15.2(s) COMPLIANCE INFORMATION Correct Legal Name Address Type of Organization Jurisdiction of Organization Tax identification number and other identification numbers Pulte Mortgage LLC 6900 E. Layton Avenue, Suite 1500 Denver, CO 80237 Limited Liability Company Delaware 42-1554181 Pulte Insurance Agency, Inc. 9111 Cypress Waters Blvd, Suite 200, Coppell, TX 75019 Corporation Delaware 81-1089485

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 1 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 15.3 SPECIAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO EACH PURCHASED LOAN With respect to each Mortgage Loan, (i) as of the Purchase Date for the purchase of any Purchased Loans and as of the Effective Date of this Agreement and any Transaction hereunder, and (ii) at all times while the Transaction Documents or any Transaction hereunder is in force and effect, the Seller represents and warrants to the Agent and the Buyers that each of the statements set forth as lettered items of this Schedule 15.3 is true and correct in all material respects. For purposes of this Schedule 15.3 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to each representation and warranty below that is made to the best of the Seller’s knowledge, if it is discovered by the Seller, the Agent or any Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty (if Agent shall determine that a Purchased Loan is not an Eligible Loan because of the inaccuracy of such a representation or warranty, Agent will give Seller written notice specifying the affected Purchased Loan or Loans). (a) Mortgage Loans as Described. The information set forth in the related Advance File is complete, true and correct as of the related Purchase Date. (b) Valid First Lien. The Mortgage is properly recorded (or, as to newly-originated Mortgage Loans, is in the process of being recorded) and is a valid, existing and enforceable first Lien with respect to each Mortgage Loan that is indicated by the Seller to be a first Lien on the Mortgaged Premises, including all improvements on the Mortgaged Premises, free and clear of all adverse claims, and Liens having priority over the Lien of the Mortgage, subject only to (i) the Lien of current real property taxes and assessments not yet delinquent, (ii) exceptions, covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Seller and that do not adversely affect the purchase by, or the purchase price to be paid by, the Approved Investor, and (iii) other matters to which like properties are commonly subject that do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Premises. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest securing the related Mortgage Loan on the property described therein and the Seller has full right to sell and assign the related Collateral to the Agent for the benefit of the Buyers. (c) Validity of Mortgage Documents. With respect to each Mortgage Loan, the Seller or its designee has in its possession all Servicing Records (including for each eMortgage Loan, the eClosing Transaction Record) except for those Servicing Records that the Seller has disclosed to

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 2 13312-781/Pulte Mortgage Warehouse Facility the Agent are outstanding. The Mortgage Note and the related Mortgage are original and genuine, or in the case of an eNote, the copy of the eNote transmitted to the Custodian’s eVault is the Authoritative Copy and the tamper-seal on the eNote matches the tamper-seal stored on the MERS® eRegistry, and each is the legal, valid and binding obligation of the Customer thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and the Seller has taken all action required by this Agreement or requested by Agent to transfer such rights of enforceability to the Custodian for the benefit of the Buyers. Neither the operation of any of the terms of any Mortgage or Mortgage Note, nor the proper exercise by any holder of any right thereunder, will render the Mortgage or Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. All items required to be delivered pursuant to this Agreement shall be delivered to the Custodian within the time frames set forth in this Agreement, and if a document is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied. There is only one original executed Mortgage Note (or, in the case of an eNote, only one Authoritative Copy of the eNote, and each other copy of the eNote is readily identifiable as a copy that is not the Authoritative Copy of the eNote) with respect to such Mortgage Loan, and, if an eMortgage Loan, the Customer only signed the eNote at origination and did not also execute an original Paper Record. Without the Agent’s prior written consent, the Seller has not amended or modified the Loan Documents, or waived any term or condition of them, or settled or compromised any claim in respect of any item of the Purchased Loans, any related rights or any of the Loan Documents, except only such amendments, modifications, waivers, settlements or compromises, if any, that (a) do not (i) affect the amount or timing of any payment of principal or interest payable with respect to such Purchased Loan, (ii) extend its scheduled maturity date, modify its interest rate or constitute a cancellation or discharge of its outstanding principal balance, (iii) materially and adversely affect the liability of any maker, guarantor or insurer or the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Loan or (iv) materially and adversely affect its value, (b) have been approved by the insurer under the related private mortgage insurance policy, if any, and by the title insurer under the related lender’s title insurance policy, to the extent required to avoid affecting or impairing the coverage of such policy or policies, and (c) are in accordance with Accepted Servicing Practices and the Agency Guidelines. (d) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Premises of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Upon default by a Customer on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Premises pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Premises, subject to applicable federal and state laws and

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 3 13312-781/Pulte Mortgage Warehouse Facility judicial precedent with respect to bankruptcy and right of redemption. There is no homestead or other exemption or right available to the Customer or any other person that would interfere with the right to sell the Mortgaged Premises at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. The Mortgage Note and Mortgage are on forms that are conforming to the Agency Guidelines and the Investor Guidelines, as applicable. (e) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except, so long as the Mortgage Note is not an eNote, by written instruments that (i) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage and (ii) have been delivered to Buyer and (iii) if such instrument modifies an eNote, such modification is reflected on the MERS® eRegistry, and the eNote and related Loan Documents remain valid, effective and enforceable and in compliance with all applicable Legal Requirements (including UETA and ESIGN) and Agency Guidelines; the substance of any such waiver, alteration or modification has been approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the related policy provided by the Seller and is reflected appropriately on any and all documentation or data and is true and accurate. No other instrument of waiver, alteration or modification has been executed, and no Customer has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Loan File. As of the Purchase Date, the full original principal amount of each Mortgage Loan has been fully disbursed as provided for in the Loan Documents, and there is no requirement for any future advances. (f) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto; and the Customer was not, as of the origination date, subject to an Event of Insolvency. (g) No Outstanding Charges. There are no defaults by the Seller or any Subservicer in complying with the terms of the Mortgage, and (1) all taxes, special assessments, governmental assessments, insurance premiums and municipal charges that previously became due and owing have been paid or are not delinquent, or escrow funds have been established in an amount sufficient to pay for every such escrowed item that remains unpaid and that has been assessed but is not yet delinquent before any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of the Seller’s funds) and (2) all flood and hazard insurance premiums and private mortgage insurance premiums that are due, have been paid without loss or penalty to the Customer. As of the Purchase Date, no violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Premises has occurred. The Seller has received no notice of, and has no actual knowledge of, any event, including the bankruptcy filing or death of a Customer, that has resulted in a Customer default under the Mortgage Note or Mortgage. None of the Seller or any Subservicer has advanced funds, or induced, solicited or

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 4 13312-781/Pulte Mortgage Warehouse Facility knowingly received any advance from any Person other than the Customer, directly or indirectly, for the payment of any amount due under the Mortgage Loan, unless otherwise permitted in the Agency Guidelines or Investor Guidelines. (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Premises has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor any Subservicer has waived the performance by the Customer of any action, if the Customer’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor any Subservicer has waived any default resulting from any action or inaction by the Customer. (i) No Default. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor any Subservicer has waived any default, breach, violation or event permitting acceleration resulting from any action or inaction by the Customer. With respect to each Mortgage Loan (i) the first Lien securing the Mortgage Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first Lien Mortgage or the related Mortgage Note, and (iii) no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. (j) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Customer and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid or are in the process of being paid, and the Customer is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage with exception to escrow holdbacks. (k) No Mechanics’ Liens. Subject to the exceptions in clause (b) above, there are no mechanics’ or similar Liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such a Lien) affecting the related Mortgaged Premises that are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage. (l) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage on the Mortgaged Premises and the security interest of any applicable security agreement or chattel mortgage. (m) Origination; Payment Terms. The Mortgage Loan was originated by the Seller, which is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank,

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 5 13312-781/Pulte Mortgage Warehouse Facility a commercial bank, credit union, insurance company or other similar institution that is supervised and examined by a federal or state authority or duly licensed by state licensing authority, if applicable. The Seller and all other parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Premises is located, and either (1) organized under the laws of such state, (2) qualified to do business in such state, (3) federal savings and loan associations, savings banks or national banks having principal offices in such state, (4) not doing business in such state or (5) not required by any Legal Requirement to be qualified to do business in such state. Principal payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan requires interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment that is sufficient (i) during the period before the first adjustment to the Mortgage interest rate, to amortize the original principal balance fully over the original term thereof (unless otherwise provided in the applicable Agency Guidelines) and to pay interest at the related Mortgage interest rate, and (ii) during the period following each interest rate adjustment date in the case of each adjustable rate Mortgage Loan, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage interest rate. The Mortgage Note does not permit negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Loan is not a simple interest Mortgage Loan (meaning a Mortgage Loan on which interest is calculated on a daily basis). The Mortgage Loan does not require a balloon payment upon the maturity thereof. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest. (n) Ownership. Immediately before the Buyers’ payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately before the Purchase Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, is not assigned or pledged by the Seller (although it may be, or have been, subject to an Investor Commitment) and the Seller has good and marketable title thereto, full right to transfer and sell the Mortgage Loan to the Agent on behalf of the Buyers free and clear of any Lien, participation interest, equity, pledge or claim and had full right and authority subject to no interest or participation in, or agreement with any other Person to sell or otherwise transfer the Mortgage Loan, subject to any applicable Investor Commitment. Following the sale of the Mortgage Loan, Buyers will own such Mortgage Loan and the other Collateral free and clear of any Lien except for the Lien created pursuant to this Agreement and subject to Seller’s repurchase rights and applicable Investor Commitments and Buyers shall have a valid and perfected first priority security interest in all of Seller’s right, title and interest in and to such Mortgage Loan and the other Collateral then existing and thereafter arising in each case free and clear of any Lien, subject to Seller’s repurchase rights and applicable Investor Commitment. After the related Purchase Date, the Seller will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will not have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Agent and each Buyer. The Seller has full right to sell, assign and transfer the Mortgage Loan without the consent of the related Customer or any other Person.

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 6 13312-781/Pulte Mortgage Warehouse Facility (o) Transfer of Mortgage Loan. The Mortgage Loan is a MERS Designated Mortgage Loan. The original Mortgage was recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of the Customer, or is in the process of being recorded. The Seller has registered the Mortgage Loan on the MERS® System or will do so within five (5) Business Days after the Purchase Date. No Person (other than Agent, which may, at its election, list itself as interim funder) is listed as interim funder on the MERS® System with respect to such Mortgage Loan. (p) Hazard Insurance; Flood Insurance. All buildings or other customarily insured improvements upon the Mortgaged Premises are insured by an insurer generally acceptable under the Investor Guidelines and against loss by fire, hazards covered by extended coverage insurance and such other hazards as are required in the Investor Guidelines pursuant to an insurance policy conforming to the requirements of Investor Guidelines and providing coverage as required by Agency Guidelines. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums due and owing thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, or by regulations promulgated pursuant thereto, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Investor Guidelines. The Mortgage obligates the Customer thereunder to maintain all such insurance at the Customer’s cost and expense, and on the Customer’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Customer’s cost and expense and to seek reimbursement therefor from the Customer. Where required by state law or regulation, the Customer has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is in full force and effect. The Seller has not engaged in, and has no knowledge of the Customer, any Subservicer or any prior servicer having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller, in any case, to the extent it would impair coverage under any such policy. (q) Title Insurance. The Mortgage Loan is covered by an ALTA, CLTA or TLTA lender’s title insurance policy, acceptable to the applicable Agency or as mandated by applicable state law, if any, issued by a title insurer acceptable to the applicable Agency or qualified as required under applicable state law and qualified to do business in the jurisdiction where the Mortgaged Premises is located, insuring the Seller, its successors and assigns as to the first priority of the lien of the Mortgage in the original principal amount of the Mortgage Loan, subject to the exceptions in clause (b) above, and, if such Mortgage Loan is an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate or monthly payment. Where required by state law or regulation, the Customer has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 7 13312-781/Pulte Mortgage Warehouse Facility the Mortgaged Premises or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of such lender’s title insurance policy. (r) Reserved. (s) Private Mortgage Insurance Policy. In the event that a private mortgage insurance policy is required by the applicable Agency, the Mortgage Loan has a valid and transferable private mortgage insurance policy. Unless the private mortgage insurance policy for a Mortgage Loan was cancelled at the request of the Customer or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such private mortgage insurance policy have been and are being complied with. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Customer thereunder to pay the private mortgage insurance policy premium, if any, with respect to such Mortgage Loan. (t) Optional Insurance. No single payment credit life insurance or other optional insurance product that has been considered “predatory” by Fannie Mae or Freddie Mac has been obtained with the proceeds of such Mortgage Loan in connection with the origination of such Mortgage Loan at the origination date. (u) Insurance. All insurance policies required by the applicable Agency in connection with the closing of the Mortgage Loan, of whatever type, remain in full force and effect. The Seller has not engaged in, and has no knowledge of the Customers having engaged in, any act or omission that would impair the coverage validity or binding effect of any such policies or that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no unlawful commission, unlawful fee, or other unlawful compensation has been or will be received by the Seller or any Subservicer or any designee of the Seller or any Subservicer or any corporation in which the Seller, any Subservicer or, to Seller’s knowledge, any officer, director, or employee of the Seller or any Subservicer had a financial interest at the time of placement of such insurance. (v) Mortgaged Premises Undamaged; No Condemnation Proceedings. As of the related Purchase Date, there are no material uninsured casualty losses or material casualty losses where coinsurance has been, or the Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, materially greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier. No casualty insurance proceeds have been used by Seller to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Premises, except as allowed pursuant to applicable law and the Loan Documents. All damage with respect to which casualty insurance proceeds have been received by or through the Seller has been properly repaired

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 8 13312-781/Pulte Mortgage Warehouse Facility or is in the process of being repaired using such proceeds. There is no material damage to the Mortgaged Premises from waste, fire, windstorm, flood, tornado, earthquake or earth movement, to Seller’s actual knowledge, hazardous or toxic substances, or other casualty that would materially adversely affect the value of the Mortgaged Premises as security for the Mortgage Loan. There is no proceeding pending or, to Seller’s actual knowledge, threatened in writing for the partial or total condemnation of the Mortgaged Premises that would adversely affect the Mortgage Loan. (w) Location of Improvements; No Encroachments. All improvements subject to the Mortgage that were considered in determining the appraised value of the Mortgaged Premises lie wholly within the boundaries and building restriction lines of the Mortgaged Premises (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Premises except those that are insured against by the title insurance policy referred to in clause (q) above and all improvements on the Mortgaged Premises comply with all applicable zoning and subdivision laws and ordinances. (x) Appraisal. The Servicing Records contain an appraisal or an underwriting property valuation using an automated valuation model of the related Mortgaged Premises, or an Appraised Value Alternative, in each case, in a form acceptable to the applicable Agency or Approved Investor, the Agent or CL and consistent with the applicable Agency Guidelines, and in the case of an appraisal, made and signed, before the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Premises or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the applicable Agency. Each appraisal of the Mortgage Loan was made in accordance with the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (12 U.S.C. 3331 et seq.) and the regulations promulgated thereunder, and if such Mortgage Loan is a “higher priced mortgage loan” as defined in 12 CFR § 1026.35(a)(1), the requirements of 12 CFR § 1026.35(c)(3) and (4), including their requirements, if applicable, for a second appraisal for higher priced mortgage loans to finance a consumer’s acquisition of his or her principal dwelling that was acquired by its seller within ninety (90) or one hundred eighty (180) days before consummation of such mortgage loan, for more than one hundred ten percent (110%) or one hundred twenty percent (120%), respectively, of the Seller’s acquisition price), all as in effect on the origination date of the Mortgage Loan. As used herein, the term “Appraised Value Alternative” means with respect to (i) refinanced Mortgage Loans underwritten with the use of the Fannie Mae direct underwriting system with respect to which a property inspection waiver has been issued, (ii) Fannie Mae “DU Refi” Mortgage Loans and (iii) Freddie Mac “Open Access” Mortgage Loans, the value entered by Seller into Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector system, as applicable. In the case of FHA streamlined Mortgage Loans, “Appraised Value Alternative” means the appraised value reported in the FHA Connection system for the Customer’s previous loan that is being refinanced by the subject Mortgage Loan. (y) Occupancy of the Mortgaged Premises. As of the Purchase Date, the Mortgaged Premises are lawfully occupied under applicable law. As of the Purchase Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Premises and, with respect to the use and occupancy of the same, including certificates

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 9 13312-781/Pulte Mortgage Warehouse Facility of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Premises is in violation of any zoning law or regulation. (z) Type of Mortgaged Premises. The Mortgaged Premises are located in the United States and consists of a single parcel of real property with a detached single family residence erected thereon, a townhouse or a two to four family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development, or a cooperative unit in a cooperative project; provided that any condominium project or planned unit development generally conforms to the applicable Agency Guidelines regarding such dwellings. As of the date of origination, no portion of the Mortgaged Premises was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Premises has been used for commercial purposes; provided that Mortgaged Premises that contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Premises have not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. The Mortgaged Premises is not a Manufactured Home or a mobile home. As used herein, the term “Manufactured Home” means a single-family home constructed at a factory and shipped in one or more sections to a housing site. (aa) Environmental Matters. There is no pending action or proceeding directly involving any Mortgaged Premises of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. The Mortgaged Premises are free from any and all toxic or hazardous substances in unlawful quantities or concentrations and there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Premises. (bb) Unacceptable Investment. The Seller has no actual knowledge of any specific circumstances or condition with respect to the Mortgage, the Mortgaged Premises, the Customer or the Customer’s credit standing that cause, or would reasonably be expected to cause, private institutional investors that invest in loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment or materially adversely affect the value or the marketability of the Mortgage Loan in comparison to similar loans. (cc) Servicemembers Civil Relief Act. The Customer has not notified the Seller or any Subservicer, and the Seller has no actual knowledge of any relief requested or allowed to the Customer under the Servicemembers Civil Relief Act of 2003, as amended, or other similar state or federal law. (dd) No Fraud. No fraud, material omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, any Subservicer or any other Person involved in the origination of the Mortgage Loan, including the Customer, any builder or developer or any appraiser. To Seller’s actual knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Seller

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 10 13312-781/Pulte Mortgage Warehouse Facility has reviewed all of the documents constituting the Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. (ee) Delinquency. The Mortgage Loan has not been dishonored or declared to be in default and no payment required under the Mortgage Loan is more than thirty (30) days past due. (ff) Compliance with Applicable Laws. Any and all requirements of any applicable federal, state or local law including usury, truth in lending, real estate settlement procedures, consumer credit protection, fair credit billing, fair credit reporting, fair debt collection practices, predatory and abusive lending laws and regulations, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including any provisions relating to prepayment penalties, have been complied with in all material respects and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. The Seller maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for Agent’s inspection at the Seller’s office during normal business hours upon reasonable advance notice. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including all applicable predatory and abusive lending laws. (gg) Disclosure and Rescission Materials. The Customer has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Loan File. (hh) Texas Refinance Loans. Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a cash out refinancing, the related Loan Documents state that the Customer may prepay such Texas Refinance Loan in whole or in part without incurring a prepayment penalty. The Seller does not collect any such prepayment penalties in connection with any such Texas Refinance Loan. (ii) Anti-Money Laundering Laws. The Seller has at all times complied with all applicable anti-money laundering rules and regulations, in respect of the origination and servicing of each Mortgage Loan; Seller has established an anti-money laundering compliance program as and to the extent required by the anti-money laundering rules and regulations, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the anti-money laundering rules and regulations to the extent applicable to the Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Customer for purposes of the anti-money laundering rules and regulations. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations,

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 11 13312-781/Pulte Mortgage Warehouse Facility and to Seller’s actual knowledge no Customer is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations. (jj) Predatory Lending Regulations. The Mortgage Loan is not classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) a “high cost”, “threshold”, “covered” or “predatory” loan under any other applicable state, federal or local law. The Mortgage Loan does not have an “annual percentage rate” or total “points and fees” payable by the related Customer (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations for “high cost” loans, including 12 C.F.R. § 226.32(a)(1)(i). No predatory or deceptive lending practices, including the extension of credit without regard to the ability of the Customer to repay and the extension of credit that has no apparent benefit to the Customer, were employed in the origination of the Mortgage Loan. No term or condition of, and no practice used in connection with the origination of, such Mortgage Loan has been categorized as an “unfair” or “deceptive” term, condition or practice under any applicable federal, state or local law (or regulation promulgated thereunder) and the Mortgage Loan does not have any terms that expose Buyer to regulatory action or enforcement proceedings, penalties or other sanctions. (kk) State Laws. No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9); no Mortgage Loan that was originated on or after October 1, 2002 and on or before March 7, 2003 is secured by property located in the State of Georgia; no Mortgage Loan that was originated after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, as amended; no Mortgage Loan is a “high cost home loan,” as defined in Section 6 L of the New York State Banking Law; and no Mortgage Loan is a “covered loan” as contemplated in the California Predatory Lending Act set forth in California Finance Code Sections 4970 to 4979.8. (ll) Arbitration. No Mortgage Loan is subject to mandatory arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. (mm) Higher Cost Products. The Customer was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator that is a higher cost product designed for less creditworthy Customers, unless at the time of the Mortgage Loan’s origination, such Customer did not qualify taking into account such facts as the Mortgage Loan’s requirements and the Customer’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 12 13312-781/Pulte Mortgage Warehouse Facility Mortgage Loan’s originator. If, at the time of loan application, the Customer qualified for a lower- cost credit product then offered by the Mortgage Loan’s originator, the Mortgage Loan’s originator offered such lower-cost credit product to Customer. (nn) Underwriting Methodology. With respect to delegated underwritten loans, the methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Customer’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Customer’s income, assets, liabilities and the proposed mortgage payment in accordance with Investor Guidelines. (oo) Points and Fees. No Customer was charged “points and fees” as defined in 12 CFR § 1026.32(b)(1), whether or not financed, in an amount greater than (i) three percent (3%) of the total loan amount — or, for Mortgage Loans of less than $100,000 (indexed for inflation), such different amount as is specified in 12 CFR § 1026.43(e)(3) — of any Mortgage Loan that is an “ATR Covered Loan” (i.e., a Mortgage Loan that is subject to the Truth in Lending Act of 1968, as amended, and is not exempt from the ability to repay requirements of Regulation Z (12 CFR § 1026.43(a) or (d)), or (ii) five percent (5%) of the principal amount of any Mortgage Loan that is an “ATR Exempt Loan” (i.e., a Mortgage Loan that is either not subject to the Truth in Lending Act of 1968, as amended, or is exempt from such ability to repay requirements in Regulation Z). All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Customer in accordance with applicable state and federal law and regulation. (pp) Prepayment Penalties. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment before maturity: (i) the Mortgage Loan provides some benefit to the Customer (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Customer the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the prepayment penalty was adequately disclosed to the Customer in the Loan Documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state or federal law to the contrary, neither the Seller nor any Subservicer shall impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Customer’s default in making the loan payments. (qq) Single Premium Credit Insurance Policies. No proceeds from any Mortgage Loan were paid on the origination date to purchase a single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement through Seller in connection with the origination of the Mortgage Loan or as a condition to the extension of credit. No proceeds from any Mortgage Loan were paid on the origination date to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. (rr) Origination Practices; Servicing. The origination practices used by the Seller and the collection and servicing practices used by the Seller and any Subservicer with respect to each Mortgage Loan have been in all material respects legal and customary in the mortgage origination

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 13 13312-781/Pulte Mortgage Warehouse Facility and servicing industry and the collection and servicing practices used by the Seller and any Subservicer have been consistent with customary servicing procedures. The Mortgage Loan was underwritten in accordance with applicable Investor Guidelines. The Seller services the Mortgage Loan at all times since its origination. (ss) Escrow Payments. With respect to escrow deposits and payments that the Seller is entitled to collect, all such payments are in the possession of, or under the control of the Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. (tt) Interest on Escrows. As of the related Purchase Date, the Seller has credited to the account of the related Customer under the Mortgage Loan all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to the Agent upon request. (uu) Escrow Analysis. The Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law to the extent required by applicable law. All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of any required escrow analyses. Except as allowed by applicable law, no inflation factor was used in the escrow analysis. The Seller has delivered notification to the Customer(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses. (vv) Escrow Holdbacks. The Mortgage Loan is not subject to outstanding escrow holdbacks except those specifically identified by the Seller or permitted in the Investor Guidelines. (ww) Credit Reporting. To the extent, if any, that the Seller is required to do so by the Fair Credit Reporting Act and its implementing regulations, the Seller has caused to be fully furnished, in accordance with such Act and regulations, accurate and complete information (i.e., favorable and unfavorable) on its Customer loan files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. (xx) Interest Rate Adjustments. If applicable, with respect to each adjustable rate Mortgage Loan, all interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. At the time the Mortgage Loan was originated, the Customer has executed a statement to the effect that the Customer has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. (yy) Regarding the Customer. The Customer is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Agency Guidelines for such trusts. The Customer is not an owner, officer, director or agent of the Seller or any Guarantor, or an Affiliate of the Seller. The Customer is not

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 14 13312-781/Pulte Mortgage Warehouse Facility an employee of the Seller, or a relative of an employee of the Seller unless (i) the Mortgage Loan was made in compliance with generally applied standards and requirements of the Seller’s “employee” or “friends and family” mortgage loan programs under which loans are available to all of the Seller’s eligible employees and (ii) such Mortgage Loan is otherwise an Eligible Loan. The Customer is not a government or a governmental subdivision or agency. The Customer occupies the Mortgaged Premises unless the Mortgaged Premises secure an Investment Property Mortgage Loan. (zz) Fannie Mae Announcement 95-19. As applicable, the Seller will transmit full file credit reporting data for each Mortgage Loan to the extent required pursuant to Fannie Mae Announcement 95-19 and to the extent required by the announcement, the Seller will report one of the following statuses each month as follows: new origination, current, delinquent (thirty (30) or more days), foreclosed, or charged-off. (aaa) Tax Identification/Back Up Withholding. All tax identifications for individual Customers, have been certified to the extent required by law. The Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers of Mortgagors and the taxpayer identification numbers provided to the Agent or its designee as reflected on the system are correct. To the extent a Mortgage Loan is subject to back up withholding, the Seller has substantiated both the initial reason for the backup withholding and the amount of such backup withholding and the reason for such backup withholding in the amount currently withheld still exists. (bbb) IRS Forms. All IRS forms, including Forms 1099, 1098, 1041 and K-1, as appropriate, that are required to be filed with respect to activity occurring on or before the year in which the Purchase Date occurs and have been filed or will be filed in accordance, in all respects, with applicable law. (ccc) Electronic Drafting of Payments. If the Seller or a Subservicer drafts monthly payments electronically from the Customer’s bank account, such drafting occurs in compliance with applicable federal, state, and local laws and regulations; and the applicable agreement with the Customer; and such applicable agreement with the Customer both legally and contractually can be fully assigned to the Agent on behalf of the Buyers pursuant to the assignment provisions contained therein, and will be fully assigned to the Agent on behalf of the Buyers pursuant to this Agreement. (ddd) U.S. Loan; Customer. The Mortgage Loan is denominated and payable only in United States dollars within the United States and the related Customer is a United States citizen or resident alien or, only if the Customer is a trustee as described in item (yy) in this Exhibit B that is not a natural person, Customer is a corporation or other legal entity organized under the laws of the United States or any state thereof or the District of Columbia. (eee) CL Eligible. If the Mortgage Loan is a Jumbo Mortgage Loan, it is eligible for sale to CL (even if CL is not the Approved Investor). (fff) Investor Commitment or Hedge Agreement. The Mortgage Loan is subject to (a) a legally valid and binding Investor Commitment and satisfies all of the requirements related to such

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 15 13312-781/Pulte Mortgage Warehouse Facility Investor Commitment or (b) a legally valid and binding Hedge Agreement and satisfies all of the requirements related to such Hedge Agreement. (ggg) Agency Guidelines. The Mortgage Loan satisfies, and has been originated in accordance with, all applicable requirements of the applicable Agency Guidelines; (hhh) Whole Loan. The Mortgage Loan is a whole loan and not a participation interest. (iii) UCC Characterization. The Mortgage Loan is an “account”, “chattel paper”, “promissory note” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions; (jjj) Bankruptcy Code Characterization. The Mortgage Loan is a “mortgage loan” within the meaning of the Bankruptcy Code. (kkk) No Previous Financing. The Mortgage Loan has not been previously financed by any other Person. (lll) No Equity Participation. No document relating to the Mortgage Loan provides for sharing in the appreciation of the value of the Mortgaged Premises, all except to the extent provided in the Mortgage or by applicable law after default by the Customer. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Premises, except to the extent provided in the Mortgage or by applicable law after default by the Customer, and the Seller does not own, directly or indirectly, any equity of any form in the Mortgaged Premises or the Customer. Condominiums/ Planned Unit Developments. If the Mortgage Loan is a condominium loan, the related Mortgaged Premises is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the eligibility requirements of the applicable Agency or Investor or is located in a condominium or planned unit development project that has received project approval from the applicable Agency or Investor and the representations and warranties required by the applicable Agency or Investor with respect to such condominium or planned unit development remain true and correct in all material respects. (mmm)Downpayment. The source of the down payment with respect to such Mortgage Loan has been fully verified by the Seller. (nnn) Due on Sale. The related Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Premises are sold or transferred without the prior written consent of the mortgagee thereunder. (ooo) Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract for such Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer.

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 16 13312-781/Pulte Mortgage Warehouse Facility (ppp) No Construction Loans. The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of any Mortgaged Premises or (b) facilitating the trade-in or exchange of any Mortgaged Premises. (qqq) eMortgage Loans. If the Mortgage Loan is an eMortgage Loan (i) the Mortgage Loan is evidenced by an eNote that is a valid and enforceable Transferable Record pursuant to all applicable provisions of UETA and/or ESIGN, and there is no defect with respect to the eNote that would confer upon the Agent on behalf of the Buyers or any subsequent transferor, less than the full rights, benefits and defenses of “control” (as defined by UETA and ESIGN) of the Transferable Record, (ii) prior to transfer to the Agent on behalf of the Buyers, the Seller is an entity entitled to enforce the Mortgage Loan, (iii) all electronic signatures associated with the Mortgage Loan are authenticated and authorized and the type of electronic signature used by the Customer to sign the related eNote and any other electronic record associated therewith (A) is legal and enforceable under applicable law, and (B) was not effected by means of audio or video recording, (iv) the Seller has established procedures and controls limiting access to MERS® eDelivery and the MERS® eRegistry to duly authorized individuals, and Buyer is entitled to rely on any transmission, transfer or other communication via these systems to be the authorized act of the Seller, (v) with respect to the eNote and each other Electronic Record contained in the Loan File, the Seller has collected and continues to retain as part of the eClosing Transaction Record (A) any and all consents, agreements and disclosures required to create a valid and binding electronic record under UETA and ESIGN and (B) appropriate evidence, to document the agreement of each signer of such eNote or other Electronic Record to use an electronic signature, to demonstrate such signer’s execution of a particular electronic signature, and to prove its attribution of the electronic signature to such signer, (vi) any transfers of “control” (as defined by UETA and ESIGN) of the eNote are authenticated and authorized, (vii) the Authoritative Copy of the eNote has not been altered since it was electronically signed by its issuer(s), (viii) there has been, at all times, one and only one Authoritative Copy of the eNote in existence, and all other copies are readily identifiable as non-authoritative copies, and (ix) the eNote is not subject to a defense, claim of ownership or security interest, or claim in recoupment of any party that can be asserted against the Seller, the Agent, any Buyer or any subsequent transferor. (rrr) eNote Form and Registration. If the Mortgage Loan is an eMortgage Loan, (i) such eMortgage Loan was originated using the current form of Uniform Fannie Mae/Freddie Mac form of eNote (which form is, as of the date of this Agreement, created by modifying the appropriate Fannie Mae or Freddie Mac Uniform Instrument to meet substantive and technical eligibility requirements for eNotes under Agency Guidelines, including the substantive requirement that such eNote contain the Agency eNote Clause, defined below) or in such other form as is acceptable to the applicable Agency, Approved eMortgage Investor, and the Agent, and in compliance with all applicable provisions of UETA and/or ESIGN, Agency Guidelines and Investor Guidelines, (ii) the eNote contains a valid, unique 18-digit MIN that is identical to the MIN assigned to the related Mortgage on the MERS® System and identifies MERSCORP Holdings, Inc., a Delaware limited liability company, as the “Operator of the Registry”, (iii) the eNote is properly registered on the MERS® eRegistry (and was initially registered within one (1) calendar day of the origination of the eMortgage Loan) and all transfers of Control, Location and/or Servicing Agent and all modifications to the eNote and the eMortgage Loan, if any, have been approved by the Agent in writing and are reflected on the eRegistry in compliance with the MERS® eRegistry Procedures Manual and applicable Agency Guidelines, (iv) the Seller has transferred the

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 17 13312-781/Pulte Mortgage Warehouse Facility Authoritative Copy of the eNote to the Custodian’s eVault and the tamper-seal of such eNote matches the tamper-seal of the eNote on the MERS® eRegistry, and (v) Custodian is named as the current Controller and Location of the eNote on the MERS® eRegistry (provided that another Person may be identified as Controller and/or Location of such eNote pursuant to an eNote Control and Bailment Agreement for a period of up to sixty (60) days). The term “Agency eNote Clause” means the clause required by Fannie Mae and Freddie Mac to be inserted as the last numbered provision in all eNotes, which clause, as of the date of this Agreement, reads as follows: "[11]. ISSUANCE OF TRANSFERABLE RECORD; IDENTIFICATION OF NOTE HOLDER; CONVERSION FROM ELECTRONIC NOTE TO PAPER- BASED NOTE (A) I expressly state that I have signed this electronically created Note (the "Electronic Note") using an Electronic Signature. By doing this, I am indicating that I agree to the terms of this Electronic Note. I also agree that this Electronic Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined in Section 11(F)), and will be valid for all legal purposes, as set forth in the Uniform Electronic Transactions Act, as enacted in the jurisdiction where the Property is located ("UETA"), the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), or both, as applicable. In addition, I agree that this Electronic Note will be an effective, enforceable and valid Transferable Record (as defined in Section 11(F)) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN. (B) Except as indicated in Sections 11(D) and (E) below, the identity of the Note Holder and any person to whom this Electronic Note is later transferred will be recorded in a registry maintained by [Insert Name of Operator of Registry here*] or in another registry to which the records are later transferred (the "Note Holder Registry"). The authoritative copy of this Electronic Note will be the copy identified by the Note Holder after loan closing but prior to registration in the Note Holder Registry. If this Electronic Note has been registered in the Note Holder Registry, then the authoritative copy will be the copy identified by the Note Holder of record in the Note Holder Registry or the Loan Servicer (as defined in the Security Instrument) acting at the direction of the Note Holder, as the authoritative copy. The current identity of the Note Holder and the location of the authoritative copy, as reflected in the Note Holder Registry, will be available from the Note Holder or Loan Servicer, as applicable. The only copy of this Electronic Note that is the authoritative copy is the copy that is within the control of the person identified as the Note Holder in the Note Holder Registry (or that person's designee). No other copy of this Electronic Note may be the authoritative copy. (C) If Section 11(B) fails to identify a Note Holder Registry, the Note Holder (which includes any person to whom this Electronic Note is later transferred) will be established by, and identified in accordance with, the systems

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 18 13312-781/Pulte Mortgage Warehouse Facility and processes of the electronic storage system on which this Electronic Note is stored. (D) I expressly agree that the Note Holder and any person to whom this Electronic Note is later transferred shall have the right to convert this Electronic Note at any time into a paper-based Note (the "Paper-Based Note"). In the event this Electronic Note is converted into a Paper-Based Note, I further expressly agree that: (i) the Paper-Based Note will be an effective, enforceable and valid negotiable instrument governed by the applicable provisions of the Uniform Commercial Code in effect in the jurisdiction where the Property is located; and (ii) my signing of this Electronic Note will be deemed issuance and delivery of the Paper-Based Note; (iii) I intend that the printing of the representation of my Electronic Signature upon the Paper-Based Note from the system in which the Electronic Note is stored will be my original signature on the Paper-Based Note and will serve to indicate my present intention to authenticate the Paper-Based Note; (iv) the Paper-Based Note will be a valid original writing for all legal purposes; and (v) upon conversion to a Paper-Based Note, my obligations in the Electronic Note shall automatically transfer to and be contained in the Paper-Based Note, and I intend to be bound by such obligations. (E) Any conversion of this Electronic Note to a Paper-Based Note will be made using processes and methods that ensure that: (i) the information and signatures on the face of the Paper-Based Note are a complete and accurate reproduction of those reflected on the face of this Electronic Note (whether originally handwritten or manifested in other symbolic form); (ii) the Note Holder of this Electronic Note at the time of such conversion has maintained control and possession of the Paper-Based Note; (iii) this Electronic Note can no longer be transferred to a new Note Holder; and (iv) the Note Holder Registry (as defined above), or any system or process identified in Section 11(C) above, shows that this Electronic Note has been converted to a Paper-Based Note, and delivered to the then-current Note Holder. (F) The following terms and phrases are defined as follows: (i) “Authenticated, Stored and Transmitted by Electronic Means” means that this Electronic Note will be identified as the Note that I signed, saved, and sent using electrical, digital, wireless, or similar technology; (ii) “Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means; (iii) “Electronic Signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (iv) “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (v) “Transferable Record” means an electronic record that: (a) would be a note under Article 3 of the Uniform Commercial Code if the electronic record were in writing and (b) I, as the issuer, have agreed is a Transferable Record."

SCHEDULE 15.3, Special Representations and Warranties with Respect to Each Purchased Loan – Page 19 13312-781/Pulte Mortgage Warehouse Facility * Note: Insert "MERSCORP Holdings, Inc., a Delaware corporation" here as the name of the Operator of the Registry. (sss) No Document Licenses or Fees. No eNote or other Electronic Record for such Mortgage Loan, regardless of format, is subject to any licensing condition that would prohibit, limit or inhibit the Buyers’ ownership or use of such eNote and other Electronic Record or any of their rights and remedies under this Agreement and no Buyer is required to pay any royalties or any other fees due to its ownership or use of the eNotes and Electronic Records. (ttt) eClosing System and eVault. If the Mortgage Loan is an eMortgage Loan, (i) a copy of the eNote is being maintained in an eVault that satisfies the requirements of §§ 16(b) and 16(c) of UETA and §§ 201(b) and 201(c) of ESIGN and all applicable Agency Guidelines and Investor Guidelines, (ii) the eNote and other eMortgage Loan documents, the systems and processes used to create, register, transfer, store, retrieve, maintain and secure these documents, and the eClosing System used by the Customer to electronically sign these documents comply with all applicable provisions of UETA and/or ESIGN, including § 201 of ESIGN and § 16 of UETA, Agency Guidelines and Investor Guidelines, as applicable.

SCHEDULE 23, Buyers’ Addresses for Notice as of August 16, 2023 – Solo Page 13312-781/Pulte Mortgage Warehouse Facility SCHEDULE 23 BUYERS’ ADDRESSES FOR NOTICE (As of August 14, 2024) JPMorgan Chase: JPMorgan Chase’s address appears in Article 23. Truist Bank: Mortgage Warehouse Lending Mail Code: 886-97-01-75 7455 Chancellor Drive Orlando, Florida 32809 Phone: (407) 835-6681 Email: chad.c.cain@truist.com Texas Capital Bank: Mortgage Finance - Warehouse Lending 1001 E. Lookout Drive, Suite 600 Richardson, Texas 75082 Attention: Lakeisha Binns-Willis Phone: (469) 372-4004 Email: lakeisha.willis@texascapitalbank.com EverBank: Structured Mortgage Finance 501 Riverside Avenue Jacksonville, Florida 32202 Attention: Elizabeth Moore Phone: (617) 455-7897 Email: elizabeth.moore@everbank.com